As filed with the Securities and Exchange Commission on November 26, 1996

                                                       Registration No. 333-7593
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               ----------------

                                AMENDMENT NO. 3
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                               ----------------

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                     ML PRINCIPAL PROTECTION TRADING L.P.
             (formerly, ML Principal Protection Plus Trading L.P.)
                           (Rule 140 Co-Registrant)
            (Exact name of registrant as specified in its charter)

                                                         13-3750642 (Registrant)
        Delaware                    6793               13-3775509(Co-Registrant)
(State of Organization)  (Primary Standard Industrial        (IRS Employer
                          Classification Code Number)    Identification Number)

                   c/o Merrill Lynch Investment Partners Inc.
                        Merrill Lynch World Headquarters
                            Sixth Floor, South Tower
                             World Financial Center
                          New York, New York 10080-6106
                                 (212) 236-4167

                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                              John R. Frawley, Jr.
                   c/o Merrill Lynch Investment Partners Inc.
                        Merrill Lynch World Headquarters
                            Sixth Floor, South Tower
                             World Financial Center
                          New York, New York 10080-6106
                                 (212) 236-4167

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:
                                 James B. Biery
                                 Kirsten Carlson
                                 Sidley & Austin
                            One First National Plaza
                             Chicago, Illinois 60603

                               ----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                               ----------------

Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the Registrant's Registration Statement on Form S-1 (Registration No. 33-73914) declared effective on July 14, 1994.

                         ML PRINCIPAL PROTECTION L.P.

                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)

                             Cross Reference Sheet


Form S-1 Item No.                                                              Prospectus Heading
-----------------                                                      -------------------------------------
       1.       Forepart of the Registration Statement and
                  Outside Front Cover Page of Prospectus.........      Cover Page

       2.       Inside Front and Outside Back Cover
                  Pages of Prospectus............................      Inside Cover Page; Table of Contents

       3.       Summary Information, Risk Factors and
                  Ratio of Earnings to Fixed Charges.............      Summary; Risk Factors

       4.       Use of Proceeds..................................      Use of Proceeds and Interest Income

       5.       Determination of Offering Price..................      Inside Cover Page; Plan of Distribution

       6.       Dilution.........................................      Not Applicable

       7.       Selling Security Holders.........................      Not Applicable

       8.       Plan of Distribution.............................      Inside Cover Page; Plan of Distribution

       9.       Description of Securities to Be
                  Registered.....................................      Cover Page; The Limited Partnership
                                                                       Agreement

       10.      Interests of Named Experts and
                  Counsel........................................      Legal Matters; Experts

       11.      Information with Respect to the
                  Registrant.....................................      Summary; Risk Factors; Investment Factors;
                                                                       Performance of the Fund; Selected Financial
                                                                       Data; The Two-Tier Structure of the Fund;
                                                                       Management's Discussion and Analysis of
                                                                       Financial Condition and Results of Operations;
                                                                       The Advisor Selection Process; The Advisors;
                                                                       MLIP and MLF; Leverage Considerations; The
                                                                       ML&Co. Guarantee; Use of Proceeds and
                                                                       Interest Income; Charges; Certain Litigation;
                                                                       Conflicts of Interest; The Limited Partnership
                                                                       Agreement; Index to Financial Statements

       12.      Disclosure of Commission Position
                  on Indemnification for Securities
                  Act Liabilities................................      Not Applicable

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)

                                SERIES J UNITS
                 PROSPECTUS SUPPLEMENT DATED DECEMBER __, 1996
                                      TO
                      PROSPECTUS DATED NOVEMBER __, 1996

                  The Series J Units will be sold on or about January__, 1997 pursuant to acceptable subscriptions received on or before December 31, 1996. The Principal Assurance Date for the Series J Units will be December 31, 2001.

                  Series J Units are offered at $100 per Unit ($97 in the case of officers and employees of Merrill Lynch & Co., Inc. and its affiliates). The minimum initial investment is 50 Units ($5,000); the minimum investment for existing Limited Partners is 10 Units ($1,000). Any greater number of whole Units may be purchased.

                  75% of the Series J Units capital will initially be committed to trading.

                  No distributions are presently contemplated to be made on the Series J Units.

                  The Series J Units may be redeemed as of the end of any calendar month at Net Asset Value, subject to a 3% redemption charge payable to MLIP on redemptions made on or prior to December 31, 1997.

                           -------------------------


                   The reverse side of this Prospectus Supplement provides certain outline information regarding the Fund's current Advisors.

                            -------------------------

IN ADDITION TO THE PROSPECTUS SUPPLEMENT, THE PROSPECTUS MUST BE ACCOMPANIED
          BY A RECENT MONTHLY REPORT OF ML PRINCIPAL PROTECTION L.P.

                            -------------------------


             THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED
              UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS
               THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY
                         OF THIS PROSPECTUS SUPPLEMENT.

                            -------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                  Selling Agent

                     Merrill Lynch Investment Partners Inc.
                                 General Partner

                          ML PRINCIPAL PROTECTION L.P.
                  (formerly, ML Principal Protection Plus L.P.)

                                 --------------

         As of November 1, 1996, the Net Asset Value of a Series A Unit initially issued as of October 12, 1994 had risen to $108.24 (adding back to Net Asset Value aggregate distributions of $12.00 per Series A Unit).

                                 --------------

         As of December 1, 1996 the Fund's Advisors were as follows. The allocation of the Fund's trading assets among the Advisors is set forth below in the parentheses following each Advisor's name. The accompanying Prospectus sets forth more detailed information concerning the core Advisors. See "The Advisors" and "The Core Advisors" in the Prospectus.

                                                                           Annualized    Assets Under
                                                         Worst/Best         Standard      Management           General
                                                           Monthly          Deviation         In              Strategy
                                                       Rate of Return/1/   of Return/2/  Fund Program/3/  Classification/4/
Core Advisors
     Chesapeake Capital Corporation                    (10.98)%/15.99%        17.8%       $711 million      Technical;
         Diversified Trading Program (19%)                                                                  trend-following
     John W. Henry & Company, Inc.                     (27.7)%/39.4%/5/       31.2%       $912 million      Technical;
         Financial and Metals Portfolio (15%)                                                               trend-following
Non-Core Advisors
     AIS Futures Management, Inc.                      (10.65)%/13.39%        18.4%       $101 million      Systematic;
         MAAP-2x-4x Program (8.5%)                                                                          trend-following
     ARA Portfolio Management Company, L.L.C.          (14.46)%/14.48%        21.5%       $99 million       Technical;
         Gamma Program (8.5%)                                                                               trend-following
     Trendstat Capital Management, Inc.                (5.83)%/10.71%         10.25%      $192 million      Technical;
         World Currency Program (8.5%)                                                                      trend-related
     Graham Capital Management L.P.                    (6.31)%/12.33%         15.18%      $137 million      Technical;
         Diversified Program (8.5%)                                                                         trend-following
     Hill Financial Group, Ltd.                        (6.2)%/10.6%           10.2%       $31 million       Technical;
         Multiple Strategy Program (7.5%)                                                                   systematic
     Millburn Ridgefield Corporation                   (9.04)%/19.38%         17.35%      $192 million      Technical;
         Global Portfolio - Normal Leverage (7.2%)                                                          trend-following
     Quantitative Financial Strategies Inc./6/         (7.62)%/13.29%         13.8%       $88 million/6/    Systematic;
         The Currency Program (5.5%)                                                                        fundamental
     Range Wise, Inc.                                  (6.92)%/17.22%         16.2%       $41 million       Discretionary;
         Range Wise Trading Program (5%)                                                                    fundamental
     AIB Investment Managers Limited                   (1.29)%/2.98%          2.59%       $39 million       Discretionary;
         Currency Program (4.3%)                                                                            fundamental
     Fundamental Futures Incorporated                  (8.36)%/11.23%         14.7%       $99 million       Discretionary;
         Fundamental Futures Trading Program (2.5%)                                                         fundamental

       Past performance is not necessarily indicative of future results.
           Performance and assets under management information is
                        current as of August 31, 1996.
                     Performance figures are not audited.

                  Futures trading is highly leveraged, as is each Advisor's trading program. No Advisor has been asked to make any special adjustments to its leveraging policies in the case of the Fund. See "Leverage Considerations" and "Risk Factors" in the Prospectus.

                  In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect over the short-term on either the overall return or the overall performance volatility of the Fund. The non-core Advisors as a group can have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

         The current non-core Advisors each receive Consulting Fees of up to 2% per annum of the Fund's assets managed by each of them respectively, plus Profit Shares ranging from 15% to 20% of any cumulative New Trading Profits achieved by each such Advisor.

-------------------------

/1/ The lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 1991 (or inception, if later) through August 31, 1996.
/2/ An annualized standard deviation of 2% and a mean return of 1% would mean that approximately two-thirds of all monthly returns during a year have historically fallen between (1)% and 3%, i.e., within a range (deviation) of 2% above or below the mean. Standard deviation is one widely accepted measure of risk, as standard deviation indicates the variability of returns. In general, the more variable an Advisor's historical returns, the greater the risk that substantial losses have been included within the historical range of returns.
/3/ Assets under management in the program used for the Fund (notional funds excluded).
/4/ See "The Core Advisors" in the Prospectus for a description of these strategy classifications.
/5/ (27.7)% is the worst Monthly Rate of Return of any individual account, not of the Financial and Metals Portfolio on a composite basis.
/6/ Notional funds are included in assets under management for Quantitative Financial Strategies Inc.

    Preliminary Prospectus dated November 26, 1996 -- Subject to Completion
                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)
                                 $100,000,000
                     Units of Limited Partnership Interest

                  ML Principal Protection L.P. (the "Fund"), a limited partnership, is a multi-strategy, multi-market managed futures investment, employing a range of proprietary strategies diversified across major markets of the global economy -- financials, currencies, energy, metals and agriculture. The Fund's objectives are achieving, through speculative trading and trading leverage adjustments, long-term capital appreciation while controlling performance volatility. Merrill Lynch Investment Partners Inc. ("MLIP") is the general partner of the Fund, and Merrill Lynch Futures Inc. ("MLF") is its commodity broker. Merrill Lynch Asset Management, L.P. ("MLAM") provides cash management services to the Fund within parameters established by MLIP. The Fund trades under the direction of multiple independent trading advisors ("Trading Advisors" or "Advisors") selected and monitored by MLIP.
         Merrill Lynch & Co., Inc. ("ML&Co.") has agreed to make sufficient payments to the Fund, if necessary, to ensure that the Net Asset Value of each Unit outstanding as of the fifth anniversary (the "Principal Assurance Date") of such Unit's issuance will be no less than the initial $100 subscription price per Unit. The ML&Co. undertaking is effective only in respect of Units outstanding on the Principal Assurance Date.
         The Fund began trading October 12, 1994 with an initial capitalization of $32 million. The Units are continuously offered and sold as of the beginning of each calendar quarter at $100 per Unit. As of October 1, 1996, eight series of Units had been sold, the Fund's aggregate capitalization was approximately $81 million and the initial series of Units had recognized a cumulative rate of return of approximately 15.80% during its first two years of trading.
         The minimum initial investment is 50 Units ($5,000); the minimum investment for existing Limited Partners is 10 Units ($1,000). Any whole number of Units over the minimum may be purchased.
         Units may be redeemed as of the end of any calendar month, subject to 3% redemption charges payable to MLIP through the end of the twelfth month after sale.
         No distributions on the Units are presently contemplated by MLIP.

                             ---------------------

                     THE UNITS ARE SPECULATIVE SECURITIES.
             AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS.

                             ---------------------

        The following are certain of the significant risks of this investment.

    .   Investors must be prepared to lose all or substantially all of the time value of their investment in the Fund. At a 7% annual interest rate, the present value of the assured minimum $100 per Unit five years in the future would be only approximately $71.
    . The past performance of the Fund and its Advisors is not necessarily indicative of future results.
    .   The Fund trades with a high degree of leverage in volatile markets.
    . The "principal protection" feature of the Fund involves both immediate opportunity costs and the risk of significantly increased opportunity costs in the future. MLIP initially allocates only 75% of each series' capital to trading in order to protect ML&Co. from any liability under its guarantee, correspondingly reducing profit potential. There is also the risk of further deleveraging or even the termination of trading in the event that the Fund does not recognize sufficient profits for the Net Asset Value of a series of Units to increase above its initial $100 per Unit after all fees and expenses.
    . Relatively small losses could result in MLIP further deleveraging or terminating trading.
    . If MLIP deleverages any one series of Units, it must similarly deleverage all series.
    . Irrespective of the deleveraging of the Fund's trading, the risk control characteristics of the Fund's multi-advisor approach make it highly unlikely that the ML&Co. guarantee, despite its significant opportunity costs, will ever benefit investors .
    . Were ML&Co. to incur a liability under its guarantee, investors could only enforce such liability through bringing a derivative action in the name of the Fund, as this guarantee does not run directly to investors.

    . The Fund is subject to substantial charges. Estimated gross trading profits of approximately 7.58% of the Fund's average month-end Net Assets must be earned during the first year after a Unit is sold in order for its redemption value to equal its initial $100 subscription price.
    . Certain general types of market conditions -- in particular, trendless periods without major price movements -- make it difficult for the Advisors to trade successfully.

                   See "RISK FACTORS" beginning at page 11.
                             ---------------------

  SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES
            ON THEIR SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.
                             ---------------------
  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
         PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON
                 THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------------------
          Units of Limited
        Partnership Interest         Price to Public (1)    Selling Commissions(2)(3)   Proceeds to Fund (2)(3)
==================================================================================================================
Per Unit..................................  $100                      None                        $100
------------------------------------------------------------------------------------------------------------------

See notes on page (i).

              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                 Selling Agent
                    Merrill Lynch Investment Partners Inc.
                                General Partner



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

NOTES TO COVER PAGE
-------------------

                  (1) The Units are continuously offered on a best efforts basis without any firm underwriting commitment exclusively through Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates ("MLPF&S" or the "Selling Agent").

                  All Units for which subscriptions are accepted during a calendar quarter are sold at a single closing date as of the beginning of the immediately following quarter. Units participate in the profits and losses of the Fund on and after such closing date.

                  Subscriptions for Units are accepted throughout each calendar quarter. Subscribers' Merrill Lynch customer securities accounts are debited in the amount of their subscription, on a settlement date designated by MLPF&S approximately five business days after their subscriptions are accepted by MLIP.


                  Pending investment in the Fund as of the beginning of the following quarter, subscription funds are held in escrow at The Bank of New York (the "Escrow Agent") in New York City. Subscribers receive all interest earned, and no fees or costs are assessed, on subscriptions while held in escrow.

                  There is no minimum number of Units that must be sold as of the beginning of any given calendar quarter for any Units then to be sold.

                  (2) See "Plan of Distribution -- Selling Agent Compensation" at page 64 for information relating to indemnification arrangements with respect to the Selling Agent.

                  (3) No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with production credits of $5 per Unit on all Units at the time of sale. No such initial production credits are payable on sales to officers and employees of ML&Co. and its affiliates, who purchase Units at $97 rather than $100 per Unit with MLIP contributing the difference to the Fund to avoid dilution of other investors' interests.

                  Beginning with the thirteenth full month after a series of Units is sold (Units are sold as of the beginning of the calendar quarter immediately following the quarter during which the related subscriptions were accepted), the Selling Agent receives ongoing production credits on all Units of such series which remain outstanding (including Units purchased at a 3% discount by officers and employees of ML&Co. and its affiliates) and which were sold by Financial Consultants (the individual MLPF&S brokers) registered with the Commodity Futures Trading Commission (the "CFTC") and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination. Such ongoing production credits continue to accrue from the beginning of such thirteenth month after the sale of a Unit for as long as such Unit remains outstanding. These ongoing production credits equal 2% per annum of the average month-end Net Assets attributable to each Unit committed to trading; 75% of the capital attributable to each Unit sold under this Prospectus will initially be committed to trading, which would result in annual ongoing production credits of 1.5%.

                  MLIP provides all initial and ongoing production credits to the Selling Agent at no additional cost to the Fund.

                  Financial Consultants receive no initial production credits on new Units acquired with the proceeds of redemptions during or as of the end of the preceding calendar quarter. However, the 2% ongoing production credits of such Units, described above, will accrue on the new Units beginning with the thirteenth month after the sale of the Units redeemed, rather than with the thirteenth month after the reinvestment of the redemption proceeds of such Units.

                  If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes on or before the redemption date to the new series of Units to be issued as of the beginning of the following quarter, any otherwise applicable 3% redemption charge is waived on the reinvested redemption proceeds. (The 3% redemption charge is primarily intended to reimburse MLIP for selling commissions paid by it on Units which remain outstanding for a year or less. No initial production credits are generated by the reinvestment of redemption proceeds.) The Units acquired with redemption proceeds are subject to a 3% redemption charge through the end of the twelfth month after their date of sale.

                           -------------------------

REGULATORY NOTICES
------------------

                  THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) A PROSPECTUS SUPPLEMENT CONTAINING CERTAIN CFTC-REQUIRED INFORMATION REGARDING THE CURRENT ADVISORS; AND (2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

                           -------------------------

                  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION ABOUT THE FUND OR THE UNITS OR TO MAKE ANY REPRESENTATION CONCERNING THE FUND OR THE UNITS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, MLIP, MLAM, MLF, MLPF&S, ANY TRADING ADVISOR OR ANY OTHER PERSON.

                           -------------------------

                  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                           -------------------------

                  THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O MERRILL LYNCH INVESTMENT PARTNERS INC., MERRILL LYNCH WORLD HEADQUARTERS, SIXTH FLOOR, SOUTH TOWER, WORLD FINANCIAL CENTER, NEW YORK, NEW YORK 10080-6106. LIMITED PARTNERS MAY INSPECT AND COPY SUCH BOOKS AND RECORDS DURING NORMAL BUSINESS HOURS FOR ANY PURPOSE REASONABLY RELATED TO THEIR INTEREST AS LIMITED PARTNERS.

                           -------------------------

                  MLIP DISTRIBUTES MONTHLY REPORTS INCLUDING SUMMARY PERFORMANCE INFORMATION FOR THE FUND TO ALL LIMITED PARTNERS. LIMITED PARTNERS ALSO RECEIVE CERTIFIED AUDITED FINANCIAL STATEMENTS AND ALL TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                           -------------------------

                  THE FUND IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). REPORTS, PROXIES (IF ANY), INFORMATION STATEMENTS (IF ANY), AND OTHER INFORMATION FILED BY THE FUND, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 450 FIFTH STREET, N.W. WASHINGTON, DC 20549 AND AT ITS REGIONAL OFFICES LOCATED AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NY 10048 AND CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, IL 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549, AT PRESCRIBED RATES. THE FUND IS AN ELECTRONIC FILER. THE SEC MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC, AT HTTP://WWW.SEC.GOV.

                           -------------------------

                  ML PRINCIPAL PROTECTION L.P. IS NOT A "MUTUAL FUND" OR ANY OTHER TYPE OF "INVESTMENT COMPANY" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                           -------------------------

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

                  YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

                  FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 42 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 9.

                  THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 11.

                  YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                       SPECIAL DISCLOSURES REGARDING THE
                  "PRINCIPAL PROTECTION" FEATURE OF THE FUND

                  1. ML&CO'S GUARANTEE IS NOT A GUARANTEE OF PROFIT. IF AN INVESTOR'S UNITS ARE WORTH NO MORE ON THEIR PRINCIPAL ASSURANCE DATE (FIVE YEARS AFTER ISSUANCE) THAN THE GUARANTEED MINIMUM $100 PER UNIT, SUCH INVESTOR WILL HAVE LOST THE ENTIRE USE OF HIS OR HER CAPITAL FOR FIVE YEARS. AT A 7% ANNUAL INTEREST RATE, THE PRESENT VALUE OF RECEIVING $100 FIVE YEARS IN THE FUTURE IS ONLY APPROXIMATELY $71.

                  2. IN ORDER TO PROTECT ML&CO. FROM ANY LIABILITY UNDER ITS GUARANTEE, ALL UNITS BEGIN WITH ONLY 75% OF THEIR ASSETS ALLOCATED TO TRADING. THIS INITIAL DELEVERAGING OF TRADING SUBSTANTIALLY REDUCES PROFIT POTENTIAL.

                  3. ON AN ONGOING BASIS, MLIP CONTROLS THE LEVERAGE AT WHICH THE FUND TRADES WITH THE PRIMARY OBJECTIVE OF PREVENTING ML&CO. FROM INCURRING ANY LIABILITY UNDER ITS GUARANTEE.

                  4. RELATIVELY SMALL LOSSES COULD RESULT IN MLIP FURTHER DELEVERAGING OR EVEN TERMINATING TRADING. MLIP WOULD TERMINATE TRADING IF THE NET ASSET VALUE OF A NEWLY-ISSUED UNIT DECLINED BY ONLY APPROXIMATELY 20% AND WOULD BEGIN TO DELEVERAGE TRADING BELOW ITS INITIAL 75% LEVEL WELL BEFORE LOSSES APPROACHING 20% PER UNIT HAD BEEN INCURRED.

                  5. EVEN IF THE FUND AVOIDS TRADING LOSSES, UNLESS THE FUND EARNS SUFFICIENT PROFITS, MLIP WILL FURTHER DELEVERAGE OR TERMINATE TRADING.

                  6. IF ONE SERIES OF UNITS IS REQUIRED TO DELEVERAGE OR TERMINATE TRADING, ALL SERIES OF UNITS WILL BE REQUIRED TO DO SO.

                  7. IF THE FUND IS SUCCESSFUL, ITS PERFORMANCE WOULD HAVE BEEN SUBSTANTIALLY BETTER WITHOUT ITS "PRINCIPAL PROTECTION" FEATURE.

                  8. "PRINCIPAL PROTECTION" DOES NOT PROTECT INVESTORS AGAINST THE EFFECTS OF INFLATION.

                  9. "PRINCIPAL PROTECTION" DOES NOT TAKE INTO CONSIDERATION THE TAX CONSEQUENCES OF INVESTING IN THE FUND.

                  10. THE ML&CO. GUARANTEE IS EFFECTIVE ONLY IN RESPECT OF UNITS OUTSTANDING ON THEIR PRINCIPAL ASSURANCE DATE.

                  11. THE ML&CO. GUARANTEE IS A CONTRACT BETWEEN ML&CO. AND THE FUND. INVESTORS COULD ENFORCE THE GUARANTEE ONLY THROUGH BRINGING A DERIVATIVE ACTION IN THE NAME OF THE FUND.

                  12. THE ML&CO. GUARANTEE IS A GENERAL, UNSECURED OBLIGATION OF ML&CO.

                  13. AN INVESTOR COULD CONTROL THE ASSETS HE OR SHE COMMITTED TO THE FUTURES MARKET IN SUCH A WAY SO AS TO ACHIEVE THE SAME "PRINCIPAL PROTECTION" OFFERED BY THE FUND, WITHOUT BEING SUBJECT TO THE FUND'S REDEMPTION RESTRICTIONS AND COST STRUCTURE.

                  14. IRRESPECTIVE OF THE FUND'S "PRINCIPAL PROTECTION" FEATURE (AND RESULTING OPPORTUNITY COSTS), ITS MULTI-ADVISOR STRATEGY SIGNIFICANTLY REDUCES THE POSSIBILITY OF THE NET ASSET VALUE PER UNIT DECLINING BELOW THE GUARANTEED LEVEL, CORRESPONDINGLY REDUCING THE LIKELIHOOD OF THE GUARANTEE EVER BEING OF ANY BENEFIT TO INVESTORS.

                  15. PROSPECTIVE INVESTORS MUST CAREFULLY CONSIDER WHETHER THE "PRINCIPAL PROTECTION" FEATURE OF THE FUND MERITS THE OPPORTUNITY COSTS INVOLVED,

                              ------------------

                  SEE "RISK FACTORS" BEGINNING AT PAGE 11, "LEVERAGE CONSIDERATIONS" AT PAGE 36 AND "THE ML&CO. GUARANTEE" BEGINNING AT PAGE 37.

                         ML PRINCIPAL PROTECTION L.P.
                               Table of Contents

Prospectus Section                                 Page
------------------                                 ----
Summary............................................  5
  The Fund.........................................  5
  Risk Factors.....................................  6
  Fund Operations..................................  7
  Breakeven Table..................................  9
  Federal Income Tax Consequences.................. 10
  Suitability...................................... 10

Risk Factors....................................... 11
  (1) Investors May Incur Substantial Losses....... 11
  (2) Past Performance Not Necessarily
      Indicative of Future Results................. 11
  (3) Volatile Markets; Highly Leveraged
      Trading...................................... 11
  (4) The Opportunity Costs and Risks of
      "Principal Protection"....................... 11
  (5) Multi-Advisor Risk Control and
      "Principal Protection"....................... 12
  (6) Substantial Charges.......................... 12
  (7) Importance of General Market
      Conditions................................... 12
  (8) No Diversification Benefits if the
      the Fund Is Not Profitable................... 12
  (9) No Assurance of Non-Correlation;
      Limitations on Non-Correlation
      Even if Achieved............................. 12
 (10) The New Series of Units...................... 13
 (11) Combining Independent Strategies............. 13
 (12) Systematic Strategies........................ 13
 (13) Discretionary Strategies..................... 13
 (14) Increased Assets Under Management............ 13
 (15) No Assurance of Advisors'
      Continued Services........................... 13
 (16) Changes in Trading Strategy.................. 13
 (17) Illiquid Markets............................. 14
 (18) Cash Management Risks........................ 14
 (19) Redemptions Restricted ...................... 14
 (20) Trading on Non-U.S. Exchanges................ 14
 (21) Conflicts of Interest........................ 14
 (22) Limited Partners Taxed Currently............. 14
 (23) Investment Advisory Fees..................... 14
 (24) Taxation of Interest Income.................. 14
 (25) Tax Audit.................................... 15
 (26) Bankruptcy or Default........................ 15
 (27) Regulatory Change............................ 15

Investment Factors................................. 15

Performance of the Fund............................ 17

Performance of the Other MLIP  Multi-Advisor
  Futures Funds ................................... 18

Selected Financial Data............................ 23

The Two-Tier Structure of the Fund................. 24

Management's Discussion and Analysis of
 Financial Condition and Results
 of Operations..................................... 25

The Advisor Selection Process...................... 29

The Advisors....................................... 31

MLIP and MLF....................................... 32
 Background........................................ 32
 Principals........................................ 33
 MLF............................................... 34

Fiduciary Obligations of MLIP...................... 34

Leverage Considerations............................ 36

The ML&Co. Guarantee............................... 37

Use of Proceeds and Interest Income................ 39

Charges............................................ 42
  Charges Paid by the Fund......................... 43
        Organizational and Initial Offering
          Costs.................................... 44
        Brokerage Commissions...................... 44
        Use of Fund Assets......................... 45
        Administrative Fees........................ 45
        Bid-Ask Spreads............................ 46
        F/X Desk Service Fees; EFP
          Differentials ........................... 46
        Securities Bid-Ask Spreads................. 46
        Profit Shares.............................. 46
        Extraordinary Expenses..................... 48
  Charges Paid by Merrill Lynch.................... 48
        Selling Commissions; Ongoing
          Compensation............................. 48
        Consulting Fees............................ 48
        MLAM Fees.................................. 49
  Redemption Charges............................... 49

                         ML PRINCIPAL PROTECTION L.P.

Prospectus Section                                 Page
------------------                                 ----

Certain Litigation.................................  49

Conflicts of Interest..............................  54
        Merrill Lynch Affiliated Entities .........  54
        General....................................  54
        MLIP.......................................  55
        MLF; MLIB; and MLAM........................  55
        The Trading Advisors.......................  55
        Financial Consultants......................  56
        Proprietary Trading........................  56

The Limited Partnership Agreement..................  57

Federal Income Tax Consequences....................  58

Plan of Distribution...............................  62
      General......................................  62
      Subscription Procedure.......................  62
      Purchases by Employee Benefit Plans..........  63
      Selling Agent Compensation...................  64

Legal Matters......................................  64

Experts............................................  64

Additional Information.............................  65

Index of Terms.....................................  66

Index to Financial Statements......................  67

The Core Advisors................................... 89

Performance of the
   Single-Advisor Futures
   Funds Operated by MLIP.......................... 116

The Role of Managed
   Futures in an Investment Portfolio.............. 118

Appendix -- Blue Sky Glossary...................... APP-1

Exhibit A -- Third Amended and Restated
   Limited Partnership Agreement................... LPA-1

Exhibit B -- Amended Form of Guarantee
   Agreement....................................... B-1

Exhibit C -- Subscription Requirements............. SR-1

Exhibit D -- Subscription Agreement
   and Power of Attorney........................... SA-(i)


                            -----------------------

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

                       Merrill Lynch World Headquarters
                           South Tower, Sixth Floor
                            World Financial Center
                        New York, New York  10080-6106
                          Telephone:  (212) 236-4167

                                    SUMMARY


    The nature of an investment in the Fund is complex and must be reviewed carefully by any person considering purchasing Units. The following summary is qualified in its entirety by the information set forth elsewhere in this Prospectus.

                             --------------------

The Fund

                  ML Principal Protection L.P. (the "Fund") is a limited partnership which trades in the international futures, commodity options and forward markets, with the objectives of achieving long-term capital appreciation while controlling performance volatility. The general partner of the Fund is Merrill Lynch Investment Partners Inc. ("MLIP").

                  The Fund's assets are allocated and reallocated by MLIP to the trading management of independent professional advisors (the "Trading Advisors" or the "Advisors") applying proprietary strategies in numerous markets.


                  Merrill Lynch & Co. Inc. ("ML&Co.") has agreed to contribute sufficient assets to the Fund so that each Unit outstanding as of its Principal Assurance Date (five years from the date of issuance) will be no less than such Unit's initial $100 subscription price. In order to prevent trading losses which might require ML&Co. to make payments under such guarantee, each series of Units commences trading with only 75% of its assets allocated to the Advisors for management. On an ongoing basis, MLIP controls the percentage of each series' assets allocated to trading primarily in order to protect ML&Co. from any liability under its guarantee but also with the objective of increasing the percentage of each series' capital allocated to trading, thereby increasing such series' profit potential (and risk).


                  The Fund offers its Units, and receives and processes subscriptions, on a continuous basis, throughout each calendar quarter. Investors whose subscriptions are accepted at any time during a calender quarter are admitted to the Fund as Limited Partners as of the beginning of the immediately following quarter. Investors' customer securities accounts are debited in the amount of their subscriptions on settlement dates throughout each quarter shortly after their subscriptions are accepted by MLIP. Subscription proceeds received during a quarter are held in escrow pending investment in Units as of the beginning of the following quarter. All interest earned on subscriptions while held in escrow is paid to the investors.


                  The Fund began trading on October 12, 1994 with an initial investment of $32,000,000. To date, a total of an additional $69,903,536 has been invested in the Units at seven subsequent quarter-end closings (the last sale of the Units occurred as of July 16, 1996). Through September 30, 1996, an aggregate of 1,019,035 of Units had been sold and 240,034 redeemed. As of September 30, 1996, the Fund's capitalization was $81,235,645, and the Fund had a total of 3,765 Limited Partners.


                  Through September 30, 1996, the highest month-end Net Asset Value of a Series A Unit was $110.40 and the lowest $101.04. See "Performance of the Fund" at page 17 and "Selected Financial Data" at page 23.


                  As of September 30, 1996, the Net Asset Value of the series of Units, each issued at $100 per Unit as of the beginning of successive calendar quarters, were as follows:

                                                                                        September 30, 1996
          Unit                                            September 30, 1996            Net Asset Value per Unit
         Series            Date of Issuance               Net Asset Value per Unit      Adding back Distributions
         ------            ----------------               ------------------------      -------------------------
         A                 October 12, 1994               $109.80                       115.80
         B                 January 9, 1995                $107.13                       113.13
         C                 April 10, 1995                 $102.49                       105.99
         D                 July 11, 1995                  $101.45                       104.95
         E                 October 12, 1995               $105.31                       105.31
         F                 January 16, 1996               $102.08                       102.08
         G                 April 19, 1996                 $100.71                       100.71
         H                 July 16, 1996                  $ 99.90                        99.90

Distributions of $6.00 per Series A Units and Series B Units were paid on October 1, 1995 and January 1, 1995, respectively, and distributions of $3.50 per Series C Unit and Series D Unit were paid on April 1, 1996 and July 1, 1996 respectively. No distributions for Series E-H Units had been paid as of September 30, 1996. Distributions of $6.00 per Series A Unit and $3.50 per Series E Unit were paid in October 1996.


                  All series of Units issued to date have (i) traded with 60% of their capital allocated to trading, (ii) received annual fixed-rate and possible discretionary distributions and (iii) had a Principal Assurance Date seven years after issuance. Units sold pursuant to this Prospectus and thereafter will (x) commence trading with 75% of their assets allocated to trading, (y) receive (in all likelihood) no distributions and (z) have a Principal Assurance Date five years after issuance. These different leverage, distribution and Principal Assurance Date parameters could materially affect both performance returns and volatility.

Risk Factors

                  The following are certain of the significant risks of this investment.

 .        Investors must be prepared to lose all or substantially all of the time value of their investment. At a 7% annual interest rate, the present value of receiving the assured minimum $100 per Unit five years in the future would be only approximately $71. See "Risk Factors -- (1) Investors May Incur Substantial Losses" at page 11.


 .        The past performance of the Fund and its Advisors is not necessarily indicative of future results. See "Commodity Futures Trading Commission--Risk Disclosure Statement" at page 1 and "Risk Factors --
         (2) Past Performance Not Necessarily Indicative of Future Results" at page 11.

 .        The Fund trades with a high degree of leverage in volatile markets. See
         "Risk Factors -- (3) Volatile Markets; Highly Leveraged Trading" at page 11.

 .        The "principal protection" feature of the Fund involves both immediate opportunity costs and the risk of significantly increased opportunity costs in the future. MLIP initially allocates only 75% of each series' capital to trading in order to protect ML&Co. from any liability under its guarantee, correspondingly reducing profit potential. There is also the risk of further deleveraging or even the termination of trading in the event that the Fund does not make sufficient profits for the Net Asset Value of a series of Units to increase above its initial $100 per Unit after all fees and expenses. See "Risk Factor (4) -- The Costs and Risks of 'Principal Protection'" at page 11.


 .        Relatively small losses could result in MLIP further deleveraging or terminating trading. See "Risk Factor (4) -- The Costs and Risks of 'Principal Protection'" at page 11.


 .        If MLIP deleverages any one series of Units, it must similarly deleverage all series. See "Risk Factors --(4) The Costs and Risks of 'Principal Protection'" at page 11.


 .        Irrespective of the deleveraging of the Fund's trading, the risk control characteristics of the Fund's multi-advisor approach make it highly unlikely that the ML&Co. guarantee, despite its significant opportunity costs, will ever benefit investors. See "Risk Factors --
         (5) Multi-Advisor Risk Control and 'Principal Protection'" at page
         12.


 .        Were ML&Co. to incur a liability under its guarantee, investors could only enforce such liability through bringing a derivative action in the name of the Fund, as this guarantee does not run directly to investors. See "Risk Factors -- (4) The Opportunity Costs and Risks of 'Principal Protection'" at page 11.


 .        The Fund is subject to substantial charges. Estimated gross trading profits of 7.58% of the Fund's average month-end Net Assets must be earned during the first year after a Unit is sold in order for its redemption value to equal the initial $100 subscription price. See "-- Breakeven Table" below at page 9, "Charges" at page 42 and "Risk Factors -- (6) Substantial Charges" at page 12.

 .        Certain general types of market conditions -- in particular, trendless periods without major price movements -- make it difficult for the Advisors to trade successfully. See "Risk Factors -- (7) Importance of General Market Conditions" at page 12.

              No subscriber should invest more than 10% of his or
                  her readily marketable assets in the Fund.

                  See "Risk Factors" at pages 11 through 15.

Fund Operations

         The Fund's Multi-Advisor Approach

                  The Fund is a multi-strategy, multi-market managed futures investment, employing a range of strategies diversified across major sectors of the global economy -- financials, currencies, energy, metals and agriculture. MLIP allocates Fund assets both to Advisors specializing in particular market sectors and to Advisors which trade broadly diversified portfolios.

                  The Fund has to date retained between five and ten Advisors at any one time, trading independently of each other and employing diverse trading methods. A number of Advisor changes, as well as reallocations of assets among Advisors, have been made since inception. MLIP allocates a substantial portion of the Fund's trading assets to a limited group of core Advisors, each of which receives significant allocations -- typically 20% or more of the assets committed to trading. ("Core Advisors" is the term used by MLIP to identify Advisors allocated 10% or more of the Fund's trading assets for management.) The remainder is allocated in smaller percentages to a group of non-core Advisors, some of which may be newer to the business or may implement specialized strategies. See "-- The Advisors," below, "The Advisor Selection Process" at page 29 and "The Core Advisors" at page 89.

                  Since inception, traditional commodities -- energy, metals and agriculture -- have represented approximately 20% to 40% of the Fund's holdings, with the remainder of its market commitments in currencies and financial instruments.

                  The Fund offers investors the opportunity to diversify a limited portion of the risk segment of their portfolios into an investment field that has historically often demonstrated a low degree of performance correlation with traditional stock and bond holdings. If such non-correlation is in fact achieved and the Fund is profitable, investing in the Units has the potential to enhance the reward/risk ratio of an overall portfolio. Since it began trading, the Fund's returns have, in fact, frequently been significantly non-correlated (not, however, negatively correlated) with the United States stock and bond markets. See "The Role of Managed Futures in an Investment Portfolio" at page 118.

         MLIP

                  MLIP is one of the largest managed futures sponsors in the United States (or elsewhere) in terms of both financial and personnel resources and assets under management. As of October 1, 1996, MLIP was serving as sponsor or trading manager for futures funds with total capital of approximately $1.6 billion.

         The Advisors

                  As of September 1, 1996, the two current core Advisors were collectively managing approximately $2.26 billion in managed futures accounts in which their clients (and in certain cases the Advisors themselves) had invested, and approximately $1.6 billion in the trading programs used for the Fund. Many of the Fund's Advisors also manage accounts for other futures funds for which MLIP acts as sponsor or trading manager.

                  See "The Core Advisors" beginning at page 89 for certain performance and other information relating to the current core Advisors. The accompanying Prospectus Supplement identifies the current non-core
Advisors.

         "Principal Protection"

                  ML&Co. has agreed to make any payments to the Fund necessary to ensure that the Net Asset Value of each Unit still outstanding as of its Principal Assurance Date will be at least $100.

                  The ML&Co. guarantee is effective only on Units' Principal Assurance Date.

                  Units redeemed before the Principal Assurance Date are entitled to no benefits under the guarantee, and there is no assurance as to any minimum redemption value for such Units.

         Potential Yield Enhancement

                  MLIP attempts to increase the yield received by the Fund on its available cash by retaining the services of its affiliate, Merrill Lynch Asset Management, L.P. ("MLAM"). MLAM manages approximately 80% to 90% of the Fund's capital, investing on an unleveraged basis in U.S. Treasury bills, notes and bonds, as well as securities issued by certain U.S. government agencies and instrumentalities (collectively, "Government Securities"), within investment parameters established by MLIP. There can be no assurance that MLAM's cash management will be able to achieve higher yields for the Fund or to avoid losses of principal.

                  As of October 31, 1996, MLAM and its affiliates, collectively, had a total of approximately $217.8 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of MLAM.

         Two-Tier Structure of the Fund

                  The Fund does not trade in the futures and forward markets directly, but rather through a subsidiary limited partnership, ML Principal Protection Trading L.P. (the "Trading Partnership"), of which the Fund is the sole limited, and MLIP the sole general, partner. The Fund's liability for any trading losses is limited to the Fund's investment in the Trading Partnership. Trading through the limited liability conduit of the Trading Partnership rather than directly makes it possible for MLIP to ensure, as required by applicable CFTC rules, that the assets attributable to any one series of Units cannot become subject to paying trading losses attributable to any other series. The combination of the pro rata sharing of losses at the Trading Partnership and the insulation of the Fund assets not invested in the Trading Partnership from the risk of trading losses eliminates the possibility of one series' assets paying debts attributable to another. See "The Two-Tier Structure of the Fund" at page 24 and "Leverage Considerations" at page 36.

    There can be no assurance that the Fund will achieve its objectives or avoid substantial losses. No Advisor or Merrill Lynch entity has guaranteed the success of the Fund. The ML&Co. guarantee
              of the minimum Net Asset Value per Unit as of its
                 Principal Assurance Date is not a guarantee
                    of success or of avoiding substantial
                             present value losses.

                                Breakeven Table

---------------------------------------------------------------------------------------------------------------
                                                              Column I                    Column II

                                                                                          Breakeven
                                                                                    Dollar Return Required
                                                             Breakeven                 ($5,000 Initial
                                                         Percentage Return            Investment) First
                                                           Required First               Twelve Months
                                                           Twelve Months          of Investment (based on a
                                                            of Investment                  constant
                                                        (based on a constant       75% allocation of assets
                    Expenses and                         75% allocation of               to trading)
                  Interest Income                        assets to trading)
---------------------------------------------------------------------------------------------------------------
Brokerage Commission/(1)/                                      6.94%                       $347.00
---------------------------------------------------------------------------------------------------------------
Administrative Fees/(2)/                                       0.19%                        $ 9.50
---------------------------------------------------------------------------------------------------------------
Organizational and Initial Offering Costs/(3)/                 0.10%                        $ 5.00
---------------------------------------------------------------------------------------------------------------
F/X Desk Service and Related Fees/(4)/                         0.25%                       $ 12.50
---------------------------------------------------------------------------------------------------------------
Profit Shares/(5)/                                             2.00%                       $100.00
---------------------------------------------------------------------------------------------------------------
Redemption Charge/(6)/                                         3.10%                       $155.00
---------------------------------------------------------------------------------------------------------------
Interest Income/(7)/                                          (5.00)%                     $(250.00)
---------------------------------------------------------------------------------------------------------------
RETURN ON A $5,000 INITIAL INVEST-
MENT REQUIRED TO BREAKEVEN                                     7.58%                       $379.00
---------------------------------------------------------------------------------------------------------------

         Notes to Breakeven Table

         (1) Brokerage Commissions include the Consulting Fees payable to the Advisors by Merrill Lynch Futures. Consulting Fees range from 2% to 4% per annum of Fund assets managed, depending on the Advisor.

         (2) Beginning January 1, 1996, the annual Brokerage Commission payable by MLF was reduced to 9.25% from 9.50% with 0.25% per annum being recharacterized as an Administrative Fee payable directly to MLIP by the Fund. This recharacterization had no effect on investors.

         (3)      Estimated, based on the Fund's October 1, 1996 capitalization.

         (4) Estimated; paid on a per-transaction basis. The bid-ask spreads paid on forward currency trades are difficult to estimate and are not included as an expense in the Breakeven Table. The F/X Desk is the Foreign Exchange Desk organized by MLIP through which the Fund trades forward currency contracts. See "Charges" at page 42.

         (5) It is not possible to predict the Profit Shares which might be paid in a breakeven year. MLIP believes, based on the experience of the Fund to date, that 2.00% of average month-end capitalization is a reasonable estimate of breakeven Profit Share expense; however, actual Profit Shares could differ.

         (6) Redemption charges would equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 year-end Net Asset Value necessary in order for the investor to receive net redemption proceeds of $5,000 after subtracting the 3% redemption charge.

         (7) Estimated; the total yield earned on the Fund's assets, including the results of MLAM's cash management services, is assumed to approximate the 91-day Treasury bill rate for purposes of this estimate; in fact, however, MLAM's cash management may be unable to produce an enhanced yield or avoid a loss of principal. Such estimate is net of the yield earned on the Fund's assets but retained by MLF. See "Use of Proceeds and Interest Income" at page 39.

                               ----------------

                  If the percentage of a series' capital allocated to trading were to increase, so would Brokerage Commissions and Administrative Fees (as well as F/X Desk service and related fees) as a percentage of total capital. At 100% leverage, the Fund's annual Brokerage Commissions and Administrative Fees would equal 9.25% and 0.25%, respectively, of average month-end Net Assets, and the Trading Profits required for an initial $5,000 investment to breakeven would increase to 9.95% or $497.50.

Federal Income Tax Consequences

                  In the opinion of counsel, the Fund and the Trading Partnership are each properly classified as partnerships for federal income tax purposes. Limited Partners pay tax each year on their allocable share of the Fund's taxable income, if any, whether or not they receive any distributions from the Fund or redeem any Units. Substantially all of the trading gains and losses allocable to the Fund are treated as capital gains or losses for tax purposes; interest income received by the Fund is treated as ordinary income. The Fund could be allocated significant capital losses from the Trading Partnership, and investors nevertheless be required to pay tax on their allocable share of the Fund's ordinary income.

Suitability

                  The Fund trades at a high degree of leverage in highly volatile markets. An investment in the Units is speculative and involves a high degree of risk. The "principal protection" feature of the Fund limits the maximum loss which an investor can incur but in no respects guarantee that the Fund will be successful. There can be no assurance that the Fund will achieve its objectives or avoid substantial losses.

                  No subscriber should invest more than 10% of his or her readily marketable assets in the Fund. Subscribers must be prepared to lose all or substantially all or of the time value of their investment.

         THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

                                 RISK FACTORS

 AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

            NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF HIS OR HER
                    READILY MARKETABLE ASSETS IN THE FUND.

                                ---------------


(1)      Investors May Incur Substantial Losses

                  Investors must be prepared to lose all or substantially all of the time value of their investment in the Fund for the entire five-year Time Horizon from a Unit's issuance to its Principal Assurance Date. At a 7% annual interest rate, this would constitute approximately a 30% loss.

(2)       Past Performance Not Necessarily Indicative of Future Results

                  Past performance is not necessarily indicative of future results. Neither the Advisors' nor the Fund's past performance to date is representative of how they or it, respectively, may trade in the future.

(3)       Volatile Markets; Highly Leveraged Trading

                  Futures and forward trading is highly leveraged, and market price levels are volatile and materially affected by unpredictable factors such as weather and governmental intervention. The combination of leverage and volatility creates a high degree of risk.

(4)      The Opportunity Costs and Risks of "Principal Protection"

                  The "principal protection" feature of the Fund involves both actual opportunity costs and the risk of significantly increased opportunity costs in the future. MLIP initially deleverages each series' trading, correspondingly reducing profit potential, in order to protect ML&Co. from any liability under its guarantee. In addition to the opportunity costs of this initial deleveraging, there is the risk of further deleveraging in the event that the Fund does not recognize sufficient profits for the Net Asset Value per Unit of a given series to increase above its initial $100 per Unit. Unless the Net Asset Value per Unit increases, MLIP will further deleverage trading as the discounted value of $100 (the minimum Net Asset Value assured to investors as of the Principal Assurance Date) converges to the current Net Asset Value per Unit, eliminating any assets available to support trading. In the event that the Fund incurs even relatively small losses (as opposed to merely breakeven performance), MLIP might rapidly and significantly deleverage or even terminate trading.

                  The "principal protection" feature of the Fund creates the risk that the need to ensure that the Net Asset Value per Unit does not decline below the present value of $100 will reduce or eliminate the Fund's profit potential by diminishing or terminating its ability to trade, to the material detriment of investors.

                  In the event that MLIP deleverages any particular series of Units, it must deleverage all series to the same level. Consequently, a series could be deleveraged as a result of losses which accrued subsequent to such series having recognized profits more than sufficient to offset such losses, but which were earned before a more recent series was issued and, consequently, were not available to offset the same losses incurred by such series. Conversely, losses incurred before a particular series is issued could indirectly cause a further deleveraging of such series' trading due to the effect of such losses on the leverage which MLIP believes it is appropriate to use for an earlier-issued series.

                  The ML&Co. guarantee does not run directly to investors but only to the Fund itself. Consequently, were ML&Co. to incur a liability under its guarantee, investors could only enforce such liability through bringing a derivative action in the name of the Fund. Derivative actions are subject to a number of procedural requirements.

(5)      Multi-Advisor Risk Control and "Principal Protection"

                  In addition to the opportunity costs of the deleveraged trading resulting from the Fund's "principal protection" feature, the multi-advisor strategy of the Fund involves the inherent opportunity costs of combining independent trading strategies into a single portfolio. The Advisors trade pursuant to their respective trading strategies without regard to the positions taken by any other Advisor. Consequently, the profits earned by certain Advisors are frequently offset, in whole or in part, by losses incurred by others, decreasing the likelihood of material gains or losses. The loss reduction features of MLIP's multi-advisor strategy -- irrespective of the deleveraging of the Fund's trading as a result of the Fund's "principal protection" -- significantly reduces the possibility of the ML&Co. guarantee ever being of any tangible benefit to investors. See "-- (11) Combining Independent Strategies" below at page 13.

(6)      Substantial Charges

                  The Fund is subject to substantial charges. Due to the "principal protection" structure of the Fund, it is particularly important that the capital of any series not be depleted by expenses. Any such depletion could result in the further deleveraging or termination of trading. The charges assessed on Units sold under this Prospectus will be greater as a percentage of their total equity than the charges reflected in the Fund's performance to date because the newly-issued Units will begin trading at 75% leverage rather than the 60% leverage used by previous series. Brokerage Commissions as well as Administrative Fees and the Fund's per-trade costs (for example, F/X Desk service fees) are based on the assets committed to trading by each series. At the same time, the increased leverage of these Units will correspondingly increase their profit potential and risk of loss.

                  The Profit Shares paid to the Advisors are based on the individual performance of each Advisor, not the overall performance of the Fund. Historically, the Fund has paid substantial Profit Shares to certain Advisors during periods when the performance of the Fund as a whole was breakeven or unprofitable.

(7)      Importance of General Market Conditions

                  Overall market or economic conditions -- which neither MLIP nor any Advisor can predict or control -- have a material effect on performance. Furthermore, such overall conditions can adversely affect the performance of different Advisors at or about the same time, despite their implementing different and independent strategies. The multi-advisor structure of the Fund does not assure that its performance will not be adversely affected by future market or economic conditions.

(8)      No Diversification Benefits if the Fund is Not Profitable

                  If the Fund does not trade successfully -- after deduction of all fees and charges -- it cannot serve as an effective diversification for a traditional portfolio.

(9) No Assurance of Non-Correlation; Limitations on Non-Correlation Even if Achieved

                  Not only is the past performance of the Fund not necessarily indicative of its future results (due to the speculative character of managed futures), but also there can be no assurance that, however the Fund may perform, the Fund's results will be non-correlated (i.e., unrelated) with the general stock and bond markets. If the Fund is not non-correlated to these markets, the Fund cannot fulfill its objective of diversifying an overall portfolio. Furthermore, investors must evaluate an investment in the Fund in terms of the alternative of an investment in a cash equivalent, such as 91-day Treasury bills, which can be relied upon to (i) be generally non-correlated with equity and debt price levels, (ii) generate a positive yield and cash flow, (iii) be highly liquid, (iv) have almost not risk of loss of principal, and (v) incur virtually no costs or expenses.

                  Even if the Fund's performance is both profitable and non-correlated to the general stock and bond markets, there are highly likely to be significant periods during which the Fund's results are similar to those of an investor's stock and bond holdings, thereby reducing or eliminating the Fund's diversification benefits. During unfavorable economic cycles, an investment in the Fund may increase rather than mitigate a portfolio's aggregate losses.

(10)     The New Series of Units

                  All series of Units issued under this Prospectus will commence trading at 75% leverage. Previously issued series began trading at 60% leverage and have maintained that leverage to date. The previously issued series of Units have mandatory distribution policies which increase the risk of their trading being deleveraged. Consequently, MLIP reduces the initial leverage at which these Units trade. The higher leverage applied by the new series of Units will result in their expected performance being more volatile and involving a high degree of risk (as well as profit potential) than is the case with Units issued prior to the date hereof.

                  If MLIP makes a leverage adjustment to any series issued under this Prospectus, MLIP must make corresponding adjustments to the other series issued hereunder or subsequently so that all such series trade at the same level of leverage. This regulatory requirement could affect certain series adversely. See "-- (4) The Costs and Risks of 'Principal Protection'" at page 11.

                  MLIP does not presently intend to make any distributions on Units issued under this or subsequent Prospectuses.

(11)     Combining Independent Strategies

                  Combining independent trading strategies involves substantial opportunity costs, as one Advisor's profits are frequently offset by another Advisor's losses. Different Advisors often take opposite positions for the Fund, eliminating the profit potential of the combined positions. See "-- Multi-Advisor Risk Control and Principal Protection," above at page 12.

(12)     Systematic Strategies

                  Most of the Fund's trading assets have been allocated since inception to Advisors which rely on technical, systematic strategies. The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns.

(13)     Discretionary Strategies

                  Certain of the Fund's Advisors may be discretionary rather than systematic traders. Discretionary trading managers may be prone to "emotionalism" and a lack of discipline in their trading. Relying on subjective trading judgment may produce less consistent results than those obtained by more systematic approaches.

(14)     Increased Assets Under Management

                  There appears to be a tendency for the rates of return achieved by managed futures advisors to decline as assets under management increase. None of the Advisors has agreed to limit the amount of additional equity which it may manage, and most of them are at or near their all-time high in assets under management.

(15)     No Assurance of Advisors' Continued Services

                  There is no assurance that any Trading Advisor will be willing or able to continue to provide advisory services to the Fund. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. MLIP must allocate Advisor availability among its different funds, including the Fund, and, accordingly, may not at all times select for the Fund those Advisors which MLIP would otherwise believe to be in its best interests.

(16)     Changes in Trading Strategy

                  An Advisor may make changes in its trading strategies without the knowledge of MLIP.

(17)     Illiquid Markets

                  Certain positions held by the Fund may become illiquid, preventing a Trading Advisor from acquiring positions otherwise indicated by its strategy or making it impossible for a Trading Advisor to close out positions against which the market is moving.

(18)     Cash Management Risks

                  The possibility of increasing yields over the risk-free rate necessarily implies increasing risk and, accordingly, the possibility of incurring losses -- not only of yield but also of principal. MLAM has not guaranteed in any respect either that there will be an increase in the yield recognized on the Fund's assets or that there will not be a loss of principal as a result of the Fund's yield enhancement strategies.

(19)     Redemptions Restricted

                  Investors' limited ability to redeem Units could result in there being a substantial difference between a Unit's redemption value and its Net Asset Value as of the date by which irrevocable redemption requests must be received. Redemption charges of 3% apply through the end of the twelfth month after a Unit is sold.

(20)     Trading on Non-U.S. Exchanges

                  The Trading Advisors trade extensively on non-U.S. exchanges. These exchanges are not regulated by any United States governmental agency. The Fund could incur substantial losses trading on foreign exchanges to which it would not have been subject had the Trading Advisors limited their trading to U.S. markets.

                  The profits and losses derived from trading foreign futures and options will generally be denominated in foreign currencies; consequently, the Fund will be subject to a certain degree of exchange-rate risk in trading such contracts.

(21)      Conflicts of Interest

                  The Fund is subject to a number of material actual and potential conflicts of interest, raising the possibility that investors will be disadvantaged to the benefit of MLIP, the Trading Advisors or their respective principals and affiliates. No formal policies or procedures have been adopted to resolve these conflicts. See "Conflicts of Interest" at page 54.

(22)     Limited Partners Taxed Currently

                  Each year, Limited Partners are taxed on their allocable share of any Fund profits. If an investor purchased stocks or bonds, on the other hand, there would generally be no tax due on the appreciation in the value of such holdings until disposition.

                  All performance information in this Prospectus is presented exclusively on a pre-tax basis.

(23)     Investment Advisory Fees

                  Limited Partners could be required to treat the Profit Shares as well as certain other expenses allocable to the Fund, as investment advisory fees, which are subject to substantial restrictions on deductibility for individual taxpayers. MLIP has not, to date, been classifying the Profit Share or such expenses as investment advisory fees, a position to which the Internal Revenue Service (the "IRS") may object.

(24)     Taxation of Interest Income

                  The Fund's trading losses are almost exclusively capital losses for tax purposes. Capital losses may be offset against ordinary income only to the extent of $3,000 per year for individual taxpayers. If an individual Limited Partner had, for example, an allocable trading loss of $10,000 and allocable interest income of $5,000, he or she would incur a net loss of $5,000 but would recognize taxable interest income of $2,000.

(25)     Tax Audit

                  There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit were to result in an adjustment, Limited Partners could be required to pay back taxes, interest and penalties, and could themselves be audited.

                  Prospective investors are strongly urged to consult their own tax advisers and counsel with respect to the possible tax consequences of an investment in the Fund, particularly since such tax consequences differ among investors. See "Federal Income Tax Consequences" at page 58.


(26)     Bankruptcy or Default

                  In the event of the bankruptcy of MLF, the Fund could be unable to recover its assets, and investors could incur substantial losses, despite the Fund having been otherwise highly profitable.

(27)      Regulatory Change

                  Future regulatory changes could be materially adverse to the Fund.

                             --------------------

                              INVESTMENT FACTORS

                  The following summarizes certain of the principal potential advantages which MLIP believes may be associated with an investment in the Fund. There are also substantial risks associated with such an investment. See "Risk Factors" beginning at page 11.

                             --------------------

(1)      MLIP

                  MLIP is a major sponsor of futures funds. MLIP's experience and familiarity with the industry assist MLIP in its ongoing monitoring of the Trading Advisors' performance as well as in the administration of the Fund. MLIP combines experience in its trading advisor selection process with an active approach to its general partner and trading manager roles.

(2)      The Trading Advisors

                  The Advisors selected by MLIP for the Fund generally satisfy MLIP's criteria of having performed successfully for a significant period of time (no less than approximately 12-18 months) prior to their selection. MLIP evaluates successful performance in a variety of ways, including cumulative profitability, performance volatility and the duration and frequency of drawdowns. Although MLIP uses a variety of statistical measures in assessing prospective Advisors' performance, because of the inherent uncertainty of future performance, MLIP relies heavily on its subjective evaluation of a prospective Advisor's abilities in the selection process. Other than in exceptional circumstances, prospective Advisors who do not satisfy MLIP's quantitative past performance criteria are not given further consideration. However, even Advisors which are considered eligible on the basis of past performance must also meet MLIP's qualitative standards (e.g., trading discipline, market view, reputation in the industry, past experience, willingness to negotiate fees, etc.) in order to be selected.

(3)      Market and Strategy Diversification

                  In its asset allocation, MLIP emphasizes broad diversification and participation in numerous global markets. MLIP focuses on combining Advisors that collectively implement a wide range of qualitatively different strategies and trading methods. Although since inception the Advisor group selected for the Fund has emphasized technical, trend-following methods, in the future MLIP may favor fundamental and/or discretionary Advisors in its selections for the Fund. See "The Core Advisors -- Futures Trading Methods in General" at pages 89 and 90.

(4)      Portfolio Diversification

                  The performance of the Fund should exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional stock and bond portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio. Non-correlation without positive performance will not provide any diversification advantages, and there can be no assurance that the Fund will trade profitably.

                Non-correlated performance must be distinguished from negatively correlated performance. MLIP has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa. This would be negative correlation. Non-correlation means only that the performance of the Fund has, in MLIP's judgment, a good likelihood of being unrelated to the performance of stocks and bonds, reflecting MLIP's belief that certain factors which affect stock and bond prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline more or less than, or be more or less profitable than, stocks and bonds during both "bear" and "bull" markets.

(5)    Global Trading

                As global markets and investing become more complex, professionally managed futures may increasingly be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. By allocating a limited portion of the risk segment of their portfolios to a managed futures investment such as the Fund in which selected advisors specializing in global futures and forwards trade with the ability to move capital rapidly among the world's economies and markets, investors have the potential, if their futures investment is, in fact, profitable as well as non-correlated with stocks and bonds, to add a valuable aspect of diversification to a traditionally structured portfolio enhancing their prospects for superior performance as well as reducing both the volatility of their portfolios over time and their dependence on any single nation's economy.

(6)    Potential Yield Enhancement

                MLAM manages approximately 80% to 90% of the Fund's assets through investments in Government Securities, maintaining a short-term portfolio with a maximum duration of two years (i.e., the overall portfolio has a maximum exposure to changes in prevailing interest rates comparable to that of a treasury note with a maturity of slightly longer than two years). The remainder of the Fund's assets are credited with interest by MLF at approximately 0.50% per annum below the prevailing 91-day Treasury bill rate. See "Use of Proceeds and Interest Income" at page 39. MLAM makes no assurances that its yield enhancement services will result in increased yields or avoid the loss of principal. However, from inception through October 31, 1996, the total return on the Fund's assets managed by MLAM had equalled approximately 3/5 of 1% per annum over the prevailing 91-day Treasury bill return. If interest rates rise significantly, the Fund could incur material losses in the market value of its Government Securities. Prospective investors must recognize that there is a risk of loss, not only of yield but also of principal, in MLAM's management of a Government Securities portfolio for the Fund.

                Although implementation of any yield enhancement strategy involves incremental risk, if the Fund's program can increase the return earned by the Fund from sources other than speculative trading, it can increase the ability of the Fund to absorb its substantial costs, thereby potentially reducing the risk of MLIP deleveraging or terminating trading as a result of the Fund's charges depleting its equity base. See "Use of Proceeds and Interest Income" at page 39.

(7)    Small Minimum Investment; Smaller Minimum Additional Investment

                The initial minimum investment in the Fund is 50 Units ($5,000), and the minimum additional investment for existing Limited Partners only 10 Units ($1,000). Any greater number of whole Units may be purchased.

                The small minimum investment required by the Fund makes it possible for first-time investors to gain exposure to managed futures through investing in the Fund without having to commit large amounts of capital and also permits smaller investors who wish to do so to include an investment in the Fund as a limited portion of the risk segment of their portfolios.

(8)    Merrill Lynch Employee Discount

                Officers and employees of ML&Co. and its affiliates subscribe for Units at the discounted price of $97 per Unit. MLIP itself provides the remaining $3 per Unit to the Fund so that other subscribers' investments are not diluted. (Due to regulatory considerations, the employee discount is not available to retirement accounts. Such accounts are free to purchase Units, but must do so at $100 per Unit.)

                The discount permits eligible investors to share in a portion of the benefit derived by MLIP from not having to pay initial selling commissions on sales of Units within the Merrill Lynch organization.

(9)    Administrative Convenience

                The Fund is structured in order to minimize the administrative burden to Limited Partners. Limited Partners receive, directly from MLIP, monthly unaudited statements of account and annual certified financial reports as well as all Fund-related tax information necessary for Limited Partners to complete their federal income tax returns. The approximate Net Asset Value of an investor's Units is available at any time upon request.

                            PERFORMANCE OF THE FUND

                         ML PRINCIPAL PROTECTION L.P.

                             October 1, 1996

                         Type of Pool:  Multi-Advisor;
          Selected Advisor/Publicly-Offered/"Principal Protected"/(1)/
                   Inception of Trading:  October 12, 1994
                    Aggregate Subscriptions:  $101,903,536
                     Current Capitalization:  $81,235,645

                 Worst Monthly Drawdown:/(2)/  (3.70)% (2/96)

               Worst Peak-to-Valley Drawdown:/(3)/  (3.70)% (2/96)

---------------------------------------------------------------------------------------------
                                 Monthly Rates of Return/(4)/
---------------------------------------------------------------------------------------------
          Month                     1996                 1995                 1994
---------------------------------------------------------------------------------------------
         January                    2.45%               (0.55)%                 --
---------------------------------------------------------------------------------------------
         February                  (3.70)%               2.24%                  --
---------------------------------------------------------------------------------------------
          March                     1.06%                4.17%                  --
---------------------------------------------------------------------------------------------
          April                     3.10%                0.91%                  --
---------------------------------------------------------------------------------------------
           May                     (1.98)%               1.20%                  --
---------------------------------------------------------------------------------------------
          June                      1.36%               (0.21)%                 --
---------------------------------------------------------------------------------------------
          July                     (1.68)%              (1.30)%                 --
---------------------------------------------------------------------------------------------
         August                     0.49%                0.95%                  --
---------------------------------------------------------------------------------------------
        September                   1.62%               (0.32)%                 --
---------------------------------------------------------------------------------------------
         October                     --                  0.29%                 1.04%
---------------------------------------------------------------------------------------------
        November                     --                  0.69%                 0.32%
---------------------------------------------------------------------------------------------
        December                     --                  2.12%                 0.40%
---------------------------------------------------------------------------------------------
        Compound                    2.54%               10.55%                 1.76%
     Rate of Return              (9 months)                                (2 2/3 months)
---------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           -------------------------

                The Units issued under this Prospectus will commence trading with 75% of their assets allocated to trading. All series of Units issued to date have traded at only approximately 60% leverage. Increasing trading leverage should increase monthly rates of return (both positive and negative), drawdowns, profit potential, risk and volatility.

                           -------------------------

                (1) Pursuant to applicable CFTC regulations, a Multi-Advisor fund is defined as one that allocates no more than 25% of its trading assets to any single manager. The Fund does not currently allocate more than 25% of its trading assets to any single Advisor but may do so in the future; consequently, it is referred to as a Multi-Advisor; Selected Advisor fund. Applicable CFTC regulations define a "Principal Protected" fund as one which is designed to limit the loss of participants' initial investment. MLIP's trading leverage policies and the ML&Co. guarantee limit Limited Partners' losses on their Units to the time value of their investment.

                (2) Worst Monthly Drawdown represents the largest negative Monthly Rate of Return experienced by the Fund; a drawdown is measured on the basis of month-end Net Asset Value only, and does not reflect intra-month figures.

                (3) Worst Peak-to-Valley Drawdown represents the greatest percentage decline from a month-end cumulative Monthly Rate of Return without such cumulative Monthly Rate of Return being equalled or exceeded as of a subsequent month-end. For example, if the Monthly Rate of Return was (1)% in each of January and February, 1% in March and (2)% in April, the Peak-to-Valley Drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Monthly Rate of Return had been approximately 3% in March, the Peak-to-Valley Drawdown would have ended as of the end of February at approximately the (2)% level.

                (4) Monthly Rate of Return is the net performance of the Fund during the month of determination (including interest income and after all expenses accrued or paid) divided by the total equity of the Fund as of the beginning of such month. The composite returns of the Fund reflect the results of the Fund as a whole, not the performance of any single series of Units (although the composite returns closely match during the same period the performance of all series then outstanding. Series A Units, which have traded since inception). Although the series begin trading at different times and, accordingly, have materially different cumulative returns, as all series participate in the same trading account and at approximately the same degree of leverage, the only significant difference between the performance of different series during a given month is typically the different amount of Profit Shares paid. In no month has any series had a rate of return 10% higher or lower than any other series.

                          --------------------------

                         PERFORMANCE OF THE OTHER MLIP
                          MULTI-ADVISOR FUTURES FUNDS

                The following performance summaries present the past performance of other funds sponsored by MLIP which allocate their assets to more than one advisor. The performance of certain single advisor funds sponsored by MLIP is set forth beginning at page 116. MLIP, in general, specializes in sponsoring multi-advisor and selected-advisor funds.

                The MLIP funds with "principal protection" features, such as the Fund, generally allocate less than all of their capital to trading as a means of managing the risk of losses which could lead to the further deleveraging or even termination of their trading. Different MLIP "principal protection" funds have, however, come over time to allocate substantially different percentages of their assets to trading. Each series of Units sold pursuant to this Prospectus will initially allocate 75% of its assets to trading. However, all series sold prior hereto initially allocated only 60% of their assets to trading. The SECTOR Strategy Funds(SM) (with the exception of The SECTOR Strategy Fund(SM) IV L.P. (Series B Units) and The SECTOR Strategy Fund(SM) International IV Ltd. (Series B Shares) which do not have "principal protection" features) each began trading with approximately 70% of their respective assets allocated to trading, and certain of such SECTOR Strategy Funds(SM) have traded at significantly more or less than 70% leverage over time. The MLIP funds without "principal protection" features generally trade at 100% leverage.

                A number of offshore funds sponsored by MLIP began operations investing in a domestic MLIP fund implementing the same trading strategy. Consequently, the subscriptions to such offshore funds are also reflected as subscriptions to their domestic counterparts.

                All but one of the "principal protected" MLIP funds are also multi-advisor or selected-advisor funds.

                The fee structures of the various MLIP multi- and selected-advisor funds vary somewhat. However, to date the aggregate fees of such funds, as a percentage of their respective assets allocated to trading, have not differed materially.

                ML Principal Protection Plus Ltd. (see page 19) has operated to date as an offshore counterpart of the Fund. However, in the future it will trade at a different degree of leverage and maintain a different distribution policy than will be applicable to the Units issued under this Prospectus.

                The MLIP funds are each different investments, have different advisors and different numbers of advisors, and may allocate different percentages of assets to trading in general as well as among such advisors.


                As of the date of this Prospectus, each of the current Advisors is managing one or more accounts for other MLIP Funds. However, no MLIP Fund has the same Advisor group as does the Fund.

                PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN SUBSTANTIALLY ALL OF THE FOLLOWING FUNDS AND THE FUND.

                INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

---------------------------------------------------------------------------------------------------------------
                                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                     WITH "PRINCIPAL PROTECTION" FEATURES
                                               SEPTEMBER 1, 1996
---------------------------------------------------------------------------------------------------------------



                                                                                               Worst Monthly
                               Type of   Inception       Aggregate            Current        Drawdown/(1)//(2)/
        NAME OF FUND          Offering   of Trading    Subscriptions       Capitalization       %      Month
---------------------------------------------------------------------------------------------------------------
ML Principal Protection
 Plus Ltd. (offshore
 counterpart of the Fund)     Private    Oct. 1994        $437,301,323        $351,018,773    (3.72)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R. Strategy
 Fund/(SM)/ L.P.               Public    July 1990        $125,853,001         $30,151,254    (6.09)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
 II L.P. (SECTOR II Units)     Public    Dec. 1990        $136,410,000         $14,681,835    (4.73)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
 II L.P. (SECTOR III Units)    Public    July 1991        $194,005,000         $26,906,145    (8.64)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International II Ltd.
 (SECTOR III Shares)          Private    July 1991         $85,701,800          $8,230,204    (7.10)%  (1/92)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
  II L.P. (Series A Units)   Public    July 1992         $75,646,400          $4,154,937    (6.41)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International IV Ltd.
(Series A Shares)             Private    July 1992         $55,189,400          $3,825,437    (6.22)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
V L.P.                         Public    Jan. 1993        $137,500,000         $13,772,259    (7.51)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International V Ltd.          Private    Jan. 1993         $81,252,600          $5,924,535    (3.41)%  (7/95)
---------------------------------------------------------------------------------------------------------------
SECTOR/(SM)/ International
 Limited                      Private   Sept. 1993        $163,806,100         $14,203,992    (4.60)%  (2/94)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
 VI L.P.                       Public   Sept. 1993        $108,693,900         $31,916,415    (5.89)%  (7/96)
---------------------------------------------------------------------------------------------------------------
Yen Linked ML PPP Ltd.        Private    Oct. 1995  (Yen)8,723,000,000  (Yen)8,674,648,656    (1.67)%  (2/96)
---------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/                                               dissolved as of
International II Ltd.         Private    Dec. 1990         $55,181,600            12/31/95    (4.56)%  (8/94)
---------------------------------------------------------------------------------------------------------------
ML Japan Investment Partners                                               dissolved as of
 Ltd                          Private    Aug. 1993  (Yen)1,050,000,000             6/30/96    (3.52)%  (7/94)
---------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                       MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                           WITH "PRINCIPAL PROTECTION" FEATURES
                                                     SEPTEMBER 1, 1996
------------------------------------------------------------------------------------------------------------------------------
                                                                Cumulative
                                                                 Rate of
                                                                  Return          1996
                                             Worst Month       Jan. 1, 1991-    Compound      1995       1994        1993
                                           Peak-to-Valley      Aug. 31, 1996     Rate of    Compound   Compound    Compound
                                            Drawdown/(3)/       (or dissolu-     Return     Rate of    Rate of     Rate of
        NAME OF FUND                        %       Period         tion)       (8 months)    Return     Return      Return
------------------------------------------------------------------------------------------------------------------------------
ML Principal Protection Plus
 Ltd. 1. (offshore                                                  14.27%                                1.48%
 counterpart of the Fund)                (3.72)%        (2/96)  (composite)*     1.35%       11.10%  (2 1/2mos.)        N/A
------------------------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R. Strategy
Fund/(SM)/ L.P.                           (13.78)%   (1/92-5/92)      55.89%       1.50%       19.25%      (9.29)%      19.36%
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
 II L.P. (SECTOR II Units)              (15.93)%   (8/93-1/95)      25.15%      (0.96)%      13.50%      (9.93)%       5.49%
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/ II L.P.
(SECTOR III Units)                      (14.25)%   (1/92-5/92)      22.88%      (4.19)%       9.30%      (3.22)%      15.99%
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International II Ltd.
 (SECTOR III Shares)                    (14.25)%   (1/92-5/92)      28.23%       2.06%        2.84%       0.77%       15.99%
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/ IV L.P.
(Series A Units)                         (8.98)%  (6/95-10/95)       9.36%      (7.29)%       9.78%      (5.73)%      13.40%
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International IV Ltd. (Series
A Shares)                                (8.30)%   (1/94-1/95)      12.59%      (4.81)%      11.84%      (7.21)%      13.40%
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/ V L.P.   (10.14)%   (2/96-6/96)       5.68%      (8.51)%      14.22%      (3.68)%       4.99%
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International V Ltd.                     (8.00)%  (6/95-10/95)       9.16%      (2.59)%      11.11%      (3.94)%       4.99%
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      (3.25)%
SECTOR/(SM)/ International Limited      (10.43)%   (9/93-2/94)      (0.66)%     (0.66)%       7.65%      (3.99)%  (3 2/3 mos.)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      (1.72)%
The SECTOR Strategy Fund/(SM)/ VI L.P.   (8.97)%   (5/96-7/96)       8.25%       4.04%        6.72%      (0.80)%      (4 mos.)
------------------------------------------------------------------------------------------------------------------------------
                                                                    (0.30)%                   0.16%
Yen Linked ML PPP Ltd.                   (1.67)%        (2/96)  (composite)*    (0.46)%    (3 mos.)       N/A           N/A
------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International II Ltd.                   (16.49)%   (8/93-1/95)      35.45%        N/A        21.27%      (9.64)%       5.49%
------------------------------------------------------------------------------------------------------------------------------
                                                                                (1.69)%                                1.13%
ML Japan Investment Partners Ltd.        (7.32)%   (1/94-2/95)      (2.80)%   (6 mos.)        3.95%      (5.95)%      (5 mos.)
------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------
       MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
           WITH "PRINCIPAL PROTECTION" FEATURES
                     SEPTEMBER 1, 1996
-----------------------------------------------------------



                                        1992       1991
                                      Compound   Compound
                                      Rate of    Rate of
        NAME OF FUND                   Return     Return
-----------------------------------------------------------
ML Principal Protection Plus
 Ltd. 1.35% (offshore
 counterpart of the Fund)                 N/A        N/A
-----------------------------------------------------------
The S.E.C.T.O.R. Strategy
Fund/(SM)/ L.P.                        (3.43)%    23.18%
-----------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
 II L.P. (SECTOR II Units)             (2.76)%    20.50%
-----------------------------------------------------------
The SECTOR Strategy Fund/(SM)/ II L.P.               13.99%
(SECTOR III Units)                      (8.30)%  (6 mos.)
-----------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International II Ltd.                              13.99%
 (SECTOR III Shares)                    (8.30)%  (6 mos.)
-----------------------------------------------------------
The SECTOR Strategy Fund/(SM)/ IV L.P.   0.51%
(Series A Units)                       (6 mos.)      N/A
-----------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International IV Ltd. (Series            0.51%
A Shares)                              (6 mos.)      N/A
-----------------------------------------------------------

The SECTOR Strategy Fund/(SM)/ V L.P.     N/A        N/A
-----------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International V Ltd.                      N/A        N/A
-----------------------------------------------------------

SECTOR/(SM)/ International Limited        N/A        N/A
-----------------------------------------------------------

The SECTOR Strategy Fund/(SM)/ VI L.P.    N/A        N/A
-----------------------------------------------------------

Yen Linked ML PPP Ltd.                    N/A        N/A
-----------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International II Ltd.                   (2.76)%    20.50%
-----------------------------------------------------------

ML Japan Investment Partners Ltd.         N/A        N/A
-----------------------------------------------------------

    * The composite return of the fund, not the performance of any individual series of Shares/Units.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

   PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. THESE FUNDS (OTHER THAN ML PRINCIPAL PROTECTION PLUS LTD.) ARE EACH TRADED PURSUANT TO
          MATERIALLY DIFFERENT PROGRAMS AND WITH MATERIALLY DIFFERENT
                           OBJECTIVES THAN THE FUND.

               The Notes on Page 22 are an integral part of the
                        above performance information.

--------------------------------------------------------------------------------------------------------------------------------
                                           MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                              WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                         SEPTEMBER 1, 1996
--------------------------------------------------------------------------------------------------------------------------------





                                                                                                                Worst
                                                                                      Worst Monthly         Peak-to-Valley
                                 Type of    Inception    Aggregate        Current     Drawdown/(1)//(2)/    Drawdown/(3)/
      NAME OF FUND               Offering   of Trading  Subscriptions  Capitalization   %       Month        %       Period
--------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments II L.P.    Public     May 1988   $269,809,880     $13,467,354  (10.34)%  (1/91)  (17.81)%   (11/90-8/91)
--------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments L.P.       Public    Mar. 1989    $86,500,700     $23,557,474   (5.09)%  (2/91)  (10.85)%    (6/95-7/96)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.                 Public    Jan. 1990    $18,182,000     $11,829,594  (15.99)%  (1/92)  (34.39)%    (1/92-5/92)
(Series A Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.                 Public    Jan. 1991    $50,636,000     $25,202,606  (15.01)%  (1/92)  (32.28)%    (1/92-5/92)
(Series B Units)
--------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.                Public    Jan. 1992    $40,000,000     $13,665,489   (9.54)%  (2/96)  (24.13)%    (1/92-5/92)
(Series C Units)
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund/(SM)/ IV L.P.                Public    July 1992    $13,353,600        $922,319   (7.04)%  (2/96)  (11.45)%    (2/96-7/96)
(Series B Units)
--------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy Fund/(SM)/
International IV Ltd.            Private    July 1992     $9,131,000        $499,712   (7.32)%  (2/96)  (10.79)%    (1/94-1/95)
(Series B Shares)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons L.P.           Public    Jan. 1994   $116,181,819     $84,299,930   (6.42)%  (2/96)   (6.42)%    (2/96)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series A)                       Private    Jan. 1994    $89,637,253     $42,727,028   (6.29)%  (2/96)   (6.29)%    (2/96)
--------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series B)                       Private   Sept. 1994     $3,708,415      $2,163,629   (5.66)%  (2/96)   (5.73)%    (6/95-9/95)

--------------------------------------------------------------------------------------------------------------------------------
The JLI Trading Co. Fund         Private    Mar. 1995    $14,300,136     $14,968,310   (6.93)%  (2/96)   (8.22)%    (5/96-7/96)

--------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                                        MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                           WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                      SEPTEMBER 1, 1996
------------------------------------------------------------------------------------------------------------------------
                                Cumulative
                                 Rate of
                                 Return
                                 Jan. 1,
                                  1991-          1996
                                 Aug. 31,      Compound       1995        1994         1993        1992        1991
                                 1996 (or      Rate of      Compound    Compound     Compound    Compound    Compound
                                 dissolu-       Return      Rate of     Rate of      Rate of     Rate of     Rate of
      NAME OF FUND                tion)       (8 months)     Return      Return       Return      Return      Return
------------------------------------------------------------------------------------------------------------------------
ML Futures Investments II L.P.    18.07%         (7.36)%     17.07%      (1.36)%      18.67%     (3.17)%     (3.95)%
------------------------------------------------------------------------------------------------------------------------
ML Futures Investments L.P.       34.28%         (6.29)%     11.80%       2.95%       16.56%      4.06%       2.64%
------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.                 53.00%         (3.97)%     34.89%      (8.64)%      20.64%    (16.65)%     28.57%
(Series A Units)
------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L.P.                 64.23%         (3.97)%     34.49%      (8.43)%      19.74%    (13.88)%     34.67%
(Series B Units)
------------------------------------------------------------------------------------------------------------------------
The John W. Henry &
Co./Millburn L. P.                28.11%         (4.27)%     35.08%      (7.88)%      14.78%     (6.30)%       N/A
(Series C Units)
------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund/(SM)/ IV L.P.                15.38%         (7.62)%     12.01%      (7.44)%      19.56%      0.76%        N/A
(Series B Units)                                                                                  (6 mos.)
------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy
Fund/(SM)/ International
IV Ltd.                           18.96%         (4.85)%     14.51%      (9.37)%      19.56%      0.76%        N/A
(Series B Shares)                                                                                 (6 mos.)
------------------------------------------------------------------------------------------------------------------------
ML Global Horizons L.P.           24.28%         (0.06)%     19.48%       4.08%        N/A         N/A         N/A
------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series A)                        25.21%          0.38%      19.77%       4.15%        N/A         N/A         N/A
------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.
(Series B)                        27.95%          0.47%      22.62%       3.86%        N/A         N/A         N/A
                                                                         (4 mos.)
------------------------------------------------------------------------------------------------------------------------
The JLI Trading Co. Fund           4.67%          2.17%       2.45%        N/A         N/A         N/A         N/A
                                                          (10 mos.)
------------------------------------------------------------------------------------------------------------------------


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE
                FUNDS. THESE FUNDS ARE EACH TRADED PURSUANT TO
               MATERIALLY DIFFERENT PROGRAMS AND WITH MATERIALLY
                      DIFFERENT OBJECTIVES THAN THE FUND.

               The Notes on Page 22 are an integral part of the
                        above performance information.

--------------------------------------------------------------------------------------------------------------------------------
                                           MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                              WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                         SEPTEMBER 1, 1996
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Worst
                                                                                              Worst Monthly       Peak-to-Valley
                            Type of      Inception       Aggregate          Current         Drawdown/(1)(2)/      Drawdown/(3)/
       NAME OF FUND        Offering      of Trading      Subscription    Capitalization         % Month              % Period
----------------------------------------------------------------------------------------------------------------------------------
Futures Opportunities
 Limited                    Private      Dec. 1988       $45,310,202     dissolved as of    (8.94)%   (1/92)     (17.34)%  (1/92-
                                                                                 7/31/92                                    5/92)
----------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments
 Ltd.                       Private      Mar. 1989       $68,202,237     dissolved as of    (6.17)%   (2/94)     (11.10)%  (1/94-
                                                                                 8/31/94                                    2/94)
----------------------------------------------------------------------------------------------------------------------------------
                                                                             MLIP ceased
                                                                          functioning as
Canadian Diversified                                                     general partner
  Futures Fund              Public       July 1989       $13,060,222               as of    (6.42)%   (4/91)     (18.38)%  (12/90-
  Limited Partnership                                                           12/31/91                                     8/91)
----------------------------------------------------------------------------------------------------------------------------------
Currency Investment
  Partners, Ltd.            Private      April 1991      $55,114,566     dissolved as of    (5.13)%   (8/91)     (16.10)%  (7/91-
                                                                                 8/31/94                                    5/94)
----------------------------------------------------------------------------------------------------------------------------------
The Managed Futures
  Trust Fund L.P.           Private      May 1991        $11,090,759     dissolved as of    (6.22)%   (7/91)     (14.50)%  (1/92-
                                                                                 9/24/93                                    5/92)
----------------------------------------------------------------------------------------------------------------------------------
Commodity Trading
  Company, Ltd.             Private      July 1991       $25,797,626     dissolved as of    (6.47)%   (2/94)     (23.31)%  (1/92-
                                                                                10/31/94                                   12/92)
-----------------------------------------------------------------------------------------------------------------------------------
ML Institutional
  Partners L.P.             Public       Feb. 1992       $57,312,700     dissolved as of    (3.58)%   (1/94)     (8.78)%   (10/93-
                                                                                12/31/94                                     4/94)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                              Cumulative
                                Rate of
                                Return             1996
                              Jan. 1, 1991       Compound        1995          1994         1993         1992         1991
                               - Aug. 31,         Rate of      Compound      Compound     Compound     Compound     Compound
                                1996 (or          Return        Rate of       Rate of      Rate of      Rate of       Rate of
       NAME OF FUND           dissolution)      (8 months)      Return        Return       Return       Return       Return
----------------------------------------------------------------------------------------------------------------------------------
Futures Opportunities
  Limited                       (1.86)%           N/A            N/A           N/A          N/A        (13.56)%      13.54%
                                                                                                       (7 mos.)
----------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments
  Ltd.                          13.39%            N/A            N/A          (3.78)%      15.26%        3.12%       (0.85)%
                                                                              (8 mos.)
----------------------------------------------------------------------------------------------------------------------------------
Canadian Diversified
  Futures Fund                 (15.21)%           N/A            N/A           N/A          N/A          N/A        (15.21)%
  Limited Partnership
----------------------------------------------------------------------------------------------------------------------------------
Currency Investment
  Partners, Ltd.               (14.25)%           N/A            N/A          (4.05)%      (2.06)%      (1.57)%      (7.52)%
                                                                              (8 mos.)                              (9 mos.)
----------------------------------------------------------------------------------------------------------------------------------
The Managed Futures
  Trust Fund L.P.               36.19%            N/A            N/A           N/A         20.58%        2.63%       10.06%
                                                                                        (8-2/3 mos.)               (8 mos.)
----------------------------------------------------------------------------------------------------------------------------------
Commodity Trading
  Company, Ltd.                (14.46)%           N/A            N/A          (6.21)%      14.91%      (23.31)%       3.50%
                                                                            (10 mos.)                              (6 mos.)
----------------------------------------------------------------------------------------------------------------------------------
ML Institutional
  Partners L.P.                 (0.35)%           N/A            N/A          (4.06)%       7.65%       (3.51)%       N/A
                              (composite)*                                                            (11 mos.)
----------------------------------------------------------------------------------------------------------------------------------

*The composite return of the fund, not the performance of any individual series of Shares/Units.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE
                FUNDS. THESE FUNDS ARE EACH TRADED PURSUANT TO
               MATERIALLY DIFFERENT PROGRAMS AND WITH MATERIALLY
                      DIFFERENT OBJECTIVES THAN THE FUND.

The Notes on Page 22 are an integral part of the above performance information.

                                          MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                             WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                         SEPTEMBER 1, 1996
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                              Worst
                                                                                         Worst Monthly    Peak-to-Valley
                                 Type of    Inception    Aggregate        Current          Drawdown          Drawdown
     NAME OF FUND                Offering   of Trading  Subscription   Capitalization      %     Month     %      Period
------------------------------------------------------------------------------------------------------------------------------------

Permal F/X, Financials & Futures  Private   July 1992   $106,495,710   MLIP resigned as   (5.67)% (2/94)  (12.24)% (2/94-
Ltd.                                                                    trading manager                    4/94)
                                                                         as of 3/31/96
------------------------------------------------------------------------------------------------------------------------------------

                                                                        dissolved as of
Daiwa Hudson River Fund           Private   Feb. 1994     $7,044,701            2/29/96   (4.72)% (3/94)  (17.21)% (2/94-
                                                                                                           1/95)
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                          MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                                             WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                                         SEPTEMBER 1, 1996
---------------------------------------------------------------------------------------------------------------------
                                     Cumulative
                                       Rate of
                                       Return         1996
                                   Jan. 1, 1991     Compound      1995       1994       1993       1992      1991
                                      -Aug 31,      Rate of     Compound   Compound   Compound   Compound  Compound
                                      1996 (or       Return     Rate of    Rate of    Rate of    Rate of   Rate of
     NAME OF FUND                   dissolution    (6 months)    Return     Return     Return     Return    Return
---------------------------------------------------------------------------------------------------------------------
Permal F/X, Financials & Futures       21.22%        6.63%       14.78%    (5.33)%     11.05%     (5.79)%     N/A
Ltd.                                                (3 mos)                                       (6 mos.)
---------------------------------------------------------------------------------------------------------------------

Daiwa Hudson River Fund                0.65%         0.26%       19.82%   (16.22)%       N/A        N/A       N/A
                                                    (2 mos.)              (11 mos.)
---------------------------------------------------------------------------------------------------------------------

         Notes:


         (1) Worst Monthly Drawdown represents the largest negative Monthly Rate of Return experienced by the fund; a drawdown is measured on the basis of month-end Net Asset Value only, and does not reflect intra-month figures.

         (2) Monthly rate of return, on the basis of which Worst Monthly Drawdown, Worst Peak-to-Valley Drawdown, Cumulative Rate of Return and Compound Rate of Return is calculated, is the net performance during the month of determination (including interest income and after all expenses accrued or paid) divided by the total equity as of the beginning of such month.

         (3) Worst Peak-to-Valley Drawdown represents the greatest percentage decline from a month-end cumulative monthly rate of return without such cumulative monthly rate of return being equalled or exceeded as of a subsequent month-end. For example, if the monthly rate of return was
         (1)% in each of January and February, 1% in March and (2)% in April, the Peak-to-Valley Drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the monthly rate of return had been approximately 3% in March, the Peak-to-Valley Drawdown would have ended as of the end of February at approximately the (2)% level.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. THESE FUNDS ARE
  EACH TRADED PURSUANT TO MATERIALLY DIFFERENT PROGRAMS AND WITH MATERIALLY
                      DIFFERENT OBJECTIVES THAN THE FUND.

   The Notes on this Page 22 are an integral part of the above performance information.

                            SELECTED FINANCIAL DATA

                 The following Selected Financial Data is derived: (i) from the financial statements of the Fund for the period from October 12, 1994 (commencement of operations) to December 31, 1994 and for the fiscal year ended December 31, 1995, which have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in this Prospectus (see "Index to Financial Statements" at page 67), and which are included herein in reliance upon the authority of Deloitte & Touche LLP as experts in auditing and accounting; and (ii) from the interim financial statements of the Fund for the periods from January 1, 1996 (unaudited) to September 30, 1996 and January 1, 1995 to September 30, 1995 (unaudited).

                                      January 1, 1996       January 1, 1995                         October 12, 1994
                                            to                    to            January 1, 1995     (commencement of
                                   September 30, 1996     September 30, 1995          to            operations) to
Income Statement Data                   (Unaudited)          (Unaudited)       December 31, 1995    December 31, 1994
---------------------                   -----------         -------------      -----------------    -----------------
Revenues:
Trading Profits (Loss)
  Realized Gain (Loss)                 $2,701,951            $4,142,209            $4,407,833           $ (363,054)
  Change in Unrealized Gain (Loss)       (177,300)             (773,318)            1,355,377            1,115,935
                                       ----------            ----------            ----------           ----------
  Total Trading Results                 2,524,651             3,368,891             5,763,210              752,881
Interest Income                         3,465,370             2,327,644             3,415,670              377,303
                                        ---------            ----------            ----------           ----------
    Total Revenues                      5,990,021             5,696,535             9,178,880            1,130,184

Expenses:
  Brokerage Commissions                 3,588,269             2,184,180             3,216,364             405,653
  Administrative Fees/1/                   96,980                59,042                86,928              10,964
  Profit Shares                           319,464               573,525               652,366             129,169
                                      -----------            ----------            ----------          ----------
    Total Expenses                      4,004,713             2,816,747             3,955,658             545,786

Net Income Before
  Minority Interest                     1,985,308             2,879,788             5,223,222             584,398
   Minority Interest/2/                   (11,134)              (17,611)              (36,730)             (4,504)
                                       ----------            ----------            ----------          ----------

Net Income                             $1,974,174            $2,862,177            $5,186,492          $  579,894
                                       ==========            ==========            ==========          ==========
   Balance          September                         September                        December 31,                     December 31,
 Sheet Data/3/       30, 1996                         30, 1995                         ------------                     ------------
 -------------     (Unaudited)                       (Unaudited)                           1995                             1994
                   -----------                       -----------                           ----                             ----
Aggregate                         Aggregate                         Aggregate                         Aggregate
Net Asset Value                   Net Asset Value                   Net Asset Value                   Net Asset Value
(Series A-H)       $81,317,558    (Series A-D)       $67,018,891    (Series A-E)       $74,988,233    (Series A)         $32,314,228

Net Asset Value                   Net Asset Value                   Net Asset Value                   Net Asset Value
per Unit/4/                       per Unit                          per Unit/5/                       per Unit
   Series A          $109.80       Series A            $109.62        Series A            $106.96      Series A            $101.76
   Series B          $107.13       Series B            $106.91        Series B            $110.36
   Series C          $102.49       Series C            $100.13        Series C            $103.35
   Series D          $101.45       Series D            $ 99.23        Series D            $102.34
   Series E          $105.31                                          Series E            $102.72
   Series F          $102.08
   Series G          $100.71
   Series H          $ 99.90

        -------------------
        1 As of January 1, 1996, a portion of the Brokerage Commissions were reclassified as Administrative Fees, at no additional cost to the Fund. Certain amounts in prior periods have been reclassified to conform to the current period presentation of the Administrative Fees.

        2 MLIP is general partner of the Trading Partnership. Because the Fund owns substantially all of the Trading Partnership, Trading Partnership activities are referred to as Fund activities in this Prospectus. The minority interest represents MLIP's share, as general partner of the Trading Partnership, of the Trading Partnership's profit or loss.

        3 Balance sheet data is based on redemption values which differ immaterially from Net Asset Values as determined under Generally Accepted Accounting Principals ("GAAP") due to the treatment of organization and initial offering cost reimbursements.

        4 Net of annual distributions of $6.00 on the Series A and B Units and $3.50 on the Series C and D Units.

        5  Net of an annual distribution of $6.00 on the Series A Units.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      THE TWO-TIER STRUCTURE OF THE FUND

                  The Fund does not trade directly through opening managed accounts with the Advisors, but rather through investing in the Trading Partnership. The Trading Partnership, in turn, allocates substantially all of its capital to the Advisors, and the different series of Units share pro rata in the overall profits and losses of the Trading Partnership based on their respective investments in it. No series of Units can lose more in its trading than the amount which such series has invested in the Trading Partnership.

                  Although different series of Units invest different percentages of their overall capital in the Trading Partnership, all assets so invested are 100% allocated to trading. All trading losses are shared pro rata among the different series based on their respective investments in the Trading Partnership.

                  The use of the Trading Partnership by the Fund has no effect on the leverage at which the different series of Units trade. The Fund trades through investing in the Trading Partnership rather than directly, solely in order to eliminate the highly unlikely risk that one series of Units might be subject to paying trading debts attributable to another. This risk arises because it is theoretically possible that catastrophic losses could deplete all the assets of a particular series allocated to the Advisors for management. Any remaining losses would remain a debt of the Fund to which all other series' capital would be subject. The Fund/Trading Partnership structure eliminates the risk of such inter-series liability. The CFTC would not permit the Fund to continue the offering of the Units unless inter-series liability were eliminated.

                  For example, assume that each of Series I and Series II Units had $10 million in capital, and Series I allocated $9.5 million (95% leverage) and Series II $8.5 million (85% leverage) to the Trading Partnership. If losses bankrupted the Trading Partnership, each Series' trading account would share pro rata in such losses, however, the Series I Units would create a larger deficit balance because of the higher degree of leverage at which that Series traded. However, there would be no risk that, for example, a $3 million deficit balance allocable to Series I trading account would be subject to being repaid from any of the $1.5 million withheld from trading by the Series II Units (or from any of the $0.5 million withheld from trading by the Series I Units, for that matter), because the Fund itself is not liable for the debts of its subsidiary Trading Partnership. Any deficit balance incurred by a bankrupt Trading Partnership would become an uncollectible debt due to MLF. MLF accepts such deficit balance risk each time it accepts a limited liability entity such as the Trading Partnership as a client.

                  There is no benefit (or detriment) to investors from the two-tier Fund/Trading Partnership structure other than permitting the Fund to issue the series of Units at different times, which series, may, over time, trade with different percentages of their capital allocated to trading.


                            [GRAPHIC APPEARS HERE]

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Operational Overview; Advisor Selections

                  The Fund's results of operations depend on MLIP's ability to select Advisors and the Advisors' ability to trade profitably. MLIP's selection procedures and trading leveraging analysis, as well as the Advisors' trading methods, are confidential, so that substantially the only available information relevant to the Fund's results of operations is its actual performance record to date. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.

                  In the Fund's almost two years of trading through September 1996, MLIP has (i) terminated one core Advisor, (ii) added 6 non-core Advisors,
(iii) terminated 2 non-core Advisors, and (iv) reallocated trading assets as of the beginning of 9 different months. MLIP expects to continue making frequent changes to both allocations and Advisor combinations. All series of Units trade under the direction of the same Advisor allocation and combination, as the same may be changed from time to time by MLIP.

                  As of October 1, 1996, the trading assets attributable to each series of Units were allocated approximately as follows:

                  Chesapeake Capital Corporation          20.0%

                  John W. Henry & Company, Inc            20.0%

                  Non-Core Advisors                       60.0%
                                                         ------
                           Total                         100.0%
                                                         ======

                  MLIP's decision to terminate or reallocate assets among Trading Advisors is based on a combination of numerous factors, as described under "The Advisor Selection Process" at page 29. Advisors are, in general, terminated primarily for unsatisfactory performance, but other factors -- for example, a change in MLIP's or an Advisor's market outlook, apparent deviation from announced risk control policies, excessive turnover of positions, changes in principals, commitment of resources to other business activities, etc. -- may also have a role in the termination or reallocation decision. The market judgment and experience of MLIP's principals is an important factor in its allocation decisions.

                  MLIP has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. There can be no assurance as to the frequency or number of the Advisor changes that may take place in the future, or as to how long any of the current Advisors will continue to manage assets for the Fund.

Results of Operations

General
-------

                  MLIP believes that multi-advisor futures funds should be regarded as medium- to long-term investments (i.e., three to five years), but it is difficult to identify trends in the Fund's operations and virtually impossible to make any predictions regarding future results based on the results to date.

                  Markets with sustained price trends tend to be more favorable to managed futures investments than whipsaw, choppy markets, but (i) this is not always the case, (ii) it is impossible to predict when price trends will occur and (iii) different Advisors are affected differently by trending markets as well as by particular types of trends.

                  MLIP attempts to control credit risk in the Fund's futures, forward and options trading (the Fund does not trade derivatives other than futures and forward contracts and options thereon) by trading only through MLF. MLF acts solely as a broker, or counterparty to the Fund's trades; it does not advise with respect to, or direct, any such trading.

                  MLIP attempts to control the market risk inherent in the Fund's trading in the manner described under "The Advisor Selection Process -- MLIP and Its Advisor Selection and Monitoring Process" at page 29 and "Leverage

Considerations" at page 36. The market risk to the Fund is, in any event, limited by the deleveraged character of its trading, its "principal protection" feature and its multi-advisor strategy. MLIP reviews the positions acquired by the Advisors on a daily basis in an effort to determine whether the overall positions of the Fund may have become what MLIP analyzes as being excessively concentrated in a limited number of markets or under the direction of generally similar strategies -- in which case MLIP may, as of the next month-end or quarter-end, adjust the Fund's Advisor combination and/or allocations so as to attempt to reduce the risk of such over-concentration occurring in the future. See "Leverage Considerations" at page 36 and "The ML&Co. Guarantee" at page 37.


                  To date, all series of Units have allocated approximately 60% of their assets to trading. All series of Units sold pursuant to this Prospectus will initially allocate 75% of their assets to trading.

                  MLIP may consider making distributions on the Units offered hereby under certain circumstances (for example, if substantial profits are recognized); however, MLIP does not presently intend to do so. MLIP does, however, have to make certain distributions on all Units issued prior to date of this Prospectus.

                  The performance of the different series of Units differs somewhat over the same period, primarily, because as the various series begin trading at different times, they pay different Profit Shares (although at the same base rate), during the same periods.

Performance Summary
-------------------

1994 (2 2/3 months)

                  Statistics. During 1994 (22/3 months), the Fund's average month-end Net Assets equalled $32,552,448, and the Fund recognized gross trading gains of $752,881 and incurred Brokerage Commissions of $416,617 (inclusive of Administrative Fees of $10,964) and Profit Shares of $129,169 (2.3%, 1.28% and 0.49%, respectively, of average month-end net assets) were paid. Interest income of $377,303 or 1.16% of average month-end Net Assets resulted in net income of $579,894 (before organizational and initial offering cost reimbursement payments of $17,712 and after deducting MLIP's minority interest in its profits and losses of the Trading Partnership of $4,504) or 1.78% of average month-end Net Assets, which resulted in a 1.76% increase in the Net Asset Value per Series A Unit, the only series outstanding in 1994.

                  Overview. The 22/3 months of trading during 1994 were characterized by relatively quiet markets without many major price trends. United States interest rates generally declined during the period and as they did, so did the U.S. dollar as compared to the Deutschemark and certain other major currencies. During this period, the Fund recorded a modest gain.

1995

                  Statistics. During 1995, the Fund's average month-end Net Assets equalled $55,827,125, and the Fund recognized gross trading gains of $5,763,210 and incurred Brokerage Commissions of $3,303,292 (inclusive of Administrative Fees of $86,928) and Profit Shares of $652,366 (10.32%, 5.92% and 1.17%, respectively) of average month-end Net Assets were paid. Interest income of $3,415,670 or 6.12% of average month-end Net Assets resulted in net income of $5,186,492 (before organizational and initial offering cost reimbursement payments of $79,700 and after deducting MLIP's minority interest in its profits and losses of the Trading Partnership of $36,730) or 9.29% of average month-end Net Assets.

                  Overview. In 1995, prevailing price trends in several key markets enabled the Advisors to trade profitably for the Fund. Although trading in many of the traditional commodity markets may have been lackluster, the currency and financial markets offered exceptional trading conditions. After months characterized by very difficult trading environments, solid price trends across many markets (including bond markets, U.S. Treasury and non-dollar markets) began to emerge during the first quarter of 1995. In the second quarter of 1995, market volatility once again began to affect trading, as many previously strong price trends began to weaken and, in some cases, reverse. The U.S. dollar hit new lows versus the Japanese yen and Deutschemark before rebounding sharply. In addition, there were strong indications that the U.S. economy was slowing which when coupled with a failure of the German Central Bank to lower interest rates, stalled a rally in the German bond market. During the third quarter there was a correction in U.S. bond prices after several months of a strong uptrend. Despite exposure to the global interest-rate markets, the Fund's long positions in U.S. Treasury bonds had a negative impact on the Fund. Throughout August and into September, the U.S. dollar rallied sharply against the Japanese yen and the Deutschemark as a result of the coordinated intervention by major central banks and widespread recognition of the growing banking crisis in Japan. Despite continued price volatility during the final quarter of 1995, the Trading Advisors were able to identify several trends in key markets. U.S. Treasury bond prices continued their strong move upward throughout November, due both to weak economic data and optimism on Federal budget talks. The 30-year Treasury bond rate was pushed to its lowest level in more than two years.

1996 (9 months)

                  Statistics. From January 1, 1996 through September 30, 1996, the Fund's average month-end Net Assets equalled $83, 687,751 and the Fund recognized gross trading gains of $2,524,651 and incurred Brokerage Commissions of $3,588,269, Administrative Fees of $96,980 and Profit Shares of $319,464 (3.02%, 4.29%, 0.12% and 0.38%, respectively), of average month-end Net Assets were paid. Interest income of $3,465,370 or 4.14% of average month-end Net Assets resulted in a net gain of $1,974,174 (before organizational and initial offering cost reimbursement payments of $59,775 and after deducting MLIP's "minority interest" in the profits and losses of the Trading Partnership of $11,134), or 2.36% of average month-end Net Assets.

                  Overview. The first nine months of 1996 included the two largest single monthly drawdowns as well as two of the three most profitable months in the Fund's history. The year began with the East Coast blizzard, continuing difficulties in the U.S. federal budget talks and an economic slowdown having a negative impact on many markets. The Fund was profitable in January due to the strong profits in currency trading as the U.S. dollar reached a 23-month high against the Japanese Yen. In February, however, the Fund incurred its largest monthly loss due to the sudden reversals in several strong price trends and considerable volatility in the currency and financial markets. During March, large profits were taken in the crude oil and gasoline markets as strong demand continued and talks between the United Nations and Iraq were suspended. This trend continued into the second quarter, during which strong gains were also recognized in the agricultural markets as a combination of drought and excessive rain drove wheat and grain prices to historic highs. In the late summer and early fall months, however, the Fund gave back much of these gains as difficult trading conditions in many markets prevailed and a lack of clear price trends in key markets negatively impacted the Fund's performance.

Results of Operations in General

                  The principal variables which determine the net performance of the Fund are gross profitability and interest income. During all periods set forth in "Selected Financial Data," the interest rates in many countries were at unusually low levels. This negatively impacted revenue because interest income is typically a major component of commodity pool profitability. In addition, low interest rates are frequently associated with reduced fixed income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.

                  The Fund's Brokerage Commissions and Administrative Fees are a constant percentage of assets allocated to trading charge. The only Fund costs (other than the insignificant F/X Desk service fees and EFP differentials) which are not based on a percentage of the Fund's assets allocated to trading are the Profit Shares payable to the Trading Advisors on an Advisor-by-Advisor basis. During periods when Profit Shares are a high percentage, or perhaps even in excess, of net trading gains, it is likely that there has been substantial performance non-correlation among Advisors (so that the total Profit Shares paid to those Advisors which have traded profitably are a high percentage, or even excess, of total profits recognized, as other Advisors have incurred offsetting losses, reducing overall trading gains but not the Profit Shares paid to successful Advisors) -- suggesting the likelihood of generally trendless, non-consensus markets.

                  The events that primarily determine the Fund's profitability are those that produce sustained and major price movements. The Advisors are generally more likely to be able to profit from sustained trends, irrespective of their direction, than from static markets. During the course of the Fund's performance to date, such events have ranged from Federal Reserve Board reductions in interest rates, the apparent refusal of Iraq to arrive at a settlement which would permit it to sell oil internationally, the inability of the U.S. government to agree upon a federal budget, and a combination of drought and excessive rain negatively impacting U.S. agricultural harvesting as well as planting. While these events are representative of the type of circumstances which materially affect the Fund, the specific events which will do so in the future cannot be predicted or identified.

                  Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time.

Furthermore, the profits on many open positions are effectively realized on a daily basis through the payment of variation margin.

                  Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

The Different Series of Units

                  All series of Units to be issued under this Prospectus and thereafter will begin trading with the same percentage (75%) of their total capital allocated to trading (by investment in the Trading Partnership). All series trade in a common trading account and are subject to the same method of calculating their fees. Furthermore, any discretionary action taken by MLIP -- e.g., making a distribution or adjusting trading leverage -- must be done in such a way, for example, that all Units receive the same distribution and have the same percentage of capital allocated to trading after the adjustment. Despite these fundamental similarities among the different series, because the series begin trading at different times they are likely to come, as a result of trading profits and losses, to have different percentages of their capital allocated to trading, pay different Profit Shares (although to the same group of Advisors) and have different Net Asset Values.

Liquidity and Capital Resources

                  The amount of capital raised for the Fund should not, except at extremely high levels of capitalization, have a significant impact on its operations. The Fund's costs are generally proportional to its asset base and, within broad ranges of capitalization, the Advisors' trading positions (and the resulting gains and losses) should increase or decease in approximate proportion to the size of the Fund account managed by each of them, respectively.

                  The Fund raises additional capital only through the continuous offering of its Units. The Fund does not borrow, and sells no securities other than the Units.

                  Inflation per se is not a significant factor in the Fund's profitability, although inflationary cycles can give rise to the type of major price movements that can have a materially favorable or adverse impact on the Fund's performance.

                  Changes in the level of prevailing interest rates could have a material effect on the Fund's trading leverage. Interest rates directly affect the calculation of the discounted value (discounted back from the relevant Principal Assurance Date) of the guaranteed $100 minimum Net Asset Value per Unit and, accordingly, the assets which a given series of Units has available for trading.

                  In its trading to date, the Fund has from time to time had substantial unrealized gains and losses on its open positions. These gains or losses are paid on a periodic basis as part of the routine clearing cycle on exchanges or in the over-the-counter markets (the only over-the-counter market in which the Fund trades is the inter-bank forward market in currencies). In highly unusual circumstances, market illiquidity could make it difficult for certain Advisors to close out open positions, and any such illiquidity could expose the Fund to significant losses, or cause it to be unable to recognize unrealized gains. However, in general, there is no meaningful difference between the Fund's realized and unrealized gains.

                  In terms of cash flow, it makes little difference whether a market position remains open, (so that the profit or loss on such position remains "unrealized"), as cash settlement of "unrealized" gains and losses occurs periodically whether or not positions are closed out. The only meaningful difference between realized and unrealized gains or losses in the case of the Fund is that unrealized items reflect gains or losses on positions which the Advisors have determined not to close out (presumably, in the hope of future profits), whereas realized gains or losses reflect amounts received or paid in respect of positions no longer being maintained.

                         THE ADVISOR SELECTION PROCESS

MLIP and its Advisor Selection and Monitoring Process

                  MLIP, a wholly-owned indirect subsidiary of ML&Co., is an integrated business whose capabilities include research, trading, finance, administration, systems, operations, sales and marketing. Since its inception, MLIP has concentrated primarily on the structuring of multi-advisor products, and has devoted substantial resources to the development of the capacity to formulate advantageous trading advisor combinations, as well as to assess trading advisors on an individual basis. Advisor analysis includes the quantitative appraisal of an Advisor's strategy and performance combined with quantitative statistical evaluation of the performance of individual advisors and of different possible Advisor combinations.

                  MLIP's trading advisor analysis professionals monitor the performance of several hundred advisors. Both quantitative and qualitative criteria have been factored into MLIP's selection process, including the following: type of trading program; risk control; duration and speed of recovery from drawdowns; experience; organizational infrastructure; and low correlation in the past with traditional investments such as stocks and bonds. Advisors' past records are evaluated comparatively with a view to combining Advisors whose respective trading results have historically demonstrated not only a low degree of correlation with stocks and bonds but also with the other Advisors selected. In addition to certain qualitative factors concerning the Advisors, certain mathematical optimization procedures are used to develop an Advisor combination which, based on a trading scenario in which the past performance of the respective Advisors is combined for purposes of MLIP's selection analysis, exhibits a reward/risk profile consistent with MLIP's objectives. By identifying Advisor combinations on this basis, MLIP hopes to maintain profit potential while also materially reducing the risk of major equity declines.

                  In selecting Advisors for the Fund, MLIP emphasizes retaining multiple Advisors, trading in multiple markets and implementing multiple strategies. MLIP also evaluates the overall market diversification and emphasis that different possible Advisor combinations would give the Fund. Discretionary as well as systematic, fundamental as well as technical, Advisors may be retained. MLIP may allocate Fund assets both to Advisors specializing in particular market sectors and Advisors which trade broadly diversified portfolios. See "The Core Advisors --Futures Trading Methods in General" at pages 89 and 90. By diversifying strategies as well as markets, MLIP can, if successful, create Advisor combinations for the Fund that should have good profit potential across a wide range of different market cycles. Since inception, the Fund's Advisor portfolio has emphasized technical and trend-following methods.

                  MLIP's primary emphasis is on a qualitative assessment of each Advisor, including, among other considerations, an evaluation of each Advisor's basic investment management approach, markets traded, prior experience, past performance, fee requirements and assets under management. Although different factors may be considered in the case of different Advisors (and no representation is made that any given factor will be considered in selecting any given Advisor), subjective evaluation of each prospective Advisor by principals of MLIP is an important factor in all of MLIP's Advisor selections. Quantitative non-correlation analysis and volatility studies are employed in developing the overall Advisor mix, but the principal objective is to identify Advisors which MLIP believes to have excellent potential to trade successfully.

                  No Advisor selected by MLIP has any affiliation with Merrill Lynch, other than managing the trading of the Fund and other futures funds or accounts sponsored or managed by MLIP. Furthermore, none of the Advisors is affiliated with any other Advisor. MLAM, which was selected by MLIP, is affiliated with Merrill Lynch.

                  MLIP monitors the performance of the Fund and its Advisors on a day-to-day basis, and, from time to time, reallocates assets among, terminates and/or appoints new Advisors. At least quarterly, MLIP formally reviews the performance of the Fund and each Advisor in order to assess whether to change Advisor selections or allocations. MLIP anticipates that a number of additional adjustments may be made over time, as they have been to date; but there can be no assurance that the Fund's Advisor portfolio will not remain static for significant periods of time. On the other hand, MLIP may, on short notice, terminate or allocate assets away from an Advisor if MLIP has reason to believe that the Advisor is deviating from historical trading patterns, violating the Advisor's risk management policies or has otherwise given MLIP what it considers to be cause for termination.

Access to Global Markets

                 The Fund has access to global markets including, but not limited to, the following:

                                            Currencies
                 Australian Dollar                                 Irish Punt
                 Belgian Franc                                     Italian Lira
                 British Pound                                     Japanese Yen
                 Canadian Dollar                                   New Zealand Dollar
                 Danish Krone                                      Norwegian Krone
                 Deutsche Mark                                     Singapore Dollar
                 Dutch Guilder                                     Spanish Peseta
                 European Currency Unit                            Swedish Krona
                 Finnish Markka                                    Swiss Franc
                 French Franc                                      United States Dollar

                                          Interest Rates

                 Australian Bonds                                  German Bonds
                 Australian Treasury Bills                         Italian Bonds
                 Canadian Bonds                                    Japanese Bonds
                 Eurodollars                                       PIBOR
                 Eurolira                                          Spanish Bonds
                 Euromarks                                         U.K. Gilts
                 Euroswiss                                         U.K. Short Sterling
                 Euroyen                                           U.S. Treasury Bills
                 French Bonds                                      U.S. Treasury Bonds
                                                                   U.S. Treasury Notes

                                           Stock Indices

                 CAC 40 Stock Index (France)                       S&P 500 Stock Index (U.S.)
                 Financial Times 100 Stock Index (U.K.)            Tokyo Stock Price Index
                 Major Market Stock Index (U.S.)                   U.S. Dollar Index
                 MEFF&S Stock Index (Spain)                        Value Line Stock Index (U.S.)
                 Nikkei Stock Average (Japan)

                                             Metals

                 Aluminum                                          Platinum
                 Gold                                              Silver
                 Lead                                              Tin
                 Nickel                                            Zinc

                                         Energy Products

                 Crude Oil                                         No. 2 Heating Oil
                 Gas Oil                                           Propane
                 Heavy Fuel Oil                                    Residual Fuel Oil
                 Natural Gas                                       Unleaded Gasoline

                                       Agricultural Products

                 Cocoa                                             Orange Juice
                 Coffee                                            Pork Bellies
                 Corn                                              Soybeans
                 Cotton                                            Soymeal
                 Feeder Cattle                                     Soy Oil
                 Live Hogs                                         Sugar
                 Oats                                              Wheat

The Fund has not traded, and may never trade, in all of the foregoing markets.
      There can be no assurance as to which markets the Fund will trade, either over time or from time to time.

                                 THE ADVISORS

Core Advisor Summaries

                 The two core Advisors which were, in the aggregate, managing approximately 40% of the Fund's trading assets as of October 1, 1996 were managing approximately $2.26 billion of customer assets in the futures, cash and forward markets, of which approximately $1.6 billion was being traded in the programs used for the Fund.

The Core Advisors

                                                            Approximate
                          October 1, 1996            Assets under Management*
   Advisor            Trading Asset Allocation            August 31, 1996
   -------           --------------------------      -------------------------
Chesapeake Capital            20%                    $757 million (total)
 Corporation                                         $711 million (Diversified
                                                       Program)

John W. Henry &               20%                    $1.5 billion (total)
 Company, Inc.                                       $912 million (Financial
                                                       and Metals Portfolio)

                              40%
                              ===

                      -------------------------


                 Both of the current core Advisors is a systematic, technical, trend-following trader.

                 CHESAPEAKE CAPITAL CORPORATION (20% Allocation of Trading Assets as of October 1, 1996) -- Chesapeake has offered investment advisory and portfolio management services to clients since 1988. Chesa eake currently trades three programs, relying primarily on technical analysis and charting in its evaluation of historical commodity price movements. In the Diversified Program, which Chesapeake trades for the Fund, Chesapeake applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments and stock, financial and economic indices. Chesapeake may trade these markets on any U.S. or foreign exchange. As of August 31, 1996, Chesapeake was managing approximately $711 million of customer funds in the Diversified Program and approximately $757 million of customer funds in all of its programs.


                 Chesapeake has traded the Diversified Program since February 1988. The compound annual rates of return achieved by the Diversified Program since January 1, 1991 have been 12.51%, 1.81%, 61.82%, 15.87%, 14.09% and 0.83%
(8 months), respectively. During such period, the worst monthly drawdown was (10.98)% (1/92) and the worst peak-to-valley drawdown (16.62)% (1/92-5/92).

                 See pages 93 through 96 for performance information relating to Chesapeake.

                 JOHN W. HENRY & COMPANY, INC. (20% Allocation of Trading Assets as of October 1, 1996)- John W. Henry & Company, Inc. ("JWH") operates twelve trading programs for U.S. and non-U.S. investors. These programs emphasize intermediate- and long-term, quantitative trend analysis models. The Financial and Metals Portfolio, which is traded for the Fund, implements a technical, trend-following system which participates in four major market sectors -- global interest rates, foreign exchange, global stock indices and precious metals --and seeks to capitalize on sustained moves in global financial markets. As of September 1, 1996, JWH was trading approximately $912 million of customer funds in the Financial and Metals Portfolio and approximately $1.5 billion of customer funds in all of its programs.

                  JWH has traded the Financial and Metals Portfolio since October 1984. Since inception, the Financial and Metals Portfolio has been traded at generally the same degree of leverage, although under certain market conditions JWH may reduce position size or even withdraw from the market altogether. The compound annual rates of return achieved by the Financial and Metals Portfolio since January 1, 1991 have been 61.88%, (10.89)%, 46.82%, (5.32)%, 38.53% and 1.61% (8 months), respectively. During such period the worst monthly drawdown on a composite basis was (18.0)% (1/92), the worst monthly drawdown on an individual account basis was (27.7)% (1/92) and the worst peak-to-valley drawdown on a composite basis (39.5)% (12/91-5/92).

                  See pages 104 through 112 for performance information relating to JWH.

    More complete descriptions and the performance summaries for the core
               Advisors are included under "The Core Advisors."
          See "Risk Factors -- (2) Past Performance Not Necessarily
                   Indicative of Future Results" at page 11.

The Advisory Agreements

                  The Advisory Agreements among the Fund, MLIP and each Advisor terminate at various times. MLIP generally attempts to negotiate advisory agreements with comparable terms (although advisory fees differ) for all of the public funds which MLIP sponsors. MLIP, but generally not the Advisors, has the right to terminate any Advisory Agreement at will and upon short notice.

                  Each Advisory Agreement provides that the Fund will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Limited Partner to the Fund beyond the amount of such Limited Partner's capital and profits, if any, in the Fund.

                  Under the exculpatory provisions of the Advisory Agreements, none of the Advisors or any related parties will be liable to the Fund or to any of the Partners except by reason of conduct in violation of the foregoing standards for indemnification by the Fund.

                  All Advisors which would not, due to their non-U.S. person status, incur adverse U.S. income tax consequences, or are not otherwise prohibited from doing so by applicable non-United States securities, tax or other laws, are required by MLIP to invest $10,000 in the Fund during their tenure of providing advisory services to it. MLIP has, for some years, required such investments from all the Advisors selected for its domestic funds as a token of the Advisors' commitment to managing such accounts.

The MLAM Investment Advisory Contract

                  The Investment Advisory Contract executed and delivered among MLIP, the Fund, MLF and MLAM exculpates MLAM for actions or omissions in connection with managing the Fund's portfolio of Government Securities, provided such actions or omissions do not constitute gross negligence or willful and reckless misconduct. Under the Investment Advisory Contract, MLF is obligated to pay MLAM's management fees, and MLIP will be responsible for paying these fees should MLF for some reason fail to do so. In the Limited Partnership Agreement, MLIP agrees to indemnify and hold harmless the Fund for any loss or expense the Fund may incur as a result of the difference between MLAM's standard of liability under the Investment Advisory Contract and MLIP's standard of liability under the Limited Partnership Agreement.

                                 MLIP AND MLF

Background

                  MLIP is the sole promoter of the Fund. None of MLAM, MLF, Merrill Lynch International Bank ("MLIB") or MLPF&S acts as a promoter with respect to the organization of the Fund or the offering of the Units.

                  Merrill Lynch Investment Partners Inc., a Delaware corporation, was organized in 1986 principally in order to serve as the general partner and commodity pool operator of commodity pools for which MLF -- the "futures commission merchant" for the Fund -- acts as commodity broker and MLPF&S acts as selling agent. MLIP became registered with the CFTC as a commodity pool operator and commodity trading advisor in October 1986 and April 1990, respectively, and is a member of the National Futures Association ("NFA") in such capacities. MLIP has sponsored in excess of 35 managed futures funds and, as of October 1, 1996, there was approximately $1.6 billion in funds for which MLIP serves as trading manager or sponsor. The principal offices of MLIP are located at Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone (212) 236-4167. MLIP is a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is wholly-owned by Merrill Lynch & Co., Inc.

                  The registration of MLIP with the CFTC, and MLIP's membership in the NFA, must not be taken as an indication that any such agency or self-regulatory body has recommended or approved either MLIP or an investment in the Fund.

                  Since its inception in 1986, MLIP has operated with one primary objective -- to provide investors with an opportunity for long-term capital appreciation and diversification through quality investments in the futures, commodity options and forward markets. MLIP, as general partner or sponsor, structures and promotes managed futures investments in an effort to meet the objectives of a wide variety of clients. MLIP attempts to combine a detailed advisor selection process with active monitoring of its existing funds and their advisors. MLIP does not manage client assets directly, but rather specializes in selecting groups of independent trading advisors to do so.

                  MLIP acts as general partner to thirteen public futures funds whose units of limited partnership interest are registered under the Securities Exchange Act of 1934: The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P. (formerly, The Futures Dimension Fund II L.P.), ML Futures Investments L.P. (formerly, The Tudor Prime Advisors Fund L.P.), John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(sm) L.P., The SECTOR Strategy Fund(sm) II L.P., The SECTOR Strategy Fund(sm) IV L.P., The SECTOR Strategy Fund(sm) V L.P., The SECTOR Strategy Fund(sm) VI L.P., ML Global Horizons L.P., ML JWH Strategic Allocation Fund L.P. and the Fund. Because MLIP serves as the sole general partner of each of these funds, the officers and directors of MLIP effectively manage them as officers and directors of such funds.

Principals

                  The principal officers of MLIP and their business backgrounds are as follows.

                  John R. Frawley, Jr.       Chief Executive Officer, President
                                             and Director

                  James M. Bernard           Chief Financial Officer,
                                             Senior Vice President and Treasurer

                  Jeffrey F. Chandor         Senior Vice President and Director
                                             of Sales, Marketing and Research

                  Allen N. Jones             Chairman and Director

                  John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chief Executive Officer, President and a Director of MLIP as well as Co-Chairman of MLF. He joined MLPF&S in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets, and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its inception in 1990 through its dissolution in 1994. Mr. Frawley is currently a member of the CFTC's Financial Products Advisory Committee. In January 1996, he was re-elected to a one-year term as Chairman of the Managed Futures Association, the national trade association of the United States managed futures industry. Mr. Frawley is a Director of that organization, and a Director of the Futures Industry Institute. Mr. Frawley also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger.

                  James M. Bernard was born in 1950. Mr. Bernard is Chief Financial Officer, Senior Vice President and Treasurer of MLIP. He joined MLF in 1983. Before that he was the Commodity Controller for Nabisco Brands Inc. from November 1976 to 1982 and a Supervisor at Ernst & Whinney from 1972 to November 1976. Mr. Bernard is a member of the American Institute of Certified Public Accountants and holds a Bachelor of Science degree from St. John's University and a Master of Business Administration degree from Fordham University.

                  Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President and the Director of Sales, Marketing and Research of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of Equity, Derivative Products and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and

Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.

                  Allen N. Jones was born in 1942. Mr. Jones is Chairman and a Director of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. In February 1994, Mr. Jones became the Director of Individual Financial Services of the Merrill Lynch Private Client Group. From January 1992 to June 1992, he held the position of First Vice President of MLPF&S. From January 1990 to June 1992, he held the position of District Director of MLPF&S. Before January 1990, he held the position of Senior Regional Vice President of MLPF&S.

                  As of October 1, 1996, the principals of MLIP had no investment in the Fund and MLIP's general partner interest in the Fund was valued at approximately $2.2 million. Under currently effective tax regulations, MLIP is required to maintain at least a 1% interest in the Fund at all times in order to ensure that the Fund is treated as a partnership for federal income tax purposes.

MLF

                  MLF, the exclusive clearing futures commission merchant (commodity broker) for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323.

                  The Customer Agreement between MLF and the Fund provides that MLF shall not be liable for actions taken pursuant to the Customer Agreement except for actions constituting negligence or misconduct, and that MLF shall not be responsible for actions taken by it under the Customer Agreement in compliance with instructions given by any Trading Advisor or the Fund.


                         FIDUCIARY OBLIGATIONS OF MLIP

Nature of Fiduciary Obligations; Conflicts of Interest

                  As general partner of the Fund, MLIP is a fiduciary to the Limited Partners under both statutory and common law and has a responsibility to exercise good faith, fairness and loyalty in all dealings affecting the Fund. The scope of MLIP's fiduciary obligations is defined and established, in large part, by the consent of each subscribing Limited Partner to the business terms of the Fund as embodied in the Limited Partnership Agreement and as described in this Prospectus. There are substantial and inherent conflicts of interest in the structure of the Fund. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose these conflicts of interests to all prospective Limited Partners so that MLIP may have the opportunity to obtain their informed consent to these conflicts prior to, and as a condition of their becoming Limited Partners. Prospective investors who are not willing to consent to the various conflicts of interest described herein are ineligible to invest in the Fund. See "Conflicts of Interest" at page 54.

                  Having once established the business terms of the Fund, MLIP may be effectively precluded from changing these terms in a manner that disproportionately benefits MLIP, as any such change could constitute self-dealing unless consented to by investors in the Fund.

                  The Trading Advisors selected by MLIP are required to clear (although not to execute) the Fund's futures trades through MLF, as well as to execute and maintain the Fund's forward currency trades through the F/X Desk. See "Charges" at page 42. MLIP has no control or input into the trades ordered for the Fund by the Trading Advisors, and the Brokerage Commissions paid by the Fund are assessed on a flat-rate, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Fund they have consented to its basic structure, in which affiliates of MLIP, and MLIP itself, receive substantial revenues from the Fund and there is no party which negotiates on behalf of the Fund to obtain lower rates from the Merrill Lynch entities which provide services to it.

                  The Fund, as a publicly-offered commodity pool, is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). These NASAA Guidelines explicitly prohibit a general partner of a commodity pool from "contracting away the fiduciary obligation owed to [investors] under the common law."

                  The Limited Partnership Agreement provides that MLIP and its affiliates shall have no liability to the Fund or to any Limited Partner for any loss suffered by the Fund that arises out of any action or inaction of MLIP or its affiliates if MLIP or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by MLIP or its affiliates. The Fund has agreed to indemnify MLIP and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify MLIP and its affiliates, and prohibit the Fund from purchasing insurance to cover indemnification of MLIP which the Fund itself could not undertake directly.

                  The Limited Partnership Agreement provides that MLIP and its affiliates (as well as any persons acting as selling agent for the Units) shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                  The Limited Partnership Agreement provides that in the event of any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the SEC with respect to the issue of indemnification for securities law violations. In the view of the SEC, any such indemnification is contrary to the federal securities laws and therefore unenforceable.

Remedies Available to Limited Partners

                  Under Delaware law, a limited partner may, in certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of fiduciary duties, or on behalf of a partnership (a partnership derivative action) to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages. In addition, limited partners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, limited partners who have suffered losses in connection with the purchase or sale of their interests in a limited partnership may be able to recover such losses from a general partner in cases in which the losses result from the general partner's violation of the anti-fraud provisions of the federal securities laws.

                  In certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against MLIP (a registered commodity pool operator), MLF (a registered futures commission merchant) and the Trading Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act and the rules and regulations promulgated thereunder. There is a private right of action under the Commodity Exchange Act available to investors in commodity pools (such as the Fund).

                  In the case of most public companies, management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called business judgment rule. This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and in the honest belief that the decision is in the best interests of the corporation. MLIP believes that similar principles apply to MLIP in its management of the Fund.

                  Limited Partners should consult their own counsel regarding their possible rights of action in respect of the Fund.

                            LEVERAGE CONSIDERATIONS

Trading Leverage Adjusted to Protect ML&Co.

                  MLIP, in consultation with ML&Co. personnel, controls the percentage of the Fund's assets committed to trading with the objective of eliminating market exposure before losses are incurred that might require ML&Co. to make any payment under its guarantee.

                  MLIP will terminate all trading if the Net Asset Value per Unit of any series falls to 110% or less of the then present value of $100 discounted back from the Principal Assurance Date for such series at ML&Co.'s cost of borrowing for the period remaining to such Principal Assurance Date.

                  For example, assume that when a particular series of Units is issued the present value of the $100 subscription price per Unit as of its Principal Assurance Date (five years from when such series was issued) is approximately $71 (assuming ML&Co.'s five-year cost of funding to be 7%). As of the date that such series is issued, MLIP would terminate trading when the Net Asset Value per Unit of such series declined to approximately 110% of $71 or approximately $78. At the beginning of the second year after issuance, the trading termination point would be determined by calculating 110% of the then present value of $100 discounted back from the Principal Assurance Date at approximately ML&Co.'s four-year cost of funding, and so on.

                  Unless a series of Units recognizes revenues sufficient both to (i) cover all expenses and (ii) increase the Net Asset Value per Unit at a rate faster than the increase in the mandatory trading termination level, resulting from the diminution in the time remaining until such series' Principal Assurance Date, the assets available to support such series' trading will be diminished or eliminated.

                  Due to its trading leverage policies, declining interest rates would adversely affect the Fund in two respects. First, such declines would reduce the yield earned by the Fund on its Government Securities and cash deposits. Second, by decreasing the discount rate used by MLIP in calculating the mandatory trading termination point, such declines would reduce the assets available for trading. One "principal protection" fund sponsored by a major investment bank was compelled to terminate trading and dissolve, due in part to a drop in interest rates which caused the net asset value of the fund and the present value of its guarantee to converge.

                  In order to be able to continue to offer its Units on a continuous basis under applicable SEC rules, the Fund has agreed that if it deleverages any series of Units issued after the date hereof, all such series will be comparably deleveraged. This policy could require a series to deleverage or even terminate trading under circumstances in which it would not otherwise have been required to do so.

Possible Upleveraging

                  Any deleveraging of trading involves an inherent opportunity cost, sacrificing profit potential in return for reducing the risk of major losses. If the Fund achieves sufficient profits, MLIP intends to commit more than 75% of all series' capital to trading. However, to date, MLIP has not upleveraged any series of Units, and MLIP must upleverage all series issued after the date hereof to the same level if MLIP upleverages any such series -- a constraint which substantially reduces the prospects of any upleveraging occurring. (Discretionary upleveraging is to be distinguished from the upleveraging caused simply by the reinvestment over time of trading profits, if any, in the Trading Partnership. Such reinvestment can and will, over time, lead to different series trading at different levels of leverage, but is permissible under applicable regulatory interpretations concerning what constitutes a continuous offering of the Units.)

The Effect of Partial Deleveraging in Highly Leveraged Markets

                  There is very little direct connection between the amount of assets allocated to a particular Advisor and the face value of the positions which such Advisor acquires for the Fund. Market positions with an aggregate face value ranging up to $100 million or more could be acquired for a $10 million Fund account, depending upon an Advisor's strategy. Even though only 75% of each series' capital is initially allocated to trading, each Advisor has broad flexibility in determining the appropriate market exposure for its Fund account. Consequently, even should MLIP intervene to adjust the leverage at which the Units trade, there will not necessarily be a corresponding adjustment in the market exposure of the Fund.

                             THE ML&CO. GUARANTEE

The ML&Co. Guarantee

                  The ML&Co. guarantee that the Net Asset Value of each Unit will be at least $100 as of such Unit's Principal Assurance Date is effective only in respect of Units which remain outstanding on their Principal Assurance Date.

                  The ML&Co. guarantee is irrevocable unless the Limited Partners exercise their voting rights under the Limited Partnership Agreement either to remove MLIP as the general partner or dissolve the Fund. If the Fund is otherwise dissolved (for example, due to the bankruptcy of MLIP), the ML&Co. guarantee will continue in full force and effect. MLIP has undertaken that it will not take any action voluntarily to dissolve the Fund prior to the latest Principal Assurance Date established for any outstanding series of Units.

                  There is no assurance that the ML&Co. guarantee will be renewed in respect of any series of Units subsequent to such series' Principal Assurance Date. However, MLIP will provide all investors in each series of Units with advance information concerning the proposed operation of their series following its Principal Assurance Date, and those who wish to do so may redeem, without penalty and with the full benefits of the ML&Co. guarantee, as of such Principal Assurance Date.

                  The ML&Co. guarantee has been obtained privately by the Fund; it is not offered to, and it does not directly benefit, investors. Consequently, Limited Partners could only enforce such guarantee through a derivative action on behalf of the Fund. Derivative actions are subject to a variety of potentially material procedural requirements that would not be applicable to actions brought in the names of the Limited Partners themselves. In evaluating the "principal protection" feature of the Fund, prospective investors should consider not only that this feature is highly unlikely to be of any value to investors, but also that they would be in a materially worse position to enforce the ML&Co. guarantee than other creditors of ML&Co. would be to enforce their claims.

    See "Special Disclosures Regarding the "Principal Protection" Feature of the Fund" at page 2 and "Leverage Considerations" at page 36.

The Guarantor

                  ML&Co., a Delaware corporation, is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance and related services. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which traces its origin to a brokerage business founded in 1820, is one of the largest securities firms in the world. Merrill Lynch, Pierce, Fenner & Smith Incorporated is a broker in securities, options contracts, commodity and financial futures contracts and selected insurance products, a dealer in options and in corporate and municipal securities, and an investment banking firm. ML&Co. and certain subsidiaries engage in lending activities, including bridge financing, and extend credit to leveraged companies in the form of senior term and subordinated debt.

                  ML&Co.'s major subsidiaries include the following:

                  Merrill Lynch International Incorporated, through its branches, subsidiaries and affiliates, provides financial services outside the United States and Canada similar to those of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Merrill Lynch Canada Inc., a subsidiary of Merrill Lynch, Pierce, Fenner & Smith Incorporated, provides institutional securities and futures sales, trading and financing, corporate finance, and mergers and acquisitions services in Canada. MLIB and subsidiaries and affiliates of Merrill Lynch International Incorporated engage in international banking and foreign exchange activities.

                  Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued by the U.S. Government or guaranteed or issued by federal agencies or instrumentalities. MLAM manages mutual funds and provides investment advisory services. ML&Co.'s insurance operations consist of the underwriting of life insurance and annuity products by Merrill Lynch Life Insurance Company and ML Life Insurance Company of New York, and the sale of life insurance and annuities through Merrill Lynch Life Agency Inc. and other life insurance agencies associated with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  ML&Co. also provides investment, financing and related services through Merrill Lynch Money Markets Inc., Merrill Lynch Mortgage Capital Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products, Inc, Merrill Lynch Specialists Inc., Merrill Lynch Capital Partners, Inc., Merrill Lynch Interfunding Inc., MLIP, Merrill Lynch Credit Corporation, Merrill Lynch Business Financial Services Inc., Merrill Lynch Hubbard Inc. and other subsidiaries of ML&Co.

                  As of September 27, 1996, the aggregate net worth (stockholders' equity) of ML&Co. was approximately $6.62 billion.

                  The following is certain summary financial information for ML&Co. for the fiscal year ended December 29, 1995 and the fiscal quarters ended September 27, 1996 and September 29, 1995. Because the ML&Co. guarantee is a general, unsecured obligation of ML&Co., the value of the ML&Co. guarantee is dependent upon the continued financial soundness of ML&Co.

                           MERRILL LYNCH & CO., INC.

                         SUMMARY FINANCIAL INFORMATION
                 (dollars in millions, except where indicated)
                                  (Unaudited)

                                                   Quarter Ended          Quarter Ended           Year Ended
                                                September 27, 1996      September 29, 1995     December 29, 1995
                                                ------------------      ------------------     -----------------
Income Statement Data
   Revenues................................             $3,093                $2,682                 $21,513
   Earnings before income taxes and
      cumulative effect of changes
      in accounting principles.............               $522                  $485                  $1,811
   Net earnings............................               $331                  $300                  $1,114

Share Data
  Average number of primary shares
    outstanding............................        236,330,162           236,330,162             236,330,162
  Common shares outstanding................        236,330,162           236,330,162             236,330,162

Balance Sheet Data
   Total assets (billions).................            $207.91               $176.86                 $176.86
   Total liabilities (billions)............            $201.29               $170.72                 $170.72
   Stockholders' equity (billions).........              $6.62                 $6.14                   $6.14

                                             -------------------------


                  The financial results for ML&Co. are more fully set forth in the Annual Report to Stockholders for the 1995 fiscal year and in the Quarterly Report on Form 10-Q for the quarter ended September 27, 1996. MLIP will provide, without charge, copies of the Annual Report and Quarterly Report to any prospective or existing investor upon written or oral request to MLIP at Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167.

                  In addition, ML&Co. is an electronic filer of information with the SEC. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

                   USE OF PROCEEDS AND INTEREST INCOME

SUBSCRIPTION PROCEEDS

     MLIP pays from its own funds the selling commissions relating to the sale of the Units. Accordingly, 100% of the proceeds of Unit sales are received in cash by the Fund and available for use in its speculative trading. In such trading, however, the Fund's capital is not used to purchase or acquire any asset but rather only as security for and to pay the Fund's trading losses. Consequently, substantially all of such capital is available to earn interest at the same time that such capital is being used to support the Fund's trading. The primary use of the proceeds of subscriptions is to permit the Advisors to trade, on a speculative basis, in a wide range of different futures, forward and options on futures markets on behalf of the Fund. However, until such time, if any, as are paid out to cover trading losses, Fund expenses or redemptions, such proceeds, whether or not required for margin purposes, are available to be and are invested in non-speculative (although by no means riskless) interest programs.

MARKET SECTORS

     The Fund trades in a diversified group of markets under the direction of multiple independent Advisors. These Advisors can, and do, from time to time materially alter the allocation of their overall trading commitments among different market sectors. Except in the case of certain trading programs which are purposefully limited in the markets which they trade, there is essentially no restriction on the commodity interests which may be traded by any Advisor or the rapidity with which an Advisor may alter its market sector allocations.

     In its Diversified Program, Chesapeake Capital Corporation applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices.

     The Financial and Metals Portfolio of John W. Henry & Company, Inc. utilizes intermediate- and long-term quantitative trend analysis models which participate in four major market sectors -- global interest rates, foreign exchange, global stock indices and precious metals -- and seeks to capitalize on sustained moves in global financial markets.

     The Fund's financial statements contain information relating to the market sectors traded by the Fund. There can, however, be no assurance as to which markets may be included in the Fund's portfolio or as to which market sectors the Fund's trading may be concentrated at any one time or over time. See "Index to Financial Statements" at page 67.

MARKET TYPES

     The Fund trades on a variety of United States and foreign futures exchanges. Applicable exchange rules differ significantly among different countries and exchanges. Substantially all of the Fund's off-exchange trading takes place in the highly liquid, institutionally based currency forward markets. The Fund's forward currency trading is executed exclusively through the F/X Desk, with MLF as the back-to-back intermediary to the ultimate counterparties with which the Advisors trade on behalf of the Fund.

     As in the case of its market sector allocations, the Fund's commitments to different types of markets -- U.S. and non-U.S., regulated and unregulated -- differ substantially from time to time as well as over time. The Fund has no policy restricting its relative commitment to any of these different types of markets, although the bulk of the Fund's trading takes place on regulated exchanges.


     The Fund's financial statements contain information relating to the types of markets traded by the Fund. There can, however, be no assurance as to in which markets the Fund's trading may be concentrated at any one time or over time.

CUSTODY OF ASSETS

     All of the Fund's capital--other than the assets managed by MLAM and held in a custodial account as described below under "--MLAM"--is currently held in CFTC-regulated customer accounts at MLF. The assets held to margin positions on non-U.S. exchanges are held in CFTC-designated "foreign secured amount" accounts; the remainder of the Fund's assets are held CFTC-designated "customer segregated funds" accounts. Both these types of accounts would be accorded certain protections from MLF's general (i.e., non-customer) creditors in the event of an MLF bankruptcy. In the future, MLF may elect to hold substantial portions of the Fund's assets in unregulated accounts at MLPF&S or other Merrill Lynch affiliates. Such accounts are not accorded the same bankruptcy protection as are CFTC-regulated customer accounts, although they do constitute a general obligation of MLPF&S or its affiliates, as the case may be. Maintaining Fund assets in unregulated accounts would reduce the regulatory net capital requirements (and associated costs) imposed on Merrill Lynch in respect of assets held in regulated accounts.

MLAM
----

     Approximately 80% the Fund's assets are managed directly by MLAM, pursuant to guidelines established by MLIP, in the U.S. government securities and repurchase agreement markets. MLIP's objective in retaining MLAM to provide cash management services to the Fund is to enhance the return earned on the Fund's assets held by MLF to slightly above the 91-day Treasury bill rate, while maintaining minimal (but by no means eliminating) risk of market losses on the Fund's cash management operations.

      Securities acquired by MLAM on behalf of the Fund are maintained in a custodial account and are specifically traceable to the Fund. On the other hand, Fund assets maintained as part of MLF's general customer funds are commingled with the assets of numerous other MLF customers so that none of MLF's customer fund investments (see below) are specifically traceable to any particular customer (including the Fund).

     MLAM has been providing cash management services to the Fund since its inception and has, through October 31, 1996, been able to generate a return on the assets managed by MLAM (approximately 80% of the Fund's assets) of approximately 6/10 of 1% per annum greater than the 91-day Treasury bill return during the same period. MLAM, however, gives no assurance that performance at this level will continue. There can be no assurance that MLAM's cash management will achieve higher yields for the Fund or avoid a loss of principal.

     MLAM does business as Merrill Lynch Asset Management. MLAM is a limited partnership. ML&Co. is its limited partner and Princeton Services, Inc., a wholly-owned subsidiary of ML&Co., is the general partner. As of October 31, 1996, MLAM and its affiliates, collectively, had a total of approximately $217.8 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of MLAM.

INCOME EARNED AND PAID BY MERRILL LYNCH ON THE FUND'S ASSETS

     This section describes the investment and maintenance of the approximately 20% of the Fund's assets not managed directly by MLAM.

MLF's Portfolio of Customer Funds
---------------------------------

     The Fund's assets, not managed by MLAM, are maintained by MLF, together with the assets of other MLF customers, as a single aggregate portfolio, without tracing any specific investments made with such assets to the Fund or any other MLIP customer. MLF earns a return on the overall pool of customer assets held by it through: (i) itself investing such customer funds in interest-bearing instruments authorized by the CFTC for such purposes; (ii) retaining--at the expense of MLF--MLAM to invest a portion of such customer funds, also in CFTC-authorized investments; and (iii) holding the remainder of such funds in cash in the non-interest bearing offset accounts as described below. The combination of these three sources of revenues comprises MLF's overall return on the customer funds held by it.

CFTC-Authorized Investment; MLAM Services
-----------------------------------------

     CFTC-authorized investments are essentially limited to U.S. government securities and repurchase agreements on such securities. The CFTC does not, however, impose any formal limitations as to the duration, or resulting market risk, of such securities. MLF itself invests a substantial portion of its customer funds in such instruments, but in so doing limits itself to short-term instruments. In an attempt to increase the yield earned on its investment of customer funds in CFTC-authorized investments, MLF retains MLAM to direct certain of such investments,--generally in somewhat longer-term, and presumably higher yielding, instruments than MLF itself acquires with customer funds. Unlike in the case of the approximately 80% of the Fund's assets managed directly by MLAM, any incremental yield which MLAM obtains on the customer funds which MLAM manages for MLF inures to insures the -40-benefit of MLF, not its customers.

Offset Accounts
---------------

          Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. These accounts are similar to "compensating balances," except that the participating banks specifically acknowledge that the funds held in MLF offset accounts are customer assets, not subject to any Merrill Lynch liability. The banks involved make available to ML&Co. and certain of its affiliates interest-free overnight credits or overdrafts in the amount of the daily customer cash balances in the MLF offset accounts, charging a small fee for this service.

Trading on Foreign Exchanges
----------------------------

          Under the recently instituted MLF "single currency margining system," the Fund itself does not generally deposit foreign currency margin in respect of its trading on non-U.S. exchanges. Rather, the Fund maintains substantially all of its assets in U.S. dollar-denominated securities or U.S. dollars (i.e., either invested in CFTC-authorized investments by MLF or MLAM or held in cash in offset accounts). MLF charges the Fund a fee based on the Fund's "foreign currency requirements," as calculated by MLF, in respect of the Fund's trading on foreign exchanges. Such fee equals approximately 3/4 of 1% per annum in excess of the prevailing overnight rate on the relevant currency, calculated on the amount of initial margin which MLF would have required the Fund to post on the exchange in question as a stand-alone customer. Gains and losses on open positions denominated in foreign currencies decrease and increase, respectively, the amount of the Fund's "foreign currency requirements" on which the MLF fee is assessed. MLF pays the Fund interest on any trading gains in excess of its "foreign currency requirements" temporarily held in non-dollar currencies at the prevailing overnight rate on the relevant currency, but minus a fee of approximately 3/4 of 1% per annum. This 3/4 of 1% per annum increment or deduction in yield from the overnight rate -- like the 1/2 of 1% per annum deducted by MLF from the 91-day Treasury bill rate in crediting the Fund with interest on its U.S. dollar deposits, as described under "--Interest Paid by MLF to the Fund," below--represents in part compensation for MLF's costs and services in providing single currency margining and in part a source of profit for Merrill Lynch.

          To the limited extent that the Fund may from time to time hold assets in foreign currencies (generally, the Fund holds foreign currencies only temporarily as a result of profits recognized on positions held on foreign exchanges which, as a matter of administrative convenience for Merrill Lynch, are converted into dollars weekly rather than daily), Merrill Lynch receives bid-ask spreads upon the periodic exchange of such currencies into dollars.

Interest Paid By MLF To The Fund
--------------------------------

          All the return achieved by the Government Securities acquired on behalf of the Fund by MLAM is paid to the Fund. MLF receives no benefit from the possession of such assets (in a custodial account opened in the name of the Fund). In respect of the remaining approximately 20% of the Fund's assets which are held by MLF in its customer accounts, Merrill Lynch retains for its own benefit the difference between (a) the aggregate return it is able to achieve from a combination of investing (or hiring MLAM to invest) customer funds in CFTC-authorized securities and depositing such funds in offset accounts, and (b) the interest which MLF agrees to pay to each of its customers. MLF's interest income arrangements with different customers vary. In the case of the Fund, MLF has agreed to credit the Fund with interest as if the Fund's Available Assets on deposit in U.S. dollars with MLF and not managed by MLAM were invested at 1/2 of 1% per annum below the prevailing 91-day Treasury bill rate, while charging or crediting the Fund with certain amounts in respect of its trading on foreign exchanges as described under "--Trading on Foreign Exchanges," above. Available Assets are the same as Net Assets but do not include monies due to the Fund in respect of open forward contracts, commodity options and certain other interests, such as various foreign futures contracts, but which have not actually been received by the Fund. Conversely, Available Assets are not reduced, as are Net Assets, by monies due from, but not yet paid by, the Fund in respect of such open positions or in respect of accrued but unpaid expenses or charges. Available Assets may, at any given time, be either higher or lower than Net Assets for purposes of determining the Net Asset Value per Unit.

Aggregate Return Earned By Merrill Lynch
----------------------------------------

          The aggregate interest income and other economic benefits to the Merrill Lynch organization -- net of the interest credits paid to the Fund, the expenses of maintaining and managing the MLF customer portfolio and of margining MLF customers' trading positions -- derived from the various sources of revenue available to Merrill Lynch from possession of the Fund's assets not managed by MLAM (Merrill Lynch receive no benefit from possession of the Fund's assets managed by MLAM) generally ranged between 1/4 of 1% and 3/4 of 1% per annum of the Fund's average daily Available Assets in MLF's customer accounts not managed by MLAM. Merrill Lynch's net revenues from possession of MLF customer funds are expected to continue to fall within this range under single currency margining (which reduces Merrill Lynch's administrative expense as well as, to a limited extent, the Fund's potential exchange-rate exposure on its margin deposits). These net revenues to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLF and MLIP, respectively.

Forward Transactions
--------------------

          Spot and forward currency contracts are the only non-exchange traded instruments held by the Fund.

          To date, approximately 20% to 30% of the Fund's trades by volume have been in forward currency contracts, but from time to time the percentage of the Fund's trading represented by forward currency trades may fall substantially outside this range. In using the F/X Desk, the Fund trades through MLF. Because the Fund need not deposit any margin with MLF in respect of the Fund's forward trading, the Fund's additional risk in trading in such unregulated markets should be limited to a possible loss of unrealized profits on open forward positions which a counterparty accessed through MLF would not, in the event of its bankruptcy, be able to pay to MLF for the account of the Fund.

          Having the Fund (and other MLF clients using the F/X Desk) trade through the F/X Desk on the basis of MLF's credit lines permits the F/X Desk to access a wide range of counterparties without need of such counterparties evaluating the individual credit of the Fund (or any other MLF client).

                                    CHARGES

                  The following table summarizes the charges incurred by the Fund during 1994 (2 2/3 months), 1995 and 1996 (9 months).

                                 1/1/96 - 9/30/96                      1/1/95 - 12/31/95                  10/12/94 - 12/31/94
                                 ----------------                      -----------------                  -------------------
                                              Cost as a %                          Cost as a %
                                                  of                                   of                            Cost as a % of
                                                Average                              Average                            Average
                                   Dollar      Month-End                Dollar      Month-End              Dollar      Month-End
        Cost                       Amount     Net Assets*               Amount     Net Assets              Amount     Net Assets*
        ----                       ------     ----------                ------     ----------              ------     -----------
Brokerage
Commissions**                  $3,588,269        5.72%                $3,216,364      5.76%               $405,653        5.61%

Administrative
Fees**                             96,980        0.16                     86,928      0.16                  10,964        0.15

Reimbursement of
Organizational and
Initial Offering
Costs                              59,775        0.09                     79,700      0.14                  17,712        0.24

Profit Shares                     319,464        0.51                    652,366      1.17                 129,169        1.79
                                  -------                                -------      ----                 -------        ----
       Total                   $4,064,488        6.48%                $4,035,358      7.23%               $563,498        7.79%
                               ==========        ====                 ==========      ====                ========        ====

-------------------------------

* Annualized. Only approximately 60% of the Fund's assets were allocated to trading during the periods presented; accordingly, percentage figures would be correspondingly higher as a percentage of the Fund's trading assets.

** A portion of the Brokerage Commissions in prior periods have been reclassified to conform to the current period presentation of the Administrative Fees.

                                --------------

                  The flat-rate Brokerage Commissions and Administrative Fees will in the future likely be higher than those in the foregoing table as the Units issued under this Prospectus will trade at 75% rather than 60% initial average.

                  The Fund's average month-end Net Assets during 1994 (2 2/3 months), 1995 and 1996 (9 months) equalled $32,552,448, $55,827,125 and
$83,687,751, respectively.

                  The foregoing table does not reflect the bid-ask spreads paid by the Fund on its forward trading, or the benefits which MLF derives from possession of the Fund's assets. See "Use of Proceeds and Interest Income --Interest Earned and Paid by MLF on a Portion of the Fund's Assets" at page 40.

                  During 1994 (2 2/3 months), 1995 and 1996 (9 months), the Fund earned $377,303, $3,415,670 and $3,465,370 in interest income, or approximately 1.16%, 6.12% and 4.14% of the Fund's average month-end Net Assets.

                  See the Breakeven Table included in the "Summary" at page 9.

                            -----------------------


                           Charges Paid by the Fund

Recipient                     Nature of Payment                      Amount of Payment
---------                     -----------------                      -----------------
MLIP                          Organizational and                     The Fund is reimbursing MLIP for organizational and initial
                              initial offering costs                 offering costs in 36 monthly installments of $6,642 (a total of
                                                                     $239,100) ending October 31, 1997.

MLF                           Brokerage Commissions                  A flat-rate monthly commission of 0.7708 of 1% of the month-end assets committed to trading. The Fund initially commits 75% of the capital attributable to each series of Units to trading.
                                                                     MLF Use of Fund assets MLF receives an aggregate annual benefit from the use of the Fund's assets not managed directly by MLAM
                                                                     (after payment of interest to the Fund of between 1/4 of 1% and
                                                                     3/4 of 1% of the Fund's average daily Available Assets).

MLIP                          Administrative Fees                    A flat-rate monthly charge, payable to MLIP, of 0.020833 of 1%
                                                                     of the Fund's month-end assets committed to trading (the Fund will initially commits 75% of the capital attributable to each series of Units to trading), MLIP pays all of the Fund's
                                                                     routine administrative costs.

MLIB                         Bid-ask spreads                         Under MLIP's F/X Desk arrangements, MLIB receives bid-ask
                                                                     spreads on all forward trades executed on behalf of the Fund with MLIB.

Other                         Bid-ask spreads                        The counterparties other than MLIB with which the F/X Desk
  Counterparties                                                     deals each receive bid-ask spreads on the forward trades
                                                                     executed with the Fund.

MLIP                          F/X Desk service fees                  Under the F/X Desk arrangements, MLIP or another Merrill Lynch entity receives a service fee equal, at current exchange rates, to approximately $5.00 to $12.50 on each purchase or sale of each futures contract-equivalent forward contract executed with counterparties other than MLIB.

MLIB                          EFP differentials                      MLIB or an affiliate receives a differential spread for
                                                                     exchanging the Fund's spot currency positions for equivalent futures positions.

Government Securities         Bid-ask spreads                        The dealers with which MLAM executes Govern-ment Securities
  Dealers                                                            trades include bid-ask spreads in the prices they quote to the
                                                                     Fund.



                       Charges Paid by the Fund (cont.)

Recipient                     Nature of Payment                      Amount of Payment
---------                     -----------------                      -----------------
Trading Advisors              Profit Shares                          Currently, 15% or 20% (depending on the Trading Advisor) of any
                                                                     New Trading Profit as of the end of each calendar quarter and upon redemption of Units. New Trading Profit is calculated separately in respect of each Advisor's individual performance for each series of Units, not the overall performance of each series of Units.

MLF;                          Extraordinary expenses                 Actual costs incurred; none paid to date, and expected to be
  Others                                                             negligible.


                           -------------------------

Organizational and Initial Offering Costs

                  MLIP advanced the organizational and initial offering costs of the Fund, which totaled $239,100. The Fund is reimbursing MLIP for such costs in 36 equal monthly installments of $6,642 each, through October 31, 1997. The accrued liability for the remaining reimbursement of organizational and initial offering costs does not reduce Net Assets for any purpose (other than financial reporting).

Brokerage Commissions

                  Commodity Brokerage Commissions are typically paid on the completion or liquidation of a trade and are referred to as round-turn commissions, which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Fund does not pay its commodity Brokerage Commissions on a per-trade basis, but rather at a monthly flat rate of 0.7708 of 1% of the Fund's month-end assets committed to trading (a 9.25% annual rate). MLF receives these flat-rate payments irrespective of the number of trades executed on the Fund's behalf. These Brokerage Commissions include the Advisors' Consulting Fees and all execution and clearing costs. Month-end assets committed to trading are not reduced for purposes of calculating Brokerage Commissions by any accrued but unpaid Profit Shares, Administrative Fees or the accrued Brokerage Commissions being calculated. The Fund could obtain lower rates for similar brokerage services from firms other than MLF.

                  The Fund initially commits 75% of the capital attributable to each series of Units to the Trading Advisors for management. At this leverage factor, the Brokerage Commissions equal 6.94% per annum of the average total month-end assets attributable to each series, including assets not allocated to trading.

                  The Fund's Brokerage Commissions are allocated among the outstanding series of Units pro rata based on the respective month-end assets which each series commits to trading, without reduction for accrued but unpaid Profit Shares, Administrative Fees or Brokerage Commissions.

                  During 1994 (22/3 months), 1995 and 1996 (9 months), the Fund paid Brokerage Commissions of $416,617, $3,303,292 and $3,685,249, respectively; (including the Administrative Fee portion of the Brokerage Commissions which was recharacterized as such as of January 1, 1996) these flat-rate Brokerage Commissions were the approximate equivalent of per-trade commissions of $53, $134 and $116, respectively. These "round-turn" equivalent rates were somewhat higher than those of most MLIP funds. The per-trade equivalent of the Fund's flat-rate commodity Brokerage Commissions varies over time depending upon the frequency with which the Advisors trade.

                  The audited financial statements distributed by MLIP to Limited Partners include the approximate round-turn equivalent commission rate paid by the Fund during the previous year.

              State securities administrators require MLIP to state that Brokerage Commissions paid by the Fund shall not be increased while redemption charges are in effect. Moreover, MLIP has undertaken to various state securities commissions that in no event will MLIP increase the 9.5% annual "wrap fee" (which, as of January 1, 1996, includes the 9.25% annual Brokerage Commissions and 0.25% annual Administrative Fee) without the unanimous consent of all Limited Partners. In fact, MLIP has never raised the Brokerage Commissions paid by any of its funds and has on a number of occasions reduced such charges. In addition, MLIP has been required by various state regulators to make the following disclosure:

                  The Fund's "Brokerage Commissions" and Administrative Fees constitute a "wrap fee." The "wrap fee" is ML&Co.'s only source of revenues from the Fund (other than the benefits derived from the possession of the Fund's assets as described under "Use of Proceeds and Interest Income"), from which revenues ML&Co. must pay a variety of different costs and expenses. The level of the "wrap fee" is set with these costs and expenses in mind. Different ML&Co. entities pay the following costs and expenses with respect to the operation of the Fund:
         (a) administrative expenses; (b) selling commissions; (c) ongoing compensation to Financial Consultants; (d) all costs of executing the Fund's futures trades; (e) the Advisors' Consulting Fees; (f) MLAM's advisory fees; and (g) ML&Co. employee discounts. All of these costs and expenses, not only execution costs, are reflected in the 9.5% annual "wrap fee" (including both the Brokerage Commissions and the Administrative Fees) charged to the Fund.

                  PROSPECTIVE INVESTORS MUST BE AWARE THAT THE "BROKERAGE COMMISSIONS" AND "ADMINISTRATIVE FEES" CHARGED TO THE FUND IN FACT INCLUDE A SIGNIFICANT NUMBER OF COSTS OTHER THAN THOSE OF ACTUALLY EXECUTING THE FUND'S TRADES OR PROVIDING ADMINISTRATIVE SERVICES TO IT. SUCH FLAT-RATE "BROKERAGE COMMISSIONS" AND "ADMINISTRATIVE FEES" MAY NOT BE INCREASED, IN THE AGGREGATE, ABOVE THE CURRENT ANNUAL LEVEL OF 9.5% OF THE AVERAGE MONTH-END ASSETS COMMITTED TO TRADING WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS.

                  MLF pays, from the Brokerage Commissions received by it, all costs of executing the Fund's futures trades, including the NFA transaction fees assessed on the Fund's futures trading on United States exchanges. Such fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option contract.

                  A number of the Advisors execute trades through brokers other than MLF, in which case the trades are "given-up" to be cleared by MLF. The additional costs involved in such third-party trade executions are paid by MLF.


Use of Fund Assets

                  As described under "Use of Proceeds and Interest Income" at pages 39-41, Merrill Lynch receives a net benefit, after payment of all related costs and the interest due to the Fund, of between 1/4 of 1% and 3/4 of 1% of the Fund's average daily Available Assets not managed by MLAM (approximately 10% to 15% of total Available Assets of the Fund) from possession of such assets.

Administrative Fees

                  As of January 1, 1996, MLIP began charging flat-rate monthly Administrative Fees of 0.020833 of 1% of each series of Units' month-end assets committed to trading (a 0.25 of 1% annual rate). Month-end assets for such pur-poses are not reduced by accrued but unpaid Profit Shares or the Administrative Fees being calculated. At the same time, the Fund's flat-rate Brokerage Commissions were reduced in an amount corresponding to the Administrative Fees, so that there was no increased expense to the Fund.

                  MLIP pays the ongoing administrative costs of the Fund, including the expense of updating this Prospectus. During 1994 (2-2/3 months), 1995 and 1996 (9 months), MLIP paid $36,900, $31,142 and $96,980, respectively, in administrative expenses relating to the Fund.

Bid-Ask Spreads


                  Many of the Fund's currency trades are executed in the forward markets, in which participants include in their pricing a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such spreads does not reduce the flat-rate Brokerage Commissions paid by the Fund.

F/X Desk Service Fees; EFP Differentials


                  The Fund trades forward contracts through the F/X Desk. The F/X Desk gives the Fund access to counterparties in addition to (but also including) MLIB. MLIP (or another Merrill Lynch entity) charges a service fee equal to, at current exchange rates, approximately $5.00 to $12.50 on each purchase or sale of a futures contract-equivalent face amount of a given currency traded in the forward markets. No service fees are charged on trades awarded to MLIB (which receives bid-ask spreads on such trades).

                  In its exchange of futures for physical ("EFP") trading with Merrill Lynch, the Fund acquires spot or forward (collectively, "cash") currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Fund's other F/X Desk trading. When the Fund exchanges these positions for futures, there is a differential between the prices of the two positions. This differential reflects, in part, the different settlement dates of the cash and the futures contracts and prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity. EFPs are a trading technique which effectively permits an Advisor to establish a futures position out of normal exchange hours as well as to obtain a single price for an entire large order, whereas when large orders are executed on the futures exchange floor, they tend to be broken up into a number of different futures trades, each of which may be bought or sold at a different price. The current Advisor group makes very little use of EFPs.

                  The combined F/X Desk service fees and EFP differentials have to date not exceeded 1/4 of 1% of the Fund's average month-end traded assets on an annual basis.


Securities Bid-Ask Spreads

                  The Fund's Government Securities trades are executed with dealers unaffiliated with any Merrill Lynch entity on an arm's-length best net price and execution basis. MLAM is required to use unaffiliated dealers to execute the Fund's securities trades, because applicable SEC rules prohibit an investment adviser such as MLAM from executing -- either itself or through an affiliate -- any securities trades on a principal-to-principal basis with a client (virtually all Government Securities trades are executed on a principal-to-principal basis in the over-the-counter, rather than on an agency basis on an exchange, market).

Profit Shares

                  John W. Henry & Company, Inc. receives a quarterly Profit Share of 15% and Chesapeake Capital Corporation of 20%, in each case of any New Trading Profit earned by such Advisors, respectively, for each series of Units considered independently. The non-core Advisors generally receive quarterly Profit Shares of 15% to 20% of any New Trading Profit which they earn for each series, also considered individually. Advisors could receive Profit Shares from one series of Units but not from others due to the different times at which the series began trading. For example, the account managed by an Advisor for the series of Units sold as of April 1, 1997 might incur losses during the second quarter of 1997. Accordingly, such Advisor will have a loss carryforward with respect to such series at the time that the series sold as of July 1, 1997 was issued. The July 1, 1997 series would not, of course, be issued with any loss carryforward (as such series would have incurred no losses as of its date of issuance). Consequently, if such Advisor traded profitably in the third quarter of 1997, such Advisor would be entitled to a Profit Share in respect of the July 1, 1997 series, although such Advisor may not have recognized the losses incurred by the April 1, 1997 series during such third quarter.

                  New Trading Profit for purposes of calculating each Trading Advisor's Profit Share includes (i) realized trading profit (loss) plus or minus
(ii) the change in unrealized trading profit (loss) on open positions and is calculated after payment of all or a portion of the monthly Brokerage Commissions and Administrative Fees, but is not reduced by Profit Shares previously paid. New Trading Profit does not include interest or any yield enhancement return earned on the Fund's assets. Organizational and initial offering cost reimbursement payments do not reduce New Trading Profits for purposes of calculating Profit Shares. New Trading Profit is only generated to the extent that a Trading Advisor's cumulative New

Trading Profit exceeds the highest level of cumulative New Trading Profit achieved by such Advisor as of the end of any previous calendar quarter (or $0, if an Advisor has traded unprofitably for a series of Units).

                  In the case of certain Advisors, New Trading Profit is not reduced by the full amount of the Brokerage Commissions paid by their Fund account.

                  In the case of Units redeemed as of the end of any month that is not the end of a calendar quarter, the Net Asset Value at which such Units are redeemed will reflect a reduction for the per-Unit Profit Share accrued in respect of each Advisor's account (equally reducing the attributable Net Asset Value of all Units) as if the redemption date were at calendar quarter-end. The amounts so deducted will be paid to the appropriate Advisor(s) and will not be subject to being returned to the Fund or the redeeming Limited Partners, irrespective of subsequent losses during the quarter.

                  Redemption charges do not reduce New Trading Profit.

                  The Profit Shares are calculated separately in respect of each series of Units.

                  Reduction of the assets attributable to a particular series of Units managed by a Trading Advisor, whether due to redemptions, distributions or reallocations of assets by MLIP away from such Trading Advisor (but not as a result of trading losses), results in (i) a proportional pay-out of any accrued Profit Shares and (ii) a proportional decrease in any cumulative loss carryforwards (i.e., shortfalls between the current level of Trading Profit and the "high water mark" level of cumulative Trading Profits as of cumulative the end of any previous calendar quarter, or $0 if higher) for Profit Share calculation purposes.

                  Assume that as of the end of a series' first calendar quarter of trading, Chesapeake Capital Corporation ("Chesapeake") had, after all or a portion of the allocable monthly Brokerage Commissions and Administrative Fees, a realized profit of $50,000 and an unrealized profit of $150,000 in respect of such series. The New Trading Profit in respect of such series would equal $200,000. The entire amount would represent an increase in cumulative Trading Profit allocable to such series and 20%, or $40,000 would be paid by such series to Chesapeake. Assume also that during the second quarter of such series' trading, again after all or a portion of allocable monthly Brokerage Commissions and Administrative Fees, the Chesapeake account had realized additional profits of $60,000 on its closed-out positions but incurred a decrease in the unrealized profits on its open positions of $50,000 in respect of such series. Cumulative Chesapeake Trading Profit allocable to such series would have increased to $210,000, and 20% of such $10,000 increase or $2,000 would be paid by such series to Chesapeake. If the assets allocable to the series and managed by Chesapeake were subsequently to sustain losses, Chesapeake would not be required to refund any of the Profit Shares previously paid by the series, but it would not be until Chesapeake's cumulative Trading Profit allocable to the series exceeded $210,000 as of a calendar quarter-end that Chesa-peake would again generate New Trading Profit in respect of such series that would be subject to additional Profit Share accruals. The Fund pays Profit Shares in respect of each series of Units to each Trading Advisor based on each such Advisor's individual performance, rather than paying Profit Shares based on the overall performance of any such series. It is likely that there will be periods when the aggregate New Trading Profits on which Profit Shares are paid by a series to one or more Trading Advisors are exceeded by the losses incurred in respect of such series by one or more of the other Trading Advisors.

                  In calculating New Trading Profit, Profit Shares paid at previous quarter-ends do not reduce cumulative New Trading Profit in subsequent periods (i.e., the Trading Advisors do not have to earn back Profit Shares previously paid to them in order for the Fund account managed by them to generate additional New Trading Profit on which an incremental Profit Share will accrue).

                  Redemption charges do not reduce New Trading Profit for purposes of calculating the Profit Shares.

                  Termination of an Advisory Agreement is treated as if the date of termination were at calendar quarter-end for purposes of calculating any Profit Shares due to an Advisor.

                  If a new or replacement Advisor is retained, such Advisor calculates its Profit Shares without regard to any losses previously incurred by any series of Units.

                  During the last 2 2/3 months of 1994, 1995 and the first three quarters of 1996, the Fund paid Profit Shares of $129,169, $652,366 and $319,464, and had net income of $579,894, $5,186,492 and $1,974,174, respectively. These Profit Shares equalled 0.4%, 1.17% and 0.38% of average month-end Net Assets.



                  Because the Profit Shares are generally calculated on a quarterly basis, it is possible, irrespective of the fact that the Profit Shares are paid separately to each Advisor based on its individual performance for each series, that a series will pay substantial Profit Shares during a year even though the Net Asset Value per Unit of such series declines substantially during such year.

                  Profit Shares paid may have little direct correlation with Limited Partners' investment experience in the Fund. MLIP's multi-advisor funds have historically paid substantial Profit Shares even during periods when they were incurring losses.

Extraordinary Expenses

                  The Fund is required to pay any extraordinary charges (such as taxes) incidental to its trading. No extraordinary charges have been paid by the Fund to date, and in MLIP's experience managing other futures funds such charges have been negligible.


                             --------------------

                  MLIP sends each Limited Partner a monthly statement that includes a description of performance during the prior month and sets forth, among other things, the Brokerage Commissions, Administrative Fees and Profit Shares paid or accrued during such month.

                             --------------------

                         Charges Paid by Merrill Lynch

                  The following costs are paid by the Merrill Lynch entities indicated below. In each case, these entities receive substantial revenues, directly or indirectly, from the Fund.

Selling Commissions; Ongoing Compensation

                  MLIP pays the selling commissions due on the Units, as well as the ongoing compensation due on the Units which remain outstanding for more than twelve months. See "Plan of Distribution -- Selling Agent Compensation" at page 64.

                  Through September 30, 1996 MLIP had paid a total of $5,037,521 in selling commissions (in the form of production credits, not cash out-of-pocket) on sales of the Units.

                  The first monthly installments of ongoing compensation began to accrue as of October 1, 1995 on the Series A Units sold as of October 1, 1994. Through September 30, 1996, MLIP paid a total of $238,777 in ongoing compensation (in the form of "production credits," not cash out-of-pocket).

Consulting Fees

                  The Trading Advisors each enter into a Consulting Agreement with MLF. Pursuant to such Consulting Agreements, MLF pays monthly Consulting Fees to each of the Advisors: Chesapeake receives 0.167% (2% annually), and JWH 0.333% (4% annually) of the month-end assets of the Fund committed to each of them, respectively.

                  Currently all non-core Advisors receive consulting fees equal to or less than 0.167% (2% annually) of the month-end Fund assets committed to their management.

                  MLIP anticipates that the consulting fees paid to Advisors in the future will generally fall within the range of 1% to 4% annual rate, but such fees could fall outside of such range in certain cases.

                  During 1994 (22/3 months), 1995 and 1996 (9 months), MLF paid Consulting Fees of $106,951, $858,044 and $951,439, respectively, or approximately 0.33%, 1.54% and 1.14% of the Fund's average month-end Net Assets during these periods.

MLAM  Fees

                  MLF pays MLAM annual management fees of 0.20% on the first $25 million of Fund capital managed by MLAM, 0.15% on the next $25 million of capital, 0.125% on the next $50 million, and 0.10% on capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM. In the event that MLF for some reason fails to make prompt payment to MLAM, MLIP is responsible for doing so.

                  During 1994 (22/3 months), 1995 and 1996 (9 months), MLF expensed approximately $11,319, $70,670 and $121,949, respectively, in cash management fees paid or accrued to MLAM.

                              Redemption Charges

                  Units redeemed on or prior to the end of the twelfth full month after issuance are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges are paid to MLIP.

                  If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% charge is waived to the extent that the redemption proceeds are reinvested. However, the Units acquired upon reinvestment of redemption proceeds are subject to a 3% redemption charge for the twelve months following the date of their issuance, not of the issuance of the redeemed series.

                  For purposes of determining whether redemption charges apply, Units are considered to be issued as of the first day of the calendar quarter immediately following the quarter during which the subscriptions for such Units are accepted.

                  Receipt of redemption charges does not reduce the Fund's reimbursement obligations to MLIP for organizational and initial offering costs or for the payment of any other expense charged to the Fund as described herein.


                  During 1994 (22/3 months), 1995 and 1996 (9 months), MLIP received a total of $7,436, $57,489 and $32,597, respectively, in redemption charges.

                              CERTAIN LITIGATION

JWH

                  In September 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County and in the State Supreme Court, New York County. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Dean Witter commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of the investors.

MLIP

                  ML&Co. -- the sole stockholder of Merrill Lynch Group, Inc. (which is the sole stockholder of MLIP and MLF) and of MLPF&S, and the 100% indirect owner of all Merrill Lynch entities involved in the operation of the Fund -- as well as certain of its subsidiaries have been named as defendants in numerous civil actions and arbitration proceedings arising out of their respective business activities.

                  The following actions have been filed against or on behalf of ML&Co. in connection with ML&Co.'s business activities with the Treasurer-Tax Collector of Orange County, California ("Orange County") or from the purchase of debt instruments issued by Orange County that were underwritten by MLPF&S. On December 6, 1994, bankruptcy petitions were filed on behalf of Orange County and the Orange County Investment Pools (the "Pools") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). The Pools' bankruptcy petition subsequently was dismissed. The currently pending actions involving ML&Co. and Orange County include, in the order summarized below: an action in the names of Orange County and the current Orange County Treasurer-Tax Collector; actions by investors and participants in the Pools; actions by investors in ML&Co. or affiliated entities; and actions by holders of bonds or other debt instruments issued by or on behalf of Orange County and other public entities which had funds controlled by the Orange County Treasurer-Tax Collector.

                  On January 12, 1995, an action was commenced in the Bankruptcy Court by Orange County and the Pools against ML&Co. and certain of its subsidiaries (the "Orange County Action"). Orange County filed a first amended complaint on June 6, 1995, which was dismissed on October 17, 1995. Orange County filed a second amended complaint on October 25, 1995 adding John M.W. Moorlach, the current Orange County Treasurer-Tax Collector, as a plaintiff, and alleging, among other things, that ML&Co.'s liquidation of certain securities entitles the plaintiffs to relief under Sections 362, 502, 510, 549 and 922 of Title 11 of the United States Code (the "Bankruptcy Code"), that various securities transactions between Orange County and/or the Pools and ML&Co. and its subsidiaries violated California law and are null and void, that ML&Co. and its subsidiaries violated Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder, Section 25401 of the California Corporations Code (the "California Code"), Section 17200 of the California Business and Professions Code, Sections 1709-10 of the California Civil Code, breached fiduciary duties, aided and abetted breaches of fiduciary duty and conspired to make unauthorized use of public funds.

Damages in excess of $2 billion, injunctive and declaratory relief are sought.

                  On March 1, 1995, the parties entered into an agreement pursuant to which the proceeds from the sale of securities purchased by ML&Co. from Orange County pursuant to certain master repurchase agreements are to be used to purchase short-term Treasury bills or Treasury notes that will be identifiable and held separate and subject to any rights that ML&Co. may have in the master repurchase agreements. This agreement may be terminated by ML&Co. upon 30 days' written notice.

                  On October 17, 1996, the United States District Court for the Central District of California withdrew the reference to the Bankruptcy Court of the Orange County Action. The case is now pending in the District Court.

                  On December 13, 1994, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of individuals whose funds were deposited with the Orange County Treasurer-Tax Collector pursuant to proceedings in California Superior Court (the "DeLeon Action"). On December 27, 1994, plaintiffs filed a first amended class action complaint; on April 19, 1995, plaintiffs filed a second amended complaint which was dismissed on November 13, 1995; and on December 18, 1995 plaintiffs filed a third amended complaint. As amended, the DeLeon Action is brought on behalf of the same individuals on whose behalf the action was originally brought and on behalf of individuals who invested funds in the Pools representing deferred compensation and/or retirement funds. The defendants include ML&Co., a subsidiary of ML&Co. and an employee of ML&Co. Plaintiffs allege, among other things, that the defendants breached fiduciary duties, aided and abetted breaches of fiduciary duties, conspired to breach a fiduciary duty and committed professional negligence in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought. On May 10, 1996, pursuant to agreement of the parties, the court entered an order staying this action pending final resolution of the Orange County Action described above.

                  On January 10, 1995, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of persons whose funds were deposited in the Pools pursuant to proceedings in California Superior Court (the "Small Action"). ML&Co., a subsidiary of ML&Co., an employee of ML&Co. and Robert L. Citron, formerly the Treasurer-Tax Collector of Orange County, are named as defendants. Plaintiffs allege claims for breach of fiduciary duty and fraud in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Injunctive relief and damages in an unspecified amount are sought. The complaint in this action was never served.

                  On September 15, 1995, an action was commenced in the Superior Court of the State of California, San Francisco County, by twelve California public entities (the "Atascadero State Court Action"). On April 10, 1996, a first amended complaint was filed. Named as defendants are ML&Co., certain subsidiaries of ML&Co. and three past or present employees of ML& Co. (two of whom have been dismissed without prejudice by agreement of the parties). As amended, the complaint alleges, among other things, that the defendants committed fraud and deceit, negligence, negligent misrepresentation, conversion, breached fiduciary duties, aided and abetted breaches of fiduciary duty and violated California

Penal Code Section 496 and the California Unfair Business Practices Act, Sections 25400, 25401, 25500 and 25501 of the California Code and the Racketeer Influenced and Corrupt Organizations Act ("RICO"), in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Injunctive relief, rescission, restitution and damages in excess of $50 million are sought. The case has been transferred to Contra Costa County, California.

                  On November 27, 1995, an action was commenced in the United States District Court for the Central District of California by fourteen California public entities (the "Atascadero Federal Court Action"). On March 22, 1996, an amended complaint was filed. Named as defendants are ML&Co., certain subsidiaries of ML&Co. and three past or present employees of ML&Co. (two of whom have been dismissed without prejudice by agreement of the parties). John Moorlach is named as a nominal defendant. As amended, the complaint alleges, among other things, that defendants violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder, Sections 25400, 25401, 25500 and 25501 of the California Code, Section 496 of the California Penal Code, the California Unfair Business Practices Act, and RICO, committed fraud and deceit, negligence and negligent misrepresentation, conversion, breached fiduciary duties, and aided and abetted breaches of fiduciary duty, in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Rescission, restitution and damages in excess of $50 million are sought.

                  Beginning on December 5, 1994, five derivative actions purportedly brought on behalf of ML&Co. were filed in the Supreme Court of the State of New York, New York County (the "Wilson Actions"). On February 21, 1995, the court consolidated the actions and an amended consolidated complaint was filed on June 5, 1995 naming as defendants 22 present or past directors, officers or employees of ML&Co. and/or certain of its subsidiaries. The amended complaint alleges, among other things, breach of fiduciary duty and oversight failures, waste of corporate assets and claims for indemnification in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. ML&Co. is named as a nominal defendant in these actions. Damages in an unspecified amount are sought on behalf of ML&Co. against the individuals named as defendants. The Court dismissed this action on August 7, 1996. A notice of appeal was filed on September 11, 1996.

                  On December 16, 1994, a purported class action was commenced in the United States District Court for the Southern District of New York (the "Balan Action"). An amended complaint was filed on May 15, 1995. As amended, the Balan Action is brought on behalf of purchasers of ML&Co.'s common stock between March 31, 1994 and December 6, 1994, and names as defendants ML&Co. and two of its directors and officers. The plaintiff alleges, among other things, violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder in connection with ML&Co.'s disclosure with respect to its business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought.

                  Beginning on December 8, 1994, ten purported class actions were commenced in the United States District Court for the Central District of California on behalf of individuals who purchased bonds or other debt instruments issued by or on behalf of Orange County during various periods of time (the "Smith Federal Court Action"). Plaintiffs filed an amended consolidated complaint on January 27, 1995, and a first amended consolidated complaint on February 27, 1995. As amended, the Smith Federal Court Action purports to be brought on behalf of all persons who purchased bonds or other debt instruments between July 1, 1992 and December 6, 1994 that were issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. The defendants in the first amended consolidated complaint are ML&Co., an employee of ML&Co., PaineWebber, Inc., CS First Boston Corp., Smith Barney, Inc., Lehman Brothers, Inc., Donaldson, Lufkin & Jenrette, Inc., Kidder, Peabody & Co., Inc., Stone & Youngberg, Rauscher Pierce Refsnes, Inc., Leifer Capital, Inc., Fieldman Rolapp & Associates, Inc., CGMS, Inc. and O'Brien Partners, Inc. Following a stipulation and order filed on July 17, 1995 dismissing certain state law claims without prejudice, the plaintiffs allege, among other things, that the defendants affiliated with ML&Co. violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder with respect to the sale of bonds and other debt instruments issued by Orange County and other public entities. Damages in an unspecified amount are sought. On April 1, 1996, the court granted a motion by plaintiffs to dismiss this action without prejudice.

                  On September 28, 1995, a purported class action was commenced in the Superior Court for the State of California, Orange County, asserting the state law claims previously dismissed in the Smith Federal Court Action (the "Smith State Court Action"). The Smith State Court Action is brought on behalf of the same purported class as the Smith Federal Court Action. Named as defendants are ML&Co., an employee of ML&Co. and the same defendants not affiliated with ML&Co. as in the Smith Federal Court Action and, in addition, KPMG Peat Marwick. Violations of Sections 25400, 25401, 25500, 25501 and 25504.1 of the California Code and fraud and deceit are alleged in connection with disclosure made with respect to the sale of bonds and other debt instruments issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought. Certain of the defendants in the Smith State Court Action other than ML&Co. and the employee of ML&Co. named as a defendant have entered into settlement agreements with the plaintiffs in these cases.

                  On March 9, 1995, an action (the "Kemper Action") was commenced in the Circuit Court of Cook County, Illinois, Chancery Division, by five money market mutual funds managed by Kemper Financial Services, Inc. (namely, the Cash Account Trust, Cash Equivalent Fund, Kemper Investors Fund, Kemper Money Market Fund and Kemper Portfolios). Named as defendants are a subsidiary of ML&Co. and an employee of ML&Co. The complaint alleges, among other things, that the defendants violated Sections 12A, 12F, 12G and 12I of the Illinois Securities Act and committed common law fraud with respect to disclosure made in connection with the issuance and sale of 1994-95 Taxable Notes that were issued by Orange County on July 8, 1994. Rescission and damages in an unspecified amount are sought. This action had been stayed until June 30, 1996. The court dismissed this action without prejudice on September 4, 1996 pursuant to agreement of the parties.

                  ML&Co. has also received formal and informal inquiries from various governmental entities and agencies examining the events underlying the above described litigation and is cooperating with these inquiries.

                  On December 16, 1994, a consolidated amended complaint was filed in In Re NASDAQ Market-Makers Antitrust Litigation, MDL No. 1023, in the United States District Court for the Southern District of New York. As subsequently amended, the complaint alleges that 33 market-makers, including MLPF&S, engaged in a conspiracy with respect to the "spread" between "bid" and "ask" prices for certain securities traded on NASDAQ by refusing to quote "bid" and "ask" prices in so-called "odd-eighths." The complaint purports to be brought on behalf of all persons who purchased or sold these securities between May 1, 1989 and May 27, 1994. The complaint alleges violations of antitrust laws and seeks compensatory damages in an unspecified amount, treble damages, declaratory and injunctive relief, and attorneys' fees and costs. Judgment against each of the defendants is sought on a joint and several basis. MLPF&S has filed an answer denying the allegations in the complaint. Discovery is proceeding.

                  In connection with their industry-wide investigations into the NASDAQ market, ML&Co., along with other named defendants, has received inquiries from the Antitrust Division of the Department of Justice and the SEC and is cooperating with these inquiries.

                  On July 17, 1996 the Antitrust Division of the United States Department of Justice filed a civil antitrust complaint against firms that make markets in NASDAQ securities, including MLPF&S. The complaint alleged that the firms violated Section 1 of the Sherman Act through a "common understanding" to follow a "quoting convention" that the complaint asserts had inflated the "inside spread" (the difference between the best quoted buying price and the best quoted selling price on NASDAQ) in certain NASDAQ stocks. This allegedly resulted in investors having to pay higher transaction costs for buying and selling stocks than they would have paid otherwise. At the same time the complaint was filed, a proposed settlement of the action was announced, pursuant to which the market maker defendants in the action have agreed not to engage in certain conduct. The proposed settlement, which is subject to court approval, provides, among other things, for the monitoring and tape recording by each of the market maker defendants of not less than 3.5 percent, or a maximum of 70 hours per week, of telephone conversations by its over-the-counter desk traders; the provision to the Department of Justice of any taped conversation that may violate the terms of the settlement; and for Department of Justice representatives to appear unannounced, during regular business hours, for the purpose of monitoring trader conversations as the conversations occur.

                  In each of the legal proceedings described below except for the stockholder derivative actions, the claims against the Merrill Lynch defendants (as defined below) have now either been dismissed pursuant to settlements or, under the terms of a settlement for which court approval is being sought, will be dismissed.

                  All the actions arise from certain securities trading transactions that occurred at year-end 1984, 1985, 1986 and 1988 between MLPF&S and Merrill Lynch Government Securities Inc. ("MLGSI") and a Florida insurance company, Guarantee Security Life Insurance Company ("GSLIC"), which was taken into liquidation. A principal focus of the allegations in the following civil proceedings is an assertion that GSLIC's purpose in engaging in the year-end transactions was to distort its apparent financial condition. It is claimed that GSLIC's former officers and employees improperly took assets from the company and its investment portfolio declined substantially in value before its true financial condition became known to insurance regulators, GSLIC's policyholders, and the creditors of GSLIC and its parent company, Transmark USA, Inc. ("Transmark").

                  On December 20, 1991, an action (the "Receiver Action") was commenced by the Florida Department of Insurance as Receiver of GSLIC (the "Receiver") in the Fourth Judicial Circuit Court in Duval County, Florida naming as defendants former officers, directors and shareholders of GSLIC and Transmark, GSLIC's former outside attorneys and accountants, MLPF&S, MLGSI and a former managing director of MLPF&S (the Merrill Lynch parties in the Receiver Action being referred to collectively as the "Merrill Lynch defendants"). The complaint alleges state law claims against the above-mentioned Merrill Lynch defendants for fraud, breach of fiduciary duty, conspiracy and aiding and abetting a breach of duty arising from their involvement in the year-end trades with GSLIC, alleges that GSLIC was damaged in excess of $300 million and seeks relief in an unspecified amount from the Merrill Lynch defendants. On July 14, 1995, an agreement was signed among the Receiver of GSLIC, the Merrill Lynch defendants, along with certain other named defendants, to settle this action. The court has entered an order severing for purposes of trial the claims against the settling defendants and otherwise staying all further proceedings in respect of such defendants. Pursuant to the terms of the final settlement agreement (executed on October 19, 1995) and subject to the finality of the court's Order of Final Approval of Settlement dated March 8, 1996, the Merrill Lynch defendants will pay $45 million to the Receiver, and the Receiver's claims against them will be dismissed in their entirety. On July 12, 1996, the plaintiffs in the Receiver Action entered a stipulation of discontinuance with prejudice with respect to all claims asserted against all defendants, including the Merrill Lynch defendants.

                  Substantially the same defendants are named in two consolidated lawsuits brought in federal court in Jacksonville, Florida on October 15, 1991 and on February 28, 1992 on behalf of an uncertified alleged class of purchasers of GSLIC insurance policies and annuities between 1984 and 1991 (the "Haag/Levine Action"). The complaint alleges substantially the same claims as the Receiver Action as well as claims under RICO and Section 10(b) of the Exchange Act and seeks unspecified money damages. The court has stayed the Haag/Levine Action pending the resolution of the Receiver Action. A condition of the settlement in the Receiver Action is dismissal of the claims in the Haag/Levine Action against the Merrill Lynch defendants, at no further cost to the Merrill Lynch defendants. Unopposed motions seeking this dismissal have been submitted to the court.

                  The Resolution Trust Corporation ("RTC"), as receiver for four failed savings institutions (CenTrust Association Savings Bank, Imperial Savings Association, FarWest Savings and Loan Association and Columbia Savings and Loan Association) in January 1993 and April 1993 filed civil actions in federal court in Jacksonville, Florida against ML&Co., MLPF&S, MLGSI, a former MLPF&S managing director, and former officers, directors and employees of Transmark and GSLIC (the "RTC Action"). The action seeks to recover damages as a result of purchases by the four above-named institutions of securities issued by Transmark, GSLIC's parent corporation. The claims alleged are substantially similar to those in the Haag/Levine Action mentioned above. In April 1993, Trans-Resources Inc., a company that alleges it also purchased Transmark securities, filed a complaint in the federal court in Jacksonville, Florida substantially following the allegations of the RTC Action and naming substantially the same defendants (the "Trans-Resources Action"). The RTC Action and Trans-Resources Action each seek compensatory and punitive damages in unspecified amounts, trebling of damages under the RICO claim, rescissory relief and reimbursement of the costs of suit. On August 10, 1995, an agreement was signed among the RTC and these Merrill Lynch defendants to settle the RTC Action, as well as all other pending litigation brought by the RTC against ML&Co. or its affiliates. Pursuant to the agreement, $4.5 million has been paid to the RTC in respect of the RTC Action, and the RTC's claims against these Merrill Lynch defendants have been dismissed in their entirety. On December 22, 1995, an agreement was signed among Trans-Resources and these Merrill Lynch defendants to settle the Trans-Resources Action. Pursuant to the agreement, $150,000 has been paid to Trans-Resources, and claims against the Merrill Lynch defendants in this action have been dismissed in their entirety.

                  In October 1991, two derivative actions purportedly brought on behalf of ML&Co. were filed in the Supreme Court of the State of New York, New York County, naming as defendants directors of ML&Co. who were directors at the time of the year-end securities transactions in question, among others. These cases, now consolidated, assert claims of breach of fiduciary duties in connection with the year-end securities transactions with GSLIC and other claims against Transmark and one of Transmark's principals. The damages sought in this action are unspecified. The court has stayed the action for all purposes pending a resolution of the above-mentioned related litigation in Florida.

                  ML&Co. believes it has strong defenses to, and will vigorously contest, the actions described above which are still pending. Although the ultimate outcome of the actions described above and other civil actions, arbitration proceedings and claims pending against ML&Co. or its subsidiaries as of the date of this Prospectus cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, it is the opinion of the management of ML&Co. that the resolution of these actions will not have a material adverse effect on the financial condition or the results of operations of ML&Co.

                             CONFLICTS OF INTEREST

Merrill Lynch Affiliated Entities

                  Other than the Trading Advisors, all parties involved in the operations of the Fund are affiliated with Merrill Lynch. Consequently, many of the business terms of the Fund have not been negotiated at arm's-length. Were investors to seek redress from Merrill Lynch for damages relating to the offering of the Units or the operations of the Fund, they (i) would be unlikely to have recourse against any Merrill Lynch entity which is not a direct party to an agreement with the Fund, and (ii) would be likely to have such recourse even in the case of such entities only on a derivative basis, suing not individually but in the right of the Fund.

                         ML PRINCIPAL PROTECTION L.P.
                       ASSOCIATED MERRILL LYNCH ENTITIES

                            [GRAPHIC APPEARS HERE]

General

                  No Merrill Lynch entity or Trading Advisor has established any formal procedures to resolve the conflicts of interest described below. Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably.

                  MLIP and its affiliates will, should the occasion arise, assert that Limited Partners have consented to the following conflicts of interest by subscribing to the Fund.

MLIP


Relationships among the Merrill Lynch Affiliates

                  MLIP and its affiliates are the Fund's primary service providers, other than the Trading Advisors, and will remain so even if using other firms would be more advantageous for the Fund.

Other Funds Sponsored by MLIP

                  MLIP might be able to add more value to the Fund were certain MLIP personnel to focus exclusively on managing the Fund, but none do so. MLIP benefits from operating accounts other than the Fund because such accounts generate significant revenues for it, and also diversify MLIP's exposure to one or more of such accounts performing poorly.

                  There is, in general, a shortage of qualified futures trading advisors available to manage customer assets. MLIP has a conflict of interest in selecting Trading Advisors for the Fund and for other accounts sponsored by MLIP.

                  MLIP has a conflict of interest in allocating assets among the Trading Advisors in that MLF receives more net benefit from the Brokerage Commissions paid by the Fund the more infrequently an Advisor trades. MLF receives a flat- rate fee for executing the Fund's futures trades. However, MLF incurs out-of-pocket costs in executing each such trade. The less frequently an Advisor trades, the lower these out-of-pocket costs to MLF and the greater its net revenues from the Fund.

                  MLIP may from time to time have a conflict of interest between facilitating the ongoing offering of the Units and making Advisor or other changes which MLIP would otherwise believe to be in the best interest of the Fund.

                  MLIP sponsors numerous funds and has financial incentives to favor certain of such funds over the Fund.

Leveraging Considerations

                  MLIP has a conflict of interest in determining the Fund's trading leverage between MLIP's interest in maintaining the leverage which it believes to be best for the Limited Partners and its interest in protecting ML&Co. from any potential liability under the ML&Co. guarantee. Although the Brokerage Commissions and the Administrative Fees paid increase as trading leverage is increased, added revenues are not a significant factor in MLIP's leverage policy, compared with its need to avoid any ML&Co. payments under the guarantee.


MLF; MLIB; and MLAM

                  MLF has numerous different clients and executes trades for a wide range of such clients in the same markets at or about the same time. Executing orders for different, and possibly competing, customers at the same time involves an inherent conflict of interest. Furthermore, as a result of executing orders for many other clients, MLF also has fewer resources to allocate to the Fund's account.

                  Certain clients of MLF pay materially lower brokerage rates than does the Fund. In the case of a number of such clients, particularly clients with an account as large as that of the Fund, the lower fees charged by MLF are in large part attributable to the significant costs incurred by MLIP and the ML&Co. group in sponsoring the Fund and distributing the Units being embedded in the Fund's Brokerage Commission costs. In the case of institutional accounts, no sponsorship or distribution costs are incurred by the Merrill Lynch organization, so that MLF can lower Brokerage Commissions without reducing the net revenue received by Merrill Lynch. See "Charges -- Charges Paid by Merrill Lynch" at page 48 above. Nevertheless, even factoring in sponsorship and distribution costs, certain institutional clients of MLF receive, as a result of arm's-length negotiations, better commission rates than the Fund.

                  MLF, MLIB and MLAM each have numerous clients, and they have financial incentives to favor certain of such clients over the Fund.

The Trading Advisors

Other Clients and Business Activities of the Trading Advisors

                  The Fund might benefit significantly from an exclusive focus by certain of the Trading Advisors on the Fund rather than on their other accounts, including accounts owned by their principals. The Fund could be adversely affected by the fact that the Trading Advisors trade other accounts at the same time that they are managing the Fund's account.

                  The Trading Advisors and their principals devote a substantial portion of their business time to ventures and accounts other than managing their Fund account, including, in some cases, ventures which are unrelated to futures trading.

                  Certain of the Trading Advisors act, or may in the future act, as sponsors of their own single or multi- advisor futures funds. Such funds may, from time to time, be in direct competition with the Fund for positions in the market.

                  Other client accounts managed by a Trading Advisor may significantly outperform its Fund account.

                  Each Trading Advisor has numerous clients and financial incentives to favor certain accounts over the Fund.

Brokers and Dealers Selected by Trading Advisors

                  Certain of the Trading Advisors have required, as a condition of their management of a Fund account, that such account trade through certain non-Merrill Lynch brokers (even though MLF remains the clearing broker for the Fund) with which such Trading Advisors have ongoing business dealings. Such Trading Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

                  Certain of the Trading Advisors execute a number of the trades for their Fund accounts through affiliated floor brokers.

Financial Consultants

                  Financial Consultants (the individual MLPF&S brokers) receive initial selling commissions and ongoing compensation in respect of the Units sold by them. Consequently, Financial Consultants have a financial incentive to encourage investors to purchase, and to discourage them from redeeming, their Units.

Proprietary Trading

                  MLIP, the Advisors, their respective affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. In doing so, such persons may take positions which are the same as or opposite to those held by the Fund. Prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not in violation of their fiduciary or other duties -- such persons may from time to time take positions in their proprietary accounts ahead of the positions taken for the Fund and on occasion orders may be filled more advantageously for the account of one or more such persons than for the Fund's account. Records of this trading will not be available for inspection by Limited Partners.

                              -------------------


                  While it is generally true that it is in the best interests of MLIP, the Trading Advisors and their respective affiliates and principals for the Fund to trade successfully, in particular circumstances any of the foregoing parties may receive significantly more benefit from acting in a manner adverse to the Fund than from acting in, or not opposed to, the Fund's best interests. It is very difficult, if not impossible, for Limited Partners to know or confirm that any of the foregoing persons is equitably resolving the conflicts of interest described above.

                       THE LIMITED PARTNERSHIP AGREEMENT

                  A copy of the Limited Partnership Agreement is included as Exhibit A to this Prospectus and is incorporated herein by reference. Section and page references below are to the Limited Partnership Agreement.

Limited Liability of Subscribers

                  The Limited Partnership Agreement provides that (except as otherwise provided by law -- for example, if the Fund is bankrupt or insolvent at the time that a distribution is made to a Limited Partner) no Limited Partner shall be personally liable for the debts of the Fund beyond the amount invested by such Limited Partner in the Fund, plus his or her share of any undistributed profits. (Section 7(e) at page LPA-6).

Assignments; Redemptions

                  Units may only be transferred with the consent of the General Partner, although the assignment of the economic interest represented by the Units (but not any of the other rights, such as the right to vote and receive monthly reports) does not require such consent. The General Partner will generally consent to assignees becoming substitute Limited Partners unless doing so would have adverse federal income tax consequences for the Fund.

                  A Limited Partner may redeem any or all of his or her Units at Net Asset Value as of the last business day of any month upon ten calendar days' irrevocable notice to his or her Merrill Lynch Financial Consultant. Payment of the redemption price of Units is generally made within ten business days of the effective date of redemption.

                  If Units are redeemed on or prior to the end of the twelfth full calendar month after their sale, 3% of such Units' redemption proceeds are paid to MLIP as an early redemption charge. No such redemption charges are assessed (even if otherwise applicable) on the redemption proceeds received by a Limited Partner who redeems Units as of the end of or during a calendar quarter and subscribes as of the date of redemption to the new series of Units to be issued as of the beginning of the immediately following quarter. The redemption charge period for Units acquired with reinvested redemption proceeds will, however, extend until after the end of the twelfth full month after the issuance of such newly acquired Units.

                  In general, redemption requests need not be made in writing. Limited Partners may simply contact their Merrill Lynch Financial Consultant. A Limited Partner who no longer has a Merrill Lynch account must request redemption in writing (signature guaranteed), by corresponding with MLIP at:
Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106. (Section 11 at page LPA-10).

Management of Partnership Affairs; Voting Rights

                  Limited Partners take no part in the management and have no voice in the operation of the Fund. (Section 8(a) at page LPA-6). Limited Partners may remove and replace MLIP as general partner of the Fund, and may, with the consent of MLIP, amend the Limited Partnership Agreement, except in certain limited respects, by the affirmative vote of holders of Units representing more than fifty percent (50%) of the outstanding Units of each series owned by Limited Partners. (Section 17(b) at page LPA-14). A majority of the Units of each series held by Limited Partners may also compel dissolution of the Fund. (Section 17(b) at page LPA-14). Ten percent (10%) of the Units then held by Limited Partners of any series have the right to bring a matter before a vote of the Limited Partners. (Section 17(c) at page LPA-15).

                   MLIP has no power under the Limited Partnership Agreement to restrict any of the Limited Partners' voting rights. (Section 17(c) at page LPA-15). Any Units purchased by MLIP or its affiliates are non-voting. (Section 6 at page LPA-3).

                  MLIP has the right unilaterally to amend the Limited Partnership Agreement to the extent that such amendment is not adverse to the Limited Partners and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 17(a) at page LPA-14).

                  In the event that MLIP or the Limited Partners vote to amend the Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units. (Section 17(c) at page LPA-15).

Reports to Limited Partners and Access to Records

                  The books and records of the Fund (including a list of Limited Partners and their addresses) are maintained at MLIP's principal office. Limited Partners and their duly authorized representatives have the right during normal business hours upon reasonable notice to MLIP to inspect such books and records for any purpose reasonably related to their interest as Limited Partners. MLIP will also mail copies of such books and records to Limited Partners upon request and receipt of reasonable reproduction and mailing costs. (Section 9 at page LPA-9).

                  Each month MLIP distributes summary statements of accounts to all Limited Partners. All tax information relating to the Fund necessary for the preparation of Limited Partners' federal income tax is distributed no later than March 15 of each year. Audited financial statements are distributed by March 31 of each year. (Section 9 at page LPA-9).

General

                  In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws (the "Guidelines"), the Limited Partnership Agreement provides that: (i) the Fund will make no loans (Section 8(c) at page LPA-7); (ii) no rebates or give-ups, among other things, may be received from the Fund by any Trading Advisor, MLIP, MLF, MLIB, MLAM or any affiliate of the foregoing, and such restriction may not be circumvented by reciprocal business arrangements among any Trading Advisor, MLIP, MLF, MLIB, MLAM or any of their respective affiliates and the Fund (Section 8(d) at page LPA-8); (iii) any agreements between the Fund and MLIP, MLF, MLIB, MLAM or any affiliate of MLIP, MLF, MLIB or MLAM must be terminable by the Fund upon no more than 60 days' written notice (Section 8(e) at page LPA-8); and (iv) the assets of the Fund will not be commingled with the assets of any other person (deposit of assets with a commodity broker, clearinghouse or forward dealer does not constitute commingling for these purposes). (Section 8(c) at page LPA-7).

                  All Advisors must meet the experience requirements of the Guidelines. (Section 8(f) at page LPA-8).

                  MLIP has agreed in the Limited Partnership Agreement to reimburse the Fund, with interest, for any advisory or other fees paid by the Fund during any fiscal year to any Advisor which exceed the 6% annual management fees and 15% quarterly incentive fees permitted by the Guidelines. (Section 8(a) at page LPA-6).

                        FEDERAL INCOME TAX CONSEQUENCES

                  MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, the following summary correctly describes the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer of acquiring, owning and disposing of Units.

Partnership Tax Status of the Fund and the Trading Partnership

                  MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, each of the Fund and the Trading Partnership in which the Fund invests is properly classified as a partnership for federal income tax purposes. MLIP believes that all of the income generated by the Fund to date has constituted, and all income expected to be generated will constitute, "qualifying income." Accordingly, Sidley & Austin has advised MLIP that, in its opinion, the Fund will not be subject to federal income tax as a corporation under the provisions applicable to "publicly-traded partnerships."

Taxation of Partners on Profits or Losses of the Fund

                  Each Partner is required for federal income tax purposes to take into account his or her allocable share of all items of Fund income, gain, loss or deduction. A Partner's share of such items for tax purposes generally is determined by the allocations in the Limited Partnership Agreement unless such allocations do not have "substantial economic effect" or are not in accordance with the Partners' interests in the Fund. Under the Limited Partnership Agreement, allocations are generally made in proportion to the capital accounts of each Unit of such series, and therefore such allocations should have substantial economic effect. However, in cases in which a Partner redeems part or all of his or her Units in the Fund the allocations of capital gain or loss specified in the Limited Partnership Agreement will not be in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Limited Partnership Agreement, MLIP files the Fund's tax return based upon such allocations. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited by the IRS. Nevertheless, a legal opinion is not binding on the IRS, and it is not certain that such allocations would, in fact, be respected upon audit. If such allocations were challenged and not sustained, some or all of a redeeming Partner's capital gain or loss could be converted from short-term to long-term, and each remaining Partner's share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

Limitations on Deductibility of Fund Losses

                  The amount of any Fund loss that a Partner is entitled to include in his or her personal income tax return is limited to his or her tax basis for his or her Units as of the end of the year in which such loss occurred. Generally, a Partner's tax basis for his or her Units is the amount paid for such Units reduced (but not below zero) by his or her share of any Fund distributions, realized losses and expenses and increased by his or her share of the Fund's realized income and gains. In addition, losses of the Fund may be limited under the "at risk" rules.

                  Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses" at page 60 below), a Partner's distributive share of any capital losses of the Fund will not materially reduce the federal income tax payable on his or her ordinary income (including his or her allocable share of the Fund's ordinary income).

Treatment of Income and Loss Under the "Passive Activity Loss Rules"

                  The Internal Revenue Code of 1986 (the "Code") contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including salary income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"). The trading activities of the Trading Partnership do not constitute "passive activities," and income derived from the Fund constitutes Portfolio Income or other income not from a "passive activity."

Redemptions of Units

                  Cash received from the Fund by a Partner generally is not reportable as taxable income by a Partner, except as described below. Rather, such receipt reduces (but not below zero) the total tax basis of the Units held by such Partner.

                  Redemption for cash of all of a Partner's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount received and the Partner's adjusted tax basis for his or her Units. Assuming that the Partner has held his or her Units for more than one year, such gain or loss will be long-term capital gain or loss.

Gain or Loss on Section 1256 Contracts

                  Under the "mark-to-market" system of taxing futures and commodity options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts open as of the end of a fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

Gain or Loss on Non-Section 1256 Contracts

                  Except as described in the following paragraph with respect to "Section 988 transactions," gain or loss with respect to contracts that are non-Section 1256 Contracts is taken into account for tax purposes only when realized.

                  "Section 988 transactions" include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of (or determined by reference to the value of) a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss. However, under the "qualified fund election" made by the Fund, gain or loss with respect to certain Section 988 transactions will be capital gain or loss. In addition, all such transactions are subject to the "mark-to-market" rules, whether or not they involve Section 1256 contracts (see "-- Gain or Loss on Section 1256 Contracts," above).

Tax on Capital Gains and Losses

                  Net capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed for individual taxpayers at a maximum rate of 28%. See "-- Limitation on Deductibility of Interest on Investment Indebtedness," at page 61 for a discussion of the reduction in the amount of an individual taxpayer's net capital gain for a taxable year to the extent such gain is taken into account as investment income. The Fund's trading generates almost exclusively capital gain or loss. Capital losses are deductible by individual taxpayers only to the extent of capital gains for the taxable year plus $3,000. Accordingly, the Fund could incur significant capital losses but an investor, nevertheless, be required to pay substantial taxes in respect of such investor's allocable share of the Fund's interest and other ordinary income.
See "Risk Factors -- (24) Taxation of Interest Income" at page 14.

                  If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," at page 59 above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

Limited Deduction for Certain Expenses

                  The Code provides that, for individual taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% (the "2% Floor") of an individual taxpayer's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% Floor, when combined with a taxpayer's deductions for certain other items, are subject to a reduction (the "3% Phase-Out") equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by individual taxpayers in calculating his or her alternative minimum tax.

                  Based on the trading activities of the Trading Partnership to date, in the opinion of Sidley & Austin, the Trading Partnership should be treated as engaged in the conduct of a trade or business for federal income tax purposes. As a result, the ordinary and necessary business expenses incurred by the Trading Partnership in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out. (Substantially all of the expenses related to an investment in the Fund are incurred and paid by the Trading Partnership.) This is the position which MLIP has taken to date. Investors should be aware, however, that an opinion of counsel is not binding on the IRS or on any court, and that it is possible that the IRS could contend, or that a court could decide, that the trading activities of the Trading Partnership do not constitute a trade or business for federal income tax purposes. To the extent the characterization of the Trading Partnership's expenses as investment advisory expenses were to be sustained, each non-corporate Partner's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Partner's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Partner's distributive share of the income allocated to the Fund by the Trading Partnership would be increased (solely for tax purposes) by such Partner's pro rata share of the amounts so recharacterized.

Taxation of Government Securities Investments

                  The Fund's purchase and sale of Government Securities generates capital gain or loss -- generally short-term -- as well as interest income. Taxable income is recognized on any interest accrued on zero-coupon Government Securities acquired for the Fund, even though no interest is paid on such Government Securities until they mature.

Syndication Fees

                  The $239,100 in organizational and initial offering costs, for which MLIP is being reimbursed by the Fund in 36 equal monthly installments through October 31, 1997, have been treated as a non-deductible, non-amortizable, syndication expense by the Fund. The IRS could take the position that a portion of the Brokerage Commissions paid to MLF also constitutes non-deductible syndication expenses.

Limitation on Deductibility of Interest on Investment Indebtedness

                  Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Limited Partner to acquire or carry his or her Units (as well as other investments) will constitute "investment interest." Such interest is generally deductible by individual taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (A) (i) gross income from interest, dividends, rents and royalties, which would include a Partner's share of the Fund's interest income, and (ii) certain gains from the disposition of investment property, over (B) the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. An individual taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent that such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the maximum 28% rate described above. (See "-- Tax on Capital Gains and Losses," above at page 60.)

MLIP's Contribution to the Purchase Price of Certain Units

                  MLIP contributes $3 to the Fund for each Unit purchased by officers or employees of ML&Co. and its affiliates, who subscribe for Units at $97. The $3 MLIP contribution is taxed as ordinary income in the year of purchase, and affected subscribers acquire a tax basis of $100 in their Units.


Possible Payments Under the ML&Co. Guarantee

                  Any payment to the Fund pursuant to the ML&Co. guarantee in respect of a series of Units would give rise to taxable income in the amount of such payment to the recipient Partners.

"Unrelated Business Taxable Income"

                  In the opinion of Sidley & Austin, income earned by the Fund will not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units; provided that Units purchased by such plans and entities are not "debt-financed" (a contingency which is entirely within the control of the purchasing plans and entities).

IRS Audits of the Fund and Its Partners

                  The tax treatment of Fund-related items is determined at the Fund rather than the Partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to an audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund's return for the taxable year in question is filed, and MLIP has the authority to extend such period with respect to all Limited Partners.

                  If an audit results in an adjustment, all Partners may be required to pay additional taxes plus interest as well as penalties. Partners may themselves also be subject to audits as the result of an audit of the Fund.

Foreign Limited Partners Not Permitted

                  No person who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate for United States federal income tax purposes may invest in the Fund.

State and Other Taxes

                  In addition to the federal income tax consequences described above, the Fund and the Partners may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.

                             --------------------

                  THE FOREGOING SUMMARY IS NOT INTENDED AS TAX ADVICE, PARTICULARLY AS CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR SITUATION UNDER FEDERAL, STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                             PLAN OF DISTRIBUTION

General

                  The Units are offered to the public on a continuous basis. The minimum initial investment is 50 Units ($5,000); the minimum additional investment for existing Limited Partners is 10 Units ($1,000).

                  Subscriptions may be submitted at any time during a calendar quarter. If accepted, such subscriptions will be applied to the purchase of Units as of the first day of the immediately following calendar quarter. Settlement of Unit purchases generally occurs within five (5) business days of the beginning of the acceptance of the related subscriptions.

                  There is no minimum number of Units which must be sold as of the beginning of any calendar quarter for any Units then to be sold. Given the best efforts nature of the offering, there can be no assurance as to how many Units of any particular series will be sold.

                  MLPF&S acts as the exclusive Selling Agent for the Units; see "-- Selling Agent Compensation" at page 64, below. There is no market for the Units and MLPF&S does not engage in any form of market-making activities with respect to the Units.

Subscription Procedure


                  In order to purchase Units, an investor must complete, execute and deliver to the Selling Agent a copy of the Signature Page to the Subscription Agreement and Power of Attorney included in Exhibit D to this Prospectus. Subscription payments are made by authorizing the Selling Agent to debit an investor's customer securities account in the amount of his or her subscription. (Prospective subscribers must open an MLPF&S customer securities account in order to purchase Units.) Accounts are debited, and subscriptions transmitted directly by the Selling Agent to The Bank of New York at its offices in New York, New York by Selling Agent wire transfer or check made payable to "The Bank of New York, as Escrow Agent for ML Principal Protection L.P., Escrow Account No. 328436," on the settlement dates specified by the Selling Agent. As described above under "-- General," settlement dates generally take place not later than five (5) business days following the acceptance of the subscription. No sale of Units will be completed until at least five (5) business days after the date a subscriber has executed, dated and submitted related Signature Page to the Subscription Agreement and Power of Attorney.

                  Subscriptions must generally be received no less than five (5) business days prior to the beginning of the calendar quarter as of which the Units subscribed for are to be purchased.

                  Existing Limited Partners subscribing for additional Units need not (except in certain states) submit a new Signature Page to the Subscription Agreement and Power of Attorney, but must be in possession of a current Prospectus and Prospectus Supplement as well as recent summary financial information relating to the Fund (current within 60 calendar days).

                  Financial Consultants (the individual MLPF&S brokers) are required to reconfirm the suitability of existing Limited Partners wishing to make an additional investment in the Fund.

                  Subscriptions are held in escrow pending investment in the Units as of the beginning of the calendar quarter immediately following the acceptance of such subscriptions. Each subscriber is paid the interest actually earned on his or her subscription funds while held in escrow, generally by credit to subscribers' customer securities accounts. Subscription funds are invested in United States Treasury bills or comparable eligible instruments while held in escrow and earn interest at prevailing "risk-free" rates.

                  The Units are being sold when, as and if subscriptions are accepted by MLIP, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters. The Units are offered on a continuous basis. MLIP may terminate but not suspend the offering.

 FOREIGN PERSONS AND ENTITIES NOT OTHERWISE SUBJECT TO U.S. FEDERAL INCOME TAX
                          MAY NOT INVEST IN THE FUND.

Purchases by Employee Benefit Plans

                  Application. This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries being referred to herein as "Plan Fiduciaries"). In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, KEOGH plans for self-employed individuals (including partners), "simplified employee pension plans," individual retirement accounts and medical benefit plans.

                  Special Investment Considerations. Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust documentation. As a matter of policy, MLIP limits each investor's subscriptions to the Fund to no more than 10% of such investor's readily marketable assets. In the case of IRA, BASIC(TM) and SEP accounts, this 10% limitation applies to the beneficiary of such accounts, while such accounts themselves may not invest more than 50% of their readily marketable assets in the Fund.

                  The Fund Should Not Be Considered To Hold "Plan Assets." A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be considered assets of a Plan which purchases an equity interest if such interest is a "publicly-offered security." Accordingly, the underlying assets of the Fund should not be considered to constitute "plan assets."

                  Ineligible Purchasers. Units may not be purchased with the assets of a Plan if MLIP, any Advisor, the Selling Agent, any Financial Consultant, MLF, MLIB, ML&Co., MLAM or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such Plan.

                  ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER EMPLOYEE BENEFIT PLAN IS IN NO RESPECT A REPRESENTATION BY ANY

PARTY THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE OR AUTHORIZED FOR SUCH PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

Selling Agent Compensation

                  No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with production credits, a portion of which are paid to the Selling Agent in cash by MLIP. Production credits do not represent actual cash payments but rather internal bookkeeping entries relating to the securities sold through different Financial Consultants (the individual MLPF&S brokers). Pursuant to standard Selling Agent compensation procedures, a percentage of the production credits awarded to a particular Financial Consultant is paid out in cash by the Selling Agent to such Financial Consultant. The Selling Agent is credited with production credits of $5 per Unit on all sales, provided that no initial production credits accrue to the Selling Agent or Financial Consultants in respect of sales of Units at $97 per Unit to officers and employees of ML&Co. and its affiliates.

                  MLIP credits the Selling Agent with ongoing production credits, a portion of which is paid in cash, with respect to Units which remain outstanding more than twelve months. Such ongoing production credits accrue only with respect to Units sold by Financial Consultants who are registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination and agree to provide certain ongoing services to investors, upon request. Such production credits equal 2% per annum of the average month-end Net Assets attributable to such Units committed to trading. There can be no assurance as to what percentage of any particular series' assets will be allocated to trading. This percentage begins at 75% and may vary substantially over time. Ongoing production credits accrue monthly and are paid quarterly. The Selling Agent will, in turn, pay out a portion of the amounts so received to qualified Financial Consultants (the individual MLPF&S brokers).

                  Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter (irrespective of whether redemption charges were paid on such Units). However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment.

                  In the Selling Agreement, each Trading Advisor and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act. The SEC is of the view that indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in such Act and is, therefore, unenforceable.

                  Certain of the ongoing offering costs paid by MLIP might be deemed to constitute costs properly allocated to the account of the Selling Agent. Such costs, which to date have included the expense of producing a revised sales brochure and organizing certain seminars (but have not exceeded $100,000 in the aggregate), are in addition to the selling commissions credited to the Selling Agent. In no event will any such costs, properly allocated to the account of the Selling Agent, when added to the selling commissions paid by MLIP, exceed an aggregate of $10 per Unit.

                                 LEGAL MATTERS

                  Sidley & Austin passes upon legal matters for MLIP, MLF and MLPF&S in connection with the Units being offered hereby. Sidley & Austin advises MLIP (and its affiliates) with respect to its responsibilities as general partner of the Fund, and with respect to related matters Sidley & Austin has reviewed the statements under the section, "Federal Income Tax Consequences," in this Prospectus, and rendered the opinions described therein to MLIP.

                                    EXPERTS

                  The balance sheet of MLIP as of December 29, 1995, and the consolidated financial statements of the Fund as of December 31, 1994 and 1995 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

                  This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, the Investment Advisory Contract, the Customer Agreement and the Foreign Exchange Desk Service Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants, such as the Fund, that file electronically with the SEC at http://www.sec.gov.

                                INDEX OF TERMS

          A number of specialized terms are used in this Prospectus.
       The respective descriptions or definitions of such terms may be found on the following pages of this Prospectus.

Terms                                                                 Page(s)
-----                                                                 -------
Administrative Fee...........................................            45
Advisors.....................................................    Cover page
Available Assets.............................................            40
Bid-ask spreads..............................................            46
Breakeven level..............................................             9
Brokerage Commissions........................................            44
CFTC.........................................................           -i-
Consulting Fees..............................................            48
Core Advisors................................................             7
"Customer segregated funds"..................................            39
Differential.................................................            46
EFP..........................................................            46
Employee benefit plan........................................            63
ERISA........................................................            63
Escrow Agent.................................................           -i-
"Foreign secured amount account".............................            39
F/X Desk.....................................................             9
Fund.........................................................    Cover page
Government Securities........................................             8
Guarantee....................................................            37
Investment advisory fees.....................................            14
Limited Partners.............................................    Cover page
MLF..........................................................    Cover page
MLAM.........................................................    Cover page
ML&Co........................................................    Cover page
MLIP.........................................................    Cover page
MLIB.........................................................            32
MLPF&S.......................................................           -i-
New Trading Profit...........................................            46
NFA..........................................................            32
Non-core Advisors............................................             7
Offset accounts..............................................            41
Ongoing production credits...................................           -i-
Opportunity costs............................................            11
Organizational and initial offering
   cost reimbursement........................................            44
Peak-to-Valley Drawdown......................................            17
Principal Assurance Date.....................................    Cover page
"Principal protection".......................................             7
Profit Shares................................................            46
Redemption charges...........................................            49
Round-turn commissions.......................................            44
SEC..........................................................          -ii-
Selling Agent................................................           -i-
Selling commissions..........................................           -i-
Service fees.................................................            46
Time Horizon.................................................            11
Trading Advisors.............................................    Cover page
Variation margin.............................................            28
Worst Monthly Drawdown.......................................            17
Worst Peak-to-Valley Drawdown................................            17
Yield enhancement............................................             8

                         INDEX TO FINANCIAL STATEMENTS

                                                                      Page
                                                                      ----
ML Principal Protection L.P.

     Independent Auditors' Report...............................       68
     Consolidated Statements of Financial Condition ............       69
     Consolidated Statements of Income..........................       70
     Consolidated Statements of Changes in Partners' Capital....       71
     Notes to Consolidated Financial Statements.................       72

Merrill Lynch Investment Partners Inc.

     Independent Auditors' Report...............................       83
     Balance Sheets.............................................       84
     Notes to Balance Sheets....................................       85

                             --------------------

       Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                         INDEPENDENT AUDITORS' REPORT

To the Partners of
  ML Principal Protection L.P.

We have audited the accompanying consolidated statements of financial condition of ML Principal Protection L.P. (formerly, ML Principal Protection Plus L.P.) (a Delaware limited partnership; the "Partnership") as of December 31, 1995 and 1994, and the related consolidated statements of income and changes in partners' capital for the year ended December 31, 1995 and the period from October 12, 1994 (commencement of operations) to December 31, 1994. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of ML Principal Protection L.P. (a Delaware limited partnership) as of December 31, 1995 and 1994, and the results of their operations for the year ended December 31, 1995 and the period from October 12, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

January 26, 1996
New York, New York

                         ML PRINCIPAL PROTECTION L.P.

                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
          SEPTEMBER 30, 1996 (UNAUDITED), DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                          September 30,
                                                              1996
                                                           (unaudited)         December 31, 1995        December 31, 1994
                                                        ------------------   --------------------     ---------------------
ASSETS

Cash                                                           $     2,995           $     19,332             $        --
Accrued interest receivable (Note 2)                               618,777                 17,852                  65,078
U. S. Government Securities                                     76,528,743             74,280,477              30,850,465
Equity in commodity futures trading accounts:

        Cash and option premiums                                 5,568,353              1,586,839                 993,636
        Net unrealized gain on open contracts                    1,896,238              2,073,538               1,115,935
                                                        ------------------   --------------------     -------------------


                TOTAL                                          $84,615,106            $77,978,038             $33,025,114
                                                        ==================   ====================     ===================

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:

    Redemptions payable                                        $ 2,110,456            $   539,877             $   213,696
    Administrative Fees payable                                     10,687                  9,384                   4,128
    Settlement payment due to broker                                    --              1,496,925                      --
    Brokerage Commissions payable (Note 2)                         395,448                347,223                 152,748
    Profit Shares payable                                           75,861                 78,840                 129,169
    Organizational and initial offering costs payable
      (Note 1)                                                      88,556                148,331                 228,030
                                                        ------------------   --------------------     -------------------

            Total liabilities                                    2,681,008              2,620,580                 727,771
                                                        ------------------   --------------------     -------------------

Minority Interest                                                  698,453                510,914                 204,504
                                                        ------------------   --------------------     -------------------

PARTNERS' CAPITAL:

    General Partner (20,873.06, 16,603.42 and 10,572
      units)                                                     2,225,385              1,766,403               1,074,985
    Limited Partners (758,127.76, 697,715.56 and
      306,990 units)                                            79,010,260             73,080,141              31,017,854
                                                        ------------------   --------------------     -------------------

            Total partners' capital                             81,235,645             74,846,544              32,092,839
                                                        ------------------   --------------------     -------------------

                TOTAL                                          $84,615,106            $77,978,038             $33,025,114
                                                        ==================   ====================     ===================

NET ASSET VALUE PER UNIT (Note 5)

                See Notes to Consolidated Financial Statements.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.

                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                       CONSOLIDATED STATEMENTS OF INCOME

     FOR THE PERIODS JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
                THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
    FROM OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                            January 1, 1996        January 1, 1995
                                                   to                     to             January 1, 1995
                                             September 30,          September 30,               to             October 12, 1994
                                                  1996                   1995              December 31,               to
                                              (unaudited)            (unaudited)               1995           December 31, 1994
                                           ------------------    --------------------   ------------------   --------------------
REVENUES
    Trading profit (loss):
        Realized                                   $2,701,951              $4,142,209           $4,407,833             $ (363,054)
        Change in unrealized                         (177,300)               (773,318)           1,355,377              1,115,935
                                           ------------------    --------------------   ------------------   --------------------

            Total trading results                   2,524,651               3,368,891            5,763,210                752,881

    Interest income (Note 2)                        3,465,370               2,327,644            3,415,670                377,303
                                           ------------------    --------------------   ------------------   --------------------

                Total revenues                      5,990,021               5,696,535            9,178,880              1,130,184
                                           ------------------    --------------------   ------------------   --------------------

EXPENSES
    Brokerage Commissions                           3,588,269               2,184,180            3,216,364                405,653
    Administrative Fees                                96,980                  59,042               86,928                 10,964
    Profit Shares                                     319,464                 573,525              652,366                129,169
                                           ------------------    --------------------   ------------------   --------------------

                Total expenses                      4,004,713               2,816,747            3,955,658                545,786
                                           ------------------    --------------------   ------------------   --------------------

INCOME BEFORE MINORITY INTEREST                     1,985,308               2,879,788            5,223,222                584,398
                                           ------------------    --------------------   ------------------   --------------------

Minority interest in income                           (11,134)                (17,611)             (36,730)                (4,504)
                                           ------------------    --------------------   ------------------   --------------------

NET INCOME                                         $1,974,174              $2,862,177           $5,186,492             $  579,894
                                           ==================    ====================   ==================   ====================
NET INCOME PER UNIT

     Weighted average number of Units
       outstanding (Note 6)                           828,420                 491,225              551,944                319,887
                                           ==================    ====================   ==================   ====================

 Net income per weighted average General
  Partner and Limited Partner Unit           $           2.38           $        5.83          $      9.40   $               1.81
                                           ==================    ====================   ==================   ====================

                See Notes to Consolidated Financial Statements.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.

                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

       FOR THE PERIOD JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED),
                THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
    FROM OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
--------------------------------------------------------------------------------

                                         Units of
                                       Partnership             Limited              General
                                        Interest              Partners              Partner               Total
                                     ---------------       ---------------       --------------      ---------------
Initial offering                          320,000.00           $30,942,800           $1,057,200          $32,000,000

Organizational and
    initial offering costs                        --              (237,615)              (1,485)            (239,100)

Redemptions                                (2,438.00)             (247,955)                  --             (247,955)

Net income                                        --               560,624               19,270              579,894
                                     ---------------       ---------------       --------------      ---------------

PARTNERS' CAPITAL,
  DECEMBER 31, 1994                       317,562.00            31,017,854            1,074,985           32,092,839

Subscriptions                             444,567.00            43,851,304              605,396           44,456,700

Redemptions                               (47,810.02)           (5,054,249)                  --           (5,054,249)

Distributions                                     --            (1,771,806)             (63,432)          (1,835,238)

Net income                                        --             5,037,038              149,454            5,186,492
                                     ---------------       ---------------       --------------      ---------------

PARTNERS' CAPITAL,
  DECEMBER 31, 1995                       714,318.98            73,080,141            1,766,403           74,846,544

Subscriptions                             254,468.36            25,102,217              344,619           25,446,836

Redemptions                              (189,786.52)          (19,730,431)                  --          (19,730,431)

Distributions                                     --            (1,279,994)             (21,484)          (1,301,478)

Net income                                        --             1,838,327              135,847            1,974,174
                                     ---------------       ---------------       --------------      ---------------

PARTNERS' CAPITAL,
SEPTEMBER 30, 1996                        779,000.82           $79,010,260           $2,225,385          $81,235,645
(Unaudited)                           ==============         =============           ==========          ===========

                See Notes to Consolidated Financial Statements.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.

                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
--------------------------------------------------------------------------------

(1)      Summary of Significant Accounting Policies

Organization
------------

                  ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.) (the "Fund") was organized as an open-ended fund under the Delaware Revised Uniform Limited Partnership Act on January 3, 1994 and commenced trading activities on October 12, 1994. The Fund engages both in speculative trading of futures, options and forward contracts on a wide range of commodities -- through ML Principal Protection Trading L.P. (the "Trading Partnership"; formerly ML Principal Protection Plus Trading L.P.), of which the Fund is the sole limited partner -- and in investing in U.S. Government Securities, as defined. The Trading Partnership as well as the Fund are hereinafter sometimes referred to as "the Fund" unless the context otherwise requires. Merrill Lynch Investment Partners Inc. (formerly ML Futures Investment Partners Inc.) ("MLIP"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. ("Merrill Lynch"), which in turn is a wholly-owned subsidiary of Merrill Lynch & Co., Inc., is the general partner of both the Fund and the Trading Partnership, and Merrill Lynch Futures Inc. ("MLF"), also a Merrill Lynch affiliate, is its commodity broker. Merrill Lynch Asset Management, L.P. ("MLAM"), another affiliate of Merrill Lynch, provides cash management services to the Fund, and substantially all of the Fund's assets are held in accounts maintained at Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Merrill Lynch affiliate. MLIP has agreed to maintain a general partner's interest of at least 1% of the total equity interest in each of the Fund and the Trading Partnership. MLIP and the Limited Partners share in the profits and losses of the Fund, and MLIP and the Fund share in the profits and losses of the Trading Partnership, in proportion to the respective interests in the Fund and the Trading Partnership owned by each.

                  The consolidated financial statements include the accounts of the Trading Partnership in which the Fund is the sole limited partner. All related transactions and intercompany balances between the Fund and the Trading Partnership are eliminated in consolidation.

                  The ownership by MLIP in the Trading Partnership represents a minority interest when the financial results of the Trading Partnership are consolidated into those of the Fund. MLIP's share of the Trading Partnership's profits and losses is deducted from the Consolidated Statements of Income, and MLIP's interest in the Trading Partnership reduces partners' capital on the Consolidated Statements of Financial Condition and the Consolidated Statements of Changes in Partners' Capital.

                  The Fund issues units of limited partnership interest ("Units") as of the beginning of each calendar quarter. Each series has its own Net Asset Value per Unit. Different series may come to allocate different percentages of their total capital to trading, but all series trade under the direction of the same combination of independent advisors (the "Trading Advisors" or the "Advisors"), chosen from time to time by MLIP to manage the Trading Partnership's trading.

                  MLIP selects the Advisors to manage the Fund's assets, and allocates and reallocates the Fund's trading assets among existing, replacement and additional Advisors.

                  MLIP also determines what percentage of the Fund's total capital to allocate to trading from time to time, attempting to balance the desirability of reducing the opportunity costs of the Fund's "principal protection" structure by allocating 100% (or more) of the Fund's assets to trading against the necessity of preventing Merrill Lynch & Co., Inc. from ever being required to make any payments to the Fund under the Merrill Lynch & Co., Inc. guarantee (see Note 7).

                  Certain amounts in prior periods have been reclassified to conform to the current period presentation.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (continued)
--------------------------------------------------------------------------------

Estimates
---------

                  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

                  Commodity futures, options and forward contract transactions are recorded on the trade date and open contracts are reflected in the consolidated financial statements at their fair value on the last business day of the reporting period. The difference between the original contract amount and fair value is reflected in income as an unrealized gain or loss. Fair value is based on quoted market prices. All commodity futures, options and forward contracts are reflected at fair value in the consolidated financial statements.

U.S. Government Securities
--------------------------

                  The Fund invests a portion of its assets in obligations of the U.S. Treasury and other U.S. Government agencies. These investments are carried at fair value.

Organizational and Initial Offering Costs, Operating Expenses and Selling Commissions

                  MLIP advanced all organizational and initial offering costs relating to the Fund and the Trading Partnership. The Fund is reimbursing MLIP for such costs in 36 equal monthly installments. For financial reporting purposes, the Fund deducted the organizational and initial offering reimbursement costs of $239,100 from partners' capital at inception. For all other purposes (including determining the Net Asset Values of the Units), the Fund deducts organization and initial offering cost reimbursements only as actually paid.

                  MLIP pays for all routine operating costs (including legal, accounting, printing and similar administrative expenses) of the Fund and the Trading Partnership, including the cost of the ongoing offering of the Units. MLIP receives as well as the Administrative Fee as well as a portion of the Brokerage Commissions paid to MLF by the Fund as reimbursement for the foregoing expenses.

                  No selling commissions have been or are paid by Limited Partners.

Income Taxes
------------

                  No provision for income taxes has been made in the accompanying consolidated financial statements as each partner is individually responsible for reporting income or loss based on such partner's respective share of the Fund's consolidated income and expenses as reported for income tax purposes.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (continued)
--------------------------------------------------------------------------------

Redemptions
-----------

                  A Limited Partner may require the Fund to redeem some or all of his or her Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption. If an investor acquires Units at more than one time, such Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable.

Dissolution of the Fund
-----------------------

                  The Fund will terminate on December 31, 2024 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.

(2)      Related Party Transactions

                  A portion of the Fund's assets are held by MLF as margin deposits in respect of the Fund's futures trading. The remainder is managed by MLAM. As a means of approximating the interest rate which would be earned by the Fund were 100% of its Net Assets on deposit with MLF invested in 91-day Treasury bills, MLF pays the Fund interest on its account equity on deposit in U.S. dollars with MLF at a rate of 0.5 of 1% per annum below the prevailing 91-day Treasury bill rates. In the case of its trading in certain foreign futures contracts, the Fund either retains the related equity in dollars or deposits margin in foreign currency denominated instruments and is charged or credited with interest generally at approximately 0.5 of 1% per annum above or below the applicable sovereign overnight rate. The additional benefit derived from possession of the Fund's assets accrues to MLF and its affiliates.

                  The Fund pays Brokerage Commissions to MLF at a flat monthly rate equal to 0.7917 of 1% (a 9.5% annual rate) of the month-end assets allocated to trading. Effective January 1, 1996 this rate was reduced to 0.7708 of 1% (a 9.25% annual rate), and the Fund began to pay MLIP an Administrative Fee of 0.020833 of 1% (a 0.25 of 1% annual rate) of the month-end assets allocated to trading. Assets committed to trading are not reduced for purposes of calculating Brokerage Commissions by any accrued but unpaid Brokerage Commissions, Administrative Fees, Profit Shares or other fees or charges. MLIP estimates that the round-turn equivalent commission rate charged to the Fund during the period ended September 30, 1996, the year ended December 31, 1995 and the period ended December 31, 1994 was approximately $116, $134 and $53, respectively (including the component of the Brokerage Commission reclassified as an Administrative Fee, but not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

                  MLF pays MLAM annual management fees of 0.20 of 1% on the first $25 million of Fund capital managed by MLAM, 0.15 of 1% on the next $25 million of capital, 0.125 of 1% on the next $50 million, and 0.10 of 1% on capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM.

                  MLF pays the Trading Advisors annual Consulting Fees, generally ranging from 1% to 4% of the average month-end assets of the Fund, after reduction for a portion of the Brokerage Commissions, managed by each of them, respectively.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (continued)
--------------------------------------------------------------------------------

                  The Fund trades forward contracts through a Foreign Exchange Service Desk (the "F/X Desk") established by MLIP that contacts at least two counterparties along with Merrill Lynch International Bank ("MLIB") for all of the Fund's currency transactions. All counterparties other than MLIB are unaffiliated with any Merrill Lynch entity. The F/X Desk charges a service fee equal (at current exchange rates) to approximately $5.00 to $12.50 on each purchase or sale of a futures-contract equivalent face amount of a foreign currency. No service fees are charged on trades awarded to MLIB (on which MLIB receives a "bid-ask" spread). MLIB is awarded trades only if its price (without the service fee) is equal to or better than the best price (including the service fee) offered by any of the other counterparties contacted.

                  The F/X Desk trades using credit lines provided by MLF. The Fund is not required to margin or otherwise guarantee its F/X Desk trading.


                  Certain of the Fund's currency trades are executed in the form of "exchange of futures for physical" ("EFP") transactions involving MLIB and MLF. In these transactions, a spot or forward (collectively referred to as "cash") currency position is acquired and exchanged for an equivalent futures position on the International Monetary Market of the Chicago Mercantile Exchange. In its EFP trading, the Fund acquires cash currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Fund's other F/X Desk trading. When the Fund exchanges these positions for futures, there is a "differential" between the prices of these two positions. This "differential" reflects, in part, the different settlement dates of the cash and the futures contracts as well as prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity.


                  The Fund's F/X Desk service fee and EFP differential costs combined have, to date, totaled no more than 0.25 of 1% per annum of the Fund's average month-end Net Assets.

(3)      Annual Distributions

                  The Fund makes annual fixed-rate distributions, payable irrespective of profitability, of between $2 and $5 per Unit on the Series A-H Units. The Fund may also pay discretionary distributions on such series of Units of up to 50% of any Distributable New Appreciation, as defined. For the period ended December 31, 1994, no distributions were made by the Fund, as no Units had been outstanding for a year as of such date. The first such distribution was made, with respect to the Series A Units, as of October 1, 1995, the first Issuance Anniversary, as defined, of such series. At such time, Series A Unitholders received a fixed-rate distribution equal to $3.50 per Series A Unit and a discretionary distribution equal to $2.50 per Series A Unit (for a total distribution of $6.00 per Series A Unit). The first such distribution with respect to Series B Units was announced as of January 1, 1996, the first Series B Issuance Anniversary, and also consisted of an annual fixed-rate distribution equal to $3.50 per Series B Unit as well as a discretionary distribution equal to $2.50 per Series B Unit (for a total distribution equal to $6.00 per Series B
Unit). The first such distribution with respect to Series C Units was announced as of April 1, 1996, the first Series C Issuance Anniversary, and consisted of an annual fixed-rate distribution equal to $3.50 per Series C Unit but no discretionary distribution. As of July 1, 1996, the Series D Units received a $3.50 fixed-rate distribution but no discretionary distribution.

                  Any distributions made on all series of Units issued after Series H will be entirely in the discretion of MLIP, which does not presently intend to make any such distributions.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

                                  (continued)
--------------------------------------------------------------------------------


(4)      Agreements

                The Fund and the Trading Advisors have each entered into Advisory Agreements. These Advisory Agreements generally terminate one year after they are entered into, subject to certain renewal rights exercisable by the Fund. The Trading Advisors determine the commodity futures and forward contract trades to be made on behalf of their respective Fund accounts, subject to certain trading policies and to certain rights reserved for MLIP.


                Profit Shares, generally ranging from 15% to 25% of any New Trading Profit, as defined, recognized by each Advisor individually, irrespective of the overall performance of the Fund, as of the end of each calendar quarter are paid to the appropriate Trading Advisors by the Trading Partnership. Profit Shares are also paid out as in respect of Units redeemed as of the end of interim months during a quarter to the extent of the applicable percentage of any New Trading Profit attributable to such Units with respect to each Advisor.


(5)      Net Asset Value Per Unit

                For financial reporting purposes, the Fund deducted the total organizational and initial offering costs payable to MLIP at inception in determining Net Asset Value. For all other purposes (including computing Net Asset Value for redemptions), the Fund deducts the organizational and initial offering cost reimbursements only as actually paid. At December 31, 1994 and 1995 and September 30, 1996, the Net Asset Values of the different series of Units for financial reporting purposes and for all other purposes were:


                                 Net Asset Value                              Net Asset Value per Unit
                       ------------------------------------   ---------------------------------------------------------
                          All Other           Financial           Number of          All Other            Financial
                          Purposes            Reporting             Units            Purposes             Reporting
                       ----------------   -----------------   -----------------   --------------      -----------------
                                                              December 31, 1994
                    ---------------------------------------------------------------------------------------------------
Series A Units            $32,314,228         $32,092,839          317,562.00        $101.76              $101.06
                          ===========         ===========          ==========

                                                              December 31, 1995
                    ---------------------------------------------------------------------------------------------------
Series A Units            $29,380,564         $29,321,472          274,693.00       *$106.96             *$106.74

Series B Units              7,011,988           6,999,016           63,540.00        110.36                110.15

Series C Units              6,800,466           6,788,236           65,800.00        103.35                103.16

Series D Units             20,522,519          20,485,530          200,540.00        102.34                102.15

Series E Units             11,272,696          11,252,290          109,745.98        102.72                102.53
                       ----------------   -----------------   -----------------
Total                     $74,988,233         $74,846,544          714,318.98
                       ================   =================   =================






                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

                                  (continued)
--------------------------------------------------------------------------------

                                    Net Asset Value                                          Net Asset Value
                                    ---------------                                          ---------------
                         All Other Purposes   Financial Reporting                 All Other Purposes     Financial Reporting
                         ------------------   -------------------                 ------------------     -------------------
                                                             September 30, 1996
                    ----------------------------------------------------------------------------------------------------------
Series A Units              $22,866,691         $22,843,914          208,256.00       *$109.80             *$109.69

Series B Units                3,926,908           3,923,247           36,656.00       **107.13             **107.03

Series C Units                5,037,250           5,032,361           49,149.00      ***102.49            ***102.39

Series D Units               13,192,043          13,173,591          130,035.00     ****101.45           ****101.31

Series E Units               11,250,493          11,240,474          106,835.96         105.31               105.21

Series F Units                9,799,926           9,791,287              96,000         102.08               101.99

Series G Units                6,613,348           6,607,504           65,670.50         100.71               100.62

Series H Units                8,630,899           8,623,267           86,398.36         99.90                99.81
                       -----------------   -----------------    ----------------
Total                       $81,317,558         $81,235,645          779,000.82
                       =================   =================    ================

*       After reduction for the $6.00 per Series A Unit distribution made as of
         October 1, 1995.
**      After reduction for the $6.00 per Series B Unit distribution made as of
         January 1, 1996.
***     After reduction for the $3.50 per Series C Unit distribution made as of
         April 1, 1996.
****    After reduction for the $3.50 per Series D Unit distribution made as of
         July 1, 1996.


(6)      Weighted Average Number of Units

                The weighted average number of Units outstanding was computed for purposes of disclosing consolidated net income per weighted average Unit. The weighted average number of Units outstanding at September 30, 1996, December 31, 1995 and December 31, 1994 equals the Units outstanding as of such date, adjusted proportionately for Units sold or redeemed based on the respective length of time each was outstanding during the preceding period.


(7)      Merrill Lynch & Co., Inc. Guarantee

                Merrill Lynch & Co., Inc. has guaranteed to the Fund that it will have sufficient net assets, as of the Principal Assurance Date, as defined, for each series of Units, that the Net Asset Value per Unit of such series as of such Principal Assurance Date will equal, after adjustment for all liabilities to third parties, not less than $100.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (continued)
--------------------------------------------------------------------------------


(8)      Fair Value and Off-Balance Sheet Risk

                  The Fund trades futures, options and forward contracts on interest rates, stock indices, commodities, currencies, energy and metals. The Fund's revenues by reporting category were as follows:


                                           January 1, 1996 to                  January 1, 1995 to
                                            September 30, 1996                   December 31, 1995
                                          Total Trading Results                Total Trading Results
                                      ------------------------------      -------------------------------
      Interest Rates                              $544,590                            $3,933,366
      Stock Indices                               (916,975)                              587,931
      Commodities                                 (104,132)                            (447,486)
      Currencies                                   559,603                             2,914,300
      Energy                                     3,116,342                               238,988
      Metals                                      (674,777)                           (1,463,889)
                                      ------------------------------      -------------------------------

          Total                                 $2,524,651                            $5,763,210
                                      ==============================      ===============================


Market Risk
-----------

                  Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Fund's unrealized gain or loss on such derivative instruments as reflected in the Consolidated Statements of Financial Condition as of the end of the period. The Fund's exposure to market risk is influenced by a number of factors, including the relationships among the derivative instruments held by the Trading Partnership as well as the volatility and liquidity of the markets in which these derivative instruments are traded.


                  MLIP has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the Advisors selected from time to time for the Fund, adjusting the percentage of the Fund's total assets allocated to trading with respect to each series of Units, calculating the Net Asset Value of the Advisors' respective Trading Partnership accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations -- both on an Advisor-by-Advisor and on an overall Fund basis. While MLIP will not itself intervene in the markets to hedge or diversify the Fund's market exposure, MLIP may urge Advisors to reallocate positions, or itself reallocate Fund assets among Advisors (although typically only as of the end of a month), in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice or trading policies or to be trading erratically, MLIP's basic risk control procedures consist simply of the ongoing process of Advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (continued)
--------------------------------------------------------------------------------

Fair Value
----------


           The derivative instruments used in the Trading Partnership's trading activities are marked to market daily with the resulting unrealized gains or losses recorded in the Consolidated Statements of Financial Condition and the related profit or loss reflected in trading revenues in the Consolidated Statements of Income. The contract/notional values of the Trading Partnership's open derivative instrument positions as of September 30, 1996, December 31, 1995 and December 31, 1994 were as follows:

                                                                   September 30, 1996
                                            --------------------------------------------------------------------
                                                    Commitment to                          Commitment to
                                                  Purchase (Futures,                        Sell (Futures,
                                                 Options & Forwards)                    Options & Forwards)
                                            -----------------------------           ----------------------------
         Interest Rates                                 $305,321,578                            $12,128,094
         Stock Indices                                     8,400,315                                726,420
         Commodities                                      13,379,905                              5,798,981
         Currencies                                       77,877,518                            116,423,644
         Energy                                            7,165,994                                   ____
         Metals                                            7,102,278                             28,543,943
                                            -----------------------------           ----------------------------

          Total                                         $419,247,588                           $163,621,082
                                            =============================           ============================


                                         December 31, 1995                                      December 31, 1994
                        ---------------------------------------------------    ---------------------------------------------------
                             Commitment to              Commitment to               Commitment to              Commitment to
                           Purchase (Futures,           Sell (Futures,            Purchase (Futures,           Sell (Futures,
                               Options &                  Options &                   Options &                  Options &
                               Forwards)                  Forwards)                   Forwards)                  Forwards)
                        ------------------------   ------------------------    ------------------------   ------------------------
Interest Rates                $230,060,441               $ 37,950,386                 $69,728,257                $64,233,570
Stock Indices                    8,866,682                    152,858                     922,700                  1,106,848
Commodities                     17,582,456                  3,850,643                   7,859,990                  1,576,977
Currencies                      34,118,884                 71,457,359                   8,884,733                 20,155,361
Energy                           9,047,015                  3,440,800                   1,330,952                    983,996
Metals                           7,796,167                 11,765,623                   4,270,470                  8,486,235
                        ------------------------   ------------------------    ------------------------   ------------------------
   Total                      $307,471,645               $128,617,669                 $92,997,102                $96,542,987
                        ========================   ========================    ========================   ========================

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (continued)
--------------------------------------------------------------------------------


Fair Value (cont.)
----------


               Substantially all of the Trading Partnership's derivative instruments outstanding as of September 30, 1996 and December 31, 1995 expire within one year.

               The contract/notional value of the Trading Partnership's exchange-traded and non-exchange-traded derivative instrument positions as of September 30, 1996 and December 31, 1995 was as follows:

                                          September 30, 1996                                      December 31, 1995
                           ---------------------------------------------------    --------------------------------------------------

                               Commitment to              Commitment to               Commitment to              Commitment to
                              Purchase (Futures,           Sell (Futures,            Purchase (Futures,           Sell (Futures,
                                   Options                    Options                    Options                   Options &
                                 & Forwards)                & Forwards)                & Forwards)                  Forwards)
                           ------------------------   ------------------------    -----------------------   ------------------------

Exchange-Traded                   $275,846,356                $70,573,962                $238,654,840                $76,980,099
Non-Exchange-Traded                143,401,232                 93,047,120                  68,816,805                 51,637,570
                           ------------------------   ------------------------    -----------------------   ------------------------


                                  $419,247,588               $163,621,082                $307,471,645               $128,617,669
                           ========================   ========================    =======================   ========================



               The average fair value of the Trading Partnership's derivative instrument positions which were open as of the end of each calendar month during the nine months ended September 30, 1996 and during the twelve months ended December 31, 1995 was as follows:


                               Nine Months Ended September 30, 1996                   Twelve Months Ended December 31, 1995
                        ---------------------------------------------------    ---------------------------------------------------
                             Commitment to              Commitment to               Commitment to               Commitment to
                           Purchase (Futures,           Sell (Futures,            Purchase (Futures,           Sell (Futures,
                               Options &                  Options &                   Options &                   Options &
                               Forwards)                  Forwards)                   Forwards)                   Forwards)
                        ------------------------   ------------------------    ------------------------    -----------------------

Interest Rates                $218,540,411               $108,526,682                $170,252,009                $14,100,439
Stock Indices                   11,571,864                  2,898,381                   5,390,839                  1,288,747
Commodities                     15,947,944                  5,350,029                   9,360,681                  2,915,357
Currencies                      92,788,187                115,783,451                  36,054,488                 38,557,545
Energy                           7,556,820                  1,940,292                   2,823,925                  2,417,008
Metals                          15,876,474                 18,800,139                   6,113,263                 10,207,341
                        ------------------------   ------------------------    ------------------------    -----------------------

   Total                      $362,281,700               $253,298,974                $229,995,205                $69,486,437
                        ========================   ========================    ========================    =======================

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

                                  (continued)
--------------------------------------------------------------------------------

                 A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and to sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward markets until the settlement date.

Credit Risk
-----------

                 The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

                 The fair value amounts in the above tables represent the extent of the Trading Partnership's market exposure in the particular class of derivative instrument, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments, from counterparty nonperformance, is the net unrealized gain, if any, included on the Consolidated Statements of Financial Condition. The Trading Partnership also has credit risk because the sole counterparty or broker with respect to most of the Trading Partnership's assets is MLF.

                 As of September 30, 1996 and December 31, 1995, $6,868,118 and $10,444,577 of the Trading Partnership's assets were held in segregated accounts in accordance with U.S. Commodity Futures Trading Commission regulations. Substantially all of the Fund's assets were held in unregulated accounts maintained at MLF, Merrill Lynch Pierce, Fenner & Smith Incorporated or certain of their affiliates.

                 The gross unrealized gain and the net unrealized gain on the Trading Partnership's open derivative instrument positions as of September 30, 1996 and December 31, 1995 were as follows:

                                         September 30, 1996                                      December 31, 1995
                         ---------------------------------------------------    ---------------------------------------------------
                             Gross Unrealized            Net Unrealized             Gross Unrealized            Net Unrealized
                                   Gain                   Gain (Loss)                     Gain                   Gain (Loss)
                         ------------------------   ------------------------    ------------------------   ------------------------
Exchange-Traded                       $3,166,269                 $2,297,661                  $2,942,622                 $2,223,484
Non-Exchange-Traded                    1,072,798                   (401,423)                    352,246                   (149,946)
                         ------------------------   ------------------------    ------------------------   ------------------------

                                      $4,239,067                 $1,896,238                  $3,294,868                 $2,073,538
                         ========================   ========================    ========================   ========================

         The Fund controls credit risk by dealing almost exclusively with Merrill Lynch entities as brokers and counterparties.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML PRINCIPAL PROTECTION PLUS L.P.)
                       (A Delaware Limited Partnership)
                        ------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  FOR THE PERIODS FROM JANUARY 1, 1996 TO SEPTEMBER 30, 1996 (UNAUDITED) AND
              JANUARY 1, 1995 TO SEPTEMBER 30, 1995 (UNAUDITED),
             THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM
      OCTOBER 12, 1994 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

                                  (continued)
--------------------------------------------------------------------------------

                  The Fund through its normal course of business enters into various contracts with MLF acting as its commodity broker. Pursuant to the brokerage arrangement with MLF, to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable.

(9)      Subsequent Events

                  On October 1, 1996, distributions were announced with respect to Series A Units and Series E Units. Series A Units received an annual fixed rate distribution equal to $3.50 per Series A Unit as well as a discretionary distribution equal to $2.50 per Unit. Series E Units received an annual fixed rate distribution equal to $3.50 per Series A Series E Unit.

                               ----------------

       Past performance is not necessarily indicative of future results.

                         INDEPENDENT AUDITORS' REPORT

Merrill Lynch Investment Partners Inc.

We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") (formerly, ML Futures Investment Partners Inc.) as of December 29, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at December 29, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

January 26, 1996
New York, New York

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                                BALANCE SHEETS

             September 27, 1996 (unaudited) and December 29, 1995

                                                                     September 27, 1996
                                                                          (Unaudited)             December 29, 1995
                                                                     ------------------           -----------------
ASSETS
Cash                                                                    $      62,262                  $     17,738
Investments in affiliated partnerships                                     10,102,462                     8,397,789
Other investments                                                             538,066                       579,127
Due from parent and affiliate                                              81,289,579                    69,476,980
Receivables from affiliated partnerships                                    4,112,791                     3,525,337
Deferred charges                                                           16,039,548                    11,759,885
Advances and other receivables                                             10,977,972                     7,742,943
Fixed assets-net of accumulated depreciation of $1,095,428 and
   and $1,016,602                                                             130,292                       119,823
Other assets                                                                  110,000                       130,000
                                                                    -----------------                 -------------

     TOTAL ASSETS                                                       $123,362,972                   $101,749,622
                                                                        =============                  ============


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

   Accounts payable and accrued expenses                                $     590,038                  $  1,759,019
   Due to affiliate                                                         2,849,361                     1,568,396
   Current and deferred income taxes                                       11,359,167                     7,162,014
                                                                          -----------                  ------------

        Total liabilities                                                  14,798,566                    10,489,429
                                                                          -----------                    ----------

STOCKHOLDER'S EQUITY:

 Preferred stock, par value $10.00 per share; 1,000 shares authorized
     none outstanding                                                          --                             --
 Common stock, par value $10.00 per share; 1,000 shares authorized
     100 shares outstanding                                                     1,000                         1,000
   Additional paid-in capital                                              16,915,000                    16,915,000
   Retained earnings                                                       91,648,406                    74,344,193
                                                                           ----------                   -----------

        Total stockholder's equity                                        108,564,406                    91,260,193
                                                                          -----------                   -----------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $123,362,972                   $101,749,622
                                                                        =============                  ============


                         See Notes to Balance Sheets.

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS

             September 27, 1996 (unaudited) and December 29, 1995
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group Inc., a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P. (formerly, The Futures Dimension Fund II L.P.), ML Futures Investments L.P. (formerly The Tudor Prime Advisors Fund L.P.), John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(sm) L.P. (Safety of Equity Capital; Targeting Overall Return), The SECTOR Strategy Fund(sm) II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund(sm) IV L.P., The SECTOR Strategy Fund(sm) V L.P., ML Global Horizons L.P., ML Chesapeake L.P., The SECTOR Strategy Fund(sm) VI L.P., RXR Defensive Equity Alternative Account L.P. I (ceased trading in May of 1996), ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.) and ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures and forward contracts.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments in Affiliated Partnerships

The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

Deferred Charges

Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 6, 12, 24, 36 or 48-month periods.

2. RELATED PARTIES

Certain of the Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.

ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At September 27, 1996 and December 29, 1995, approximately $81,300,000 and $69,500,000, respectively, was subject to this agreement.

At September 27, 1996 and December 29, 1995, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days.

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS
             September 27, 1996 (unaudited) and December 29, 1995
                                 (countinued)

--------------------------------------------------------------------------------

Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organization and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).

During 1995 and the first nine months of 1996, the Company did not declare or pay a dividend.

3.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

Under the terms of the Limited Partnership Agreements of the Affiliated Partnerships, the Company is required to maintain an investment in each Affiliated Partnership of at least one percent of the total contributions to such partnership.

At September 27, 1996 and December 29, 1995, the Company's investments in its Affiliated Partnerships were as follows:

                                                                            September 27, 1996     December 29, 1995
                                                                            ------------------     -----------------
ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.).....    $2,909,601       $2,324,996
ML JWH Strategic Allocation Fund L.P..........................................     1,617,236            1,000
ML Global Horizons L.P........................................................     1,144,158        1,068,112
The SECTOR Strategy Fund(sm) II L.P...........................................       766,218          770,619
John W. Henry & Company/Millburn L.P..........................................       687,073          728,350
The SECTOR Strategy Fund(sm) VI L.P...........................................       707,556          725,174
RXR Defensive Equity Alternative Account L.P.I................................        --              546,428
The JWH Global Asset Fund L.P.................................................       516,694          492,278
The S.E.C.T.O.R. Strategy Fund(sm) L.P........................................       422,756          441,992
ML Futures Investments L.P....................................................       339,813          356,788
The SECTOR Strategy Fund(sm) V L.P............................................       323,602          339,622
ML Futures Investments II L.P.................................................       191,465          213,181
The Growth and Guarantee Fund L.P.............................................       180,874          155,787
The Futures Expansion Fund Limited Partnership................................       119,250          121,808
The SECTOR Strategy Fund(sm) IV L.P...........................................        99,731          111,654
ML Chesapeake L.P.............................................................        76,435             --
                                                                                 -----------         --------

Total.........................................................................   $10,102,462       $8,397,789
                                                                                 ===========       ==========




                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS

             September 27, 1996 (unaudited) and December 29, 1995
                                  (continued)

--------------------------------------------------------------------------------

The following represents condensed combined financial information of the Affiliated Partnerships as of September 27, 1996 and December 29 1995 (in thousands):

                                                                           September 27, 1996    December 29, 1995
  Assets.......................................................................     $552,160         $528,180
                                                                                    ========         ========

  Liabilities..................................................................       21,145           15,836
  Partners' capital............................................................      531,015          512,344
                                                                                     -------         --------

       Total...................................................................     $552,160         $528,180
                                                                                    ========         ========

The Company's Affiliated Partnerships trade various futures, options and forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Funds' net asset values.

4.  INCOME TAXES

The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate Company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.

The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At September 27, 1996 and December 29, 1995, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:

                                                              September 27, 1996               December 29, 1995
                                                              ------------------               -----------------
                  State and local                                  $1,604,096                      $1,176,130
                  Federal                                           5,052,565                       3,704,471
                                                                   ----------                      ----------

                                                                   $6,656,661                      $4,880,601
                                                                   ==========                      ----------

As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1995 and the first nine months of 1996, the Company transferred $10,707,045 and $7,388,919, respectively, in current taxes payable to ML&Co. At September 27, 1996 and December 29, 1995, the Company had a current tax payable with ML&Co. of $4,702,506 and $2,281,413, respectively.

5.  NET WORTH AGREEMENTS

Pursuant to the Limited Partnership Agreements of the Affiliated Partnerships, the Company is required to maintain a "substantial net worth," as defined. The Company's net worth, as defined, approximated $94,376,053 and $79,337,067 at

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                    MERRILL LYNCH INVESTMENT PARTNERS INC.

                (formerly, ML Futures Investment Partners Inc.)

                            NOTES TO BALANCE SHEETS

             September 27, 1996 (unaudited) and December 29, 1995
                                  (continued)

--------------------------------------------------------------------------------

September 27, 1996 and December 29, 1995, respectively, which, in the opinion of the Company's counsel, met the definition of "substantial net worth."

6.  COMMITMENTS

The Company is obligated to pay to affiliates, from its own funds and without reimbursement by its Affiliated Partnerships, ongoing fees for units in such partnerships outstanding as of the end of various periods.

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS COMPANY.

                               THE CORE ADVISORS

                                 ------------

                  As of October 1, 1996, approximately 40% of the Fund's trading assets were allocated between the two current core Advisors. Brief descriptions and performance summaries for these Advisors are included herein. However, Advisors' trading methods are confidential and proprietary and past performance is not necessarily indicative of future results. The significance of the following descriptions and performance records to a decision whether to invest in the Fund must be considered in light of these material qualifications.

Futures Trading Methods in General

Systematic and Discretionary Trading Approaches

                  Managed futures strategies are generally classified as either systematic or discretionary (or both).

                  A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, but his or her primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

                  Each approach involves certain inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been clearly signaled by a trading system. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the discipline of a systematic trading process to be advantageous. However, any trader, systematic or discretionary, may suffer substantial losses by misjudging the market analysis.

Technical and Fundamental Analysis

                  Managed futures trading analysts are generally classified as either technical or fundamental (or both).

                  Technical analysis is based on the theory that the commodities markets themselves provide a means of anticipating future prices. Technical analysis operates on the theory that market prices and momentum at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of price histories, movements and patterns, theorizing that a detailed analysis of market data is the most effective means of attempting to predict the future course of prices.

                  Fundamental analysis, in contrast, focuses on the study of factors external to the trading markets that affect the supply and demand of a particular commodity. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that reflect "true value" and may indicate market mispricing.

Trend-Following

                  Trend-following advisors gear their trading approaches towards positioning themselves to take advantage of major price movements. Trend-following traders are to be contrasted with traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. Trend-following traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but (hopefully) smaller losses, from capitalizing on major trends. During periods when no major price trends develop in a market, a trend-following trading advisor is likely to incur substantial losses.

Risk Control Techniques

                  Trading advisors often adopt fairly rigid risk management or money management principles. Such principles typically restrict the size of positions which will be taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique is fail safe, and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. The Advisors' risk management principles should be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

The Core Advisors

                  The following descriptions of the current core Advisors, their respective trading systems, methods and strategies and their respective principals are general and are not intended to be exhaustive. Trading methods are proprietary and confidential. No attempt has been or could be made to provide a precise description of any Advisor's method. MLIP believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.

           FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE
             OF RISK.  THERE CAN BE NO ASSURANCE THAT ANY ADVISOR

              WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.

                              ------------------

                        CHESAPEAKE CAPITAL CORPORATION

                October 1, 1996 Trading Asset Allocation:  20%

Background

                  Chesapeake Capital Corporation was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading in the futures and forward markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to "Chesapeake" refer to the Virginia corporation prior to August 19, 1991 and to the Illinois corporation on and after August 19, 1991. Chesapeake is registered as a CTA and a CPO with the CFTC, and is also a member in good standing of the NFA. Chesapeake has been registered with the CFTC as a CTA and a CPO since June 20, 1988 and May 8, 1991, respectively, and a member of the NFA since June 20, 1988.

                  Mr. R. Jerry Parker, Jr. is the Chairman, Chief Executive Officer, Director, sole shareholder and a principal of Chesapeake. Mr. Parker received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company (a Chicago-based CTA and CPO registered with the CFTC), in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. During these periods, Mr. Parker had complete discretionary trading authority over a futures account of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman, Chief Executive Officer and Chief Trader.

                  Mr. John M. Hoade is President, Secretary and a principal of Chesapeake. Mr. Hoade received a B.S. degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

Trading Strategy

                  The Diversified Program which Chesapeake trades for the Fund emphasizes diversification with a global portfolio of futures, forward and cash markets which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake trades on numerous U.S. and non-U.S. exchanges.

                  The investment portfolios currently offered by Chesapeake are the "Diversified Program," the "Diversified 2XL Program" and the "Financials and Metals Program" (the "Trading Programs"). The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis on certain markets or market sectors and the exclusion of others. The following overview is not intended as a detailed or exhaustive description of the trading methodologies or strategies employed by Chesapeake, as the exact nature of these methods and strategies is proprietary and confidential.

                  Relying primarily on technical analysis, Chesapeake believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework than by attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Mr. Parker.

                  In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as "charting" in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In an effort to determine the overall technical condition of the market and as a timing mechanism for trades, Chesapeake also makes extensive use of internally-generated market information, which includes but is not limited to price volatility, open interest, daily price action, volume and market psychology or sentiment.

                  The profitability of the Chesapeake Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in the futures markets (including joint governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

                  Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be relatively small and more than offset by gains on profitable transactions.

                  The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.

                  Chesapeake believes that a long-term commitment to its Trading Programs is necessary for profitable trading. Chesapeake attempts to take a limited number of positions over the long term in an attempt to capture major price movements while limiting downside risk on open positions.

                  Decisions concerning the liquidation of positions, the commodities to be traded and the size of positions to be taken or maintained will require to some degree the exercise of judgment by Chesapeake. The decision not to trade futures interest contracts for a certain period, or not to trade certain futures interest contracts due to lack of discernible price movements (trends) or lack of liquidity, may result at times in clients (such as the Fund) missing significant profit opportunities which might otherwise have been captured by Chesapeake.

                  Futures contracts which are traded by Chesapeake may include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Exchanges on which these transactions take place include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges (e.g., the Belgian Futures and Options Exchange (BELFOX), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the International Petroleum Exchange of London Ltd. (IPE), the London Metal Exchange (LME), the London Commodity Exchange (LCE), the Italian Derivatives Market (IDEM), the Marche a Terme International de France (MATIF), the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the Montreal Exchange (ME), the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange (TSE), the Singapore International Monetary Exchange (SIMEX), the Sydney Futures Exchange Ltd., and the Winnipeg Commodity Exchange). In addition, Chesapeake continually monitors numerous markets, both U.S. and non-

U.S., and will generally initiate trades at such point that Chesapeake determines that a market is sufficiently liquid and tradeable using the methods employed by Chesapeake.

                  Chesapeake engages in transactions in physical commodities, including EFPs.

                  Chesapeake generally uses between 15% and 30% of an account's assets as original margin for trading in the Diversified Program, but at times this percentage can be higher.

                  The trading strategy utilized by Chesapeake's Trading Programs, including the Diversified Program, may be revised from time to time by Chesapeake as a result of ongoing research and development which seeks to devise new trading systems, as well as test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

                  Since the Trading Programs utilized by Chesapeake are proprietary and confidential, the above discussion is general in nature and is not intended to be exhaustive.

Past Performance

                  The following information describes the composite actual performance of all customer accounts managed by Chesapeake. As of August 31, 1996, Chesapeake was managing approximately $757 million (excluding notional funds) of customer funds in the futures and forwards markets. Performance information of the program traded on behalf of the Fund is current as of August 31, 1996 and approximately $711 million (excluding notional funds) in the Diversified Program.

                  Performance information is set forth for the most recent five full years for each Chesapeake Trading Program or, in the event that a Trading Program has been trading for less than five years, performance information is set forth from the inception of trading. Performance information prior to January 1, 1991 has been excluded in accordance with CFTC regulations.

                  Chesapeake has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Chesapeake has performed these computations for periods subsequent to January 1, 1992. However, for periods prior to January 1, 1992, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the rates of return reported are based on a computation which uses the nominal account sizes of all of the accounts included, calculated in accordance with the "Only Accounts Traded" ("OAT") method, also permitted in certain circumstances by the CFTC. Chesapeake believes that this method yields substantially the same rates of return as would the Fully-Funded Subset method and that the rates of return in the performance summaries are representative of the Trading Programs for the periods presented. For the periods from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully- Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993 (the Fully-Funded Subset Advisory was released in February 1993). From January 1, 1994 on, Chesapeake has been using the Fully-Funded Subset method.

                  In reviewing the following information, prospective investors should understand that performance is net of all actual fees and charges and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of the performance of any individual account. The fees and charges applicable to individual accounts are not specifically described herein. However, set forth below is a general description of the charges applicable to such accounts.

                  Brokerage Commissions are accounted for monthly and include the total amount of all Brokerage Commissions and other trading fees paid during the month plus or minus the change in Brokerage Commissions and other trading fees accrued on open positions from the preceding month. Brokerage Commissions are calculated on a round-turn or flat-rate basis. Round-turn commissions have ranged from approximately $7 per round-turn trade to approximately $50 per round-turn trade. Flat-rate commissions have ranged from approximately 2% of equity to approximately 9% of equity. Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis. Management fees are accrued monthly and are charged at rates ranging from 0% to 8% of equity. Incentive fees are accrued monthly and are charged at rates ranging from 12.5% to 30% of new trading profits. On certain accounts, incentive fees are reduced by the management fees paid over an agreed upon period.

                  The "Notes to the Performance Summaries" are set forth on pages 113 through 115.

                  The following performance information has not been audited. However, Chesapeake believes that such information is accurate and fairly presented.

                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN ACHIEVED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

                  THE FOLLOWING PERFORMANCE SUMMARIES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

                  COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT ANY TRADING ADVISOR WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

                  INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF ANY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

                      PAST PERFORMANCE IS NOT NECESSARILY
                        INDICATIVE OF FUTURE RESULTS.

See "Risk Factors -- (2) Past Performance Not Necessarily Indicative of Future
                                   Results."

                        CHESAPEAKE CAPITAL CORPORATION
                             Diversified Program
                       January 1, 1991 - August 31, 1996

                  The following performance summary and chart reflect the composite performance results from January 1991 through August 1996 of the Diversified Program. Chesapeake trades this program on behalf of the Fund. The performance of the program from February 1988 (inception) through December 1990, while profitable, includes the program's two largest drawdowns, the larger of which occurred during the period August 1989 through October 1989 and was (20.58)%. The program has been utilized in trading for 177 accounts since January 1991. As of August 31, 1996, 114 accounts had been closed and 63 accounts remained open. Of the closed accounts, 98 were profitable and 16 were unprofitable at their closing. Of the 63 open accounts, 60 were profitable and 3 were unprofitable as of August 31, 1996.

                  Name of CTA: Chesapeake Capital Corporation
                     Name of program: Diversified Program
           Inception of client account trading by CTA: February 1988
         Inception of client account trading in program: February 1988
                          Number of open accounts: 63
      Aggregate assets (excluding notional equity) overall: $757 million
     Aggregate assets (excluding notional equity) in program: $711 million
      Aggregate assets (including notional equity) overall: $912 million Aggregate assets (including notional equity) in program: $861 million
                    Worst monthly drawdown: (10.98)% (1/92)
              Worst peak-to-valley drawdown: (16.62)% (1/92-5/92)

======================================================================================================
    Monthly              1996            1995             1994         1993       1992          1991
Rates of Return
------------------------------------------------------------------------------------------------------
January                  1.69%          (3.23)%          (3.33)%       0.42%    (10.98)%     (1.29)%
------------------------------------------------------------------------------------------------------
February                (4.26)          (4.39)           (4.88)       15.99      (2.86)       4.84
------------------------------------------------------------------------------------------------------
March                    0.28            8.60             0.09         5.86       0.53        2.32
------------------------------------------------------------------------------------------------------
April                   10.16            1.45            (0.60)        7.38      (0.44)      (2.80)
------------------------------------------------------------------------------------------------------
May                     (3.04)           6.84             9.06         0.40      (3.66)       0.27
------------------------------------------------------------------------------------------------------
June                     3.27            0.88             7.02         0.98       6.52       (1.25)
------------------------------------------------------------------------------------------------------
July                    (7.09)          (3.09)           (1.70)        9.49      12.96       (1.75)
------------------------------------------------------------------------------------------------------
August                   0.78           (2.66)           (2.98)        5.88       3.16       (3.32)
------------------------------------------------------------------------------------------------------
September                      --        0.20             3.49        (2.63)     (6.78)       4.39
------------------------------------------------------------------------------------------------------
October                        --       (1.11)            1.97        (0.06)      5.21        4.21
------------------------------------------------------------------------------------------------------
November                       --       1.76              4.83         1.03       2.27       (4.68)
------------------------------------------------------------------------------------------------------
December                       --       9.18              2.86         5.77      (1.93)      12.08
------------------------------------------------------------------------------------------------------
Compound Annual          0.83%         14.09%            15.87%       61.82%      1.81%      12.51%
Rate of Return        (8 months)
======================================================================================================


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 THROUGH 115.


                              ------------------------------------------------------------------------------------------------
                                                       OTHER CHESAPEAKE CAPITAL CORPORATION PROGRAMS*

                              ------------------------------------------------------------------------------------------------
                  Name of CTA:    Chesapeake Capital      Chesapeake Capital      Chesapeake Capital      Chesapeake Capital
                                     Corporation            Corporation             Corporation             Corporation

                              ------------------------------------------------------------------------------------------------
              Name of Program:   Financials and Metals  Diversified 2XL Program  Pacific Rim Program      Foreign Financials
                                       Program                                                                Program
                              ------------------------------------------------------------------------------------------------
   Inception of Client Account      February 1988          February 1988           February 1988           February 1988
               Trading by CTA:
                              ------------------------------------------------------------------------------------------------
   Inception of Client Account       March 1992              April 1994              June 1994               June 1992
           Trading in Program:                                                       ceased trading 8/95     ceased trading 6/94
                              ------------------------------------------------------------------------------------------------
      Number of Open Accounts:            7                      4                       0                       0
                              ------------------------------------------------------------------------------------------------
   Aggregate Assets (excluding      $757 million            $757 million            $757 million            $757 million
   "notional" equity) Overall:
                              ------------------------------------------------------------------------------------------------
   Aggregate Assets (excluding       $29 million            $17 million                 N/A                     N/A
"notional" equity) in Program:
                              ------------------------------------------------------------------------------------------------
   Aggregate Assets (including      $912 million            $912 million            $912 million            $912 million
   "notional" equity) Overall:
                              ------------------------------------------------------------------------------------------------
   Aggregate Assets (including       $33 million            $18 million                 N/A                     N/A
"notional" equity) in Program:
                              ------------------------------------------------------------------------------------------------
      Worst Monthly Drawdown:      (7.86)% (7/96)         (16.40)% (7/96)          (3.30)% (7/95)          (5.77)% (9/92)
                              ------------------------------------------------------------------------------------------------
         Worst Peak-to-Valley   (10.36)% (1/94-2/94)    (17.59)% (5/96-7/96)       (3.30)% (7/95)          (5.77)% (9/92)
                    Drawdown:
                              ------------------------------------------------------------------------------------------------
1996 Compound Rate of Return:    (3.61)% (8 months)      (7.25)% (8 months)             N/A                     N/A
                              ------------------------------------------------------------------------------------------------
1995 Compound Rate of Return:          12.61%                  18.77%            37.04% (8 months)              N/A
                              ------------------------------------------------------------------------------------------------
1994 Compound Rate of Return:           3.22%            26.88% (9 months)       (2.76)% (7 months)      (1.77)% (6 months)
                              ------------------------------------------------------------------------------------------------
1993 Compound Rate of Return:          68.53%                   N/A                     N/A                    21.90%
                              ------------------------------------------------------------------------------------------------
1992 Compound Rate of Return:    24.19% (10 months)             N/A                     N/A              21.42% (7 months)
                              ------------------------------------------------------------------------------------------------
1991 Compound Rate of Return:            N/A                    N/A                     N/A                     N/A
                              ------------------------------------------------------------------------------------------------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

                            ----------------------

    SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 THROUGH 115.

                         JOHN W. HENRY & COMPANY, INC.

                October 1, 1996 Trading Asset Allocation:  20%

Background

                  John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Company, Inc., to conduct business as a commodity trading advisor. JWH trades numerous contracts on a 24-hour basis in the United States, Europe and Asia, and has grown to be one of the largest advisors in the managed futures industry, managing approximately $1.5 billion (excluding "notional" funds) in customer capital. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John
W. Henry. JWH's registration as a CTA became effective in February 1982 and its registration as a CPO became effective in July 1989. JWH is a member of the NFA in these capacities.

                  Mr. John W. Henry is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of The John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs.

                  Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA"), the Managed Futures Trade Association ("MFTA") and has served on the nominating committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the principal offices of JWH. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investments, Inc., JWH Risk Management Inc. and JWH Asset Management, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has and will continue to devote considerable time to business activities unrelated to JWH and its affiliates.

                  Mr. Mark H. Mitchell is Vice Chairman and a member of the JWH Board of Directors. He is also Vice Chairman and a director of JWH Risk Management, Inc., and a director of JWH Asset Management, Inc. Prior to his employment at JWH commencing in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he had headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association ("MFA"). Mr. Mitchell is currently a member of the CPO/CTA Advisory Committee and the Special Committee for the Review of the Multi-Tiered Regulatory Approach to NFA Rules, both of the NFA. In addition, he has served as a member of the Government Relations Committee of MFA and the Executive Committee of the Law and Compliance Division of FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of Futures International Law Letter and its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.

                  Mr. David R. Bailin is an Executive Vice President and a member of the Operating Committee of JWH. He is also President of JWH Investments, Inc.; JWH Risk Management, Inc.; President and director of Westport Capital Management Corporation and President and Chairman of the Board of Directors of Global Capital Management Limited. He is responsible for the development, implementation and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was Managing Director-Development since April 1994 for Global Asset Management ("GAM"), a Bermuda-based investment management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.

                  Mr. James E. Johnson, Jr., is chief financial officer and chief administrative officer for JWH. He also serves as a member of JWH's Operating Committee. Mr. Johnson is also a principal of Westport Capital Management Corporation, JWH Investments, Inc., JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he had been managing director and chief financial officer for their institutional asset management division since January 1983. His areas of responsibility included finance, operations, and technology. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.


                  Ms. Elizabeth A.M. Kenton is a Senior Vice President, the Director of Compliance and a member of the Operating Committee of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Ms. Kenton is also a Senior Vice President of JWH Risk Management, Inc., the Vice President of JWH Asset Management, Inc., a director of Westport Capital Management Corporation, the Executive Vice President of JWH Investments, Inc., and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Finance and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and Treasury options trading. Ms. Kenton is a member of MFA's Trading and Markets Committee. She received a B.S. in Finance from Ithaca College.


                  Ms. Mary Elizabeth Hardy is Senior Vice President and Director of Trading Administration and a member of the Operating and Investment Policy Committees of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in Research and Development and Trading. Prior to her employment at JWH, beginning in 1989 Ms. Hardy held the position of Associate Editor at Waters Information Services, a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers, Inc. ("Shearson") where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson at Shearson in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the Managed Futures Association and chairs its Trading and Markets Committee. She received a B.B.A. in Finance from Pace University.

                  Mr. David M. Kozak is Counsel to the firm, Vice President and Secretary of JWH. He is also secretary of JWH Risk Management, Inc., JWH Asset Management, Inc. and Assistant Secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

                  Mr. Kevin S. Koshi is a Senior Vice President, Chief Trader and a member of the Investment Policy Committee of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and the implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

                  Mr. Barry S. Fox is the Director of Research and is a member of the Investment Policy Committee of JWH. Mr. Fox is responsible for the design and testing of new programs. He also supports and maintains proprietary systems/models used to generate JWH trades. Mr. Fox joined JWH in March 1991, and since that time he has held positions of increasing responsibility in the Research and Product Development Departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support since October 1990 for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.

                  Ms. Glenda G. Twist is a Director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison, and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to December 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.

                  Mr. John A. F. Ford is the director of marketing at JWH and is responsible for the development and implementation of strategic marketing and communications programs. He joined JWH in May 1996 from J.P. Morgan where he had been vice president and head of corporate communications for the firm's European operations from February 1994 to October 1995. He was previously in a similar position with J.P. Morgan at the Euroclear Operations Centre in Brussels from January 1992 to February 1994. From October 1995 to May 1996 he undertook a number of consultancy projects while relocating to the United States. Prior to joining J.P. Morgan, Mr. Ford was managing director of the European headquarters of Gavin Anderson & Co. (UK), an international corporate and investor relations consultancy, from February 1987 to December 1991. Mr. Ford has also been involved in advising the Chicago Mercantile Exchange on marketing its services to European institutions and advising the International Petroleum Exchange in London on similar issues. He also helped market Mercury Asset Management to major institutions and pension funds.

                  Mr. Michael D. Gould is Director of Investor Services at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as senior sales manager and vice president-futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. from October 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a nonferrous metals trading and export business which he ran until September 1985.

                  Mr. Jack M. Ryng, C.P.A., joined JWH as the Controller in November 1991. Mr. Ryng is also Chief Financial Officer and Secretary of JWH Investments, Inc. Prior to that time, he was a Senior Manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he was a senior accountant for Leonard Rosen & Co. Mr. Ryng is a member of AICPA and the New York C.P.A. Society, and is a member of the board of the New York Operations Division of the FIA. He received a B.S. in Business Administration from Duquesne University.

                  Mr. Michael J. Scoyni is a Managing Director of JWH and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.

                  Mr. Christopher E. Deakins is a Vice President of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker-dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, Mr. Deakins was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.

                  Mr. Chris J. Lautenslager is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in April 1996, he was the vice president of institutional sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago

Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.

                  Mr. Edwin B. Twist is a Director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Risk Management, Inc. and JWH Asset Management, Inc. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was Secretary and Treasurer at J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991. Prior to his employment at JWH, Mr. Twist was an owner and manager for 16 years of a 2,500-acre commercial farm in eastern Arkansas.

                  Ms. Nancy O. Fox, C.P.A., is a Vice President and the director of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.


                  Mr. Julius A. Staniewicz is the senior strategist in JWH's Product Development Department. He is also President of JWH Asset Management, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. Mr. Staniewicz received a B.A. in Economics from Cornell University.

                  Ms. Wendy B. Goodyear is director of the office of the chairman. She is responsible for managing and coordinating projects involving Mr. Henry. Ms. Goodyear joined JWH in October 1995 as director of marketing, responsible for the development and implementation of strategic marketing and communications programs. Prior to her employment at JWH, Ms. Goodyear was a vice president at Citibank where she held several positions, including product development manager for the depository receipt business and marketing manager for the pension business. Prior to joining Citibank in May 1993, Ms. Goodyear was employed at Bankers Trust Company from 1985 where she held positions of increasing responsibility in both the private bank and pension businesses. Ms. Goodyear received a B.A. in History from the University of Virginia and an M.B.A. from the Stern School of Business at New York University.

The Investment Policy Committee

                  The Investment Policy Committee is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time.

Trading Strategy

                  JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. JWH currently operates twelve trading programs. JWH implements the Financial and Metals Portfolio for the Fund.

                  JWH's systematic investment process is designed to generate, over market cycles, excellent risk-adjusted rates of return under favorable and adverse market conditions. The JWH process capitalizes on emerging, long-term, rising and falling price trends and ignores day-to-day price fluctuations. To ensure disciplined implementation of its investment philosophy, JWH uses mathematical models to execute investment decisions in more than 50 global markets encompassing currencies, commodities and financial securities. All JWH investment programs follow the strict money management framework outlined below.

                  The first step in the JWH investment process is the identification of a price trend. While there are many ways to identify trends, JWH uses a methodology which identifies opportunities in order to attempt to capture a majority of the significant price movements in a given market. The process presumes that such price movements will often exceed the expectation of the general marketplace. As such, the JWH discipline is to pare losing positions relatively quickly while allowing profitable positions to mature. Positions held for two to four months are not unusual, and certain positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing positions have been liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent (60)%. Similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid losses of such magnitude.

                  JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of program leverage, commencement of trading in an account, markets traded, contracts traded, contract month selection, margin utilization and effective trade execution.

A Disciplined Investment Philosophy


                  JWH's strategy is based on the following guiding principles:


                  Long-term Perspective. JWH's investment strategies rest on a long-term perspective in the world's financial and commodities markets. JWH believes that historical performance demonstrates that, because trends often last longer than most market participants expect, strong returns can be generated from positions held over the long term.

                  Disciplined Investment Process. The disciplined investment process utilized by JWH is designed to generate superior, risk-adjusted rates of return throughout a market cycle. By consistently applying investment techniques in financial and commodities markets worldwide, JWH is able to participate in rising and falling markets without bias.

                  JWH's ongoing research has led to the development of analytical models which suggest the appropriate content, weighting, exits and entries for each investment position. Once established, these positions are monitored around the clock. While many of these positions are closed out within a few days or weeks at a profit or loss, others are retained where JWH's investment guidelines indicate potential opportunity for exceptional returns.


                  Trend Identification. JWH's strategies are nonpredictive. Instead, based on research into historic pricing data, JWH seeks to recognize the movement of capital from one market to another after trends have begun.

                  Global Diversification. For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. JWH investments are positioned to provide access to the performance potential offered by the global marketplace.


                  Comprehensive Risk Management. JWH's risk management strategies are designed with the objective of decreasing volatility and improve the risk/reward characteristics of investments in futures and forwards by relying upon carefully formulated risk management algorithms that define controlled loss parameters prior to execution.

Program Modifications

                  In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in extensive research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

                  As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLIP will generally not be informed of any such changes.

Leverage

                  Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Factors which may affect the decision to adjust leverage include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of investors in the Fund.

Addition, Redemption and Reallocation of Capital for Commodity Pool Accounts

                  JWH has developed procedures for trading pool accounts, such as the Fund, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with the equity in the account on the date of these transactions, JWH's practice is to adjust positions as nearly as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variations in the net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as nearly as possible to the close of business on the last trading day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or even before the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

                  JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of cash or forward contracts transacted through banks, brokerage firms or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of these entities' failure, inability or refusal to perform with respect to such contracts.

Legal and Ethical Concerns

                  JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, and on occasion orders may be filled better for their accounts than for client accounts due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures, or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., which is managed by JWH. The records of these accounts also will not be made available to clients. Please see "Certain Litigation" on page 49.

The Financial and Metals Portfolio

                  Researched through 1983, a systematic method was first traded in a format using solely financial and metals futures in August 1984. That program, the Financial and Metals Portfolio, used by JWH in managing Fund assets, uses quantitative, trend analysis models, participates in four major market sectors -- interest rates, foreign exchange, stock indices and precious metals -- and seeks to capitalize on sustained moves in global financial markets.

                  The Financial and Metals Portfolio may take long, short or neutral positions within the four market sectors traded. Because assets are concentrated in interest rates, currencies, stock indices and metals only, volatility can be higher than in a more diversified portfolio.

Other JWH Programs

                  In addition to the Financial and Metals Portfolio, JWH currently operates eleven other trading programs for U.S. and non-U.S. investors, none of which are utilized by JWH for the Fund. Each program is operated separately and independently. These programs emphasize intermediate and long-term, quantitative, trend-analysis models designed with the objective of achieving speculative rates of return.

                  The Original Investment Program, which began in 1981, uses long-term, quantitative models. This program trades in seven different market sectors trading 20 to 25 commodities on both U.S. and non-U.S. exchanges. The KT Diversified Program began in 1983 and ceased trading in February 1994. This program utilized a neutral phase, and thus did not maintain constant positions in the markets. This program participated in eight market sectors and traded 19 to 24 commodities only on U.S. exchanges. The Global Diversified Portfolio invests in futures and forward contracts in a number of different markets, sectors, and countries and is JWH's most diversified trading program. This program has been trading for investors since June 1988. The International Foreign Exchange Program, begun in 1986, concentrates exclu-sively on trading between 10 to 15 foreign currencies in outright and cross-rate positions, primarily through forward contracts. Portfolios are dynamic and include from time to time various matrices of futures positions.

                  The World Financial Perspective, which began in 1986, trades the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar and the U.S. dollar. The pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in futures portfolios. In February 1991, JWH began trading a portfolio in which the same techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations, known as "the Group of Seven" and Switzerland. These currencies are the Japanese yen, British pound, Canadian dollar, German mark, French franc, Italian lira, the U.S. dollar and Swiss franc and are among the most liquid, actively traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the interbank market and from time to time on U.S. futures exchanges. The Yen Financial Portfolio began in August 1991 and uses the same quantitative models as the Financial and Metals Portfolio. The Yen Financial Portfolio trades futures on the Japanese yen, the 10-year Japanese Government Bond, the Euroyen and the Nikkei 225 stock index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to trade a combined portfolio of currencies and international long-term bonds. In June 1994, JWH began trading the Global Financial Portfolio, which utilizes the same reversal approach as the Original Investment Program. The program trades in four market sectors: interest rates, stock indices, currencies and energy. The Dollar Program began trading client capital in June 1996. This program is designed to capitalize on price movements in the U.S. dollar utilizing intermediate-term and long-term quantitative trend analysis models, and takes outright positions in the Japanese yen, German mark, Swiss franc, and British pound versus the U.S. dollar.

                  The Worldwide Bond Program (WWB) began trading client capital in 1994. WWB invests in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond, and Australian 10-year bond. Unlike most fixed income investments, WWB is not limited to investments that have the potential to profit in a stable or declining interest rate environment. Rather, WWB is designed to capitalize on dominant trends, whether rising or falling, in worldwide bond markets.

                  The Delevered Yen Denominated Financial and Metals Profile which began trading in October 1995 seeks to capitalize on sustained moves in global financial markets utilizing intermediate-term and long-term quantitative trend analysis models, some of which attempt to employ neutral stances during periods of nontrending markets. This portfolio is traded at approximately one half of the leverage of the traditional Financial and Metals portfolio and is traded from the perspective of the Japanese yen.

                  InterRate(TM), which commenced trading in November 1987 and closed in July 1996, used a portfolio of foreign currency contracts that sought to capture interest-rate differentials between countries. This program utilized leverage that was significantly lower than other JWH programs, reducing risk as it sought to generate returns significantly enhanced over the prevailing 91-day U.S. government securities rate.

                  The K-T Diversified Program began in January 1984 and closed in February 1994. This program participated in eight market sectors on U.S. exchanges only.

Past Performance

                  The following information describes the composite actual performance of all customer and proprietary accounts managed by JWH and JWH Investments Inc. JWH trades its Financial and Metals Portfolio on behalf of the Fund. As of August 31, 1996, JWH was managing approximately $1.5 billion (excluding "notional" funds) of customer funds in the futures and forwards markets. All performance information is current as of August 31, 1996.

                  Performance information is set forth for the most recent five full years for each JWH and JWH Investments, Inc. program or, in the event that a program has been trading for less than five years, performance information is set forth from the inception of client account trading in such program. Performance information prior to January 1, 1991 has been excluded in accordance with CFTC regulations.


                  An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same investment program, can have varying performance results. The reasons for this include numerous material differences among accounts including, but not limited to: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the periods during which accounts are active; (c) the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by
JWH); (d) leverage employed; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of Brokerage Commissions paid; (h) the timing of orders to open or close positions; (i) the market conditions which in part determine the quality of trade executions; (j) trading instructions/restrictions of the client; (k) variations in fill prices; and (l) the timing of additions and withdrawals.

                  During the periods covered by the performance summaries, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In general, before 1993 JWH traded its programs with greater leverage than it does currently. In addition, the subjective aspects of JWH's trading methods may have been utilized more often in recent years and, therefore, have had a more pronounced effect on performance results during recent periods. In reviewing the JWH performance summaries, prospective investors should bear in mind the possible effects of these, and other, variations on rates of return and in the application of JWH's investment methods.

                  The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any of the accounts represented in the performance summaries. Investors are further cautioned that the data set forth in the performance summaries is not indicative of any trading results which may be attained by JWH in the future, since past performance is not necessarily indicative of future results. On several occasions, JWH has decreased leverage over the last five years, in certain markets as well as in entire trading programs. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

        Due to the commencement of trading in July 1996 by a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis-in essence, to reflect the performance results that would have been experienced by an investor in that program regardless of any external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have affected actual incentive fees paid. The new method was applied initially in August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material, i.e., greater than 10%, impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

                  Prior to December 1991 for JWH, and July 1992 for JWH Investments, Inc., performance summaries are presented on a cash basis except as otherwise stated herein. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

                  Beginning with the change to the accrual basis of accounting for incentive fees (in December 1991 for JWH and July 1992 for JWH Investments, Inc.), the net effect on monthly net performance and the monthly rates of return in the performance summaries of continuing to record interest income, management fees, commissions and other expenses on a cash basis differs immaterially from the results which would be obtained using accrual basis accounting.

                  Advisory fees vary from account to account managed pursuant to all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

                  The Notes to the Performance Summaries are an integral part of such performance summaries, which are presented on a cash basis except as otherwise described herein.

                  See Notes to the Performance Summaries are set forth on pages 113-115.

Additional Note to the Financial and Metals Portfolio Composite Performance
---------------------------------------------------------------------------
Summary
-------

                  In May 1992, 35% of the assets in the Financial and Metals Portfolio was deleveraged 50% at the request of a client. The deleveraging materially affected the rates of return achieved. The 1992 annual rate of return for these deleveraged accounts was (24.3)%. The 1992 annual rate of return for the Financial and Metals Portfolio performance summary was (10.9)%. If these accounts had been excluded from the Financial and Metals Portfolio performance summary, the 1992 annual rate of return would have been (3.9)%. The effect of this deleveraging was eliminated in September 1992.

                  Additionally, the Financial and Metals Portfolio composite performance summary includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio performance summary.

Additional Note to the Yen Financial Portfolio Composite Performance Summaries
------------------------------------------------------------------------------

                  The Yen Financial Portfolio is traded from the Japanese yen perspective. Accounts may be opened with either U.S. dollar or Japanese yen deposits. Accounts originally opened with U.S. dollars establish additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with yen-denominated balances. Over time, as profits and losses are recognized in yen-denominated Japanese markets, accounts may hold varying levels of U.S. dollars and Japanese yen. Additionally, the interbank positions are adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars.

                  Accordingly, as the equity mix between U.S. dollars and Japanese yen varies, performance from each perspective will also vary. Investors should be aware that their individual account performance may differ from the composite performance summaries presented in relation to the perspective of their base currency. Such differences arise from exchange rate movements, percentage of account balances held in yen, and fee arrangements.

                  This program began trading client capital in January 1992. In July 1996, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged to a client investment in the fund; therefore, there is no material impact on the rates of return presented for such account.


                  The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance has varied historically due to a number of factors unique to this portfolio, including whether the portfolio is denominated in dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that have materially influenced performance depend on clients' specific choices that effectively result in customized client portfolios.

                  Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of (44)% and (17)%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%, respectively. As of June 1995, these accounts now maintain mature positions and are performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts therefore achieved annual rates of return for 1995 of 122%, 92% and 78%, respectively.


                  The Original Investment Program began trading client capital in June 1994. In July 1995, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged a client investment in the fund; therefore, there is no material impact on the rates of return presented.

Additional Note to the Original Investment Program Composite Performance Summary
--------------------------------------------------------------------------------


                  The Original Investment Program began trading client capital in October 1982. In November 1994, one proprietary account commenced trading pursuant to an investment in a fund. This proprietary account is traded in exactly the same manner that client funds would be traded, and is subject to all of the same fees and expenses that would be charged a client investment in the fund; therefore, there is no material impact on the rates of return presented.

Additional Note to the G-7 Currency Portfolio Composite Performance Summary
---------------------------------------------------------------------------

                  G-7 began trading client capital in February 1991. From July 1995 through December 1995 one proprietary account was trading pursuant to an investment in a fund, and in August 1996 an additional proprietary account began trading pursuant to the same fund. These proprietary accounts have been traded in exactly the same manner that client funds would be traded, and have been subject to all of the same fees and expenses that would be charged a client investment in the fund; therefore, there is no material impact on the rates of return presented.

Additional Note to the Summaries Presented Which Utilize the Fully-Funded Subset
--------------------------------------------------------------------------------
Method -- i.e., the Global Diversified Portfolio and JWH Investments, Inc.
--------------------------------------------------------------------------
InterRate(TM) (the "Fully-Funded Subset Summaries")
---------------------------------------------------


                  Actual funds are the amount of margin-qualifying assets on deposit. Nominal account size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of actual funds. Notional funds are the amount by which the nominal account size exceeds the amount of actual funds. The amount of notional equity in the accounts that compose the Fully-Funded Subset Summaries requires additional disclosure under current CFTC policy. The Fully-Funded Subset Summaries include notional equity in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. See "-- Chesapeake Capital Corporation -- Past Performance," at page 93. This method permits notional and fully-funded accounts to be included in a single performance summary.

                  To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the programs.

                  These computations have been performed for the Global Diversified Portfolio from January 1, 1992 to its close and JWH Investments, Inc.'s InterRate(TM) from inception to its close. They were designed to provide assurance that the performance presented in the Fully-Funded Subset Summaries and calculated on a Fully-Funded Subset basis would be representative of such performance calculated on a basis which includes notional funds in beginning equity. The rates of return in the Fully-Funded Subset Summaries are calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. JWH and JWH Investments, Inc. believe that this method yields substantially the same adjusted rates of return as would the Fully-Funded Subset method were there any "fully-funded" accounts, and that the rates of return for the Fully-Funded Subset Summaries are representative of the performance of the programs for the periods presented.


                  The following performance information has not been audited. However, JWH and JWH Investments, Inc. believe that such information is accurate and fairly presented.


                  INTERRATE(TM) IS QUALITATIVELY DIFFERENT FROM THE METHODS WHICH GENERATED THE PERFORMANCE PRESENTED IN THE CASE OF THE OTHER JWH PROGRAMS. THE OTHER JWH PROGRAMS DIFFER FROM INTERRATE(TM) WITH RESPECT TO: (A) FEES CHARGED; (B) LENGTH OF TIME FOR WHICH POSITIONS ARE HELD; (C) POSITIONS TAKEN;
(D) LEVERAGE USED; AND (E) RATE OF RETURN OBJECTIVES.

                  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN WHICH SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

                  A NUMBER OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES WERE TRADED IN A MANNER MATERIALLY DIFFERENT FROM THAT IN WHICH JWH TRADES ON BEHALF OF THE FUND.

                  THE FOLLOWING PERFORMANCE SUMMARIES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED THE FUND.


                  COMMODITY INTEREST TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT ANY TRADING ADVISOR WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

                  INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITIES TRADING.

                      PAST PERFORMANCE IS NOT NECESSARILY
                         INDICATIVE OF FUTURE RESULTS.

See "Risk Factors -- (2) Past Performance Not Necessarily Indicative of Future
                                   Results."

                         JOHN W. HENRY & COMPANY, INC.
                        Financial And Metals Portfolio
                       January 1, 1991 - August 31, 1996

                  The following performance summary and chart reflect the composite performance results from January 1991 through August 1996 of the Financial and Metals Portfolio. JWH trades this program on behalf of the Fund. The program has been utilized in trading for 359 accounts since its inception. As of August 31, 1996, 288 accounts had been closed and 71 accounts remained open. Of the closed accounts, 251 were profitable and 37 were unprofitable at their closing. Of the 71 open accounts, 66 were profitable and 5 were unprofitable as of August 31, 1996.

                  Name of CTA: John W. Henry & Company, Inc.
                Name of program: Financial and Metals Portfolio
           Inception of client account trading by CTA: October 1982
         Inception of client account trading in program: October 1984
                          Number of open accounts: 71
      Aggregate assets (excluding notional equity) overall: $1.5 billion
     Aggregate assets (excluding notional equity) in program: $912 million
      Aggregate assets (including notional equity) overall: $1.5 billion Aggregate assets (including notional equity) in program: $912 million
          Worst monthly drawdown on a composite basis: (18.0)% (1/92) Worst monthly drawdown on an individual account basis: (27.7)% (1/92)
              Worst peak-to-valley drawdown: (39.5)% (12/91-5/92)


============================================================================================================
     Monthly Rates
       of Return             1996           1995          1994          1993          1992          1991
-------------------------------------------------------------------------------------------------------------
January                      6.0%          (3.8)%        (2.9)%         3.3%         (18.0)%       (2.3)%
-------------------------------------------------------------------------------------------------------------
February                     (5.5)          15.7          (0.6)         13.9         (13.5)         3.8
-------------------------------------------------------------------------------------------------------------
March                         0.7           15.3           7.2          (0.3)          3.0          4.5
-------------------------------------------------------------------------------------------------------------
April                         2.3           6.1            0.9           9.3         (12.2)        (0.8)
-------------------------------------------------------------------------------------------------------------
May                          (1.7)          1.2            1.3           3.3          (5.7)        (0.3)
-------------------------------------------------------------------------------------------------------------
June                          2.2          (1.7)           4.5           0.1          21.9         (1.3)
-------------------------------------------------------------------------------------------------------------
July                         (1.1)         (2.3)          (6.1)          9.7          25.5         (13.4)
-------------------------------------------------------------------------------------------------------------
August                       (0.8)          2.1           (4.1)         (0.8)         10.2          4.8
-------------------------------------------------------------------------------------------------------------
September                     --           (2.1)           1.5           0.2          (5.2)         25.8
-------------------------------------------------------------------------------------------------------------
October                       --            0.3            1.7          (1.1)         (4.5)        (7.7)
-------------------------------------------------------------------------------------------------------------
November                      --            2.6           (4.4)         (0.3)         (0.8)         6.6
-------------------------------------------------------------------------------------------------------------
December                      --            1.7           (3.5)          2.9          (2.6)         39.4
-------------------------------------------------------------------------------------------------------------
Compound Annual              1.61%         38.53%        (5.32)%       46.82%       (10.89)%       61.88%
Rate of Return            (8 months)
=============================================================================================================

         In May 1991, one proprietary account commenced trading and in March 1992 a second proprietary account commenced trading. Both accounts appear in the summary performance and chart from their inception until August 1995. The maximum percentage of proprietary funds during this time period was less than 1/2 of 1%. These proprietary funds had no material effect on the rate of return.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE THE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 THROUGH 115.


                                       ----------------------------------------------------------------------------
                                                      OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                       ----------------------------------------------------------------------------
Name of CTA:                                  John W. Henry             John W. Henry           John W. Henry
                                             & Company, Inc.           & Company, Inc.         & Company, Inc.
                                       ----------------------------------------------------------------------------
Name of Program:                         Original Investment          Global Diversified     International Currency
                                             Program                     Portfolio               Bond Portfolio
                                       ----------------------------------------------------------------------------
Inception of Client Account Trading by
                                  CTA:     October 1982                 October 1982              October 1982
                                        ----------------------------------------------------------------------------
Inception of Client Account Trading in
                              Program:     October 1982                   June 1988               January 1993
                                        ----------------------------------------------------------------------------
Number of Open Accounts:                         27                          17                        1
                                        ----------------------------------------------------------------------------
Aggregate Assets (excluding "notional"
                      equity) Overall:      $1.5 billion                $1.5 billion              $1.5 billion
                                        ----------------------------------------------------------------------------
Aggregate Assets (excluding "notional"
                   equity) in Program:      $157 million                $133 million               $2 million
                                        ----------------------------------------------------------------------------
Aggregate Assets (including "notional"
                      equity) Overall:       $1.5 billion               $1.5 billion              $1.5 billion
                                        ----------------------------------------------------------------------------
Aggregate Assets (including "notional"
                   equity) in Program:       $157 million               $133 million               $2 million
                                        ----------------------------------------------------------------------------
Worst Monthly Drawdown on a
                      Composite Basis:      (14.1)% (10/94)            (16.8)% (7/91)              (6.7)% (7/94)
                                        ----------------------------------------------------------------------------
Worst Monthly Drawdown on an
             Individual Account Basis:       (18.1)% (2/92)            (20.3)% (7/91)               (7.8)% (7/94)
                                        ----------------------------------------------------------------------------
Worst Peak-to-Valley Drawdown:            (26.2)% (6/94-10/94)      (29.1)% (12/91-5/92)         (20.1)% (6/94-1/95)
                                        ----------------------------------------------------------------------------
1996 Compound Rate of Return:               (4)% (8 months)           (5)% (8 months)              (4)% (8 months)
                                        ----------------------------------------------------------------------------
1995 Compound Rate of Return:                   53%                       20%                         37%
                                        ----------------------------------------------------------------------------
1994 Compound Rate of Return:                  (6)%                       10%                        (2)%
                                        ----------------------------------------------------------------------------
1993 Compound Rate of Return:                   41%                       60%                         15%
                                        ----------------------------------------------------------------------------
1992 Compound Rate of Return:                   11%                      (13)%                        N/A
                                        ----------------------------------------------------------------------------
1991 Compound Rate of Return:                    5%                        40%                        N/A
                                        ----------------------------------------------------------------------------


                                           -----------------------------------------------------------------------------------
                                                                OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                           -----------------------------------------------------------------------------------
Name of CTA:                                 John W. Henry        John W. Henry        John W. Henry        John W. Henry
                                             & Company, Inc.     & Company, Inc.       & Company, Inc.     & Company, Inc.
                                           ----------------------------------------------------------------------------------
                                                                                        Delevered Yen
Name of Program:                           The World Financial   Global Financial    Denominated Financial  International Foreign
                                              Perspective            Portfolio         and Metals Profile     Exchange Program
                                           ----------------------------------------------------------------------------------
Inception of Client Account Trading by
                                  CTA:        October 1982         October 1982          October 1982         October 1982
                                           ----------------------------------------------------------------------------------
Inception of Client Account Trading in
                              Program:         April 1987            June 1994           October 1995         August 1986
                                           ----------------------------------------------------------------------------------
Number of Open Accounts:                           5                    5                    1                    7
                                           ----------------------------------------------------------------------------------
Aggregate Assets (excluding "notional
                     equity) Overall:        $1.5 billion         $1.5 billion          $1.5 billion         $1.5 billion
                                           ----------------------------------------------------------------------------------
Aggregate Assets (excluding "notional
                  equity) in Program:         $18 million          $58 million        (Yen)923 million       $67 million
                                           ----------------------------------------------------------------------------------
Aggregate Assets (including "notional
                     equity) Overall:         $1.5 billion         $1.5 billion          $1.5 billion         $1.5 billion
                                           ----------------------------------------------------------------------------------
Aggregate Assets (including "notional
                  equity) in Program:           $18 million          $58 million        (Yen)923 million       $67 million
                                           ----------------------------------------------------------------------------------
Worst Monthly Drawdown on a
                     Composite Basis:         (21.6)% (1/92)       (17.4)% (11/94)       (3.2)% (2/96)        (12.0)% (1/92)
                                           ----------------------------------------------------------------------------------
Worst Monthly Drawdown on an
            Individual Account Basis:         (25.5)% (1/92)       (19.5)% (11/94)        (3.2)% (2/96)        (13.6)% (1/92)
                                           ----------------------------------------------------------------------------------
Worst Peak-to-Valley Drawdown:             (32.0)% (12/91-10/92)(46.0)% (6/94-1/95)   (5.1)% (1/96-8/96) (24.1)% (12/91-4/92)
                                           ----------------------------------------------------------------------------------
1996 Compound Rate of Return:                 10% (8 months)         5% (8 months)       (3)% (8 months)      (7)% (8 months)
                                           ----------------------------------------------------------------------------------
1995 Compound Rate of Return:                     32%                  86%               0.2% (3 months)            17%
                                           ----------------------------------------------------------------------------------
1994 Compound Rate of Return:                    (15)%          (38)% (7 months)            N/A                    (6)%
                                           ----------------------------------------------------------------------------------
1993 Compound Rate of Return:                     14%                  N/A                  N/A                    (5)%
                                           ----------------------------------------------------------------------------------
1992 Compound Rate of Return:                    (23)%                 N/A                  N/A                      5%
                                           ----------------------------------------------------------------------------------
1991 Compound Rate of Return:                     15%                  N/A                  N/A                     39%
                                           ----------------------------------------------------------------------------------



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

      SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 THROUGH 115.

                               -----------------------------------------------------------------------------------------------------
                                           OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS
                               -----------------------------------------------------------------------------------------------------
                                    John W. Henry               John W. Henry            John W. Henry &            John W. Henry
                   Name of CTA:     & Company, Inc.            & Company, Inc.            Company, Inc.            & Company, Inc.
                               -----------------------------------------------------------------------------------------------------
               Name of Program:   G-7 Currency Portfolio        Worldwide Bond             Dollar Program            InterRate/TM/
                                                                   Program
                               -----------------------------------------------------------------------------------------------------
    Inception of Client Account       October 1982              October 1982               October 1982             October 1982
                Trading by CTA:
                               -----------------------------------------------------------------------------------------------------
    Inception of Client Account       February 1991              July 1996                  July 1996              December 1988
            Trading in Program:                                                                                 ceased trading 7/96
                               -----------------------------------------------------------------------------------------------------
       Number of Open Accounts:            9                          2                          2                        0
                               -----------------------------------------------------------------------------------------------------
    Aggregate Assets (excluding
    "national" equity) Overall:       $1.5 billion              $1.5 billion              $1.5 billion              $1.5 billion
                               -----------------------------------------------------------------------------------------------------
    Aggregate Assets (excluding
 "national" equity) in Program:       $103 million               $9 million                $9 million                    N/A
                               -----------------------------------------------------------------------------------------------------
    Aggregate Assets (including
    "national" equity) Overall:       $1.5 billion              $1.5 billion              $1.5 billion              $1.5 billion
                               -----------------------------------------------------------------------------------------------------
     Agregate Assets (including
  "national" equity) in Program       $103 million               $9 million                $9 million                    N/A
                               -----------------------------------------------------------------------------------------------------
    Worst Monthly Drawdown on a
               Composite Basis:      (10.7)% (1/92)                 None                  (2.3)% (8/96)            (9.71)% (9/92)
                               -----------------------------------------------------------------------------------------------------
   Worst Monthly Drawdons on an
      Individual Account Basis:      (12.3)% (1/92)                 None                  (2.3)% (8/96)            (10.2)% (9/92)
                               -----------------------------------------------------------------------------------------------------
 Worst Peak-to-Valley Drawdown:    (19.5)% (7/93-1/95)              None               (3.5)% (7/96-8/96)       (17.8)% (8/92-2/94)
                               -----------------------------------------------------------------------------------------------------
  1996 Compound Rate of Return:      (4)% (8 months)             3% (2 mos.)              (4)% (2 mos.)            6% (7 months)
                               -----------------------------------------------------------------------------------------------------
  1995 Compound Rate of Return:           32%                       N/A                        N/A                      5%
                               -----------------------------------------------------------------------------------------------------
  1994 Compound Rate of Return:           (5)%                      N/A                        N/A                      3%
                               -----------------------------------------------------------------------------------------------------
  1993 Compound Rate of Return:           (6)%                      N/A                        N/A                     (5)%
                               -----------------------------------------------------------------------------------------------------
  1992 Compound Rate of Return:           15%                       N/A                        N/A                     (1)%
                               -----------------------------------------------------------------------------------------------------
  1991 Compound Rate of Return:     49% (11 months)                 N/A                        N/A                      9%
                               -----------------------------------------------------------------------------------------------------

                               -----------------------------------------------------------------------------------------------------
                                           OTHER JOHN W. HENRY & COMPANY, INC. PROGRAMS
                               -----------------------------------------------------------------------------------------------------
                                         John W. Henry            JWH Investments           JWH Investments
                   Name of CTA:         & Company, Inc.                 Inc.                       Inc.
                               -----------------------------------------------------------------------------------------------------
               Name of Program:      KT Diversified Program     Financial and Metals          InterRate/SM/
                                                                     Portfolio
                               -----------------------------------------------------------------------------------------------------
    Inception of Client Account
                Trading by CTA:          October 1982             September 1991              September 1991
                               -----------------------------------------------------------------------------------------------------
    Inception of Client Account          January 1984;            September 1991;             February 1992;
            Trading in Program:       ceased trading 2/94       ceased trading 7/95         ceased trading 11/93
                               -----------------------------------------------------------------------------------------------------
       Number of Open Accounts:               0                         0                            0
                               -----------------------------------------------------------------------------------------------------
    Aggregate Assets (excluding
    "national" equity) Overall:          $1.5 billion                   0                            0
                               -----------------------------------------------------------------------------------------------------
    Aggregate Assets (excluding
 "national" equity) in Program:              N/A                       N/A                          N/A
                               -----------------------------------------------------------------------------------------------------
    Aggregate Assets (including
    "national" equity) Overall:          $1.5 billion                   0                            0
                               -----------------------------------------------------------------------------------------------------
    Agregate Assets (including
 "national" equity) in Program               N/A                       N/A                          N/A
                               -----------------------------------------------------------------------------------------------------
   Worst Monthly Drawdown on a
              Composite Basis:          (19.2)% (7/91)            (16.6)% (1/92)                (9.3)% (9/92)
                               -----------------------------------------------------------------------------------------------------
  Worst Monthly Drawdons on an
     Individual Account Basis:          (28.6)% (1/92)            (16.6)% (1/92)                (9.3)% (9/92)
                               -----------------------------------------------------------------------------------------------------
Worst Peak-to-Valley Drawdown:        (40.6)% (1/91-3/92)      (34.4)% (12/91-5/92)          (20.6)% (8/92-11/93)
                               -----------------------------------------------------------------------------------------------------
 1996 Compound Rate of Return:               N/A                       N/A                          N/A
                               -----------------------------------------------------------------------------------------------------
 1995 Compound Rate of Return:               N/A                  30% (7 months)                    N/A
                               -----------------------------------------------------------------------------------------------------
 1994 Compound Rate of Return:         (14)% (2 months)                (1)%                          N/A
                               -----------------------------------------------------------------------------------------------------
 1993 Compound Rate of Return:               21%                       46%                    (10)% (11 months)
                               -----------------------------------------------------------------------------------------------------
 1992 Compound Rate of Return:              (12)%                     (4)%                      3% (11 months)
                               -----------------------------------------------------------------------------------------------------
 1991 Compound Rate of Return:               (2)%                 59% (4 months)                    N/A
                               -----------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

     THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAMS.

      SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 THROUGH 115.

                JOHN W. HENRY & COMPANY, INC. TRADING PROGRAMS
                             PERFORMANCE SUMMARIES

                            YEN FINANCIAL PORTFOLIO

                  Name of CTA:  John W. Henry & Company, Inc.
              Inception of client account trading:  October 1982
         Inception of client account trading in program:  January 1992
                          Number of open accounts:  7
      Aggregate assets (excluding notional equity) overall:  $1.5 billion
     Aggregate assets (excluding notional equity) in program:  $38 million
      Aggregate assets (including notional equity) overall: $1.5 billion Aggregate assets (including notional equity) in program: $38 million

                      See Additional Note on pp. 105-106.

--------------------------------------------------------------------------------------------------------------------------------
                                      Aggregate                                             Worst                 Worst
 Account No.    Inception of            Assets                Compound Rate                Monthly            Peak-to-Valley
                  Trading          August 31, 1996            of Return (%)               Drawdown %            Drawdown %
--------------------------------------------------------------------------------------------------------------------------------
      1       1/92              $5.9 million           1996: (15)   (8 months)       (14.4) - 2/92          (30.5) - 4/95-7/96
                                                       1995:  21
                                                       1994: (13)
                                                       1993:  76
                                                       1992:  20

--------------------------------------------------------------------------------------------------------------------------------
      2       1/93              $1.0 million           1996: (14)   (8 months)       (6.9) - 7/95           (29.0) - 4/95-7/96
                                                       1995:  21
                                                       1994:  (9)
                                                       1993:  71

--------------------------------------------------------------------------------------------------------------------------------
      3       1/94              $0.9 million           1996: (14)   (8 months)       (6.0) - 7/95           (26.6) - 4/95-7/96
                                                       1995:  22
                                                       1994:  (8)

--------------------------------------------------------------------------------------------------------------------------------
      4       6/94              $22.4 million          1996:  (8)   (8 months)       (6.5) - 7/95           (22.3) - 4/95-7/96
                                                       1995:  24
                                                       1994:  (2)   (6 months)

--------------------------------------------------------------------------------------------------------------------------------
      5       8/94              $4.4 million           1996: (12)   (8 months)       (7.1) - 7/95           (30.4) - 4/95-7/96
                                                       1995:  21
                                                       1994:  (4)   (5 months)

--------------------------------------------------------------------------------------------------------------------------------
      6       1/95              $2.2 million           1996: (17)   (8 months)       (7.5) - 7/95           (35.5) - 5/96-7/96
                                                       1995:  13
--------------------------------------------------------------------------------------------------------------------------------
      7       3/94              (Yen)179 million       1996:  (6)   (8 months)       (6.7) - 7/96           (15.9) - 2/96-7/96
                                                       1995:  28
                                                       1994: (11)   (10 months)

--------------------------------------------------------------------------------------------------------------------------------
      8       4/92              closed - 9/93          1993:  63    (9 months)       (11.7) - 5/92          (11.7) - 4/92-5/92
                                                       1992:  27
--------------------------------------------------------------------------------------------------------------------------------
      9       2/92              closed - 12/92         1992:  33    (11 months)      (11.5) -  2/92         (11.5) - 2/92
--------------------------------------------------------------------------------------------------------------------------------
     10       3/94              closed - 12/94         1994:  (7)   (10 months)      (5.4) - 5/94           (10.5) - 4/94-12/94
--------------------------------------------------------------------------------------------------------------------------------
     11       11/93             closed - 8/95          1995:  20    (8 months)       (9.0) - 8/95           (18.8) - 4/95-8/95
                                                       1994: (13)
                                                       1993:   5    (2 months)

--------------------------------------------------------------------------------------------------------------------------------
     12       11/93             closed - 1/95          1995:  (1)   (1 month)        (6.3) - 5/94           (16.5) - 4/94-1/95
                                                       1994: (15)
                                                       1993:   5    (2 months)

--------------------------------------------------------------------------------------------------------------------------------
     13       12/92             closed - 3/96          1996:  (4)   (3 months)       (4.9) - 7/95           (15.8) - 12/93-1/95
                                                       1995:  31
                                                       1994: (14)
                                                       1993:  69
                                                       1992:   0.1  (1 month)

--------------------------------------------------------------------------------------------------------------------------------
     14       1/93              closed - 12/95         1995: (11)                    (6.2) - 6/95           (15.8) - 4/95-12/95
                                                       1994:  (4)
                                                       1993:  43

--------------------------------------------------------------------------------------------------------------------------------
     15       4/93              closed -9/94           1994: (19)   (9 months)       (5.8) - 5/94           (19.9) - 11/93-9/94
                                                       1993:  25    (9 months)
--------------------------------------------------------------------------------------------------------------------------------
     16       1/94              closed - 8/94          1994:  (7)   (8 months)       (5.5) - 5/94           (11.0) - 4/94-8/94
--------------------------------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

      THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAM.

      SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 THROUGH 115.

                JOHN W. HENRY & COMPANY, INC. TRADING PROGRAMS
                             PERFORMANCE SUMMARIES

                            YEN FINANCIAL PORTFOLIO

                 Name of CTA:  John W.  Henry & Company, Inc.
              Inception of client account trading:  October 1982
         Inception of client account trading in program:  January 1992
                          Number of open accounts:  7
      Aggregate assets (excluding notional equity) overall:  $1.5 billion
     Aggregate assets (excluding notional equity) in program:  $38 million
      Aggregate assets (including notional equity) overall: $1.5 billion Aggregate assets (including notional equity) in program: $38 million

                      See Additional Note on pp. 105-106.

--------------------------------------------------------------------------------------------------------------------------------
                                     Aggregate                                              Worst               Worst
 Account No.    Inception of          Assets               Compound Rate                   Monthly           Peak-to-Valley
                  Trading          August 31, 1996         of Return (%)                  Drawdown %           Drawdown %
--------------------------------------------------------------------------------------------------------------------------------
     17       12/92             closed - 1/96          1996:   0.3 (1 month)        (6.0) - 7/95           (12.4) - 4/95-10/95
                                                       1995:  27
                                                       1994:  (5)
                                                       1993:  74
                                                       1992:  (1)  (1 month)
--------------------------------------------------------------------------------------------------------------------------------
     18       3/94              closed - 4/96          1996:  (6)  (4 months)       (6.2) - 7/95           (18.5) - 4/95-4/96
                                                       1995:  19
                                                       1994: (10)  (10 months)
--------------------------------------------------------------------------------------------------------------------------------
     19       12/94             closed                 1996:  (8)  (4 months)       (6.6) - 7/95           (21.1) - 4/95-4/96
                                                       1995:  18
                                                       1994:   0.2 (1 month)
--------------------------------------------------------------------------------------------------------------------------------
     20       6/94              closed - 12/94         1994:  (8)  (7 months)       (5.1) - 7/94           (10.4) - 6/94-11/94
--------------------------------------------------------------------------------------------------------------------------------
     21       6/94              closed - 3/95          1995:  48   (3 months)       (3.6) - 7/94           (9.9) - 6/94-1/95
                                                       1994:  (7)  (7 months)
--------------------------------------------------------------------------------------------------------------------------------
     22       4/94              closed - 9/94          1994:  (5)  (6 months)       (4.7) - 5/94           (7.0) - 4/94-9/94
--------------------------------------------------------------------------------------------------------------------------------
     23       3/94              closed - 9/94          1994: (10)  (7 months)       (6.3) - 5/94           (11.0) - 4/94-9/94
--------------------------------------------------------------------------------------------------------------------------------
     24       4/94              closed - 9/94          1994: (10)  (6 months)       (9.1) - 5/94           (12.9) - 4/94-9/94
--------------------------------------------------------------------------------------------------------------------------------
     25       4/93              closed - 12/94         1994: (17)                   (6.1) - 5/94           (17.9) - 11/93-12/94
                                                       1993:  27   (9 months)
--------------------------------------------------------------------------------------------------------------------------------
     26       9/93              closed - 12/94         1994: (12)                   (6.0) - 5/94           (14.1) - 4/94-12/94
                                                       1993:   3   (4 months)
--------------------------------------------------------------------------------------------------------------------------------




       PART PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

      THE FUND'S ACCOUNT IS NOT TRADED PURSUANT TO THE FOREGOING PROGRAM.

      SEE "NOTES TO THE PERFORMANCE SUMMARIES" ON PAGES 113 THROUGH 115.

                      NOTES TO THE PERFORMANCE SUMMARIES

1.  Name of CTA is the name of the core Advisor which directed the accounts
    -----------
    included in the performance summary.

2.  Name of Program is the name of the trading program used by the core Advisor
    ---------------
    in directing the accounts included in the performance summary.

3.  Inception of Client Account Trading by CTA is the date on which the relevant
    ------------------------------------------
    core Advisor began directing client accounts.

4.  Inception of Client Account Trading in Program is the date on which the
    ----------------------------------------------
    relevant core Advisor began directing client accounts pursuant to the program shown in the performance summary.

5.  Number of Open Accounts is the number of accounts directed by the relevant
    -----------------------
    core Advisor pursuant to the program shown in the performance summary, as of the end of the period covered by the performance summary.

6.  Aggregate Assets (excluding notional equity) Overall is the aggregate amount
    ----------------------------------------------------
    of actual assets under the management of the relevant core Advisor in all programs operated by such core Advisor, as of the end of the period covered by the performance summary. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers also include proprietary funds; however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

7.  Aggregate Assets (excluding notional equity) in Program is the aggregate
    -------------------------------------------------------
    amount of actual assets under the management of the relevant core Advisor in the program shown in the performance summary, as of the end of the period covered by the performance summary. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers may also include proprietary funds; however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

8.  Aggregate Assets (including notional equity) Overall is the aggregate amount
    ----------------------------------------------------
    of total equity, including notional equity, under the management of the relevant core Advisor in all programs operated by such core Advisor, as of the end of the period covered by the performance summary. Notional equity represents the additional amount of equity which exceeds the amount of equity actually committed to the core Advisor for management. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers also include proprietary funds; however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

9.  Aggregate Assets (including notional equity) in Program is the aggregate
    -------------------------------------------------------
    amount of total equity, including notional equity, under the management of the relevant core Advisor in the program shown in the performance summary, as of the end of the period covered by the performance summary. Notional equity represents the additional amount of equity which exceeds the amount of equity actually committed to the core Advisor for management. With respect to Chesapeake, these numbers include client funds only. With respect to JWH, these numbers may also include proprietary funds (as described in the notes to the performance summaries); however, all proprietary funds are traded in the same manner and charged the same fees as client funds, and the proprietary funds are, in any event, not material in terms of the overall assets managed by JWH.

10. Worst Monthly Drawdown is the worst monthly loss experienced by the relevant
    ----------------------
    program on either a composite or individual account basis, unless noted otherwise, in any calendar month covered by the performance summary and includes the month and year of such drawdown.

    With respect to Chesapeake's programs, worst monthly drawdown is the worst
    -------------------------------------
    monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity (including notional equity) in the program. A small number of accounts managed by Chesapeake have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client. Small account size refers to accounts of $1,000,000 trading level or less, which is substantially below the minimum account size currently required by Chesapeake for new accounts.

    With respect to JWH's programs, the worst monthly drawdown for an individual
    ------------------------------

    account within a program was determined after identification of the three worst monthly drawdowns on a composite basis for each investment

                      NOTES TO THE PERFORMANCE SUMMARIES
                                    (Cont.)

         program. Within the three months in which the worst composite monthly drawdowns occurred, individual accounts were reviewed for each program. The individual account which experienced the worst loss in those months is the account shown as having the worst individual monthly drawdown for the investment program. Some individual accounts were excluded from review if they were being phased in or out, opened or closed during the month or if material intra-month additions or redemptions were made.

         Differences between the worst monthly drawdown for an individual account and the worst monthly drawdown on a composite basis for a program are due to, among other factors, the reasons noted under "John
         W. Henry & Company, Inc. -- Past Performance" at page 106.

11.      Worst Peak-to-Valley Drawdown is the worst percentage decline (after
         -----------------------------
         eliminating the effect of additions and withdrawals) during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equalled or exceeded as of a subsequent month-end. Worst peak-to-valley drawdown is calculated on the basis of the loss experienced in the program either on an individual account or a composite basis, unless noted otherwise, expressed as a percentage of the total equity (including notional equity) in the program. Individual accounts managed by a core Advisor may have experienced worse peak-to-valley drawdowns. JWH calculates the period over which the worst peak-to-valley drawdown of a program has occurred as beginning with the last profitable month immediately preceding the drawdown. Chesapeake calculates such period as beginning with the first unprofitable month of the drawdown.

         With respect to Chesapeake's programs, a small number of accounts
         -------------------------------------
         managed by Chesapeake have experienced peak-to-valley drawdowns which are materially worse than the worst composite peak-to-valley drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra- month additions or withdrawals and investment restrictions imposed by the client.

12.      Monthly Rates of Return, in accordance with CFTC rules, are shown only
         -----------------------
         for the specific programs currently being traded by the core Advisors for the Fund.

         With respect to Chesapeake's Diversified Program, the Monthly Rate of
         ------------------------------------------------
         Return for each month beginning January 1994 is calculated by dividing the net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals, whose inclusion would materially distort the rate of return calculated pursuant to the Fully-Funded Subset method.

         The Monthly Rate of Return for each month prior to January 1992 is calculated using the Only Accounts Traded (OAT) method (see "Chesapeake Capital Corporation -- Past Performance" at page 93), which uses net performance divided by beginning equity, subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly Rate of Return. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention to permanently close the account. Such accounts were not charged with material nonrecurring costs during the month.

         The Monthly Rate of Return for the months from January 1992 through April 1994 was calculated using both the Fully-Funded Subset and OAT methods of computation, as described herein. No material differences were noted between the Monthly Rates of Return computed using each method.

         With respect to JWH's Financial and Metals Portfolio, the Monthly Rate
         ----------------------------------------------------
         of Return for each month is calculated by dividing net performance by the sum of beginning equity plus additions and minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless, beginning in December 1991, they are material to the performance of the Financial and Metals Portfolio, in which case they are time-weighted.

         The Monthly Rates of Return for the current core Advisors are, in certain cases, calculated on the basis of assets under management including proprietary capital. However, each of the current core Advisors believes that the inclusion of such capital has had no material effect on their respective Monthly Rates of Return.

                      NOTES TO THE PERFORMANCE SUMMARIES
                                    (Cont.)

13.  Compound Rate of Return is calculated by multiplying on a compound basis
     -----------------------
     each of the Monthly Rates of Return and not by adding or averaging such Monthly Rates of Return. For periods of less than one year, the results are year-to-date.

                              PERFORMANCE OF THE
                 SINGLE-ADVISOR FUTURES FUNDS OPERATED BY MLIP

General

          The following is summary performance information for the six single-advisor funds which MLIP has dis-tributed other than as part of its "Managed Account Program" (which consists of private placements and feeder funds which invest all of their assets directly into different managers' private funds).

          All summary performance information is current as of August 31, 1996. Performance information is set forth for the most recent five full years of each fund. Performance information prior to January 1, 1991 has not been included, in accordance with CFTC regulations.

          Four of the funds presented (The Futures Expansion Fund Limited Partnership, World Currencies Limited, ML JWH Strategic Allocation Fund L.P. and ML JWH Strategic Allocation Fund Ltd.) have (had, in the case of World Currencies Limited, which dissolved) fee structures and interest arrangements generally comparable to that of the Fund (although these funds, being single-advisor pools, pay profit shares only in respect of overall fund performance, not on an advisor-by-advisor basis). The other funds, The Growth and Guarantee Fund L.P. and InterRate(TM) Limited, were designed as "index" and yield enhancement funds, respectively, and pay (paid, in the case of The Growth and Guarantee Fund L.P. -- Series B and InterRate(TM) Limited, each of which has dissolved) reduced fees.

          The funds whose performance is summarized in this section are materially different from the Fund, and the performance summaries of such funds are not representative of how the Fund has performed to date nor indicative of how the Fund will perform in the future.

"Managed Account Program" Single-Advisor Funds Not Presented

          MLIP currently has sponsored, and continues to operate, five single-advisor funds, as well as several single-advisor feeder funds, as part of MLIP's Managed Account Program. These funds are in addition to the six single-advisor funds the records of which are summarized herein. MLIP selects the professional advisors for the funds in the Managed Account Program. However, each client determines with which, if any, of such advisors the client will invest. The Managed Account Program emphasizes single-advisor funds.

          In its single-advisor funds, MLIP does not implement asset allocation strategies as MLIP does for the Fund. Nor is MLIP's trading leverage analysis of any relevance in the context of single-advisor funds. All the assets of such funds are simply allocated to their respective advisors.

          Managed Account Program funds are privately distributed with a minimum investment of $100,000 (although MLIP has from time to time permitted investments of $50,000).

          Although MLIP's ability to select advisors for the Managed Account Program might be regarded as a reflection on MLIP's ability to select advisors for its multi-advisor funds, MLIP regards the Managed Account Program and MLIP's multi-advisor funds as qualitatively different investments. Consequently, while MLIP will furnish, without charge, full performance records of all MLIP single-advisor funds upon the request of any existing or prospective investor in the Fund, such records are not set forth herein.

          The three worst performing of the single-advisor Managed Account Program funds sponsored by MLIP had, as of August 31, 1996, cumulative rates of return, since inception, of (53.27)% (18 months), (17.67)% (43 months) and (6.20)% (27 months).

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

          MATERIAL DIFFERENCES EXIST BETWEEN THE FUNDS SET FORTH HEREIN AND THE FUND. TO DATE, THE FUND HAS NOT PERFORMED IN A MANNER COMPARABLE TO MANY OF THESE SINGLE-ADVISOR MLIP-SPONSORED FUNDS, AND THERE IS NO REASON TO EXPECT THAT THE FUND WILL PERFORM IN A MANNER COMPARABLE TO ANY OF SUCH FUNDS IN THE FUTURE.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                         ----------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                MLIP SINGLE-ADVISOR FUNDS
                                                    SEPTEMBER 1, 1996
-----------------------------------------------------------------------------------------------------------------------------



                                                                                                           Worst
                                        Inception                                Worst Monthly         Peak-to-Valley
                              Type of       of       Aggregate       Current        Drawdown              Drawdown
     NAME OF FUND             Offering   Trading   Subscriptions  Capitalization     Period                Period
-----------------------------------------------------------------------------------------------------------------------------
The Futures Expansion Fund     Public   Jan. 1987   $56,741,035     $8,766,575   (10.92)%  (2/96)     (17.32)%  (1/91-11/91)
Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------
The Growth & Guarantee         Public   Aug. 1987  $148,349,450     $8,612,566    (4.28)%  (6/91)      (6.93)%   (2/94-6/94)
Fund L.P. - Series A Units
-----------------------------------------------------------------------------------------------------------------------------
ML JWH Strategic Allocation    Public   July 1996  $110,773,125   $108,525,219    (1.02)%  (7/96)      (1.11)%   (7/96-8/96)
Fund L.P.
-----------------------------------------------------------------------------------------------------------------------------
ML JWH Strategic Allocation    Private  July 1996   $87,272,808    $85,729,688    (1.05)%  (7/96)      (1.35)%   (7/96-8/96)
Fund Ltd.
-----------------------------------------------------------------------------------------------------------------------------
The Growth & Guarantee         Public   Sept. 1987  $84,282,707   dissolved as    (3.65)%  (6/91)      (4.29)%  (9/91-11/91)
Fund L.P. - Series B Units                                         of 12/31/91
-----------------------------------------------------------------------------------------------------------------------------
World Currencies Limited       Private  Aug. 1987   $47,814,293   dissolved as   (13.41)%  (4/92)     (35.81)%   (9/92-1/95)
                                                                    of 4/11/96
-----------------------------------------------------------------------------------------------------------------------------
InterRate(TM) Limited          Private  Dec. 1988    $7,429,200   dissolved as   (10.08)%  (9/92)     (13.49)%   (9/92-1/93)
                                                                    of 1/31/94
-----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                          MLIP SINGLE-ADVISOR FUNDS
                                              SEPTEMBER 1, 1996
------------------------------------------------------------------------------------------------------------------
                             Cumulative
                              Rate of
                               Return
                            Jan. 1, 1991
                                 to            1996        1995       1994        1993        1992        1991
                            Aug. 31, 1996    Compound    Compound   Compound    Compound    Compound    Compound
                                (or          Rate of     Rate of    Rate of     Rate of     Rate of     Rate of
     NAME OF FUND           dissolution)      Return      Return     Return      Return      Return      Return
------------------------------------------------------------------------------------------------------------------
The Futures Expansion Fund      34.22%        (5.96)%     21.95%      5.55%       3.36%       9.23%      (1.79)%
Limited Partnership                         (8 months)
------------------------------------------------------------------------------------------------------------------
The Growth & Guarantee          80.33%         3.94%      32.01%     (2.34)%      5.20%       3.75%      23.30%
Fund L.P. - Series A Units                  (8 months)
------------------------------------------------------------------------------------------------------------------
ML JWH Strategic Allocation     (1.11)%       (1.11)%      N/A         N/A         N/A         N/A         N/A
Fund L.P.                                  (1 1/2 mos.)
------------------------------------------------------------------------------------------------------------------
ML JWH Strategic Allocation     (1.35)%       (1.35)%      N/A         N/A         N/A         N/A         N/A
Fund Ltd.                                  (1 1/2 mos.)
------------------------------------------------------------------------------------------------------------------
The Growth & Guarantee          11.77%         N/A         N/A         N/A         N/A         N/A       11.77%
Fund L.P. - Series B Units
------------------------------------------------------------------------------------------------------------------
World Currencies Limited        16.19%         1.20%      12.23%    (12.84)%    (10.46)%     (3.10)%     35.28%
                                           (3 1/2 months)
------------------------------------------------------------------------------------------------------------------
InterRate(TM) Limited            1.07%         N/A         N/A        0.55%      (7.02)%     (2.63)%     11.03%
                                                                    (1 month)
------------------------------------------------------------------------------------------------------------------

               Worst monthly drawdown as used herein means the largest negative Monthly Rate of Return experienced by the relevant fund during the period covered by the performance summary. A drawdown is measured on the basis of month-end figures only, and does not reflect intra-month performance.

               Worst peak-to-valley drawdown as used herein means the greatest percentage decline, during the period covered by the performance summary, from a month-end cumulative Monthly Rate of Return without such cumulative Monthly Rate of Return being equalled or exceeded as of a subsequent month-end. For example, if the Monthly Rate of Return of a particular fund was
     (1)% in each of January and February, 1% in March and (2)% in April, a peak-to-valley drawdown analysis conducted as of the end of April would consider that drawdown to be still continuing and to be approximately (3)% in amount, whereas if the Monthly Rate of Return had been approximately 3% in March, the January-February drawdown would have ended as of the end of February at approximately the (2)% level.

               Monthly rate of return, on the basis of which Worst Monthly Drawdown, Worst Peak-to-Valley Drawdown, Cumulative Rate of Return and Compound Rate of Return is calculated, is the net performance of the fund during the month of determination (including interest income and after all expenses accrued or paid) divided by the total equity of the fund as of the beginning of such month.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS. PAST PERFORMANCE
     THESE FUNDS ARE EACH TRADED PURSUANT TO MATERIALLY DIFFERENT PROGRAMS
            AND WITH MATERIALLY DIFFERENT OBJECTIVES THAN THE FUND.

            THE ROLE OF MANAGED FUTURES IN AN INVESTMENT PORTFOLIO

Managed Futures as an Element in Modern Portfolios

          This section presents a general description of the possible role of a managed futures investment in an overall portfolio. Prospective investors are cautioned that what may be true of managed futures investments considered in general may not be true of the Fund. The Fund does not purport to offer the full diversification and access to global trading which is reflected in the investment opportunities available in the managed futures industry considered as a whole. The following statements are qualified in their entirety by the specific descriptions of the Fund, the Trading Advisors, their strategies and the markets traded by the Fund set forth herein and elsewhere in this Prospectus and the accompanying Prospectus Supplement. In addition, prospective investors must be aware that the deleveraging of the Fund's trading in conjunction with its "principal protection" feature reduces the market participation as well as in the diversification potential of the Fund.

          A global investment perspective may be appropriate in seeking investment opportunity and increased portfolio diversification. The globalization of the world's economy offers significant new opportunities. However, world political and economic events have an influence -- often a dramatic influence -- on its markets, creating increased risk and volatility. The market volatility of recent years suggests that stable growth may be becoming increasingly difficult to achieve.

          Over the long term, portfolios are benefitted by having the ability to adapt to changing social, political and economic trends. A well-diversified asset allocation strategy enhances this ability and offers a flexible approach to the objective of building and protecting wealth in today's economic environment. Incorporating a managed futures investment into portfolios as part of a well-diversified asset allocation strategy has the potential, if the managed futures investment is successful, to increase profits while reducing overall portfolio risk. The Fund's performance to date, even trading with only 60% of its assets allocated to trading, has been somewhat volatile (volatility being one commonly accepted measure of risk). Furthermore, all series of Units issued under this Prospectus will commence trading with 75% of their assets allocated to trading, increasing expected volatility and risk. There can be no assurance that the Fund will trade successfully, and if it does not do so an investment in the Fund cannot provide beneficial diversification to a portfolio. Even if profitable, the Fund may not be a successful diversification of an investor's stock and bond portfolio because the Fund's performance may be correlated (i.e., experiencing generally similar returns at or about the same time) with these markets. The past performance of the Fund is not necessarily indicative of its future results, or of performance relative to the debt or equity markets. This may be particularly true in the case of the Fund as newly-issued Units will trade with a higher initial (and, likely, ongoing) percentage of their assets allocated to trading.

          An asset allocation strategy diversifies a portfolio into a variety of different components such as stocks, bonds and cash equivalents. Such a strategy may also include, to a limited extent, non-traditional investments such as managed futures (among a variety of alternatives). The goal is to achieve the twin investment objectives of long-term total return combined with reduced portfolio volatility and limited risk of major losses. An investment's anticipated return, relative risk level, historical correlation with other components in the portfolio and the percentage of an investor's holdings which can suitably be committed to speculative alternative investments should be principal factors taken into account in allocating a portfolio's assets. Different investment components are expected to respond differently to changing economic conditions. Consequently, combining a number of such components may add a potentially valuable element of diversification to an overall portfolio. There can be no assurance that the Fund will not respond to prevailing economic conditions in the same manner, as well as incur losses at or about the same time, as the general debt and equity markets.

Professional Management

          Depending upon the fund and advisors selected, an investment in managed futures has the potential to offer access to professionally managed trading in a variety of commodity markets, including currencies, interest rates, stock indices, energy, metals and agriculture. These markets may be traded through futures, options on futures and forward contracts, and offer the ability to trade either side of a market and at a wide range of different leverage factors. The Fund does not trade in all, or even most, of the available markets, and its positions may frequently be concentrated in particular markets and sectors. There is substantial overlap among the markets traded by the Advisors, and the deleveraging of the Fund's trading reduces its profit potential.

                        FUTURES VOLUME BY MARKET SECTOR







                               [PIE CHART HERE]






          The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

International Markets

          The futures markets have expanded in recent years to include a wide range of instruments representing major sectors of the world's economy. Coinciding with the development of an increasingly broad range of markets has been greatly increased liquidity. The expansion of futures trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo offers the possibility of access to international market sectors as well as the potential for a global diversification of portfolios traditionally concentrated in a single nation's economy and currency. Managed futures advisors are often able quickly to deploy and redeploy capital across a wide range of international markets. No representation is or could be made that the diversification or internationalization of futures trading in general has been or will be reflected in the trading of the Fund.

          At the same time that the rapid geographical expansion of the available markets and the introduction of an array of innovative products have, in the case of certain managers, created new opportunities for both profit and diversification, these developments have made trading very much more complex and difficult for the individual investor. Managed futures investments offer the investor the opportunity to participate in a range of different economic sectors utilizing professional money managers. Managed futures investments have profit potential, but also involve a high degree of risk. The "principal protection" feature of the Fund in no respects assures investors against substantial present value losses. A managed futures investment is suitable only for a limited portion of the risk segment of a portfolio which may limit the diversification potential of the investment.

Substantial Investor Participation

          A large number of investors, both individuals and institutions (although only a small percentage of the investing public), have committed a limited portion of their assets to managed futures during the last 10 to 15 years. In 1980, client assets in the managed futures industry were estimated by Managed Account Reports ("MAR"), a leading industry publication in the United States, at approximately $0.3 billion. As of the end of 1995, the same publication estimated such assets, which peaked at around an estimated $25 billion as of the end of 1993, at approximately $22.8 billion. Of this amount, approximately $2.5 billion to $3.5 billion is estimated to be invested in pools, such as the Fund, publicly distributed in the United States. The assets invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, "funds of funds," "principal protection" pools (such as the Fund) in which only a fraction of the assets invested are committed to trading) and individual managed accounts. Many of these investments are materially different from the Fund in design and fee structure as well as in investor base, performance and risk control objectives.

Non-Correlation -- A Potentially Important Component of Risk Reduction

          Historically, the returns of many managed futures investments have exhibited a substantial degree of non- correlation with the performance of the general equity and debt markets, suggesting that a managed futures component, if successful, may provide a valuable complement to a traditional portfolio. Modern portfolio theory suggests that investments with positive returns and low correlation with other holdings can improve the reward/risk characteristics of an investor's overall portfolio. Consequently, allocating a limited portion of the risk segment of a portfolio to managed futures, such as the Fund -- if the managed futures performance is, in fact, profitable as well as non-correlated with stocks and bonds, can potentially add a valuable aspect of diversification to a traditionally structured portfolio. On an interim basis, a non- correlated asset may benefit a portfolio even if that asset is not itself profitable, by helping to preserve equity during periods when core investments are incurring significant losses. However, over time an investment can only be beneficial if it is itself profitable. There can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Even if the performance of the Fund is, in fact, non-correlated with these markets (of which there can be no assurance), this does not mean that the Fund's results will not parallel general stock and bond price levels during significant periods of time. Non-correlation is not negative correlation. The Fund may well incur losses at or about the same time as an investor's traditional holdings, increasing, rather than mitigating, overall portfolio losses. Furthermore, even if a managed futures investment is non-correlated to general equity and debt prices, it must also be profitable in order to add value as an element of overall diversification in a portfolio.

          Allocating assets to non-traditional, alternative investments is based on the premise that while securities (e.g., stocks and bonds) prices are often affected by overall market price trends, alternative investments may not be, at least to the same degree. In addition, the results of many types of alternative investments have historically been largely non- correlated with each other. This creates the possibility of assembling a portfolio whose various investments have been developed with the objective of participating successfully in different economic cycles and national financial markets, potentially multiplying profit opportunities while decreasing the effect of price movements in any given market on the overall volatility of the portfolio. The speculative nature of the return recognized from a managed futures investment such as the Fund indicates that prospective investors must not rely on such investment either to generate profits or to help diversify a portfolio, because the actual results of such an investment are entirely unpredictable.

          There are a number of different non-traditional, alternative investments to which one could commit assets with the objective of diversifying and improving the overall reward/risk ratio of a traditional portfolio --venture capital, natural resources, real estate, private lending and managed futures are only certain of the options available. Many alternative investments are likely to generate results largely non-correlated with those of the debt and equity markets. A managed futures investment is typically more liquid and more readily-valued than many other alternative investments, but unlike many such investments, does not involve the acquisition of any assets with intrinsic value. Although the commodities and instruments which underlie the Fund's futures and forward contracts have value, the success of its managed futures program depends on the results of speculative trading. No object of value is acquired by the Fund. Rather, the Fund obtains market exposures, hoping to profit from price movements in commodities and financial instruments which the Fund, in fact, never owns. A fundamental characteristic of a managed futures investment is that it is a commitment to trading rather than to investing; to speculating on price differences, not to acquiring assets reasonably expected to grow in value over time. Furthermore, the purely speculative character of the Fund's profit potential is in no respect reduced or made less speculative by the Fund's "principal protection" feature.

          All performance information in this Prospectus and the accompanying Prospectus Supplement is presented exclusively on a pre-tax basis. The tax costs of maintaining an investment in the Fund are materially higher than those that would be applicable to a "buy and hold" investment in the constituent securities in a stock or bond index.

          Investors could obtain the 91-day Treasury bill or a stock or bond index return with minimal expense, whereas the total charges to the Fund are anticipated to be approximately 10% of its average Net Assets per year.

          The futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them (whether relating to correlation, volatility or absolute performance) is subject to certain inherent and material limitations.

Summary

          Participation in a professionally managed futures program, obtaining access to the experience and expertise of professional trading managers and trading advisors, involves significant risks but offers the opportunity to potentially:

     .    Diversify into new markets;

     .    Profit (or incur losses) in rising as well as falling markets;

     . Increase portfolio returns as well as reduce total portfolio risk (through adding an investment component with the potential for performance non-correlated with other portfolio components); and

     . Participate in the highly leveraged futures, options on futures and forward markets with liability limited to the amount invested, plus any undistributed profits.

          Prudence demands that an investor carefully examine all aspects of a managed futures investment and weigh the associated benefits of profit potential and possible portfolio diversification against the risks of such investment. A managed futures investment is not suitable for all investors, and is not a suitable investment for more than a limited portion of the risk segment of any investor's portfolio. Furthermore, different managed futures investments have materially different objectives and reward/risk profiles. The potential benefits of a successful managed futures investment must be considered in light of the limited portion of an overall portfolio which such an investment can suitably constitute. However, for the investor who can tolerate the risks, a managed futures investment, if successful, has the potential to yield portfolio diversification benefits. See "Risk Factors" beginning at page 11.

                                   APPENDIX

                               BLUE SKY GLOSSARY

          The following definitions are included in this Appendix in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

          Definitions -- As used in the Guidelines, the following terms have the following meanings:

          Administrator -- The official or agency administering the securities laws of a state.

          Advisor -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

          Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

          Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

          Commodity Broker -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

          Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

          Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

          Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

          Net Worth -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

          Organizational and Initial Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

                                     APP-1

          Participant -- The holder of a Program Interest.

          Person -- Any natural Person, partnership, corporation, association or other legal entity.

          Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

          Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

          Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

          Program Interest-- A limited partnership interest or other security representing ownership in a Program.

          Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

          Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

          Valuation Date -- The date as of which the Net Assets of the Program are determined.

          Valuation Period -- A regular period of time between Valuation Dates.

                                     APP-2

                                                                       EXHIBIT A






                         ML PRINCIPAL PROTECTION L.P.


                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT












                                  Dated as of

                               November 1, 1996



                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

                         ML PRINCIPAL PROTECTION L.P.

                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

 1.    Formation and Name.............................................     LPA-1
 2.    Principal Office...............................................     LPA-1
 3.    Business.......................................................     LPA-1
 4.    Term, Dissolution, Fiscal Year and Net Asset Value.............     LPA-2
 5.    Net Worth of General Partner...................................     LPA-3
 6.    Capital Contributions; Units...................................     LPA-3
 7.    Allocation of Profits and Losses...............................     LPA-3
       (a)    Capital Accounts and Allocations........................     LPA-3
       (b)    Allocation of Profit and Loss for Federal Income
                Tax Purposes..........................................     LPA-4
       (c)    Adjustments.............................................     LPA-6
       (d)    Expenses................................................     LPA-6
       (e)    Limited Liability of Limited Partners...................     LPA-6
       (f)    Return of Capital Contributions.........................     LPA-6
 8.    Management of the Fund.........................................     LPA-6
       (a)    General.................................................     LPA-6
       (b)    Fiduciary Duties........................................     LPA-7
       (c)    Loans; Investments......................................     LPA-7
       (d)    Certain Conflicts of Interest Prohibited................     LPA-8
       (e)    Certain Contracts.......................................     LPA-8
       (f)    Trading Advisors........................................     LPA-8
       (g)    Other Activities........................................     LPA-8
       (h)    Tax Matters Partner.....................................     LPA-8
       (i)    The Trading Partnership.................................     LPA-8
       (j)    "Pyramiding" Prohibited.................................     LPA-9
 9.    Audits and Reports to Limited Partners.........................     LPA-9
10.    Assignability of Units.........................................    LPA-10
11.    Redemptions; Distributions ....................................    LPA-10
12.    Offering of Units..............................................    LPA-11
13.    Continuous Offering; Additional Offerings......................    LPA-11
14.    Special Power of Attorney......................................    LPA-12
15.    Withdrawal of a Partner........................................    LPA-12
16.    Standard of Liability; Indemnification.........................    LPA-12
17.    Amendments; Meetings...........................................    LPA-14
       (a)    Amendments with Consent of the General Partner..........    LPA-14
       (b)    Amendments and Actions without Consent of the
                General Partner.......................................    LPA-14
       (c)    Meetings; Other.........................................    LPA-15
18.    Governing Law..................................................    LPA-15
19.    Miscellaneous..................................................    LPA-15

                                     LPA-i

                         ML PRINCIPAL PROTECTION L.P.

                          THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

          This Third Amended and Restated Limited Partnership Agreement (this "Limited Partnership Agreement") is made as of November 1, 1996, by and among Merrill Lynch Investment Partners Inc., a Delaware corporation, as general partner (the "General Partner"), and each other party who has become or who becomes a party to this Limited Partnership Agreement as a limited partner (individually, a "Limited Partner" or, collectively, the "Limited Partners") (the General Partner and the Limited Partners being collectively referred to herein as "Partners").

                                  WITNESSETH:

          1.   Formation and Name.

          (a) The parties hereto do hereby continue a limited partnership heretofore formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). Subject to Section 1(b) below, the Units, as hereinafter defined, subscribed for prior to the date hereof shall be subject to the terms of the Second Amended and Restated Limited Partnership Agreement of the Partnership (the "Prior Agreement") which shall remain in full force and effect with respect to those Units and those Units only. The terms of this Limited Partnership Agreement shall apply to all Units subscribed for on and after the date hereof. The name of the limited partnership is ML Principal Protection L.P. (the "Fund").

          (b) The Prior Agreement is hereby amended to reflect the change of the name of this limited partnership to "ML Principal Protection L.P.," and the change of the name of the Trading Partnership (as hereinafter defined) to "ML Principal Protection Trading L.P." Notwithstanding any provision in this Limited Partnership Agreement or the Prior Agreement to the contrary, any and all references in the Prior Agreement to the "Prospectus" shall be deemed to refer to the specific prospectus, including any applicable supplements thereto, under and in connection with which specific Units were issued. The Prior Agreement and this Limited Partnership Agreement shall be deemed to constitute one agreement, which shall be the partnership agreement of the Fund. The Guarantee Agreement, between ML&Co. (as hereinafter defined) and the Fund, dated as of October 11, 1994, shall apply only to the Units subscribed for prior to the date hereof. The Guarantee Agreement, between ML&Co. and the Fund, dated as of the date hereof shall apply only to the Units subscribed for on and after the date hereof.

          2.   Principal Office.

          The address of the principal office of the Fund shall be c/o the General Partner, Merrill Lynch World Headquarters, 6th Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167. The address of the registered office of the Fund in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Fund in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.   Business.

          The Fund's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward and futures contracts for all manner of commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto, and to engage in all activities necessary, convenient or incidental thereto. The Fund may also engage in "hedge," arbitrage and cash trading of commodities, futures, forwards and options, as well as in yield enhancement and other fixed-income strategies. The objective of the Fund's business is appreciation of its assets through speculative trading while controlling performance volatility. The Fund may engage in the foregoing speculative trading directly, through investing in other partnerships and funds and through investing in subsidiary limited partnerships or other limited liability entities structured so that, to the maximum extent permitted by law, Limited Partners can be assured that the assets attributable to one series of units of limited partnership interest ("Units") in the Fund will never be used to pay losses or expenses attributable to any other series. In particular, it is contemplated that the Fund shall continue to engage in speculative trading solely through investing in ML Principal Protection Trading L.P. (the "Trading Partnership"), of which the General Partner shall be the sole general partner, and the Fund the sole limited partner.

          In addition to its trading activities, as described above, the Fund and the Trading Partnership retain Merrill Lynch Asset Management, L.P. ("MLAM") to implement cash management strategies in -- in MLAM's absolute

                                     LPA-1
discretion within investment parameters established by, and the responsibility of, the General Partner -- United States Treasury securities and securities issued by U.S. government agencies and instrumentalities. The Fund instructs Merrill Lynch Futures Inc., the Trading Partnership's commodity broker, to pay MLAM's fees for such cash management services from the flat-rate Brokerage Commissions paid by the Trading Partnership to Merrill Lynch Futures Inc., and the General Partner is hereby specifically empowered to (i) retain MLAM to provide cash management advice and services to the Fund and the Trading Partnership, (ii) arrange for Merrill Lynch Futures Inc. to pay MLAM's fees for such advice and services and (iii) establish investment parameters for MLAM's cash management services for the Fund and the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's cash management fees, the General Partner, not the Fund, shall be responsible for doing so.

          The Fund has been formed in conjunction with a "principal protection" undertaking by Merrill Lynch & Co., Inc. ("ML&Co."), the indirect parent of the General Partner, pursuant to which ML&Co. has agreed to make sufficient payments to the Fund, to be allocated to the appropriate series of Units in the Fund, so that the Net Asset Value per Unit of all Units of such series outstanding on such series' Principal Assurance Date, as defined in the Prospectus of the Fund, as amended and updated from time to time (the "Prospectus"), in each case relating to the public offering of the Units, will equal at least $100.

          Other than as set forth above, it is specifically intended that the Fund function in a manner analogous to a "commercial paper issuer" so as to have no operations and incur no debts or obligations whatsoever, except as explicitly set forth herein (including, without limitation, in Section 16(e)).

          In no event shall the Fund as a whole, or any series of Units, considered individually, be permitted to operate as an entity which is principally engaged in trading or investing in securities (not, for these purposes, to include the limited partnership interest in the Trading Partnership), as opposed to in futures and forward contracts and options thereon.

          4.   Term, Dissolution, Fiscal Year and Net Asset Value.

          (a) Term. The term of the Fund commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2024; (2) receipt by the General Partner of an approval to dissolve the Fund at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each series then owned by Limited Partners, notice of which is sent by certified mail, return receipt requested, to the General Partner not less than ninety (90) days prior to the effective date of such dissolution; (3) the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless (i) at the time of such event there is at least one remaining general partner of the Fund who carries on the business of the Fund (and each remaining general partner of the Fund is hereby authorized to carry on the business of the Fund in such an event), or (ii) within ninety (90) days after such event all Partners agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more general partners of the Fund; (4) a decline in the aggregate Net Assets of the Fund to less than $250,000; (5) dissolution of the Fund pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Fund to be continued or requires termination of the Fund.

          (b) Dissolution. Upon the occurrence of an event causing the dissolution of the Fund, the Fund shall be dissolved and terminated.

          (c) Fiscal Year. The fiscal year of the Fund begins on January 1 of each year and ends on the following December 31.

          (d) Net Asset Value. Net Assets of the Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. The Net Asset Value of the Fund's investment in the Trading Partnership will be valued in accordance with the foregoing principles.

          The Fund's accrued but unpaid liability for reimbursement to the General Partner of the Fund's organizational and initial offering costs shall not reduce Net Asset Value for any purpose, including calculating Brokerage Commissions, the Administrative Fees or the redemption value of Units. Reimbursement payments will reduce Net Asset Value (for all such purposes) only as actually paid out in the manner described in the Prospectus.

                                     LPA-2

          5.   Net Worth of General Partner.

          The General Partner agrees that at all times so long as it remains general partner of the Fund, it will maintain its net worth --determined without reference to the General Partner's interests in the Fund or any other limited partnership or to any notes or accounts receivable from and payable to any limited partners in which the General Partner has an interest --at an amount not less than 5% of the total contributions by all partners to the fund and all other partnerships of which the General Partner is general partner. The General Partner will not permit its net worth to decline below $10 million without the approving vote of Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of each series then owned by Limited Partners.

          The requirements of the first sentence of the preceding paragraph may be modified if the General Partner obtains an opinion of counsel for the partnership that a proposed modification will not adversely affect the classification of the Fund as a partnership for federal income tax purposes, and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

          6.   Capital Contributions; Units.

          The Partners' respective capital contributions to the Fund shall be as shown on the books and records of the Fund.

          The General Partner shall invest in the Fund, as a general partner interest, no less than 1% of the total contributions to the Fund (including the General Partner's contribution) made with respect to each series of Units issued by the Fund. The General Partner, so long as it is a general partner of the Fund, or any substitute general partner, shall maintain a minimum investment of 1% of the outstanding contributions to the Fund with respect to each series of Units. The General Partner need not maintain an equal percentage investment in each series, but must maintain at least a 1% investment in each. The General Partner may withdraw any interest it may have as a general partner in excess of the foregoing requirement, and may redeem any Units of any series which it may acquire as of any month-end on the same terms as any Limited Partner, provided that the General Partner must, at all times while it is the sole general partner of the Fund, maintain the minimum 1% interest in each series of Units described in the preceding sentence.

          The General Partner may, without the consent of any Partners, admit to the Fund purchasers of Units as limited partners.

          Units of any series acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units of such series has been obtained.

          7.   Allocation of Profits and Losses.

          (a) Capital Accounts and Allocations. A capital account shall be established for each series of Units sold by the Fund and, within each such series a capital account shall be established for each Unit of such series as well as for the General Partner's interest in such series on a Unit-equivalent basis. The initial balance of each series' and of each Unit's capital account shall be the amount contributed to the Fund with respect to such series or Unit. As of the close of business (as determined by the General Partner) on the last day of each month, (i) any increase or decrease in the value of the Fund's U.S. Treasury and federal government agency or instrumentality securities and short-term foreign sovereign debt instruments, as well as any increase or decrease in the Fund's cash (other than as a result of distributions, redemptions or payments described in the following paragraphs of this Section 7(a)), plus (ii) any increase or decrease in the Net Asset Value of the Fund's capital account in the Trading Partnership attributable to capital (a) invested in the Trading Partnership or (b) committed to the Trading Partnership by the Fund pursuant to
Section 16(e), shall be allocated among the series, in the case of (i) above, pro rata based on the relative amounts of assets (without regard to accrued but unpaid Brokerage Commissions, Administrative Fees or Profit Shares) attributable to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month) and, in the case of (ii) above, pro rata based on the relative amounts set forth in (ii)(a) and (b) with respect to each series as of the close of business on the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units as of the last day of such immediately preceding month).

          The capital accounts of each series of Units shall be reduced by the amount of any distributions or redemption payments paid out with respect to such series.

                                     LPA-3

          Any Profit Share payments made by the Fund shall be allocated among the series based upon the Profit Shares that would have been paid by the Fund for the relevant period if the Fund's only assets during such period had been those of the appropriate series.

          The reimbursement of organizational and initial offering costs made pursuant to Section 7(d) as of the last day of any given month shall be allocated among the series based on the relative net asset value (without regard to accrued but unpaid Brokerage Commissions, Administrative Fees or Profit Shares) of each series as of the last day of the immediately preceding month (after deducting amounts payable as a result of the redemption of Units on the last day of such immediately preceding month).

          Any payments made under the Merrill Lynch & Co., Inc. guarantee of the minimum Net Asset Value per Unit of each series, as of the Principal Assurance Date, as defined in the Prospectus, for such series and any indemnity payments by the General Partner pursuant to Section 16(d) hereof shall be allocated to the appropriate series.

          The amounts allocated to a series shall be allocated equally among the Units of such series outstanding as of the last day of such month (including Units redeemed as of such day), except that redemption payments, related redemption charges and Profit Shares payable upon the redemption of Units as of a date other than the last day of a calendar quarter shall be allocated solely to the redeemed Units.

          For purposes of maintaining capital accounts, amounts paid or payable to the General Partner for items such as reimbursement of organizational and initial offering costs, service fees, "exchange of futures for physical" charges and Administrative Fees shall be treated as if paid or payable to a third party and, except for the General Partner's pro rata share of such amounts, shall not affect the capital account of the interest held by the General Partner.

          For purposes of this Section 7, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

          (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Fund's income, expense, Capital Gain and Capital Loss shall be allocated among the series of Units, and among the Partners of each such series, pursuant to the following subparagraphs for federal income tax purposes. Such allocations shall, as among the series and as among Partners holding the same series, be pro rata from the short-term Capital Gain and Capital Loss and long-term Capital Gain and Capital Loss of the Fund or allocated to such series, as the case may be. For purposes of this Section 7(b), Capital Gain and Capital Loss shall be allocated separately and not netted.

          (1) Income, expense, Capital Gain and Capital Loss shall be allocated to each series of Units in the same manner that the financial allocations are made to each such series as provided in Section 7(a). The following allocations relate to the allocations of income, expense, Capital Gain and Capital Loss among the Partners holding Units of the same series.

          (2) First, the series' share of the items of ordinary income and expense (other than Profit Shares, which shall be allocated as set forth in Section 7(b)(3)) and of any Capital Gain and Capital Loss that is not attributable to the activities of the Trading Partnership shall be allocated equally among the Units of such series outstanding as of the end of each month in which such items accrue.

          (3) Second, the series' share of any Profit Share paid to the Advisors for any calendar quarter with respect to Units redeemed as of a date other than the last day of such calendar quarter shall be allocated to such Units based upon the Profit Share that was taken into account in determining the Net Asset Value of such Units as of their redemption date, and the series' share of any additional Profit Share paid to the Advisors for such calendar quarter shall be allocated equally among the Units outstanding at the end of such calendar quarter.

          (4) Third, the series' share of the Capital Gain and Capital Loss attributable to the activities of the Trading Partnership ("Trading Capital Gain" or "Trading Capital Loss") shall be allocated as follows:

          (A) There shall be established a tax account with respect to each outstanding Unit of such series. The initial balance of such tax account shall be the amount contributed to the Fund for such Unit. For each of the first 36 months of the Fund's operations, the balance of such tax account shall be reduced by the Unit's allocable share of the series' share of the amount payable as of the end of such month by the Fund to the General Partner in respect of the reimbursement of organizational and initial offering costs, as described in the Prospectus. The adjustment to reflect the reimbursement of organizational and initial offering costs shall be made prior to the allocations of Trading Capital Gain and Trading Capital Loss (and shall be taken into account in making such allocations). As of the end of each fiscal year:

                                     LPA-4

               (i) Each tax account shall be increased by the amount of income allocated to such Unit pursuant to Sections 7(b)(2) and 7(b)(4)(C).

               (ii) Each tax account shall be decreased by the amount of expense or loss allocated to such Unit pursuant to Sections 7(b)(2), 7(b)(3) and 7(b)(4)(E) and by the amount of any distributions paid out with respect to such Unit other than upon redemption.

               (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 7(b)) shall be eliminated.

          (B) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Gain, if any, up to the amount of the excess, if any, of the aggregate amount received in respect of such Units (before taking into account any early redemption charges) over the aggregate tax accounts for such Partner's redeemed Units (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this Section 7(b)(4)(B)) allocable to such Units (a "Positive Excess"). In the event the series' share of Trading Capital Gain is less than the aggregate amount of Trading Capital Gain to be allocated pursuant to the first sentence of this
     Section 7(b)(4)(B), the series' share of Trading Capital Gain shall be allocated among all such redeeming Partners in the ratio which each such Partner's Positive Excess bears to the aggregate Positive Excess of all such Partners.

          (C) The series' share of Trading Capital Gain remaining after the allocation described in Section 7(b)(4)(B) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

          (D) Each Partner who redeems Units of a given series (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated such series' share of Trading Capital Loss, if any, up to the excess of the aggregate tax accounts for such Partner's redeemed Units (determined after making the allocations described in Sections 7(b)(2) and 7(b)(3), but prior to making the allocations described in this Section 7(b)(4)(D)) over the aggregate amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the series' share of Trading Capital Loss is less than the aggregate amount of Trading Capital Loss to be allocated pursuant to the first sentence of this Section 7(b)(4)(D), the series' share of Trading Capital Loss shall be allocated among all such redeeming Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

          (E) The series' share of Trading Capital Loss remaining after the allocation described in Section 7(b)(4)(D) shall be allocated among all Partners who hold Units in such series outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) equally among such Units.

          (F) For purposes of this Section 7(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, gain or loss required to be taken into account pursuant to Sections 988 and 1256 thereof.

          (G) The foregoing allocations shall be made separately in respect of each series of Units as if each such series constituted a separate partnership, irrespective of whether the same Partner owns Units of more than one series. Without limiting the foregoing, Limited Partners who redeem their Unit(s) in one series and invest in another shall be treated no differently than Limited Partners making their initial investment in the latter series.

          (5) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that profit and loss are allocated to such Partners so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including, without limitation, a "Qualified Income Offset."

          (6) The allocations of profit and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding. For purposes of this Section 7(b), unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

                                     LPA-5

                 (c) Adjustments. The General Partner may adjust the allocations set forth in Section 7(b), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

                 (d) Expenses. The General Partner paid $239,100 incurred as organizational and initial offering costs in connection with the initial public offering of Units, for which the General Partner is being reimbursed by the Fund in equal monthly installments of $6,642 through October 31, 1997, as described in the Prospectus; provided that in the event that the Fund dissolves at any time prior to the end of such 36-month period, any remaining reimbursement obligation of the Fund to the General Partner shall be extinguished. The General Partner shall not be paid interest on any funds advanced for organizational and initial offering costs.

                 The General Partner pays, without reimbursement, the selling commissions and ongoing compensation relating to the offering of the Units.


                 The Fund shall not itself pay any advisory fees due to MLAM or any other manager providing cash management services to the Fund. All such fees shall be paid by Merrill Lynch Futures Inc., or, if Merrill Lynch Futures Inc. does not do so, by the General Partner.

                 The Fund shall bear all of any taxes applicable to it.

                 The Fund shall pay to the General Partner Administrative Fees of 0.020833 of 1% of the Fund's month-end assets (0.25% annually), as described in the Prospectus, and the General Partner shall pay all of the Fund's routine legal, accounting and administrative expenses. None of the General Partner's "overhead" expenses incurred in connection with the administration of the Fund (including, but not limited to, salaries, rent and travel expenses) will be charged to the Fund. Any goods and services provided to the Fund by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Fund's account shall be billed directly to the Fund. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce Net Asset Value for all purposes. Reserves may, in circumstances in which the General Partner believes it to be appropriate to do so, be established in respect of one or more but less than all series of Units.

                 (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Limited Partnership Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner shall be liable for Fund obligations in excess of the capital contributed by such Limited Partner, plus his or her share of undistributed profits and assets.

                 (f) Return of Capital Contributions. No Partner or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units as provided in Section 11 or upon dissolution of the Fund, in each case as provided herein. In no event shall a Partner or subsequent assignee be entitled to demand or receive any property from the Fund other than cash.

                 8.  Management of the Fund.

                 (a) General. The General Partner, to the exclusion of all Limited Partners, shall control, conduct and manage the business of the Fund as well as of the Trading Partnership, and have full authority to retain brokers, dealers, advisors, cash management advisors and other service providers on their behalf. The General Partner shall execute various documents on behalf of the Fund and the Partners pursuant to powers of attorney and supervise the liquidation of the Fund if an event causing dissolution of the Fund occurs.


                 The General Partner may in furtherance of the business of the Fund cause the Fund to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, debt securities, deposit accounts and similar instruments and other assets, as well as cause the Fund's trading to be limited to only certain of the foregoing instruments. The General Partner is specifically authorized to enter into, on behalf of the Fund and the Trading Partnership, (A) the Investment Advisory Contract with MLAM, pursuant to which MLAM manages the available assets of the Fund and the Trading Partnership pursuant to the investment parameters established by the General Partner (in its capacity as respective general partner of each of the Fund and Trading Partnership), and the Customer Agreement with Merrill Lynch Futures Inc., which receives futures Brokerage Commissions from the Trading Partnership, and pays MLAM's cash management fees for services rendered to the Fund and the Trading Partnership as described in the Prospectus, and (B) the cash management arrangement as described under "Use of Proceeds

                                     LPA-6
and Interest Income" arrangements as described in the Prospectus (pursuant to which certain affiliates of the General Partner will retain a portion of the yield earned on the Fund's assets.).

                 Effective January 1, 1996, a portion of the Fund's Brokerage Commissions, in the amount of 0.25 of 1% per annum of the Fund's average month-end assets committed to trading, was recharacterized as Administrative Fees payable directly to the General Partner -- the Fund hereby agreeing to make such payments -- and, accordingly, the Fund's Brokerage Commissions have been correspondingly reduced from 9.5% to 9.25% of the Fund's average month-end assets committed to trading.

                 The General Partner may engage, and compensate on behalf of the Fund from funds of the Fund, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Limited Partnership Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund; provided, that no such arrangement shall allow Brokerage Commissions paid by the Fund in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and F/X Desk service fees -- of average Fund Net Assets, excluding Fund Net Assets not directly related to trading activity), whichever is higher. The General Partner is hereby specifically authorized to enter into, on behalf of the Fund and/or the Trading Partnership, the Advisory Agreements, the Investment Advisory Contract, the Guarantee Agreement and the Selling Agreement as referred to in the Prospectus. The Fund's Brokerage Commissions will not be increased during the period in which redemption charges are in effect with respect to any series of Units, unless such charges are waived or the series to which redemption charges are still applicable are not subject to such increase. The sum of the Fund's Brokerage Commissions and Administrative Fee may not be increased without prior written notice to Limited Partners within sufficient time for the exercise of their redemption rights. Such notification shall contain a description of Limited Partners' voting and redemption rights and a description of any material effect of such increases. The sum of the Fund's Brokerage Commissions and Administrative Fees, taken together, may not be increased above an annual level of 9.5% of the average month-end assets committed to trading without the unanimous consent of all Limited Partners.

                 The General Partner may at any time and without the consent of any Partners of the Fund admit persons acquiring any series of Units as Limited Partners of the Fund.

                 The General Partner may take such other actions on behalf of the Fund as it deems necessary or desirable to manage the business of the Fund, including without limitation all actions in connection with the future issuance of Units of different series.

                 In addition to any specific contract or agreement described herein, the Fund, either directly through the Trading Partnership or together with the Trading Partnership, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners, notwithstanding any other provisions of this Limited Partnership Agreement, the Act or any applicable law, rule or regulations.

                 (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner under the common law. The General Partner's fiduciary duty includes, among other things, the safekeeping of all Fund funds and assets and the use thereof for the benefit of the Fund, all as described under "Use of Proceeds and Interest Income" in the Prospectus. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The Fund's brokerage arrangements shall be non-exclusive, and the Brokerage Commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions.

                 (c) Loans; Investments. The Fund shall make no loans to any party, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, securities dealer, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The General Partner shall make no loans to the Fund unless approved by the Limited Partners in accordance with Section 17(a) of this Limited Partnership Agreement (the fees charged by Merrill Lynch Futures Inc. in respect of the Fund's trading of certain foreign futures transactions, as described under "Use of Proceeds and Interest Income" in the Prospectus, not being deemed to constitute a loan for such purposes). If the General Partner makes a loan to the Fund, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged the Fund (without reference to the General Partner's financial

                                     LPA-7
resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regardless of the amount. The Fund shall not invest in any debt instruments other than Treasury securities, securities issued by U.S. government agencies or instrumentalities, other CFTC-authorized investments and foreign sovereign debt instruments acquired in connection with the Trading Partnership's trading of foreign futures and options, and shall not invest in any equity security (other than as a limited partner in the Trading Partnership) without prior notice to all Limited Partners.

                 (d) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management, who shares or participates in any commodity Brokerage Commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Fund shall be affiliated with Merrill Lynch Futures Inc., the General Partner or any of their respective affiliates (this prohibition shall not preclude (i) the General Partner from retaining a trading advisor for which the General Partner provides administrative services or (ii) MLAM from providing cash management services to the Fund, provided that MLAM's fees are paid either by Merrill Lynch Futures Inc. or by the General Partner, and that MLAM does not execute principal transactions for the account of either the Fund or the Trading Partnership through any Merrill Lynch affiliate).

                 (e) Certain Contracts. The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year. Any agreements between the Fund and the General Partner or any affiliate of the General Partner shall be terminable by the Fund upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

                 (f) Trading Advisors. All trading advisors for the Fund must meet the NASAA Guidelines' minimum experience requirement.

                 The General Partner shall reimburse the Fund for any advisory or other fees (including Profit Shares) paid by the Fund to any trading advisor over the course of any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income or any yield enhancement return) contemplated by the NASAA Guidelines during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Fund for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the next Annual Report delivered to Limited Partners.

                 (g) Other Activities. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Fund. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to the Fund such time as the General Partner may deem advisable to conduct the Fund's business and affairs.

                 (h) Tax Matters Partner. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Code on the General Partner as the "tax matters partner" of the Fund.

                 (i) The Trading Partnership. The General Partner shall not permit the Fund to undertake any debts or obligations other than as set forth herein, including without limitation pursuant to Section 16(e). The General Partner further covenants and agrees that as general partner of the Trading Partnership, the General Partner will not permit the Trading Partnership (A) to engage in any activities or incur any obligations except in respect of the Trading Partnership's speculative futures and forward trading on behalf of the Fund or (B) to enter into any brokerage, F/X or other agreement or undertaking, unless all other parties to such agreement explicitly acknowledge and agree that
(i) they will in no event seek to assert, other than pursuant to and to the extent of the Fund's undertaking set forth in Section 16(e), that the Fund or any of its assets is in any respects subject to any debts of or claims against the Trading Partnership, either through "piercing the corporate veil," "substantive consolidation" or any other theory, and (ii) they will take no action and institute no action or proceeding seeking to adjudicate the Trading Partnership a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Trading Partnership or for any substantial part of its property.

                                     LPA-8

                 The General Partner shall ensure that (i) the Fund is at all times the sole limited partner of the Trading Partnership and (ii) the General Partner is at all times the sole general partner of the Trading Partnership and at all times controls the Trading Partnership, by virtue of the Fund's equity ownership of the Trading Partnership and the General Partner's serving as sole general partner of both the Fund and the Trading Partnership -- the intent of the parties being that the Trading Partnership should function solely as a conduit for the Fund's own trading activities and not as any form of investment by the Fund.

                 The General Partner, as general partner of the Trading Partnership, will cause the Trading Partnership to comply with all provisions of the NASAA Guidelines.

                 The General Partner is, by way of greater certainty and not by way of limitation, specifically authorized as general partner of the Fund and the Trading Partnership to retain the General Partner's affiliate, MLAM, to provide cash management services to the Fund and the Trading Partnership and to instruct and authorize Merrill Lynch Futures Inc. to pay the cash management fees due to MLAM from the futures Brokerage Commissions received by Merrill Lynch Futures Inc. from the Trading Partnership. In the event that Merrill Lynch Futures Inc. does not pay MLAM's fees, the General Partner will do so without reimbursement from either the Fund or the Trading Partnership.

                 (j) "Pyramiding" Prohibited. The Fund is prohibited from employing the trading technique commonly known as "pyramiding," and will not permit the Trading Partnership to employ any such technique. A trading manager or advisor of the Fund taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to constitute "pyramiding."

                 9.       Audits and Reports to Limited Partners.

                 The Fund books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Limited Partner to receive (i) within ninety (90), but in no event later than one hundred twenty (120), days after the close of each fiscal year certified financial statements of the Fund for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Fund as is necessary for a Limited Partner to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. The General Partner shall include in the annual reports sent to Limited Partners an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent Brokerage Commission rate paid by the Trading Partnership during the preceding year. Limited Partners or their duly authorized representatives may inspect the Fund books and records for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Fund during normal business hours upon reasonable written notice to the General Partner. Copies of such records may be made upon payment of reasonable reproduction costs for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Fund and, upon request, shall be sent to any Limited Partner upon payment of reasonable reproduction and mailing costs.

                 The General Partner shall calculate the approximate Net Asset Value per Unit of each series on a daily basis and furnish such information upon request to any Limited Partner.

                 The General Partner will send written notice to each Limited Partner within seven (7) days of any decline in the aggregate Net Asset Value attributable to any series of Units held by such Limited Partner or in the Net Asset Value per Unit of any such series to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

                 The General Partner shall maintain and preserve all Fund records for a period of not less than six (6) years after such records are created or after the event to which such records relate (whichever is later).


                 Not by way of qualifying the General Partner's obligations under Section 8(a) to ensure that the Fund's Brokerage Commissions are competitive, but rather as a means of providing additional information to the Limited Partners, the General Partner will, with the assistance of the Fund's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Fund (including the commodity brokerage arrangements applicable to any subsidiary entity, such as the Trading Partnership, through which the Fund trades). In connection with such review, the General Partner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Fund in order to assess whether the rates charged the Fund are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to the Fund, the General Partner will notify the Limited Partners, setting forth the rates charged to the Fund and several funds which are, in the

                                     LPA-9

General Partner's opinion, comparable to the Fund. The General Partner shall also conduct a similar review of the Fund's forward trading arrangements.

                 In addition to the undertakings in the preceding paragraph, the Fund will seek the best price and services available in its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. Brokerage fees may not exceed the cap set forth in Section 8(a). The General Partner will annually review rates to guarantee that the criteria of this paragraph is followed. The General Partner may not rely solely on the rates charged by other major commodity pools to make its determinations.

                 10.      Assignability of Units.

                 Each Limited Partner expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or all or any part of his or her right, title and interest in the capital or profits of the Fund in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition by an assignee of Units or of all or any part of his or her right, title and interest in the capital or profits of the Fund shall be effective against the Fund or the General Partner until the General Partner receives written notice of the assignment; and the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to withdraw or receive assets from the Fund except by redemption as provided in Section 11 or upon dissolution of the Fund. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of any further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits (including the right to receive any payments due under the ML&Co. Guarantee Agreement in respect of his or her Units) and shall have that right of redemption and those rights upon dissolution to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Fund or the General Partner until the first day of the month succeeding the month in which the General Partner receives notice of such assignment, transfer or disposition.

                 11.      Redemptions; Distributions.

                 A Limited Partner, the General Partner to the extent that it owns Units or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or any of his or her Units (a "redemption"), effective as of the close of business (as determined by the General Partner) on the last business day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Fund (including the Fund's allocable share of the liabilities, contingent or otherwise, of any entities, such as the Trading Partnership, in which the Fund invests), except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Fund sufficient to pay them and (ii) the General Partner shall have timely received a request for redemption.

                 If a Limited Partner redeems Units during or as of the end of a calendar quarter, and subscribes as of the date of redemption to the new series of Units to be issued immediately following such quarter, any otherwise applicable 3% charge is waived to the extent that the redemption proceeds are so reinvested. The Units acquired upon reinvestment are, however, subject to a 3% redemption charge until the end of the twelfth full month after their issuance.

                 Financial Consultants receive no initial production credits on new Units purchased with the proceeds of Units redeemed during or as of the end of the preceding quarter (whether or not the 3% redemption charge was waived with respect to the Units redeemed as described us the preceding paragraphs). However, the 2% ongoing production credits, described above, will begin, to the extent that the redemption proceeds are reinvested, in the thirteenth month after the sale of the Units redeemed, not in the thirteenth month after reinvestment.

                 Units redeemed on or before the end of the twelfth full month after they are issued are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges shall be paid to the General Partner.

                 Redemption charges shall not apply to distributions.

                 Requests for redemption must be received by the General Partner at least ten (10) calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. Such requests need not be in writing so long as the Limited Partner has a Merrill Lynch customer securities account. If a redeeming Limited Partner no longer has a Merrill Lynch customer securities account, requests for redemption must be

                                    LPA-10
submitted in writing and with the signature guaranteed (not notarized; guaranteed) by a member firm of the National Association of Securities Dealers, Inc.

                 The General Partner may waive any of the foregoing charges or restrictions on redemptions in the General Partner's discretion, and may declare additional redemption dates upon notice to the Limited Partners as well as to those assignees of whom the General Partner has received notice as described above.

                 Payment will be made within ten (10) business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trading Partnership or the Fund from commodity brokers, banks or other persons or entities, the Fund may in turn delay payment to Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Fund's aggregate Net Asset Value allocable to all series of Units being redeemed, and represented by the sums which are the subject of such default or delay.

                 The General Partner may require a Limited Partner to redeem all or a portion of such Partner's Units if the General Partner considers doing so to be desirable for the protection of the Fund, and will do so to the extent the General Partner deems appropriate or necessary to prevent the Fund or any series of Units considered individually from being deemed to hold "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

                 The General Partner may, in its discretion, establish "Special Redemption Dates" in respect of one or more series of Units as a means of implementing "stop loss" or similar policies. "Special Redemption Dates" may require the suspension of all trading and the liquidation of all open positions held with respect to such series.

                 The General Partner may -- but shall be under no obligation whatsoever (and does not presently intend) to -- make any distributions in respect of the Units. Any such distributions would be made pro rata to all outstanding series of Units and would not reduce the $100 minimum Net Asset Value per Unit guaranteed to investors as of the Principal Assurance Date for their series of Units, as described in the Prospectus.

                 12.      Offering of Units.

                 The General Partner on behalf of the Fund shall (i) cause to be filed such Prospectus Supplements and amended Registration Statements as the General Partner may deem advisable, with the Securities and Exchange Commission for the ongoing registration of the continuous public offering of Units, (ii) use its best efforts to maintain the qualification of the Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary.

                 The General Partner shall not accept any subscriptions for Units if doing so would cause the Fund, or any series of Units considered individually, to have "plan assets" status under ERISA. If an ERISA subscriber has its subscription reduced in order to avoid "plan assets" status, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

                 13.      Continuous Offering; Additional Offerings.

                 The General Partner may, in its discretion, continue the ongoing offering of Units contemplated by the Prospectus as well as make additional public or private offerings of Units, provided that doing so does not dilute existing Limited Partners' economic interest in the Fund or cause the ongoing offering of the Units (unless otherwise discontinued) not to constitute a "continuous offering" within the meaning of applicable Securities and Exchange Commission rules. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

                 The General Partner intends to continue to offer the series of Units on continuous basis throughout each calendar quarter, the sales of each series to take place as of the beginning of the immediately following calendar quarter; provided that, unless otherwise expressly required by law, the assets attributable to each such series shall under no circumstances be subject to being used in any respect to satisfy or discharge any debt or obligation of any other such series.

                 The General Partner may terminate (subject to the General Partner's discretion to reopen) but not suspend the offering of Units.

                                    LPA-11

                 Each additional series of Units issued hereunder must comply with the NASAA Guidelines in the same manner and to the same extent as the initial series of Units issued hereunder.

                 14.      Special Power of Attorney.

                 Each Limited Partner by his or her execution of this Limited Partnership Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Limited Partnership Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited partnership in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Fund; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Fund in the State of Delaware and the jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Fund or the Fund being governed by any amendments or successor statutes to the Act or to reorganize or refile the Fund in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be irrevocable, deemed to be a power coupled with an interest (including, without limitation, the interest of the other Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

                 15.      Withdrawal of a Partner.

                 The Fund shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Fund is continued pursuant to the terms of Section 4. In addition, the General Partner may withdraw from the Fund, without any breach of this Limited Partnership Agreement, at any time upon one hundred and twenty
(120) days' written notice by first class mail, postage prepaid, to each Limited Partner and assignee of whom the General Partner has notice. If the General Partner withdraws as general partner and the Fund's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

                 The General Partner may not assign its general partner interest or its obligation to direct the management or trading of the Fund's or the Trading Partnership's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

                 The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner of the Fund shall not terminate or dissolve the Fund, and a Limited Partner, his or her estate, custodian or personal representative shall have no right to redeem, receive proceeds from or value such Limited Partner's interest in the Fund except as provided in Section 11 hereof and upon dissolution of the Fund. Each Limited Partner expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Limited Partnership Agreement for a Limited Partner to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the General Partner or the Fund or to redeem or transfer Units.

                 16.      Standard of Liability; Indemnification.

                 (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Fund or to any Partner for any loss suffered by the Fund which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or such Affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by the General Partner or its Affiliates.

                 (b) Indemnification of the General Partner by the Fund. To the fullest extent permitted by law, subject to this Section 16, the General Partner and its Affiliates, shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates,

                                    LPA-12
and the General Partner or such Affiliates, in good faith, determined that such conduct was in the best interests of the Fund; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

                 Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                 In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board, and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

                 The Fund shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

                 For the purposes of this Section 16, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

                 Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

                 Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Fund in cases in which they would not be entitled to indemnification under this Section 16.

                 In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Limited Partnership Agreement.

                 In no event shall any indemnification permitted by this Section 16(b) be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.

                 In no event shall any indemnification obligations of the Fund under this Section 16(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(e).

                 (c) Indemnification of the Fund by the Partners. In the event that the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Fund's business, such Partner shall indemnify and reimburse the Fund for all loss or expense incurred, including reasonable attorneys' fees.

                 The General Partner shall indemnify and hold the Fund harmless from all loss or expense which the Fund may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLAM's

                                    LPA-13
standard of liability under the Investment Advisory Contract and MLIP's standard of liability as set forth herein or (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability under the Custody Agreement and MLIP's standard of liability as set forth herein.

                 (d) Series Default Indemnification of the Partners by the General Partner. In addition, and not by way of limitation of the provisions of the second paragraph Section 13, the General Partner shall indemnify and hold harmless each Limited Partner against all loss or expense incurred by the Units of any series held by such Limited Partner, which loss or expense is properly attributable to trading losses or expenses allocable to any other series of Units.

                 (e) Undertaking to Make Additional Payments to the Trading Partnership. The Fund hereby agrees and undertakes that it will pay to the Trading Partnership or the Trading Partnership's estate, or to the Trading Partnership's brokers and dealers, an amount equal to the excess, if any, between the amount which the Trading Partnership commits, at the direction of the General Partner and on behalf of the Fund, to the Trading Advisors for trading and the amount of assets invested in the Trading Partnership by the Fund. In the event that the Fund is obligated to make any payments pursuant to this undertaking, it shall allocate such payments among the different series of Units pro rata based on the respective excesses between the respective amounts committed to trading in respect of each such series by the Trading Partnership and the amount of assets invested in the Trading Partnership and attributable to such series. The General Partner is authorized and directed to provide in the Trading Partnership's brokerage and dealer agreements that the amounts agreed to be paid to the Fund hereunder may be debited directly from the Fund's account without need of giving any advance notice of any such debit to the Fund, in the same manner as a "safekeeping account."

                 17.      Amendments; Meetings.

                 (a) Amendments with Consent of the General Partner. If at any time during the term of the Fund the General Partner shall deem it necessary or desirable to amend this Limited Partnership Agreement, the General Partner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the General Partner and, subject to the immediately following sentence, by the holders of Units representing more than fifty percent (50%) of the aggregate number of Units then owned by the Limited Partners. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval unless a series is not adversely affected by such amendment, in which case such series shall not have the right to vote with respect to such amendment. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations,
(iii) to attempt to ensure that the Fund is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Fund as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the Staff of the Commodity Futures Trading Commission, the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act,
(vi) to better insulate the different series of Units from the risk of paying the debts of any other such series, (vii) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable provided that such amendment is not adverse to the Limited Partners, or that is required by law, (viii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Fund or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (ix) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to avoid causing the assets of the Fund, or of any series of Units considered individually, from constituting assets of any "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in and subject to Section 4975 of the Code.

                 (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or by a Limited Partner pursuant to Section 17(c), upon the affirmative vote (which may be in person or by proxy) of the holders of Units representing more than fifty percent (50%) of the aggregate number of Units of each series then owned by Limited Partners, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Limited Partnership Agreement may be amended, provided, however, that approval of all Limited Partners holding Units of any series shall be required in the case of amendments changing or altering this Section 17, extending the term of the Fund, or materially changing the Fund's basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such Limited Partner's or assignee's written consent; (ii) the Fund may be dissolved; (iii) the General Partner may be removed and, as of the time of such removal, the General Partner may be replaced; (iv) a new

                                    LPA-14
general partner or general partners may be elected if the General Partner withdraws from the Fund, provided that such election takes place prior to or as of the time the General Partner withdraws; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days' notice. In any such vote, Units of different series shall vote separately, and the approving majority vote of each such series must be obtained for approval, except that in the case of clause (i) above, the approval of a series of Units need not be obtained if such series is not adversely affected by the proposed amendment to this Limited Partnership Agreement.

                 (c) Meetings; Other. Any Limited Partner, upon written request addressed to the General Partner, shall be entitled to obtain from the General Partner, upon payment, in advance, of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units of each series held by each (which shall be mailed by the General Partner to the Limited Partner within ten (10) days of the receipt of the request). Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least ten percent (10%) of the aggregate number of Units then owned by Limited Partners of any series, that a meeting of the Fund (or of any or all series of Units) be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Limited Partnership Agreement, the General Partner shall, by written notice to each Limited Partner of record mailed within fifteen (15) days after such receipt, call a meeting of the Fund (or of such series of Units). Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

                 The General Partner may not restrict the voting rights of Limited Partners except as set forth herein.

                 In the event that the General Partner or the Limited Partners vote to amend this Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

                 18.      Governing Law.

                 THE VALIDITY AND CONSTRUCTION OF THIS LIMITED PARTNERSHIP AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING SPECIFICALLY THE ACT (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW); PROVIDED, HOWEVER, CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAW SHALL NOT BE GOVERNED BY THIS SECTION 18.

                 19.      Miscellaneous.

                 (a) Compliance with the Investment Advisers Act of 1940. No provision of this Limited Partnership Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

                 (b) Notices. All notices under this Limited Partnership Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

                 (c) Binding Effect. This Limited Partnership Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Fund and the General Partner may rely upon the Fund records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

                 (d) Captions. Captions in no way define, limit, extend or describe the scope of this Limited Partnership Agreement nor the effect of any of its provisions. Any reference to "persons" in this Limited Partnership Agreement shall also be deemed to include entities, unless the context otherwise requires.

                                    LPA-15

                 IN WITNESS WHEREOF, the parties hereto have executed this Limited Partnership Agreement as of the day and year first above written.

GENERAL PARTNER:                                                      LIMITED PARTNERS:
MERRILL LYNCH INVESTMENT PARTNERS INC.                     All Limited Partners now and hereafter
                                                           admitted as limited partners of the Fund
                                                           pursuant to Powers of Attorney now or
By /s/John R. Frawley, Jr.                                 hereafter executed in favor of, and delivered
  ---------------------------------------                  to, the General Partner.
   John R. Frawley, Jr.
   President and Chief Executive Officer
                                                           MERRILL LYNCH INVESTMENT PARTNERS INC.

                                                           By /s/   John R. Frawley, Jr.
                                                              -------------------------------------
                                                              John R. Frawley, Jr.
                                                              President and Chief Executive Officer

                                    LPA-16

                                                                       EXHIBIT B

                         ML PRINCIPAL PROTECTION L.P.

                                    AMENDED
                                    FORM OF
                              GUARANTEE AGREEMENT

                 GUARANTEE AGREEMENT made as of the ___ day of November, 1996 between Merrill Lynch & Co., Inc., a Delaware corporation ("ML&Co."), and ML Principal Protection L.P., a Delaware limited Partnership (the "Fund").

                 1. ML&Co. shall make, on December 31, 2001 and as of each calendar quarter-end thereafter (the "Principal Assurance Dates") (subject to adjustment by up to one month in the discretion of Merrill Lynch Investment Partners Inc. ("MLIP")), sufficient payments to the Fund so that the Net Asset Value per Unit of each series of Units, as of the Principal Assurance Date for such series, which is available for distribution to Limited Partners (after adjustment for all liabilities of the Fund to third parties) will be at least $100, as of such date. Such $100 minimum Net Asset Value per Unit shall not be reduced by the distributions, if any, made by the Fund in respect of the series of Units in question, which distributions are entirely in the discretion of the General Partner.

                 2. This Guarantee Agreement -- which supports a corresponding obligation of MLIP, an indirect wholly-owned subsidiary of ML&Co. -- will remain in effect unless the Fund is dissolved or MLIP is removed as the general partner of the Fund, in each case with the approving vote of the Limited Partners -- upon either of which events this Guarantee Agreement will terminate without any payment obligation on behalf of ML&Co.

                 3. ML&Co. acknowledges and agrees that its risk under this Guarantee Agreement is in no respect mitigated by the fact that the Fund will not trade directly, but rather through a wholly-owned subsidiary limited partnership, ML Principal Protection Trading L.P. (the "Trading Partnership"), because the Fund will commit to pay losses and expenses incurred by the Trading Partnership in amounts in excess of the capital invested in the Trading Partnership by the Fund.

                 4. ML&Co. agrees that in the event it is required to make one or more payments under this Guarantee Agreement, any such payment will be made without recourse to the Fund, the Trading Partnership, MLIP, Merrill Lynch Futures Inc. or any Limited Partner.

                 5. ML&Co. shall be obligated to make payments under this Guarantee Agreement only on the Principal Assurance Date for each series and only in respect of Units of such series outstanding on such date (including Units then being redeemed).

                 6. This Guarantee Agreement is an agreement between ML&Co. and the Fund; investors in the Fund are in no respects parties hereto.

                 7. This Guarantee Agreement will terminate as to each series of Units on the Principal Assurance Date for such series, upon payment by ML&Co. of any amounts due hereunder at such time. No series, except as of the Principal Assurance Date for such series, shall have any rights hereunder.

                 8. This Guarantee Agreement shall inure to the benefit of the Fund only in respect of each series of Units as of its Principal Assurance Date, not in respect of Units of other series.

                 9. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                 IN WITNESS WHEREOF, this Guarantee Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.


                                      MERRILL LYNCH & CO., INC.


                                      By:
                                         ------------------------------------

                                      Title:
                                            ---------------------------------


                                      ML PRINCIPAL PROTECTION L.P.


                                      By: Merrill Lynch Investment Partners Inc.
                                             (General Partner)

                                      By:
                                         ------------------------------------

                                      Title:
                                            ---------------------------------

                                                                      EXHIBIT C

                         ML PRINCIPAL PROTECTION L.P.

                             ---------------------

                           SUBSCRIPTION REQUIREMENTS


                 By executing a Subscription Agreement and Power of Attorney Signature Page for Limited Partnership Units ("Units") of ML Principal Protection L.P. (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at the price of $100 per Unit ($97 per Unit in the case of officers and employees of Merrill Lynch & Co., Inc. and its affiliates) as described in the Fund's Prospectus dated November __, 1996, as the same may from time to time be supplemented and amended (the "Prospectus"). Except as set forth below in the case of Maine and Michigan residents, investors who are currently Limited Partners in the Fund need not execute an additional Subscription Agreement and Power of Attorney Signature Page in order to purchase additional Units. However, such persons must receive a current Prospectus for the Fund and carefully review this Exhibit C -- Subscription Requirements as well as the Subscription Agreement and Power of Attorney. Such persons' Financial Consultants will be required to reconfirm that such persons continue to meet the suitability requirements set forth both herein and therein in order for such persons to be able to purchase additional Units.

                 By executing a Subscription Agreement and Power of Attorney Signature Page, Purchaser has thereby authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates (the "Selling Agent") to debit Purchaser's customer securities account in the full amount of Purchaser's subscription. If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Third Amended and Restated Limited Partnership Agreement, included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

             Foreign persons and entities not otherwise subject to U.S. federal income tax may not invest in the Units.

Representations and Warranties

                 As an inducement to MLIP to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, ML Principal Protection Plus Trading L.P., MLIP, Merrill Lynch Futures Inc. and the Selling Agent as follows:

                 (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any direct or indirect solicitation of Purchaser's investment) a copy of the Prospectus -- together with the applicable Prospectus Supplement, and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser subscribed to purchase Units.

                 (b) All information that Purchaser has heretofore furnished to MLIP or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to MLIP.

                 (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

                 (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

                 (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is acquiring the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Limited Partner pursuant to the Limited Partnership Agreement.

                 (f) If Purchaser is subscribing in a representative capacity, the entity for which the Purchaser is acquiring Units either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that MLIP attempt to verify that any entity which seeks to purchase Units be duly registered with the CFTC and a member in good standing of the NFA, if required. Purchaser agrees to supply MLIP with such information as MLIP may reasonably request in order to attempt such verification.

                 (g) If Purchaser is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in
        Section 4975 of the Internal Revenue Code, as amended (the "Code") (the "Plan"), Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: the Plan Fiduciary has considered an investment in the Units in light of the risks relating thereto; the Plan Fiduciary has determined that, in view of such considerations, an investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; and the Plan Fiduciary (i) is responsible for the decision to invest in the Units, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of MLIP, Merrill Lynch Asset Management, L.P., any Trading Advisor, the Selling Agent and any of their respective affiliates, (iii) is qualified to make such investment decision, and (iv) none of MLIP, Merrill Lynch Asset Management, L.P., any Trading Advisor, the Selling Agent or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of assets of the Plan; (b) has authority or responsibility to or regularly gives investment advice with respect to the Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or
        (c) is an employer maintaining or contributing to the Plan. The undersigned will, at the request of MLIP, furnish MLIP with such information as MLIP may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons."

                 The representations and statements set forth herein may be asserted in the defense of the Fund, ML Principal Protection Trading L.P., MLIP, Merrill Lynch Futures Inc., the Selling Agent, MLAM, or others in any litiga-tion or other proceeding.

Investor Suitability

                 Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth of at least $45,000 (exclusive of home, furnishings and automobiles). Residents of the following states must meet the requirements set forth below ("net worth" for such purposes is in all cases is calculated exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of Purchaser's readily marketable assets in the Fund.

                 1. Arizona-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                 2. California-- Net worth of at least $100,000 and an annual income of at least $50,000.

                 3. Indiana -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

                 4. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                 5. Maine -- Minimum subscription per investment, both initial and additional, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. All Maine residents, including existing Limited Partners in the Fund subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page. Maine residents must sign a Subscription Agreement and

Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus as delivered to all Maine residents.

                 6. Massachusetts -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

                 7. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1996 of at least $60,000. All Michigan residents, including existing Limited Partners in the Fund subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page.

                 8. Minnesota -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

                 9. Mississippi-- Net wort of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                10. Missouri -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

                11. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

                12. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                13. Oklahoma-- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

                14. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                15. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000 in the past year and an expectation of the same in the current year.

                16. South Carolina -- Net worth of at least $100,000 or a net income in 1996 some portion of which was subject to maximum federal and state income tax.

                17. South Dakota -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual income of at least $100,000.

                18. Tennessee -- Net worth of at least $250,000 and gross income during 1996 and an expectation of gross income during 1997 of at least $65,000 or a net worth of at least $500,000.

                19. Texas -- Net worth of at least $250,000 or a net worth of at least $100,000 and an annual taxable income of at least $100,000.

                                                                       EXHIBIT D

                         ML PRINCIPAL PROTECTION L.P.

                           SUBSCRIPTION INSTRUCTIONS

       Any person considering purchasing Units should carefully read and review the Prospectus of the Fund dated November __, 1996, together with the current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days which accompanies the prospectus.

                 The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her readily marketable assets in the Fund.

                 The Units are sold in separate series as of the beginning of each calendar quarter. The different series of Units are each sold at $100 per Unit but over time come to have different Net Asset Values.

                 Foreign persons and entities not otherwise subject to U.S. federal income tax may not invest in the Fund.

                 Existing Limited Partners who are subscribing for additional Units (except Maine and Michigan residents) need not complete an additional Subscription Agreement and Power of Attorney Signature Page but must receive a current Prospectus for the Fund (together with the current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days) and carefully review the Subscription Agreement and Power of Attorney as well as Exhibit C -- Subscription Requirements. Such Limited Partners' Financial Consultants must reconfirm that such Limited Partners continue to meet the standards and requirements set forth herein and in Exhibit C -- Subscription Requirements in order for such Limited Partners to be eligible to purchase additional Units.

                 Any additional Units purchased by an existing Limited Partner will be a different series of Units than the Units already owned by such Limited Partner.

     FILL IN ALL OF THE BOXES ON PAGES SA-5 and SA-6; TYPE OR PRINT USING
         BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1    --     Financial Consultants must complete the information required.

Item 2    --     Enter the number of Units to be purchased.

Item 3    --     Enter the dollar amount (no cents) of the purchase (the dollar amount must be $100 per Unit; $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

Item 4    --     Enter customer's Merrill Lynch Account Number.

Item 5    --     Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

                 The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

                 Trust -- Enter the Trust name on line 8 and the trustee's name on line 9, followed by "Trustee." If applicable, use line 10 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

                 Custodian Under Uniform Gifts to Minors Act -- Complete line 6 with the name of minor followed by "UGMA." On line 9 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.


                                    SA-(i)

                 Partnership or Corporation -- The Partnership or Corporation name is required on line 8. Enter an partner's or officer's name on line 9. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items 6,7,8  --  Enter the exact name in which the Units are to be held.

Items 9,10   --  Complete information as required.

Item 11      --  The investor(s) (except current Limited Partners in the
                 Partnership other than residents of Maine or Michigan) must execute the Subscription Agreement and Power of Attorney Signature Page (Item 11, Page SA-6) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 11.

Item 12      --  Financial Consultants must complete the information required.


    The Specimen Copy of the Subscription Agreement and Power of Attorney
         Signature Page (Pages SA-3 and SA-4) should not be executed.


Instructions to Financial Consultants:

     The executed Subscription Agreement and Power of Attorney Signature
                  Page must be retained in the Branch Office.

                 Reconfirmations (i.e., Subscription Agreement and Power of Attorney Signature Pages executed by Financial Consultants) or another form of written reconfirmation approved by the Branch Office regarding the continuing suitability of existing Limited Partners subscribing for additional Units must also be retained in the Branch Office.


                                    SA-(ii)

                         ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

                                --------------

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                                --------------

                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

ML Principal Protection L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters
Sixth Floor
South Tower
World Financial Center
New York, New York 10080-6106

Dear Sirs:

                 1. Subscription for Units. I hereby subscribe for the number of limited partnership units ("Units") in ML Principal Protection L.P. (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto; a minimum of 50 Units ($5,000) must be purchased -- 10 Units if I am an existing Limited Partner; any greater number of whole Units may be purchased. The purchase price is $100 per Unit-- $97 per Unit if I am an officer or employee of Merrill Lynch & Co., Inc. or any of its affiliates. The terms of the offering of the Units are described in the Prospectus of the Fund dated November __, 1996, together with the accompanying Prospectus Supplement and summary financial information relating to the Fund current within 60 days (collectively, the "Prospectus," as the same may be from time to time amended). Units are continuously offered during each calendar quarter, but generally are sold only as of the beginning of the immediately following calendar quarter (until such time as offering is discontinued). Concurrently with or prior to the delivery of this Subscription Agreement and Power of Attorney, I have authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Agent") to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units. Such settlement date will not be more than five business days after the purchase date for any Units, which will occur as of the first day of the calendar quarter immediately following the quarter during which the subscription is accepted. My Merrill Lynch Financial Consultant will inform me of such settlement date, on which my account will be debited and the amount so debited transmitted, in the form of a Selling Agent check or wire transfer, directly to the Escrow Agent for the Fund pending investment in the Units, as described in the Prospectus. Merrill Lynch Investment Partners Inc. ("MLIP"), the General Partner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units (10 Units if I am an existing Limited Partner). All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

        Foreign persons and entities which are not otherwise subject to U.S. federal income tax may not invest in the Fund.

                 2. Representations and Warranties of Subscriber. I have received the Prospectus together with a current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit C -- Subscription Requirements in the Prospectus, including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles), annual income and readily marketable assets.

                 3. Power of Attorney. In connection with my subscription for Units, I do hereby irrevocably constitute and appoint MLIP, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by MLIP to carry out fully the provisions of the Limited Partnership Agreement of the Fund, including, without limitation, by executing said Limited Partnership Agreement itself, and by effecting all amendments permitted by the terms thereof. I acknowledge that the other investors in the Fund are relying on MLIP's authority to act pursuant to the Power of Attorney granted hereby. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

                 4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                                                                                                            SPECIMEN
------------------------------------------------------------------------------------------------------------------------------------
 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_] Branch Wire Code   [_][_][_]
------------------------------------------------------------------------------------------------------------------------------------

                         ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   Please print or type. Use BLACK Ink only and only one character per box. The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated
        , 1996, and the accompanying Prospectus Supplement as well as summary financial information current within 60 calendar days, including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
  1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
  3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
  4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2[_][_][_][_][_][_][_][_]                3[_][_][_][_][_][_][_][_][_][_]          4[_][_][_] - [_][_][_][_][_]
  Number of Units (minimum 50 Units;       Total $ Amount (No. of Units X               Merrill Lynch Account #
  10 Units for existing Limited Partners   $100; $97 for Merrill Lynch officers
  subscribing for additional Units)        and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

  Limited Partner Name
 6[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

  Joint Partner Name
 7[_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
  First Name                                            M.I.  Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)


   [_]  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                                     SA-3

                                                                  EXECUTION COPY
________________________________________________________________________________
________________________________________________________________________________


                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
--------------------------------------------------------------------------------
 11                           FOR USE BY INVESTOR

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of

  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------

 EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE
 PROSPECTUS DATED        , 1996, THE PROSPECTUS SUPPLEMENT AND SUMMARY
 FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 12                      FINANCIAL CONSULTANT MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
--------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]

                                                                                                                     EXECUTION COPY
------------------------------------------------------------------------------------------------------------------------------------
 1 Financial Consultant [_][_][_][_][_][_][_][_][_][_][_][_]  [_]  [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]  [_][_][_][_][_][_]
   Name                 First                                 M.I. Last                                           Sub. Order Ref. #

   Financial Consultant
   Phone Number         [_][_][_] - [_][_][_] - [_][_][_][_]  Financial Consultant Number  [_][_][_][_] Branch Wire Code   [_][_][_]
------------------------------------------------------------------------------------------------------------------------------------

                         ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS
          SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX. The investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units in ML Principal Protection L.P. and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of $100 per Unit or $97 per Unit for officers and employees of Merrill Lynch & Co., Inc. and its affiliates.

   The named investor acknowledges receipt of the Prospectus of the Fund dated
        , 1996, and the accompanying Prospectus Supplement as well as summary financial information current within 60 calendar days, including the Third Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

   If the subscriber is a participant in a Merrill Lynch sponsored IRA, Basic(TM) or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:
   1. An amount at least equal to the purchase price for the Units is in an IRA, Basic(TM) or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
   2. The minimum value of all securities and funds in such IRA, Basic(TM) or SEP account is $10,000;
   3. The minimum subscription is 50 Units and the amount of this subscription is no more than 50% of the value of the IRA, Basic(TM) or SEP account on the subscription date; and
   4. Each separate IRA, Basic(TM) or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

 2 [_][_][_][_][_][_][_]                   3 [_][_][_][_][_][_][_][_][_]           4 [_][_][_] - [_][_][_][_][_]
   Number of Units (minimum 50 Units;        Total $ Amount (No. of Units X            Merrill Lynch Account #
   10 Units for existing Limited Partners    $100; $97 for Merrill Lynch officers
   subscribing for additional Units)         and employees)

              5 [_][_][_] - [_][_] - [_][_][_][_]               [_][_] - [_][_][_][_][_][_][_]
                Social Security Number                  or      Taxpayer ID Number

   Limited Partner Name
 6 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   First Name                                            M.I.   Last Name

   Joint Partner Name
 7 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_]    [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   First Name                                            M.I.   Last Name

   Partnership, Corporate or Trust Limited Partner Name
 8 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
 9 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Additional Information
10 [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Residence Address of Limited Partner (P.O. Box Numbers are Not Acceptable For Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]   [_][_][_][_][_][_][_][_][_][_]
   Bldg. No.         City                                                           State    Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]      [_][_][_][_][_]
   Street Number        Street Name                                                                      Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)


   [_]  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, if Not Merrill Lynch
   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]

   Mailing Address of Custodian, Other Than Merrill Lynch
   [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_][_][_][_]
   Street Number        Street Name                                                                   Apt. Number

   [_][_][_][_][_]      [_][_][_][_][_][_]   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]   [_][_]
   Bldg. No.            P.O. Box No.         City                                                     State
                                                                                                      [_][_][_][_][_][_][_][_][_][_]
                                                                                                      Zip Code

   [_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_][_]
   Country (If Other Than U.S.A.)

                                     SA-5

                                                                  EXECUTION COPY
________________________________________________________________________________
________________________________________________________________________________


                          ML PRINCIPAL PROTECTION L.P.

                           LIMITED PARTNERSHIP UNITS

    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (continued)
--------------------------------------------------------------------------------
 11                           For Use By Investor

 X                                         X
  --------------------------------           -----------------------------------
  Signature of Investor   Date               Signature of Joint       Date
                                             Investor (if any)


  (   )    -                                 Subscription for the series of
  --------------------------------           Units to be sold as of

  Telephone Number of Investor
                                                                   [insert date]
                                             ----------------------

 Executing and delivering this Subscription Agreement and Power of Attorney Signature Page shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934. I acknowledge that I have received, in addition to the
 Prospectus dated        , 1996, the Prospectus Supplement and summary
 financial information relating to the Fund current within 60 calendar days.

 I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:
 [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 12                      Financial Consultant MUST SIGN

 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

 The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

 X
  --------------------------------------------------------------------------
  Financial Consultant Signature                                 Date

 Office Manager approval of Merrill Lynch sponsored retirement account purchases.

 X
  --------------------------------------------------------------------------
  Office Manager Signature                                       Date
--------------------------------------------------------------------------------

FOR OFFICE    DATE RECEIVED      COUNTRY CODE  ADDITIONAL ORDER  CONTROL NUMBER
USE ONLY      [_][_][_][_][_][_]    [_][_]           [_]         [_][_][_][_][_]

                                    PART II

                    Information Not Required in Prospectus

Item 13.     Other Expenses of Issuance and Distribution.

             MLIP advanced all initial organization and offering costs (for a total of $239,100), as described in the Prospectus, for which it is being reimbursed by the Registrant in 36 equal monthly installments. MLIP will pay the costs associated with this updating of the Prospectus and this Amendment No. 3 to the Registration Statement. The following is an estimate of such costs:

                                                                  Approximate
                                                                     Amount
                                                                  -----------

Securities and Exchange Commission Registration Fee............   $  8,621*
National Association of Securities Dealers, Inc. Filing Fee....      3,000*
Printing Expenses..............................................    125,000
Fees of Certified Public Accountants...........................     50,000
Blue Sky Expenses (Excluding Legal Fees).......................     10,000
Fees of Counsel................................................    100,000
Escrow Fees....................................................     20,000
Miscellaneous Offering Costs...................................     33,379
                                                                  --------
   Total.......................................................   $350,000
                                                                  ========

-------------------
*Fees marked with an asterisk are exact.

                             --------------------

Item 14.     Indemnification of Directors and Officers.

             Section 16 of the Third Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner, certain of its affiliates and certain of its directors, officers and controlling persons by the Registrant in certain circumstances for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct.

             In the Selling Agreement, each Trading Advisor has agreed to indemnify each person who controls MLIP within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of MLIP against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to such Trading Advisor or any principal of such Trading Advisor or their operations, trading systems, methods or performance, which was made in this Registration Statement, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by such Trading Advisor for inclusion therein.

Item 15.     Recent Sales of Unregistered Securities.

             None.

Item 16.     Exhibits and Financial Statement Schedules.

             The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

             (a)   Exhibits.

             The following exhibits are filed herewith.

                    Exhibit
                    Number        Description of Document
                    -------       -----------------------
                    3.02(ii)      Third Amended and Restated Limited Partnership Agreement of the Partnership
                   (Amended)      (included as Exhibit A to the Prospectus).

                      5.01        Opinion of Sidley & Austin relating to the legality of the Units.

                      8.01        Opinion of Sidley & Austin with respect to federal income tax consequences.

                      10.06       Form of Subscription Agreement and Power of Attorney (included as
                    (Amended)     Exhibit D to the Prospectus).

                      23.08       Consent of Sidley & Austin (contained in their opinion in Exhibit
                                  5.01).

                      23.09       Consent of Deloitte & Touche.

             The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed with Amendment No. 2 to Registrant's Registration Statement on Form S-1 filed with the Commission on October 28, 1996 (Reg. No. 333-7593) which also constituted Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-73914).

                      27.02       Financial Data Schedule.

             The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to Registrant's Registration Statement on Form S-1 filed with the Commission on August 27, 1996 (Reg. No. 333-7593) which also constituted Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-73914).


                    Exhibit
                    Number        Description of Document
                    -------       -----------------------
                     1.01         Form of Selling Agreement among the Partnership, the Trading Partnership, the
                   (Amended)      General Partner, Merrill Lynch Futures, the Selling Agent and the Trading
                                  Advisors.

                     1.02         Form of Amendment to the Selling Agreement among the Partnership, the Trading
                                  Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent and each additional Trading Advisor.

                    3.02(ii)      Third Amended and Restated Limited Partnership Agreement of the Partnership
                   (Amended)      (included as Exhibit A to the Prospectus).

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Registrant's Registration Statement on Form S-1, as filed with the Commission on July 3, 1996 (Reg. No. 333-7593) which also constituted Post-Effective Amendment No. 5 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-73914).


                    Exhibit
                    Number        Description of Document
                    -------       -----------------------
                    3.01(i)       Amended and Restated Certificate of Limited Partnership of the Partnership.

                    3.02(i)       Amended and Restated Certificate of Limited Partnership of the Trading
                                  Partnership.

                    3.03(ii)      Second Amended and Restated Limited Partnership Agreement of the Trading
                                  Partnership.

                    5.01(a)       Opinion of Sidley & Austin relating to the legality of the Units.

                    5.01(b)       Opinion of Richards, Layton & Finger relating to the legality of the Units.

                     8.01         Opinion of Sidley & Austin with respect to federal income tax consequences.

                    10.01         Form of Advisory Agreement among the Partnership, Trading Partnership, the
                                  General Partner and each Trading Advisor.

                    10.02         Form of Consulting Agreement between Merrill Lynch Futures and each Trading
                                  Advisor.

                    10.03         Form of Customer Agreement between the Trading Partnership and Merrill Lynch
                                  Futures.

                    10.04         Form of Escrow Agreement among the Partnership, the Escrow Agent, the Selling
                                  Agent and the General Partner.

                    10.05         Merrill Lynch & Co., Inc. Guarantee Agreement (included as Exhibit B to the
                                  Prospectus).

                    10.06         Form of Subscription Agreement and Power of Attorney (included as Exhibit D to the Prospectus).

                    10.07         Foreign Exchange Desk Service Agreement with Amendment adding the Trading
                                  Partnership as a party thereto.

                    10.08         Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the
                                  Trading Partnership and MLAM.

                    10.09(a)      Note from Merrill Lynch Futures Inc. to the Trading Partnership.

                    10.09(b)      Note from Merrill Lynch, Pierce, Fenner & Smith Incorporated to the Partnership.

                    10.10         Minimum Net Asset Value per Unit undertaking of the General Partner.

                    10.11         Form of Custody Agreement between Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated and the Partnership.

                    23.01         Consent of Sidley & Austin.

                    23.03         Consent of Richards, Layton & Finger (included in exhibit 5.01(b)).

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1, as filed with the Commission on April 4, 1996 (Reg. No. 33-73914).


                    Exhibit
                    Number        Description of Document
                    -------       -----------------------

                     23.12        Consent of Deloitte & Touche LLP.

                           -------------------------

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-1, as filed with the Commission and which became effective on January 25, 1996.


                    Exhibit
                    Number        Description of Document
                    -------       -----------------------
                     1.01         Amendment No. 4 to the Selling Agreement among the Partnership, the Trading
                                  Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent and
                                  AIB Investment Managers Limited.

                   3.05(ii)       Second Amended and Restated Limited Partnership Agreement of the Partnership
                  (Amended)       (included as Exhibit A to the Prospectus).

                    10.12         Subscription Agreement and Power of Attorney (included as Exhibit D to the
                  (Amended)       Prospectus).

                    23.11         Consent of Deloitte & Touche LLP.

     The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 3 (Second Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the Commission on December 8, 1995:


                    Exhibit
                    Number        Description of Document
                    -------       -----------------------
                     1.01         Amendment No. 2 to the Selling Agreement among the Partnership, the Trading
                                  Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, and
                                  the Advisors amending certain provisions thereof; and

                                  Amendment No. 3 to the Selling Agreement among the Partnership, the Trading
                                  Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent, and
                                  Millburn Ridgefield Corporation.

                     1.02         Form of Assignment of Selling Agreement.

                     3.03(i)      Amended and Restated Certificate of Limited Partnership of the Partnership.

                     3.04(i)      Amended and Restated Certificate of Limited Partnership of the Trading
                                  Partnership.

                     3.06(ii)     Amendment to the Limited Partnership Agreement of the Trading Partnership.

                     5.01(a)      Opinion of Sidley & Austin relating to the legality of the Units.

                   5.01(b)        Opinion of Richards, Layton & Finger relating to the legality of the Units.

                   8.01           Opinion of Sidley & Austin with respect to federal income tax consequences.

                  10.10           Form of Assignment of Advisory Agreement.

                  10.11           Form of Assignment of Consulting Agreement.

                  10.13           Amendment No. 1 to the Customer Agreement.

                  23.08           Consent of Sidley & Austin.

                  23.10           Consent of Richards, Layton & Finger (contained in their opinion in Exhibit
                                  5.01(b)).

                      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 2 (First Post-Effective) to the Registrant's Registration Statement on Form S-1, as filed with the commission on March 24, 1995 and which became effective on April 20, 1995:


                   1.01           Amendment No. 1 to the Selling Agreement among the Partnership, the Trading
                                  Partnership, the General Partner, Merrill Lynch Futures, the Selling Agent,
                                  Emcor Eurocurrency Management Corporation and Trendstat Capital
                                  Management, Inc.

                  10.09           Custody Agreement among the Partnership and Merrill Lynch, Pierce, Fenner &
                                  Smith Incorporated.

                      The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1, as filed with the Commission on June 14, 1994 and which became effective on July 14, 1994:


                    Exhibit
                    Number        Description of Document
                    -------       -----------------------

                    1.01          Selling Agreement among the Partnership, the Trading Partnership, the General
                  (Amended)       Partner, Merrill Lynch Futures, the Selling Agent and the Trading Advisors.

                    3.03(ii)      Limited Partnership Agreement of the Trading Partnership dated May 26, 1994.

                    3.04(ii)      Form of Amended and Restated Limited Partnership Agreement of the Trading
                                  Partnership.

                   10.01          Form of Advisory Agreement among the Partnership, the Trading Partnership, MLFIP
                  (Amended)       and each Trading Advisor.

                   10.02          Form of Consulting Agreement between Merrill Lynch Futures and each Trading
                  (Amended)       Advisor.

                   10.03          Form of Customer Agreement between the Trading Partnership and Merrill
                  (Amended)       Lynch Futures.

                   10.04          Form of Escrow Agreement among the Partnership, the Escrow Agent, the Selling
                  (Amended)       Agent and MLFIP.

                   10.05          Merrill Lynch & Co., Inc. Guarantee Agreement (included as Exhibit B to the
                  (Amended)       Prospectus).

                   10.07          Foreign Exchange Desk Service Agreement with Amendment adding the Trading
                  (Amended)       Partnership as a party thereto.

                  10.08           Investment Advisory Contract among Merrill Lynch Futures, the Partnership, the
                                  Trading Partnership and MLAM.

                  (b)   Financial Statement Schedules.

                  No Financial Schedules are required to be filed herewith.

         Item 17.          Undertakings.

                  (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York in the State of New York on the 25th day of November, 1996.

                                   ML PRINCIPAL PROTECTION L.P.

                                   By:  Merrill Lynch Investment Partners Inc.
                                    General Partner

                                   By        JOHN R. FRAWLEY, JR.
                                      -----------------------------------------
                                              John R. Frawley, Jr.
                                      President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.

          Signature                Title With Registrant            Date
          ---------                ---------------------            ----

    JOHN R. FRAWLEY, JR.     President, Chief Executive        November 25, 1996
--------------------------      Officer and Director
    John R. Frawley, Jr.        (Principal Executive Officer)

    JAMES M. BERNARD         Chief Financial Officer,          November 25, 1996
--------------------------      Treasurer and Senior
    James M. Bernard            Vice-President
                                (Principal Financial and
                                Accounting Officer)

     ALLEN N. JONES          Director                          November 25, 1996
--------------------------
     Allen N. Jones

          (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)

MERRILL LYNCH INVESTMENT        General Partner of Registrant  November 25, 1996
     PARTNERS INC.

By   JOHN R. FRAWLEY, JR.
  --------------------------
     John R. Frawley, Jr.
     President and Chief
     Executive Officer

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Co-Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York in the State of New York on the 25th day of November, 1996.

                                   ML PRINCIPAL PROTECTION TRADING L.P.

                                   By:  Merrill Lynch Investment Partners Inc.
                                                 General Partner

                                   By        JOHN R. FRAWLEY, JR.
                                      -----------------------------------------
                                              John R. Frawley, Jr.
                                      President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Co-Registrant in the capacities and on the date indicated.

          Signature                Title With Registrant            Date
          ---------                ---------------------            ----

    JOHN R. FRAWLEY, JR.     President, Chief Executive        November 25, 1996
--------------------------      Officer and Director
    John R. Frawley, Jr.        (Principal Executive Officer)

    JAMES M. BERNARD         Chief Financial Officer,          November 25, 1996
--------------------------      Treasurer and Senior
    James M. Bernard            Vice-President
                                (Principal Financial and
                                Accounting Officer)

     ALLEN N. JONES          Director                          November 25, 1996
--------------------------
     Allen N. Jones

          (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)

MERRILL LYNCH INVESTMENT     General Partner of Co-Registrant  November 25, 1996
     PARTNERS INC.

By   JOHN R. FRAWLEY, JR.
  --------------------------
     John R. Frawley, Jr.
     President and Chief
     Executive Officer

As filed with the Securities and Exchange Commission on November 26, 1996

                                                       Registration No. 333-7593
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   --------

                                   EXHIBITS

                                      To
                                Amendment No. 3
                                      To
                                   FORM S-1

                            REGISTRATION STATEMENT

                                     Under

                          The Securities Act of 1933


                                 -------------


                         ML PRINCIPAL PROTECTION L.P.
                 (formerly, ML Principal Protection Plus L.P.)

                     ML PRINCIPAL PROTECTION TRADING L.P.
             (formerly, ML Principal Protection Plus Trading L.P.)
                           (Rule 140 Co-Registrant)

================================================================================

                         ML PRINCIPAL PROTECTION L.P.
                     ML PRINCIPAL PROTECTION TRADING L.P.

                                 EXHIBIT INDEX

Exhibit
Number        Description of Document
-------       -----------------------

3.02(ii)      Third Amended and Restated Limited Partnership Agreement of the
(Amended)     Partnership (included as Exhibit A to the Prospectus).

  5.01        Opinion of Sidley & Austin relating to the legality of the Units.

  8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

  10.06       Form of Subscription Agreement and Power of Attorney (included as
(Amended)     Exhibit D to the Prospectus).

  23.08       Consent of Sidley & Austin (contained in their opinion in Exhibit
              5.01).

  23.09       Consent of Deloitte & Touche.